As filed with the Securities and Exchange Commission on December 14, 2022

                                                                                                                                                                                                                    Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TPCO Holding Corp.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	0100	98-1566338
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. Employer
incorporation or organization)	classification code number)	Identification Number)

1550 Leigh Avenue

San Jose, California 95125

Telephone: (669 279-5390)

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Troy Datcher

Chief Executive Officer

1550 Leigh Avenue

San Jose, California 95125

Telephone: (669 279-5390)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Barry A. Brooks, Esq.

Keith D. Pisani, Esq.

200 Park Avenue

New York, NY 10166

Telephone: (212) 318-6800

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION — DATED DECEMBER 14, 2022

PRELIMINARY PROSPECTUS

 TPCO Holding Corp.

24,323,162 Common Shares

__________________

This prospectus relates to the offer and sale from time to time of up to 24,323,162 of our common shares (the "Common Shares") by the selling shareholders listed in the section of this prospectus entitled “Selling Shareholders,” or the Selling Shareholders. The Common Shares were or will be issued to the Selling Shareholders pursuant an Agreement and Plan of Merger and a related Exchange Agreement, each dated as of November 14, 2022, pursuant to which TPCO Holding Corp. acquired Coastal Holding Company, LLC, a retail dispensary license holder and operator founded in Santa Barbara in 2018.

Our registration of the Common Shares covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the Common Shares. The Selling Shareholders may sell the Common Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Shareholders, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 129 of this prospectus. We will not receive any of the proceeds from the Common Shares sold by the Selling Shareholders.

You should read this prospectus carefully before you invest.

Our Common Shares are listed on the Neo Exchange Inc. (the “Neo Exchange”) under the trading symbols “GRAM”. The Common Shares also trade-over-the counter in the United States on the OTCQX Best Market tier of the electronic over-the-counter marketplace operated by OTC Markets Group Inc. (the “OTCQX”) under the trading symbols “GRAMF”. On December 13, 2022, the last reported sales price for our Common Shares on the Neo Exchange was C$0.250 per share and the last reported sales price for our Common Shares on the OTCQX was $0.178.

We are an emerging growth company and a smaller reporting company under federal securities laws and are subject to reduced public company reporting requirements for this prospectus and our future filings.

Investing in our Common Shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December       , 2022

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ABOUT THIS PROSPECTUS

Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus or post-effective amendment to the registration statement.

Unless otherwise noted or the context indicates otherwise, in this prospectus, references to the “Company”, “TPCO,” “The Parent Company”, “we”, “us” and “our” refer to TPCO Holding Corp. and its subsidiaries.

All currency amounts in this Registration Statement are stated in United States dollars, unless otherwise noted. All references to “dollars” or “$” are to United States dollars and all references to “C$” are to Canadian dollars.

References in this prospectus to our websites or the websites of others does not constitute incorporation by reference of the information contained on or available through the such websites, and you should not consider such information to be a part of this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus contains certain information that may constitute forward-looking information and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under Canadian securities laws (collectively, “Forward-Looking Statements”), which are based upon the Company’s current internal expectations, estimates, projections, assumptions and beliefs. Such statements can be identified by the use of forward-looking terminology such as “expect”, “likely”, “may”, “will”, “should”, “intend”, “anticipate”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-Looking Statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Forward-Looking Statements in this prospectus include, but are not limited to, statements with respect to:

•	our future performance of the Company’s business and operations;

•	our expectations regarding revenues, expenses, liquidity and anticipated cash needs, including our ability to grow revenue and reach long-term profitability;

•	expectations regarding and our ability to reduce our operating expenses and cash burn rate, including the expected cost savings from actions taken to date;

•	expected future sources of financing;

•

the expected future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, including operations and plans, new revenue streams and cultivation and licensing assets;

•	the implementation and effectiveness of our distribution platform, including the expected impact of the Company’s agreement to transition its wholesale distribution to Nabis;

•	expectations with respect to future production costs and savings from the outsourcing of the manufacturing of our products;

•	the expected efficiencies in our delivery operations resulting from changes to California’s cannabis delivery regulations to increase the allowed delivery “case pack value” limit;

•	the competitive conditions of the industry;

•	laws and regulations and any amendments thereto applicable to our business and the impact thereof;

•	our competitive advantages and the effectiveness of our business strategies;

•	the application for additional licenses and the grant of licenses or renewals of existing licenses that have been applied for;

•	Our future product offerings;

•	the anticipated future gross margins of resulting from our operations;

•	the Company’s ability to source and operate facilities in the United States;

•	the Company’s ability to source select investment opportunities and complete future targeted acquisitions, the ability to finance any such acquisitions, and the expected impact thereof;

•	expansion into additional U.S. states, including the expansion of the distribution our products to the State of Maryland through our licensing agreement with Curio Wellness ("Curio");

•	expectations of market size and growth in the United States and the states in which the Company operates or contemplates future operations;

•	expectations for regulatory and/or competitive factors related to the cannabis industry generally; and

•	general economic trends.

Forward-looking statements are not guarantees of future performance, and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section entitled, “Risk Factors” below. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law. The Forward-Looking Statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement.

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SUMMARY

Overview

We are a consumer-focused cannabis company based in the United States focused on the recreational and wellness markets. Our high quality integrated seed-to-sale operations in California are focused on building winning brands supported by our direct-to-consumer ecosystem. Our platform was designed to create the most socially responsible and culturally impactful company in the United States, producing consistent, well-priced products and culturally relevant brands that are distributed to third-party retailers as well as direct-to-consumer via our delivery service and strategically located storefront retail locations across California. A full portfolio of products and brands that appeal to a broad range of user groups, need-states and occasions, offered at many price points, and with various brand value propositions, are produced at a high caliber of quality. We believe our delivery and storefront retail outlets will allow us to achieve high gross-margins on many of our products, forge one-on-one relationships between our brands and consumers and collect proprietary consumer data and insights.

We derive a substantial portion of our revenues from state legalized: (i) cannabis, and products containing cannabis, used by someone 21 or older that is not a medical cannabis patient (where use may include inhalation, consumption, or application) (“Adult-Use Cannabis”) and (ii) to a lesser extent, cannabis and products containing cannabis used by medical cannabis patients in accordance with applicable state law, but for which no drug approval has been granted by the United States Food and Drug Administration (where use may include inhalation, consumption, or application) (“Medical-Use Cannabis”) ((i) and (ii) collectively “Regulated Cannabis”). The Regulated Cannabis industry is illegal under U.S. Federal Law. We are directly involved (through our licensed subsidiaries) in both the Adult-Use Cannabis and Medical-Use Cannabis industry in the State of California, which has legalized and regulated such industries.

Corporate History

We were incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) on June 17, 2019 under the name Subversive Capital Acquisition Corp. (“SCAC”) as a special purpose acquisition corporation for the purpose of effecting an acquisition of one or more businesses or assets, by way of a merger, amalgamation, arrangement, share exchange, asset acquisition, share purchase, reorganization or any other similar business combination.

On November 24, 2020, we announced that we had entered into definitive transaction agreements to acquire all of the equity of each of CMG Partners, Inc. (“Caliva”) and Left Coast Ventures, Inc. (“LCV”). The acquisition of Caliva and LCV constituted our qualifying transaction (the “Qualifying Transaction”). The Qualifying Transaction was completed on January 15, 2021, at which point each of Caliva and LCV became our wholly-owned subsidiaries. In connection with the closing of the Qualifying Transaction, we amended our Articles to change our name to “TPCO Holding Corp.”

Concurrent with the completion of the Qualifying Transaction, LCV acquired SISU Extraction, LLC (“SISU”) pursuant to an agreement and plan of merger dated November 24, 2020. As discussed below, SISU was sold on October 31, 2022.

On January 19, 2021, we acquired all of the outstanding equity interests of OG Enterprises Branding, Inc. (“OGE”) not held by us and Caliva pursuant to an agreement among us, Caliva, OGE, SC Branding, LLC and SC Vessel 1, LLC dated November 24, 2020 (the “OGE Agreement”).

Summary Risk Factors

Our business is subject to a number of risks and uncertainties of which you should be aware before making a decision to invest in our Common Shares. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary; and other risks we face, can be found below under the heading “Risk Factors” and should be carefully considered, together with other information in this Annual Report and our other filings with the SEC, before making a decision to invest in our Common Shares. These risks include, among others, the following:

•	Cannabis continues to be a controlled substance under the United States Controlled Substances Act.
•	The approach to the enforcement of Regulated Cannabis laws may be subject to change or may not proceed as previously outlined.
•	We may be subject to applicable anti-money laundering laws and regulations.
•	We may have difficulty accessing the services of banks, which may make it difficult to operate our business.
•	We may have difficulty accessing public and private capital.
•	We may be subject to the risks associated with governmental approvals, permits and compliance with applicable laws.
•	There may be difficulty with enforceability of contracts.
•	Certain jurisdictions currently prohibit public company ownership of cannabis businesses.
•	Political uncertainty may have an adverse impact on our operating performance and results of operations.
•	Significant failure or deterioration of our quality control systems may adversely impact us.
•	We face competition from the illegal cannabis market.
•	We may be subject to product liability claims.
•	Controversy surrounding vaporizers and vaporizer products may materially and adversely affect the market for vaporizer products and expose us to litigation and additional regulation.
•	We may be subject to environmental regulations and risks.
•	We are reliant on our management team.
•	Limited market for our securities.
•	Potential future sales of shares could adversely affect prevailing market prices for the Common Shares.
•	If we fail to comply with the rules under Sarbanes-Oxley related to accounting controls in the future, or, if we discover further material weaknesses or other deficiencies in our internal control over financial reporting or we fail to maintain effective disclosure controls and procedures, our stock price could decline significantly and raising capital could be more difficult.
•	We may not be able to achieve sustainable revenues and profitable operations.
•	Risks associated with recent or future acquisitions.
•	Competition in the cannabis industry is intense and increased competition by larger and better-financed competitors could materially and adversely affect our business, financial condition and results of operations.
•	The cannabis industry is difficult to forecast.
•	We may be subject to the risk of litigation.
•	We may be subject to risks related to information technology systems, including cyberattacks.
•	The current outbreak of the novel Coronavirus (“COVID-19”) or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact or cause disruption to our operations, performance, financial condition, results of operations and cash flows.
•	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, the Common Share trading price and volume could decline.
•	The market price of the Common Shares may be highly volatile.
•	We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on the financial condition, results of operations and Common Share price, which could cause investors to lose some or all of their investment.

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RISK FACTORS

An investment in us involves a number of risks. In addition to the other information contained in this prospectus, investors should give careful consideration to the following risk factors. Any of the matters highlighted in these risk factors could adversely affect our business and financial condition, causing an investor to lose all, or part of, its, his or her investment. The risks and uncertainties described below are those we currently believe to be material, but they are not the only ones we face. If any of the following risks, or any other risks and uncertainties that we have not yet identified or that we currently consider not to be material, actually occur or become material risks, our business, prospects, financial condition, results of operations and cash flows and consequently the price of our securities could be materially and adversely affected.

Risks Related to the Industry and Our Business

Cannabis continues to be a controlled substance under the United States Controlled Substances Act.

Our primary activity is the sale of Adult-Use Cannabis pursuant to California law. However, this activity is not in compliance with the United States Controlled Substances Act (the “CSA”). In addition to federal regulation, cannabis is also regulated at the state level in the United States. To our knowledge, as of September 30, 2022, there are a total of 38 states, plus the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands and the Northern Mariana Islands that have legalized or decriminalized cannabis in some form (including hemp). Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis and delta-9 tetrahydrocannabinol ("THC") continue to be categorized as controlled substances under the CSA and as such, violate federal law in the United States.

The United States Congress has passed appropriations bills in recent years that have not appropriated funds for prosecution of cannabis offenses of individuals who are in compliance with state medical cannabis laws. American courts have construed these appropriations bills to prevent the U.S. federal government from prosecuting individuals when those individuals comply with state law relating to approved medical uses. However, because this conduct continues to violate U.S. federal law, American courts have observed that should Congress at any time choose to appropriate funds to fully prosecute the CSA, any individual or business – even those that have fully complied with state law – could be prosecuted for violations of U.S. federal law. And if Congress restores funding, the government will have the authority to prosecute individuals for violations of the law that took place before received funding under the CSA’s five-year statute of limitations.

Violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the U.S. federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on us, including our reputation and ability to conduct business, our holding (directly or indirectly) of cannabis licenses in the United States, the listing of our securities on the Exchange or other applicable exchanges, our financial position, operating results, profitability or liquidity or the market price of our Common Shares. In addition, it is difficult to estimate the time or resources that would be needed for the investigation of any such matters or our final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

2

The approach to the enforcement of Regulated Cannabis laws may be subject to change or may not proceed as previously outlined.

As a result of the conflicting views between states and the federal government regarding cannabis, investments in Regulated Cannabis businesses in the United States are subject to inconsistent legislation and regulation. The response to this inconsistency was addressed on August 29, 2013 when then Deputy Attorney General, James Cole, authored the 2013 Cole Memorandum (the "2013 Cole Memorandum") addressed to all United States district attorneys acknowledging that notwithstanding the designation of cannabis as a controlled substance at the federal level in the United States, several U.S. states have enacted laws relating to cannabis for medical purposes.

The 2013 Cole Memorandum outlined certain priorities for the DOJ relating to the prosecution of cannabis offenses. In particular, the 2013 Cole Memorandum noted that in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale and possession of Regulated Cannabis, conduct in compliance with those laws and regulations is less likely to be a priority at the federal level. Notably, however, the DOJ has never provided specific guidelines for what regulatory and enforcement systems it deems sufficient under the 2013 Cole Memorandum standard.

In light of limited investigative and prosecutorial resources, the 2013 Cole Memorandum concluded that the DOJ should be focused on addressing only the most significant threats related to cannabis. States where Medical-Use Cannabis had been legalized were not characterized as a high priority. In March 2017, then newly appointed Attorney General Jeff Sessions again noted limited federal resources and acknowledged that much of the 2013 Cole Memorandum had merit; however, he disagreed that it had been implemented effectively and, on January 4, 2018, Attorney General Jeff Sessions authored the Sessions Memorandum, which rescinded all “previous nationwide guidance specific to marijuana enforcement,” including the 2013 Cole Memorandum. The Sessions Memorandum rescinded previous nationwide guidance specific to the prosecutorial authority of United States attorneys relative to cannabis enforcement on the basis that they are unnecessary, given the well-established principles governing federal prosecution that are already in place. Those principals are included in chapter 9.27.000 of the United States Attorneys’ Manual and require federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.

As a result of the Sessions Memorandum, federal prosecutors will now be free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities despite the existence of state-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and resultantly it is uncertain how active federal prosecutors will be in relation to such activities. Furthermore, the Sessions Memorandum did not discuss the treatment of Medical-Use Cannabis by federal prosecutors.

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Former U.S. Attorney General Jeff Sessions resigned on November 7, 2018. Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, even under a Biden Administration’s DOJ or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to cannabis and THC (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law.

In recent years, certain temporary federal legislative enactments that protect the Medical-Use Cannabis and industry have also been in effect. For instance, cannabis businesses that are in strict compliance with state law receive a measure of protection from federal prosecution by operation of a temporary appropriations measures that has been enacted into law as an amendment (or “rider”) to federal spending bills passed by Congress and signed by both Presidents Obama and Trump. First adopted in the Appropriations Act of 2015, Congress has included in successive budgets since a “rider” that prohibits the DOJ from expending any funds to enforce any law that interferes with a state’s implementation of its own medical cannabis laws. The rider, discussed above, is known as the “Joyce-Blumenauer Amendment”. As of September 30, 2022, the Joyce-Blumenauer Amendment was renewed through the signing of the fiscal year 2022 omnibus bill, which extended the protections of the Amendment through December 16, 2022. The Joyce-Blumenauer Amendment may or may not be included in a subsequent omnibus appropriations package or a continuing budget resolution. As of December 2022, Congressional lawmakers are continuing negotiations over a fiscal year 2023 spending deal, to maintain government funding after December 16, 2022. Congress is likely to adopt a “Continuing Resolution” that maintains government funding through late December 2022, as it finalizes and enacts a fiscal year 2023 spending package. The current draft of the fiscal year 2023 spending package includes the Joyce-Blumenauer rider, which would be extended until fiscal year 2024.

However, should the Joyce-Blumenauer Amendment not be renewed in subsequent spending bills, there can be no assurance that the federal government will not seek to prosecute cases involving medical cannabis businesses that are otherwise compliant with State law. Such potential proceedings could involve significant restrictions being imposed upon us, while diverting the attention of executives. Such proceedings could have a material adverse effect on our business, revenues, operating results and financial condition as well as our reputation, even if such proceedings were concluded successfully in our favor.

Moreover, unless and until the U.S. Congress amends the CSA with respect to Medical-Use Cannabis and/or Adult-Use Cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law. If the U.S. federal government begins to enforce U.S. federal laws relating to Regulated Cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, our business, assets, revenues, operating results and financial condition as well as our reputation may be material adversely effected. In the extreme case, such enforcement could ultimately involve the prosecution of our key executives or the seizure of our assets.

U.S. state regulatory uncertainty may adversely impact us.

There is no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed, amended or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing state laws are repealed or curtailed, our business or operations in those states or under those laws would be materially and adversely affected. Federal actions against any individual or entity engaged in the cannabis industry or a substantial repeal of cannabis related legislation could adversely affect us, our business and our assets or investments.

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Certain U.S. states where medical and/or Adult-Use Cannabis is legal have or are considering special taxes or fees on the cannabis industry. It is uncertain at this time whether other states are in the process of reviewing such additional taxes and fees. The implementation of special taxes or fees could have a material adverse effect upon our businesses, results of operations and financial condition.

We may be subject to applicable anti-money laundering laws and regulations.

Given the nature of our business, we may be subject to a variety of laws and regulations in Canada and in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended and the rules and regulations thereunder, the Criminal Code (Canada) and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States and Canada. Banks often refuse to provide banking services to businesses involved in the U.S. cannabis industry due to the present state of the laws and regulations governing financial institutions in the United States. The lack of banking and financial services presents unique and significant challenges to businesses in the cannabis industry. The potential lack of a secure place in which to deposit and store cash, the inability to pay creditors through the issuance of cheques and the inability to secure traditional forms of operational financing, such as lines of credit, are some of the many challenges presented by the unavailability of traditional banking and financial services.

In February 2014, the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) issued a memorandum on February 14, 2014 (the “FinCEN Memorandum”), , which states that in some circumstances, it is possible for banks to provide services to cannabis related businesses without risking prosecution for violation of U.S. federal money laundering laws. It refers to supplementary guidance that Deputy Attorney General Cole issued to U.S. federal prosecutors relating to the prosecution of U.S. money laundering offenses predicated on cannabis-related violations of the CSA. It is unclear at this time whether the current administration will follow the guidelines of the FinCEN Memorandum.

In the event that any of our operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize the our ability to declare or pay dividends, affect other distributions or subsequently repatriate such funds back to Canada. Furthermore, while there are no current intentions to declare or pay dividends on the Common Shares in the foreseeable future, in the event that a determination was made that our proceeds from operations (or any future operations or investments in the United States) could reasonably be shown to constitute proceeds of crime, we may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

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FDA rulemaking related to Medical-Use Cannabis and the possible registration of facilities where Medical-Use Cannabis is grown could negatively affect the Medical-Use Cannabis industry, which would directly affect our financial condition.

Should the federal government legalize Medical-Use Cannabis, it is possible that the FDA would be tasked by Congress to regulate it under the FDCA. Additionally, the FDA may issue rules and regulations including current good manufacturing practices, or GMPs, related to the growth, cultivation, harvesting and processing of Medical-Use Cannabis. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where Medical-Use Cannabis is grown register with the FDA and comply with certain federal regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the Medical-Use Cannabis industry, including what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the regulations or registration as prescribed by the FDA, we may be unable to continue to operate our business in its current form or at all.

U.S. border officials could deny entry into the U.S. to employees of, or investors in companies with cannabis operations in the United States.

Because cannabis remains illegal under U.S. federal law, those non-U.S. citizens employed at or investing in legal and licensed cannabis companies could face detention, denial of entry or lifetime bans from the United States for their business associations with U.S. cannabis businesses. Entry of non-U.S. citizens happens at the sole discretion of the U.S. Customs and Border Protection (“CBP”) officers on duty, and these officers have wide latitude to ask questions to determine the admissibility of a foreign national.

The Government of Canada warns travelers on its website that previous use of cannabis, or any substance prohibited by U.S. federal laws, could mean denial of entry to the United States. In addition, business or financial involvement in the legal cannabis industry in the United States could also be reason enough for U.S. border guards to deny entry. On September 21, 2018, CBP released a statement outlining its current position with respect to enforcement of the laws of the United States. It stated that CBP enforcement of United States laws regarding controlled substances has not changed and because cannabis continues to be a controlled substance under United States law, working in or facilitating the proliferation of the legal cannabis industry in U.S. states where it is deemed legal may affect admissibility to the United States. As a result, CBP has affirmed that, a Canadian citizen coming to the United States for reasons related to the cannabis industry may be deemed inadmissible. While the CBP under the Biden Administration has archived its website page covering the September 21, 2018 statement, the Biden Administration has not officially rescinded the policy in question.

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We may have difficulty accessing the services of banks, which may make it difficult to operate our business.

We may have trouble accessing services of financial institutions. For example, in February 2014, FinCEN issued the FinCEN Memorandum (which is not law) that provides guidance with respect to financial institutions providing banking services to cannabis business, including burdensome due diligence expectations and reporting requirements. This guidance does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the DOJ, FinCEN or other federal regulators. Thus, most banks and other financial institutions in the United States do not appear to be comfortable providing banking services to cannabis-related businesses, or relying on this guidance, which can be amended or revoked at any time by the executive branch. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, we may have limited or no access to banking or other financial services in the United States. In addition, federal money laundering statutes and Bank Secrecy Act regulations discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it resides in permits cannabis sales. While the United States House of Representatives has passed the SAFE Banking Act, which would permit commercial banks to offer services to cannabis companies that are in compliance with state law, it remains under consideration by the Senate, and if Congress fails to pass the SAFE Banking Act, our inability, or limitations on our ability, to open or maintain bank accounts and/or obtain other banking services may make it difficult for us to operate and conduct our business as planned or to operate efficiently.

Since the use of cannabis is illegal under U.S. federal law, and in light of concerns in the banking industry regarding money laundering and other federal financial crime related to cannabis, businesses involved in the cannabis industry often have difficulty finding a bank willing to accept their business. Likewise, cannabis businesses have limited access, if any, to credit card processing services. As a result, cannabis businesses in the United States are to a significant degree cash-based. This complicates the implementation of financial controls and increases security issues.

We may have difficulty accessing public and private capital.

We expect to access public capital markets by virtue of our status as a reporting issuer in each of the provinces and territories of Canada (other than Quebec). In addition, on October 8, 2021, we became a reporting issuer under the Exchange Act, which will allow it to more easily access the U.S. public markets. However, there can be no assurances that we will be able to successfully obtain sufficient financing through such capital markets and, further, capital market uncertainty and volatility could impact our ability to obtain equity financing.

Commercial banks, private equity firms and venture capital firms have approached the cannabis industry cautiously to date. Although there has been an increase in the amount of private financing available over the last several years, there is neither a broad nor deep pool of institutional capital that is available to cannabis license holders and license applicants. There can be no assurance that private financing will be available to us when needed or on terms that are acceptable to us. Our inability to raise financing to fund capital expenditures or acquisitions could limit our growth and may have a material adverse effect upon future profitability.

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There may be a restriction on deduction of certain expenses.

Section 280E of the United States Internal Revenue Code of 1986, as amended (the “Code”) generally prohibits businesses from deducting or claiming tax credits with respect to expenses paid or incurred in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of Schedule I and II of the CSA) which is prohibited by U.S. federal law or the law of any state in which such trade or business is conducted. Section 280E currently applies to businesses operating in the cannabis industry, irrespective of whether such businesses are licensed and operating in accordance with applicable state laws. The application of Code Section 280E generally causes such businesses to pay higher effective U.S. federal income tax rates than similar businesses in other industries due to the loss of certain deductions and credits. The impact of Code Section 280E on the effective tax rate of a cannabis business generally depends on how large the ratio of non-deductible expenses is to the business’s total revenues. We expect to continue to be subject to Code Section 280E. The application of Code Section 280E to us may adversely affect our profitability and, in fact, may cause us to operate at a loss when we would otherwise have a profit. While recent legislative proposals, if enacted into law, could eliminate or diminish the application of Code Section 280E to cannabis businesses, the enactment of any such law is uncertain. Accordingly, Code Section 280E may to apply to us indefinitely.

We may lack access to U.S. bankruptcy protections.

As discussed above, cannabis is illegal under U.S. federal law. Therefore, there is a compelling argument that the federal bankruptcy courts cannot provide relief for parties who engage in Regulated Cannabis businesses. Recent bankruptcy rulings have denied bankruptcies for dispensaries upon the justification that businesses cannot violate federal law and then claim the benefits of federal bankruptcy for the same activity and upon the justification that courts cannot ask a bankruptcy trustee to take possession of, and distribute Regulated Cannabis-related assets as such action would violate the CSA. Therefore, we may not be able to seek the protection of the bankruptcy courts and this could materially affect our business or our ability to obtain credit.

Our operations in the U.S. cannabis market may be subject to heightened scrutiny by regulatory authorities.

For the reasons set forth above, our existing operations in the United States, and any future operations or investments, may become the subject of heightened scrutiny by securities regulators, stock exchanges and other authorities in Canada and the United States. As a result, we may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to invest or hold interests in other entities in the United States or any other jurisdiction, or have consequences for our stock exchange listing or Canadian reporting obligations, in addition to those described herein. See “Risk Factors—Risks Related to the Industry and Our Business – Cannabis continues to be a controlled substance under the CSA”.

For example, to date, the New York Stock Exchange and the Nasdaq Stock Market have refused to list on their exchanges securities of companies, like us, that are in the business of cultivating and selling cannabis in the United States.

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On February 8, 2018, the Canadian Securities Administrators published Staff Notice 51-352 describing the Canadian Securities Administrators’ disclosure expectations for specific risks facing issuers with cannabis-related activities in the U.S. Staff Notice 51-352 confirms that a disclosure-based approach remains appropriate for issuers with U.S. cannabis-related activities. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with U.S. cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the U.S. cannabis industry.

CDS Clearing and Depositary Services Inc. (“CDS”) is Canada’s central securities depository, clearing and settling trades in the Canadian equity, fixed income and money markets. On February 8, 2018, following discussions with the Canadian Securities Administrators and recognized Canadian securities exchanges, the TMX Group, which is the owner and operator of CDS, announced the signing of a Memorandum of Understanding (“MOU”) with the Exchange, the Canadian Securities Exchange and the Toronto Stock Exchange confirming that it relies on such exchanges to review the conduct of listed issuers. The MOU notes that securities regulation requires that the rules of each of the exchanges must not be contrary to the public interest and that the rules of each of the exchanges have been approved by the securities regulators. Pursuant to the MOU, CDS will not ban accepting deposits of or transactions for clearing and settlement of securities of issuers with cannabis-related activities in the United States.

Even though the MOU indicated that there are no plans of banning the settlement of securities of issuers with U.S. cannabis related activities through CDS, there can be no guarantee that the settlement of securities will continue in the future. If such a ban were to be implemented, it would have a material adverse effect on the ability of holders of Common Shares to make and settle trades. In particular, the Common Shares would become highly illiquid until an alternative (if available) was implemented, and investors would have no ability to effect a trade of the Common Shares through the facilities of a stock exchange.

We may be subject to the risk of civil asset forfeiture.

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property was never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

The laws and regulations affecting the cannabis industry are constantly changing.

The constant evolution of laws and regulations affecting the cannabis industry could detrimentally affect us. The our current and proposed operations are subject to a variety of local, state and federal cannabis laws and regulations relating to the manufacture, management, transportation, storage and disposal of cannabis, as well as laws and regulations relating to consumable products health and safety, the conduct of operations and the protection of the environment. These laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plans. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plans and result in a material adverse effect on certain aspects of their planned operations. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect our profitability or cause it to cease operations entirely. The cannabis industry may come under the scrutiny or further scrutiny by the FDA, the SEC, the DOJ, the Financial Industry Regulatory Authority or other federal or applicable state or non-governmental regulatory authorities or self-regulatory organizations that supervise or regulate the production, distribution, sale or use of cannabis for medical or adult-use purposes in the United States. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding the industry may adversely affect our business and operations, including without limitation, the costs to remain compliant with applicable laws and the impairment of our business or the ability to raise additional capital. In addition, we are not be able to predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

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We may be subject to the risks associated with governmental approvals, permits and compliance with applicable laws.

Government approvals and permits are currently, and may in the future be, required in connection with our operations. To the extent such approvals are required and not obtained, we may be curtailed or prohibited from our production, manufacture, and sale of Medical-Use Cannabis and Adult-Use Cannabis or from proceeding with the development of our operations as currently proposed.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage by reason of their operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

We may not be able to obtain or maintain the necessary licenses, permits, certificates, authorizations or accreditations to operate our businesses, or may only be able to do so at great cost. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the cannabis industry. Failure to comply with or to obtain the necessary licenses, permits, certificates, authorizations or accreditations could result in restrictions on our ability to operate in the cannabis industry, which could have a material adverse effect on our business, results of operations and financial condition.

Amendments to current laws, regulations and permits governing the production of medical and adult-use cannabis, or more stringent implementation thereof, could have a material adverse impact on us and cause increases in expenses, capital expenditures or production costs, or reduction in levels of production, or require abandonment or delays in development.

There may be difficulty with the enforceability of contracts.

It is a fundamental principle of law that a contract will not be enforced if it involves a violation of law or public policy. Because cannabis remains illegal in the United States at a federal level, judges in multiple U.S. states have on a number of occasions refused to enforce contracts for the repayment of money when the loan was used in connection with activities that violate federal law, even if there is no violation of state law. It is possible that we may not be able to legally enforce contracts we enter into if necessary, which means there can be no assurance that there will be a remedy for breach of contract, which would have a material adverse effect on our business, assets, revenues, operating results, financial condition and prospects. For example, at least some federal courts have dismissed lawsuits seeking to enforce contracts involving the purchase or sale of Regulated Cannabis businesses.

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The ability to grow a business with ties to cannabis operations in the United States depends on state laws pertaining to the cannabis industry.

Continued development of the Regulated Cannabis industry depends upon continued legislative authorization of cannabis at the state level. The status quo of, or progress in, the Regulated Cannabis industry is not assured and any number of factors could slow or halt further progress in this area. While there may be ample public support for legislative action permitting the manufacture and use of cannabis, numerous factors impact the legislative process. For example, many states that voted to legalize Medical-Use Cannabis and/or Adult-Use Cannabis have seen significant delays in the drafting and implementation of regulations and issuance of licenses. In addition, burdensome regulation at the state level could slow or stop further development of the Regulated Cannabis industry, such as limiting the medical conditions for which medical cannabis can be recommended by physicians for treatment, restricting the form in which medical cannabis can be consumed, imposing significant registration requirements on physicians and patients or imposing significant taxes on the growth, processing and/or retail sales of cannabis, which could have the impact of dampening growth for cannabis businesses and making it difficult for cannabis businesses to operate profitably in those states. Any one of these factors could slow or halt additional legislative authorization of medical and/or recreational-use cannabis, which could adversely affect our business prospects.

A revised statutory and regulatory framework implemented by a newly consolidated agency; cannabis tax relief under consideration in California.

In 2021, California consolidated the three state agencies licensing and regulating commercial cannabis activity in California, merging the Bureau of Cannabis Control, CalCannabis at the California Department of Food and Agriculture, and the Manufactured Cannabis Safety Branch at the Department of Public Health into a single Department of Cannabis Control (the “DCC”) effective July 1. The DCC in turn promulgated, consolidated and streamlined regulations, adopting the bulk of these on September 29, 2021.

Certain jurisdictions currently prohibit public company ownership of cannabis businesses.

Certain jurisdictions in the United States prohibit persons that are declared unqualified to hold a cannabis establishment license, which can include any publicly traded company or non-U.S. company. In such circumstances, the prohibition against the issuance of a cannabis establishment business license may not be limited to the direct licensee but extend to owners of such licensees including parent-companies. As such, a publicly-traded and/or non-U.S. company may be denied the issuance of a cannabis establishment business license in such jurisdictions which could limit our ability to expand.

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Political uncertainty may have an adverse impact on our operating performance and results of operations.

General political uncertainty may have an adverse impact on our operating performance and results of operations. In particular, the United States continues to experience significant political events that cast uncertainty on global financial and economic markets. It is presently unclear exactly what actions the Biden administration in the United States will implement beyond President Biden’s request for the Secretary of Health and Human Services and the Attorney General to initiate the administrative process to review how cannabis is scheduled under federal law, and if implemented, how these actions may impact the cannabis industry in the United States. Any actions taken by the United States administration may have a negative impact on the United States economies and on the businesses, financial conditions, results of operations and the valuation of United States cannabis companies, including us.

Risks Related to Our Products and Services

Unfavorable publicity or consumer perception may affect the success of our business.

The legal cannabis industry in the United States is at an early stage of its development. Cannabis has been, and is expected to continue to be, a regulated substance for the foreseeable future. Consumer perceptions regarding legality, morality, consumption, safety, efficacy and quality of cannabis are mixed and evolving. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question earlier research reports, findings or publicity could have a material adverse effect on the demand for cannabis and on our business, results of operations, financial condition and cash flows. Further, adverse publicity, reports or other media attention regarding cannabis in general, or associating the consumption of cannabis with illness or other negative effects or events, could have such a material adverse effect.

Public opinion and support for Medical-Use Cannabis and Adult-Use Cannabis use has traditionally been inconsistent and varies from jurisdiction to jurisdiction. While public opinion and support appears to be rising for legalizing Medical-Use Cannabis and Adult-Use Cannabis, it remains a controversial issue subject to differing opinions surrounding the level of legalization (for example, medical cannabis as opposed to legalization in general).

The ability to gain and increase market acceptance of our products may require us to establish and maintain our brand name and reputation. In order to do so, substantial expenditures on product development, strategic relationships and marketing initiatives may be required. There can be no assurance that these initiatives will be successful and their failure may have an adverse effect on us.

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Further, a shift in public opinion may also result in a significant influence over the regulation of the cannabis industry in Canada, the United States or elsewhere. A negative shift in the perception of the public with respect to cannabis in the United States or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize Adult-Use Cannabis, thereby limiting the number of new state jurisdictions into which we could expand. Any inability to fully implement our expansion strategy may have a material adverse effect on our business, financial condition and results of operations.

We face competition from the illegal cannabis market.

We face competition from illegal dispensaries and the illegal market that are unlicensed and unregulated, and that are selling cannabis and cannabis products, including products with higher concentrations of active ingredients, using flavors or other additives or engaging in advertising and promotion activities that we are not permitted to. As these illegal market participants do not comply with the regulations governing the cannabis industry, their operations may also have significantly lower costs. The illegal cannabis market within California and other markets across the United States continues to thrive. The perpetuation of the illegal market for cannabis may have a material adverse effect on our business, results of operations, as well as the perception of cannabis use.

Social media may impact our reputation.

The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views in regard to issuers and their activities, whether true or not and the cannabis industry in general, whether true or not. Negative posts or comments about us or our properties on any social networking website could damage our reputation. In addition, employees or others might disclose non-public sensitive information relating to our business through external media channels. The continuing evolution of social media will present us with new challenges and risks.

Significant failure or deterioration of our quality control systems may adversely impact us.

The quality and safety of our products are critical to the success of our business and operations. As such, it is imperative that our quality control systems operate effectively and successfully. Quality control systems can be negatively impacted by the design of the quality control systems, the quality training program, and adherence by employees to quality control guidelines. Although we strive to ensure that we and any of our service providers have implemented and adhere to high caliber quality control systems, any significant failure or deterioration of such quality control systems could have a material adverse effect on our business, financial condition, results of operations or prospects.

Service providers could suspend or withdraw service, which could adversely affect our business.

As a result of any adverse change to the approach in enforcement of U.S. cannabis laws, adverse regulatory or political changes, additional scrutiny by regulatory authorities, adverse changes in the public perception in respect of the consumption of cannabis or otherwise, third-party service providers to us could suspend or withdraw their services, which may have a material adverse effect on our business, revenues, operating results, financial condition or prospects. In this regard, on July 19, 2021, we announced the launch of an updated Caliva app available through the Apple App Store, which allows California-based consumers to make cannabis purchases through the app and to receive rewards through our integrated loyalty program, Caliva CLUB. Previously, Apple had not allowed in-app cannabis purchases on apps sold through the Apple App Store. There can be no assurance that Apple will not change its policy and determine not allow in-app cannabis purchases, which would adversely affect our business.

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We may be subject to product liability claims.

We manufacture, process and/or distribute products designed to be ingested by humans, and therefore faces an inherent risk of exposure to product liability claims, regulatory action and litigation if products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of cannabis products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of cannabis products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that the products produced by them caused injury or illness, include inadequate instructions for use, or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action could result in increased costs, could adversely affect our reputation and could have a material adverse effect on our business, results of operations and financial condition. There can be no assurances that product liability insurance will be obtained or maintained on acceptable terms or with adequate coverage against potential liabilities.

We may be subject to product recalls.

Cultivators, manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the products produced by us are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall and may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. Additionally, if one of the products produced by us were subject to recall, the image of that product and we could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for products produced by us and could have a material adverse effect on our business, results of operations and financial condition.

We are subject to risks inherent in an agricultural business.

Medical-Use Cannabis and Adult-Use Cannabis is an agricultural product. There are risks inherent in the cultivation business, such as insects, plant diseases and similar agricultural risks. Although the products are usually grown indoors or in green houses under climate-controlled conditions, with conditions monitored, there can be no assurance that natural elements will not have a material adverse effect on the production of our products and, consequentially, on our business, financial condition and operating results.

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We may be vulnerable to rising energy costs.

Cannabis growing operations consume considerable energy, making us potentially vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact our business, results of operations, financial condition or prospects.

We are reliant on key inputs.

The cannabis business is dependent on a number of key inputs and their related costs including raw materials and supplies related to growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs, including as a result of the COVID-19 pandemic or future pandemics, could materially impact our business, financial condition, results of operations or prospects. In this regard, California, which is where all the cannabis used in our products is grown save for limited out-of-state partnerships, has experienced significant droughts recent years, and may experience droughts in the future. As of December 1, 2022, the U.S. National Oceanic and Atmospheric Administration’s National Integrated Drought Information System at Drought.gov indicated that 85.0% of California was experiencing “severe drought” conditions, 40.9% of California was experiencing “extreme drought” conditions and 12.7% of California was experiencing “exceptional drought” conditions. Drought conditions may increase our costs and adversely affect the growing operations of our suppliers.

In addition, some of the inputs for our products may only be available from a single supplier or a limited group of suppliers. If a sole source supplier of specific cannabis genetics or other inputs was to go out of business, we might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to us in the future. Any inability to secure a replacement for such source in a timely manner or at all could have a material adverse effect on our business, financial condition, results of operations or prospects.

The pricing of raw materials used in our products and some of our products can be extremely volatile, which may have a material adverse effect on our financial result.

We purchase and raw materials used in our products. The pricing of these raw materials has been extremely volatile. For example, the price of both flower and distilled cannabis (oil) has fluctuated significantly and, in particular, decreased significantly in 2022. This volatility may be disruptive to our supply chain and have an adverse effect on our financial results.

We may be subject to the risk of competition from synthetic production and technological advances.

The pharmaceutical industry may attempt to dominate the cannabis industry, through the development and distribution of synthetic products which emulate the effects and treatment of organic cannabis. If they are successful, the widespread popularity of such synthetic products could change the demand, volume and profitability of the cannabis industry. This could materially adversely affect the our ability to secure long-term profitability and success through the sustainable and profitable operation of our business.

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Results of future clinical research may negatively impact the cannabis industry.

Research in Canada, the United States and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC), and associated terpenoids remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although we believe that the articles, reports and studies support our beliefs regarding the medical benefits, viability, safety, risks, efficacy, dosing and social acceptance of cannabis, future basic research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Future research studies and clinical trials may reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could have a material adverse effect on the demand for our products with the potential to lead to a material adverse effect on our business, financial condition, results of operations or prospects.

Investments made by our social equity venture fund may result in losses for us.

As discussed below in “Business—Social Equity,” concurrent with the closing of the Qualifying Transaction, we launched a new social equity venture fund focused on investing in Black and other people-of-color cannabis entrepreneurs with a planned $10,000,000 investment and a planned annual contribution of at least 2% of our net income. The social equity fund identifies, conducts diligence on, and invests in such entrepreneurs as a means of directly impacting the issues of social equity and diversity in the cannabis industry. The social equity fund was initially seeded with $10,000,000 from our balance sheet, with a planned annual contribution of at least 2% of our net income. Through September 30, 2022, we have invested approximately $1,300,000 in three investments being Stanton Brands (dba Josephine & Billie’s), Peakz LLC and Digistrains. While we make social equity fund investments with the intent of making a profit, investments in businesses, particularly the smaller businesses in which the social equity fund has invested and expects to invest in future, is risky, and we could lose some or all of the capital it invests in these businesses.

Controversy surrounding vaporizers and vaporizer products may materially and adversely affect the market for vaporizer products and expose us to litigation and additional regulation.

There have been a number of highly publicized cases involving lung and other illnesses and deaths that appear to be related to vaporizer devices and/or products used in such devices (such as vaporizer liquids). The controversy surrounds the vaporizer devices, the manner in which the devices were used and the related vaporizer device products—THC, nicotine, other substances in vaporizer liquids, possibly adulterated products and other illegal unlicensed cannabis vaporizer products. Some states and cities in the United States have already taken steps to prohibit the sale or distribution of vaporizers, restrict the sale and distribution of such products or impose restrictions on flavors or use of such vaporizers. This trend may continue, accelerate and expand.

This controversy could well extend to non-nicotine vaporizer devices and other product formats. Any such extension could materially and adversely affect our business, financial condition, operating results, liquidity, cash flow and operational performance. Litigation could potentially expand to include our products, which would materially and adversely affect our business, financial condition, operating results, liquidity, cash flow and operational performance.

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Regulatory Risks

We may be subject to environmental regulations and risks.

Our operations are subject to environmental regulation in the jurisdictions in which we operate. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations.

Government approvals and permits are currently, and may in the future, be required in connection with our operations. To the extent such approvals are required and not obtained, we may be curtailed or prohibited from our current or proposed production, manufacturing or sale of cannabis or from proceeding with the development of our operations as currently proposed. States mandate unique inventory tracking requirements and systems which may present implementation and adherence challenges for operators, such as California’s METRC track and trace inventory system, which requires integration with other systems and suffers frequent outages.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage by reason of our operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing the production or manufacturing of cannabis, or more stringent implementation thereof, could have a material adverse impact on us and cause increases in expenses, capital expenditures or production or manufacturing costs or reduction in levels of production or manufacturing or require abandonment or delays in development.

We may be subject to constraints on the marketing of our products.

The development of our business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies. The regulatory environment in the United States limits companies’ abilities to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and results of operations could be adversely affected.

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Risks Related to Our Business Structure

We are reliant on our management team.

Our success is dependent upon the ability, expertise, judgment, discretion and good faith of our senior management. While employment agreements or management agreements and equity incentives that vest over time are customarily used as a primary method of retaining the services of key employees, these agreements and equity incentives cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on our business, operating results, financial condition or prospects.

We are a holding company.

We are a holding company and essentially all of our assets constitute the capital stock of our subsidiaries. As a result, investors are subject to the risks attributable to the Company’s subsidiaries. As a holding company, we will conduct substantially all of our business through subsidiaries, which generate substantially all of our revenues. Consequently, our cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of our subsidiaries and the distribution of those earnings to us. The ability of these entities to pay dividends and other distributions depends on their operating results and is subject to applicable laws and regulations, which require that solvency and capital standards be maintained by such subsidiaries and contractual restrictions are contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of our material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before us.

General Risks related to us including Capital Structure, Public Company and Tax Status and Capital Financing Policies

Limited market for our securities

The Common Shares and Warrants are listed on the Exchange and also trade over the counter in the United States on the OTCQX Best Market. However, there can be no assurance that an active and liquid market for the Common Shares or Warrants will develop or be maintained and an investor may find it difficult to resell any of our securities. The daily average trading volume of the Common Shares and Warrants has historically been extremely volatile. It is likely such volatility, and therefore risk to our investors, will continue.

Potential future sales of shares could adversely affect prevailing market prices for the Common Shares.

We cannot predict the size of future issuances of Common Shares or the effect, if any, that future issuances and sales of Common Shares will have on the market price of the Common Shares. Sales of substantial amounts of Common Shares, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares.

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Sales of a substantial number of the Common Shares may cause the price of the Common Shares to decline.

Any sales of substantial numbers of the Common Shares in the public market or the exercise of significant amounts of the Warrants or the perception that such sales or exercise might occur may cause the market price of the Common Shares to decline. On January 28, 2022, we entered into lock-up agreements (collectively, the “Lock-Up Agreements”) with certain members of our leadership team and the entire board of directors (collectively, the “Stockholders”) covering over approximately 35% of the total issued and outstanding Common Shares (the “Lock-Up Shares”). Pursuant to the Lock-Up Agreements, each of the Stockholders has agreed that, subject to certain exceptions, until January 28, 2023, such Stockholder (and any entity or person controlled by Stockholder) will not without our written consent, among other things, sell, pledge, grant any option, right or warrant for the sale of, or otherwise lend, transfer, assign or dispose of any Locked-up Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such Locked-up Shares. The Lock-Up Agreements shall not apply to holders of the Lock-Up Shares to the extent (i) any company with U.S. cannabis operations (specifically operations that handle Tetrahydrocannabinol) is permitted to be listed on any senior U.S. exchange, including the NYSE or Nasdaq, (ii) the trading price of the Common Shares on the Exchange, or any other applicable stock exchange, exceeds US$10.00 at the close of any trading day or (iii) the holder of the Lock-Up Shares ceases to be one of our directors, officers or employees, as applicable. The market price of the Common Shares could be adversely affected upon the expiration of the Lock-Up Agreements.

In addition the possible sale of the 24,323,162 shares registered for resale pursuant to the registration statement of which this prospectus forms a part (or the perception that such sales may occur), may have an adverse effect on the trading price of the Common Shares.

Further equity financing may dilute the interests of our shareholders and depress the price of the Common Shares.

If we raise additional financing through the issuance of equity securities (including securities convertible or exchangeable into equity securities) or complete an acquisition or merger by issuing additional equity securities, such issuance may substantially dilute the interests of our shareholders and reduce the value of their investment. Our Articles permit the issuance of an unlimited number of Common Shares, and none of our shareholders have pre-emptive rights in connection with a future issuance. The Board has the discretion to determine the price and the terms of issue of future issuances. Moreover, additional Common Shares may be issued by us on the exercise or vesting of awards under our equity incentive plan and upon the exercise of outstanding Warrants. The market price of the Common Shares could decline as a result of issuances of new shares or sales by shareholders of Common Shares in the market or the perception that such sales could occur. Sales by our shareholders might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

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Financial reporting obligations of being a public company in Canada and the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a public company, we are subject to the reporting requirements of applicable securities rules and regulations of Canadian securities regulators and other requirements in Canada. Complying with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming and costly, and increases demand on our systems and resources. In addition, the obligations of being a public company in the United States require significant expenditures and place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure controls and procedures and internal control over financial reporting among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), the reporting requirements, rules and regulations will make some activities more time-consuming and costly, particularly after we are no longer deemed an “emerging growth company” or a “smaller reporting company.” In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation, among other potential problems. Compliance with these rules and regulations could also make it more difficult for us to attract and retain qualified members of our Board.

If we fail to comply with the rules under Sarbanes-Oxley related to accounting controls in the future, or, if we discover further material weaknesses or other deficiencies in our internal control over financial reporting or we fail to maintain effective disclosure controls and procedures, our stock price could decline significantly and raising capital could be more difficult.

Pursuant to Rule 13a-15(c) under the Exchange Act, beginning with our Form 10-K for the fiscal year ended December 31, 2022, we will be required to conduct annual management assessments of the effectiveness of our internal control over financial reporting. The term “internal control over financial reporting” is defined as a process designed by, or under the supervision of, the issuer’s principal executive and principal financial officers, or persons performing similar functions, and effected by the issuer’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the issuer; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the issuer; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the issuer’s assets that could have a material effect on the financial statements.

In addition, under Rule 13a-15(b) under the Exchange Act, we are required to evaluate the effectiveness of our disclosure controls and procedures each quarter. the term “disclosure controls and procedures” means controls and other procedures of an issuer that are designed to ensure that information required to be disclosed by the issuer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

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Prior to closing our Qualifying Transaction and various subsequent acquisitions, our acquired operating subsidiaries were private companies with limited accounting personnel to adequately execute our accounting processes and lacked other supervisory resources with which to address our internal control over financial reporting. While we and our independent registered public accounting firm did not and were not required to perform an audit of our internal control over financial reporting, in connection with the audit of our 2021 consolidated financial statements, we and our independent registered public accounting firm identified control deficiencies in the design and operation of our internal control over financial reporting that constituted a material weakness. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. We did not design or maintain an effective control environment commensurate with financial reporting requirements. Specifically, we lack a sufficient number of adequately skilled professionals to appropriately analyze, record and disclose accounting matters timely and accurately while maintaining appropriate segregation of duties.

 We are working to remediate the material weakness and are taking steps to strengthen our internal control over financial reporting through the continued hiring of additional appropriately skilled finance and accounting personnel with the requisite technical knowledge and skills. With the additional skilled personnel, we are taking appropriate and reasonable steps to remediate this material weakness through the implementation of appropriate segregation of duties, formalization of accounting policies and controls and retention of appropriate expertise for complex accounting transactions. During the second quarter of 2022, we restructured the responsibilities of several members our senior finance team to help improve our financial reporting. During the third quarter of 2022, we added additional resources.

We will not be able to fully remediate these control deficiencies until these steps have been completed and have been operating effectively for a sufficient period of time. The hiring of additional finance and accounting personnel and the implementation of improvements to our accounting and proprietary systems and controls may be costly and time consuming.

We cannot assure you that the measures we have taken to date and those we expect to take in the future will be sufficient to remediate the material weakness we identified or avoid the identification of additional material weaknesses in the future. If the steps we take do not remediate the material weakness in a timely manner, there could continue to be a reasonable possibility that this material weakness or other control deficiencies could result in a material misstatement of our annual or interim financial statements that would not be prevented or detected on a timely basis, which could in turn cause our stock price to decline significantly and make raising capital more difficult. If we fail to remediate our material weakness, identify future material weaknesses in our internal control over financial reporting or fail to meet the demands that will be placed upon us as a public company, including the requirements of Sarbanes-Oxley, we may be unable to accurately report our financial results or report them within the timeframes required by law or stock exchange regulations, and our reputation, results of operations and financial condition could suffer. Failure to comply with Section 404 of Sarbanes-Oxley could also potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.

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We are treated as a U.S. domestic corporation for U.S. federal income tax purposes.

We are treated as a U.S. domestic corporation for U.S. federal income tax purposes under Section 7874(b) of the Code as a result of the Qualifying Transaction. Consequently, we will be subject to U.S. federal income tax on our worldwide taxable income. Because we will be a resident of Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”), we also will be subject to Canadian income tax. Consequently, we will be liable for both U.S. and Canadian income tax, which could have a material adverse effect on our financial condition and results of operations.

We may not be able to achieve sustainable revenues and profitable operations.

Our ability to carry out and implement our planned business objectives and strategies may be dependent upon, among other things, our ability to achieve sustainable revenues and profitable operations. Currently, we do not operate profitably and burns significant cash to run our business. Further, the capital markets are largely unhospitable to cannabis companies currently. There can be no assurance that we will be able to generate positive cash flow from our operations in the future, that additional capital or other types of financing will be available when needed, or that any such financing will be on terms favorable to us. If we are unable to achieve positive cash flow from our operations, our ability to carry out and implement our planned business objectives and strategies may be significantly delayed, limited, or may not occur.

We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our Common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, pursuant to Section 107 of the JOBS Act, as an “emerging growth company” we intend to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We cannot predict if investors will find our Common Shares less attractive because we may rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our share price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

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We may be subject to net operating loss limitations.

As of September 30, 2022, we had significant and material net operating losses. Section 382 of the Code contains rules that limit for U.S. federal income tax purposes the ability of a corporation that undergoes an “ownership change” to utilize its net operating losses (and certain other tax attributes) existing as of the date of such ownership change. Under these rules, a corporation is treated as having had an “ownership change” if there is more than a 50% increase in stock ownership by one or more “5 percent shareholders,” within the meaning of Section 382 of the Code, during a rolling three-year period. Any future “ownership change” could result in an annual limitation on our ability to use these net operating losses deductions (based on an allowable percentage (specified by IRS rules) of the value of our stock) to offset our taxable income in the future.

Dividends paid on the Common Shares may be subject to withholding tax.

Dividends paid on the Common Shares to shareholders who are Canadian residents for the purposes of the Tax Act will be subject to U.S. withholding tax. A foreign tax credit under the Tax Act in respect of such U.S. withholding taxes may not be available to such holder. Dividends received on the Common Shares by shareholders who are not deemed to be resident in Canada for the purposes of the Tax Act and who are U.S. holders for U.S. federal income tax purposes will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. A U.S. foreign tax credit in respect of such Canadian withholding taxes may not be available to such holder.

A shareholder who is not deemed to be resident in Canada for purposes of the Tax Act and is a non-U.S. holder for U.S. federal income tax purposes may be subject to Canadian withholding tax and U.S. withholding tax on dividends paid on the Common Shares. Such holders should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions in respect of any Canadian or U.S. withholding tax applicable to dividends on the Common Shares.

Risk of U.S. tax classification as a USRPHC.

As noted above, as a result of the Qualifying Transaction, we are treated as a U.S. domestic corporation for U.S. federal income tax purposes under Section 7874(b) of the Code. As a result, the taxation of our non-U.S. shareholders for U.S. federal income tax purposes upon a disposition of Common Shares generally depends, in part, on whether we are classified as a United States real property holding corporation (a “USRPHC”) under the Code. We do not believe that we currently are a USRPHC. However, we do not expect to seek formal confirmation of our status as a non-USRPHC from the U.S. Internal Revenue Service and such confirmation is not generally available. If we were to be considered a USRPHC, non-U.S. holders may be subject to U.S. federal income tax on any gain associated with the disposition of Common Shares.

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Certain compliance provisions in our Articles may make the acquisition of significant amounts of our Common Shares more difficult and discourage takeover attempts for us, which could have a negative effect on the market price of our Common Shares.

The Articles contain certain compliance provisions (the “Compliance Provisions”), including a combination of certain remedies such as a suspension of voting and/or dividend rights, a discretionary right to force a share transfer to a third party and/or a discretionary redemption right in our favor, in each case to seek to ensure that we and our subsidiaries are able to comply with applicable regulatory and licensing regulations.

The purpose of the Compliance Provisions is to provide us with a means of protecting ourselves from having an unsuitable (from a regulatory perspective) shareholder or a group of shareholders acting jointly or in concert, with an ownership interest of, whether of record or beneficially (or having the power to exercise control or direction over) (“Owning or Controlling”), five percent (5%) or more of our issued and outstanding shares, or such other number as is determined by the Board from time to time (the “Ownership Limit”).

However, because the Compliance Provisions require any shareholder (or group of shareholders acting jointly or in concert) to provide 30 days’ advance written notice and to obtain all necessary regulatory approvals before exceeding the Ownership Limit or be subject to the remedies noted above, the Compliance Provisions may discourage takeover attempts for us and have a negative effect on the market price of our Common Shares.

General Risks

Financial projections may prove materially inaccurate or incorrect.

We have on occasion provided financial projections and other forward-looking information. Such forward-looking information or statements are based on assumptions regarding future events that may or may not occur. Projections are inherently subject to varying degrees of uncertainty, and their achievability depends on the timing and probability of a complex series of future events. There is no assurance that the assumptions upon which these projections are based will be realized. Accordingly, investors should not rely on any projections to indicate the actual results we might achieve. For example, on March 31, 2022, we announced that, subject to any opportunistic partnership or acquisition transactions, we had set a goal to maintain a minimum cash balance of approximately $100 million at 2022 year end and to pivot to generating positive cash flow in fiscal year 2023. On November 14, 2022, we announced that we may slightly deviate from our objective of maintaining a minimum of $100 million cash balance at December 31, 2022.

There can be no assurance that the Brand Strategy Agreement or the Roc Binding Heads of Terms will have a beneficial impact on our business, financial condition and results of operations.

On November 24, 2020, we entered into a brand strategy agreement with SC Branding, LLC (the “Brand Strategy Agreement”) for the services of Shawn C. Carter p/k/a JAY-Z and a binding heads of terms agreement (the “Roc Binding Heads of Terms”) with Roc Nation, LLC (“Roc Nation”), pursuant to which we became Roc Nation’s “Official Cannabis Partner,” and (b) Roc Nation provides strategic and promotional services to us and our brands including the promotion of our brand portfolio, and the provision of artist and influencer relationship services, as well as various other services. See the discussion of the terms of these agreements below under the heading “Brand Strategy Agreement” and the Brand Strategy Agreement and “Roc Nation Agreement” under the heading “Business—General Development of the Business—The Parent Company.”

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There can be no assurance that the Brand Strategy Agreement or the Roc Binding Heads of Terms will provide the benefits expected by us. The Brand Strategy Agreement and the Roc Binding Heads of Terms are subject to the risks normally associated with the conduct of strategic business arrangements. These risks include potential disagreements among the parties thereto on how to develop, operate, market or otherwise commercialize a business opportunity; the risk of litigation between us and the counterparties to the Brand Strategy Agreement and the Roc Binding Heads of Terms regarding operational matters if a disagreement cannot be resolved; and the failure to reach the business milestones contemplated in entering into such agreements. The success of the Brand Strategy Agreement and the Roc Binding Heads of Terms will depend upon an effective working relationship between us and the counterparties thereto. Each of us and the counterparties to the Brand Strategy Agreement and the Roc Binding Heads of Terms has the right to terminate such agreements in accordance with their terms. The failure of the Brand Strategy Agreement or the Roc Binding Heads of Terms to provide the benefits expected by us, or the termination of the Brand Strategy Agreement and the Roc Binding Heads of Terms in accordance with their terms, could have a material adverse effect on our business, financial condition and results of operations.

In addition, due to the deterioration in the price of the Common Shares, payments to Roc Nation in our Common Shares based on the trading price of our Common Shares has resulted in our issuance of 9,731,878 Common Shares to Roc Nation as of December 1, 2022, which equaled approximately 9.058% of our outstanding Common Shares as of December 1, 2022. Moreover, we still owe Roc Nation $7,500,000 under the terms of the Roc Nation Agreement, and such payments will be made in a number of Common Shares based on the volume-weighted average prices of the Common Shares for each of the 15 days in advance of the applicable date of issuance of the Common Shares under the Roc Nation Agreement.

Our use of joint ventures, strategic partnerships and alliances may expose us to risks associated with jointly owned investments.

We may operate parts of the business through joint ventures and strategic partnerships and alliances with other companies. Joint venture investments may involve risks not otherwise present in investments made solely by us, including: (i) we may not control the joint ventures; (ii) the joint venture partners may not agree to distributions that we believe are appropriate; (iii) where we do not have substantial decision-making authority, we may experience impasses or disputes with such joint venture partners on certain decisions, which could require us to expend additional resources to resolve such impasses or disputes, including litigation or arbitration; (iv) our joint venture partners may become insolvent or bankrupt, fail to fund their share of required capital contributions or fail to fulfil their obligations as a joint venture partner; (v) the arrangements governing our joint ventures may contain certain conditions or milestone events that may never be satisfied or achieved; (vi) our joint venture partners may have business or economic interests that are inconsistent with our interests and may take actions contrary to our interests; (vii) we may suffer losses as a result of actions taken by our joint venture partners with respect to our joint venture investments; and (viii) it may be difficult for us to exit a joint venture if an impasse arises or if we desire to sell our interest for any reason. Any of the foregoing risks could have a material adverse effect on our business, financial condition and results of operations. In addition, we may, in certain circumstances, be liable for the actions of our joint venture partners.

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There can be no assurance that our current and future strategic alliances or expansions of scope of existing relationships will have a beneficial impact on our business, financial condition and results of operations.

We expect to enter into, additional strategic alliances and partnerships with third parties that we believe will complement or augment the business. Our ability to complete strategic alliances is dependent upon, and may be limited by, the availability of suitable candidates and capital. In addition, strategic alliances could present unforeseen integration obstacles or costs, may not enhance our business and may involve risks that could adversely affect us, including significant amounts of management time that may be diverted from operations in order to pursue and complete such transactions or maintain such strategic alliances. Future strategic alliances could result in the incurrence of additional debt, costs and contingent liabilities, and there can be no assurance that such strategic alliances will achieve the expected benefits to our business. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Competition in the cannabis industry is intense and increased competition by larger and better-financed competitors could materially and adversely affect our business, financial condition and results of operations.

We will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and experience than us. Increased competition by larger and better financed competitors could materially and adversely affect our business, financial condition, results of operations or prospects. Because of the early stage of the industry in which we operate, we expect to face additional competition from new entrants. To become and remain competitive, we will require research and development, marketing, sales and support. We may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis which could materially and adversely affect our business, financial condition, results of operations or prospects.

The cannabis industry is difficult to forecast.

We must rely largely on our own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. The California cannabis industry experienced an unprecedented decline in the average price per pound of cannabis biomass throughout 2022, making historical data less reliable. If our forecasts are not accurate as a result of competition, biomass commoditization, technological change, change in the regulatory or legal landscape, change in consumer behavior, or other factors, including the impact of the COVID-19 pandemic, our business, results of operations, financial condition or prospects may be adversely affected. See “General Risk Factors – Financial projections may prove materially inaccurate or incorrect”.

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We may be subject to the risk of litigation.

We are a party to litigation from time to time in the ordinary course of business which could adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating and the market price for the Common Shares and our other listed securities. Even if we are involved in litigation and win, litigation can redirect significant company resources. Litigation may also create a negative perception of our brand.

Risks associated with recent or future acquisitions.

As part of our overall business strategy, we may in the future pursue strategic acquisitions, which could provide additional product offerings, integrations, additional industry expertise or a stronger industry presence in both existing and new jurisdictions. Future acquisitions may expose us to potential risks, including risks associated with: (i) the integration of new operations, services and personnel; (ii) unforeseen or hidden liabilities; (iii) the diversion of resources from our existing interests and business; (iv) potential inability to generate sufficient revenue to offset new costs; (v) the expenses of acquisitions; or (vi) the potential loss of or harm to relationships with both employees and existing users resulting from our integration of new businesses. In addition, any proposed acquisitions may be subject to regulatory approval.

We may invest in cannabis companies, including pre-revenue companies, that may not be able to meet anticipated revenue targets in the future.

We may make investments in companies with no significant sources of operating cash flow and no revenue from operations. Investments in such companies will be subject to risks and uncertainties that new companies with no operating history may face. In particular, there is a risk that our investment in these pre-revenue companies will not be able to meet anticipated revenue targets or will generate no revenue at all. The risk is that underperforming pre-revenue companies may lead to these businesses failing, which could have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

We may be subject to risks related to information technology systems, including cyber-attacks.

Our operations depend, in part, on how well we and our suppliers protect networks, equipment, information technology systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, ransomware, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, information technology systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays, theft and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact our reputation and results of operations. We have not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that we will not incur such losses in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

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We may be subject to risks related to security breaches.

Given the nature of our products and our lack of legal availability outside of channels approved by the United States federal government, as well as the concentration of inventory in our facilities, despite meeting or exceeding all legislative security requirements, there remains a risk of shrinkage as well as theft. A security breach at one of our facilities could expose us to additional liability and to potentially costly litigation, increase expenses relating to the resolution and future prevention of these breaches and may deter potential customers from choosing our products. In addition, we collect and store personal information about our customers and is responsible for protecting that information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly customer lists and preferences, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach would have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be subject to intellectual property risks.

We have certain proprietary intellectual property, including but not limited to brands, trademarks, trade names, copyright protected materials, trade secrets, and proprietary and/or confidential processes and know-how. We will rely on this intellectual property, know-how and other proprietary information, and require employees, consultants, partners and suppliers to sign confidentiality agreements as appropriate. However, confidentiality agreements may be breached, and our remedies under law may not have the effect of fully mitigating or preventing damage stemming from some breach. Furthermore, we may enter into agreements to license our intellectual property with third parties in states where we currently do not operate. In such instances, we will be reliant on third-party licensees to comply with trademark guidelines and otherwise be diligent stewards of our intellectual property. Third party licensees may not protect our intellectual property against counterfeit copies of our brands or trademarks, for example.

Absent of breach, third parties may independently develop substantially equivalent proprietary information without infringing upon any proprietary technology. Third parties may otherwise gain access to our proprietary information and adopt it in a competitive manner. Any loss of intellectual property protection may have a material adverse effect on our business, results of operations or prospects.

As long as cannabis remains illegal under U.S. federal law as a Schedule I controlled substance pursuant to the CSA, the benefit of certain U.S. federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to us. For example, in the United States, registered federal trademark protection is only available for goods and services that can be lawfully used in interstate commerce; the U.S. Patent and Trademark Office is not currently approving any trademark applications for cannabis, or certain goods containing U.S. hemp-derived CBD (such as dietary supplements and food) until the FDA and the USDA provide clearer guidance on the regulation of such products. As a result, our intellectual property may not be adequately or sufficiently protected against the use or misappropriation by third parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, we can provide no assurance that we will obtain any protection of our intellectual property, whether on a federal, provincial, state or local level, despite our diligent and consistent efforts to so do. While many states do offer the ability to protect and register trademarks independent of the federal government, and Courts have recognized the legal validity of common law rights in cannabis-business trademarks, such common law rights and state-registered trademarks provide a lower degree of protection than would federally registered marks as the rights provided are state-by-state and not nationwide and are dependent on use rather than intent to use. Additionally, patent protection is wholly unavailable on a state level.

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Our intellectual property rights may be invalid or unenforceable under applicable laws, and we may be unable to have issued or registered, and unable to enforce, our intellectual property rights.

The laws and positions of intellectual property offices administering such laws regarding intellectual property rights relating to cannabis and cannabis-related products are constantly evolving, and there is uncertainty regarding which countries will permit the filing, prosecution, issuance, registration and enforcement of intellectual property rights relating to cannabis and cannabis-related products. Our ability to obtain registered trademark protection for cannabis and cannabis-related goods and services (including hemp and hemp-related goods and services), may be limited in certain countries, including the United States, where registered federal trademark protection is currently unavailable for trademarks covering the sale of cannabis products or certain goods containing U.S. hemp-derived CBD (such as dietary supplements and foods) until the FDA provides clearer guidance on the regulation of such products. Accordingly, our ability to obtain intellectual property rights or enforce intellectual property rights against third-party uses of similar trademarks may be limited.

Moreover, in any infringement proceeding, some or all of our current or future trademarks, patents or other intellectual property rights or other proprietary know-how, or arrangements or agreements seeking to protect the same for our benefit, may be found invalid, unenforceable, anti-competitive or not infringed. An adverse result in any litigation or defense proceedings could put one or more of our current or future trademarks, patents or other intellectual property rights at risk of being invalidated or interpreted narrowly and could put existing intellectual property applications at risk of not being issued. Any or all of these events could materially and adversely affect our business, financial condition and results of operations.

We cannot offer any assurances about which, if any, patent applications will issue, the breadth of any such patent or whether any issued patents will be found invalid or unenforceable or which of our products or processes will be found to infringe upon the patents or other proprietary rights of third parties. Any successful opposition to future issued patents could deprive us of rights necessary for the successful commercialization of any new products or processes that it may develop.

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If some or all of our patents expire or are invalidated or are found to be unenforceable, or if some or all of our patent applications do not contain patentable subject matter because the claims are determined to lack utility, or, do not result in issued patents or result in patents with narrow, overbroad, or unenforceable claims, or claims that are not supported in regard to written description or enablement by the specification, or if we are prevented from asserting that the claims of an issued patent cover a product of a third party, we may be subject to competition from third parties with products in the same class as our own products or devices, including in those jurisdictions in which we have no patent protection.

We may be subject to competition from third parties with products or devices in the same class as our products or devices in those jurisdictions in which we have no patent protection. Further, there is no assurance that we will find all potentially relevant prior art relating to any patent applications that we file, which may prevent a patent from issuing from a patent application or invalidate any patent that issues from such application. Even if patents are issued to us regarding our products, devices, and/or methods of using them, those patents can be challenged by our competitors who can argue such patents are invalid or unenforceable, lack of utility, lack sufficient written description or enablement, or that the claims of the issued patents should be limited or narrowly construed. Furthermore, even if they are unchallenged, any patent applications and future patents may not adequately protect our intellectual property rights, provide exclusivity for our products or processes or prevent others from designing around any issued patent claims, and patents also will not protect our products if competitors devise other ways of making or using these products without legally infringing our patents.

We also rely on trade secrets to protect our technology, especially where it does not believe that patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party illegally obtained and is using our trade secrets is expensive and time-consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Any of these outcomes could impair our ability to prevent competition from third parties, which could materially and adversely affect our business, financial condition and results of operations.

We may be subject to allegations that we are in violation of third-party intellectual property rights, and we may be found to infringe third-party intellectual property rights, possibly without the ability to obtain licenses necessary to use such third-party intellectual property rights.

Other parties may claim that our products infringe on their intellectual property rights, including with respect to patents, and the operation of our business, including the development, manufacture and sale of our goods and services, may be found to infringe third-party intellectual property rights. There is a risk that we are infringing the proprietary rights of third parties because numerous United States and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields that are the focus of our business, and which may cover the development, manufacturing, sale or use of our products, processes or other aspects of our business operations. Others might have been the first to make the inventions covered by each of our pending patent applications and/or might have been the first to file patent applications for these inventions. In addition, because patent applications take many months to publish and patent applications can take many years to issue, there may be currently pending applications, unknown to us, which may later result in issued patents that cover the production, manufacture, synthesis, commercialization, formulation or use of our products. As a result, there may be currently pending patent applications, some of which may still be confidential, that may later result in issued patents that our products or processes may infringe. In addition, the production, manufacture, synthesis, commercialization, formulation or use of our products may infringe existing patents of which we are not aware. In addition, third parties may obtain patents in the future and claim that use of our inventions, trade secrets, technical know-how and proprietary information, or the manufacture, use or sale of our products infringes upon those patents. Third parties may also claim that our use of our trademarks infringe upon their trademark rights.

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Defending ourselves against third-party claims, including litigation in particular, would be costly and time consuming and would divert management’s attention from our business, which could lead to delays in our development or commercialization efforts. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, result in injunctions, temporary restraining orders, other equitable relief, and/or require the payment of damages, any or all of which may have an adverse impact on our business. If third parties are successful in their claims, we might have to pay substantial damages or take other actions that are adverse to our business. In addition, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. Such licenses may not be available on terms acceptable to us, and we may be unable to obtain any licenses or other necessary or useful rights under third-party intellectual property.

We receive licenses to use some third-party intellectual property rights, and the failure of the owner of such intellectual property to properly maintain or enforce the intellectual property underlying such licenses, or our inability to maintain such licenses, could have a material adverse effect on our business, financial condition and performance.

We are party to licenses granted by third parties, including the certain brands and trademarks, that give us rights to use third-party intellectual property that is necessary or useful to our business. Our success will depend, in part, on the ability of the applicable licensor to maintain and enforce its licensed intellectual property against other third parties, particularly intellectual property rights to which we have secured exclusive rights. Without protection for the intellectual property we have licensed, other companies might be able to offer substantially similar products for sale, or utilize substantially similar processes, any of which could have a material adverse effect on our business, financial condition and results of operations.

Any of our licensors may allege that we have breached our license agreements with those licensors, whether with or without merit, and accordingly seek to terminate our applicable licenses. If successful, this could result in our loss of the right to use applicable licensed intellectual property, which could adversely affect our ability to commercialize our products or services, as well as have a material adverse effect on our business, financial condition and results of operations.

We may be subject to the risks associated with fraudulent or illegal activity by our employees, contractors, third-party partners and consultants.

We are exposed to the risk that our employees, independent contractors, third party partners and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent unauthorized conduct that violates: (i) government regulations, including regulations of the DCC; (ii) manufacturing standards; (iii) federal, state and provincial healthcare fraud and abuse laws and regulations; (iv) laws that require the true, complete and accurate reporting of financial information or data; or (v) contractual arrangements, including confidentiality requirements. It may not always be possible for us to identify and deter misconduct by our employees and other third parties, and the precautions taken by us to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with applicable laws or regulations or contractual requirements. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could have a material adverse effect on our business, financial condition, results of operations or prospects.

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We may be subject to risks related to high bonding and insurance coverage.

There is a risk that a greater number of state regulatory agencies will begin requiring entities engaged in certain aspects of the business or industry of legal cannabis to post a bond or significant fees when, for example, applying for a dispensary license or renewal as a guarantee of payment of sales and franchise tax. We are not able to quantify at this time the potential scope for such bonds or fees in the states in which we currently or may in the future operate. Any bonds or fees of material amounts could have a negative impact on the ultimate success of our business.

Our business is subject to a number of risks and hazards generally, including adverse environmental conditions (such as droughts), accidents, labor disputes and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability. Although we maintain insurance to protect against certain risks in such amounts as we consider to be reasonable, insurance does not cover all the potential risks associated with our operations. We may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in our operations is not generally available on acceptable terms. We might also become subject to liability for pollution, fire, explosion or other hazards which we may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our business, results of operations, financial condition or prospects.

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The current outbreak of the novel Coronavirus (“COVID”), or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact or cause disruption to our operations, performance, financial condition, results of operations and cash flows.

A novel strain of coronavirus (COVID-19) was reported to have surfaced in December 2019, and has since spread globally, including to every state in the United States. The outbreak of COVID-19 has severely impacted global economic activity and caused significant volatility and negative pressure in financial markets. The global impact of the outbreak has been rapidly evolving and many countries, including Canada and the United States, have reacted by instituting quarantines, mandating business and school closures and restricting travel. As a result, the COVID-19 pandemic has negatively impacted many industries directly or indirectly, including the Regulated Cannabis industry. We have developed policies and procedures to contain the spread of COVID-19, but experienced multiple outbreaks at certain facilities during 2022. While the effects of COVID-19 has lessened over time, there has been a recent uptick in cases in the United States, and COVID-19 (or a future pandemic) could have material and adverse effects on our operations, performance, financial condition, results of operations and cash flows due to, among other factors:

•	a complete or partial closure of, or other operational issues at, one or more of our businesses resulting from government actions;

•

the temporary inability of consumers and patients to purchase our cannabis products due to a number of factors, including but limited to illness, dispensary closures or limitations on operations (including but not limited to shortened operating hours, social distancing requirements and mandated “curbside only” pickup), quarantine, financial hardship, and “stay at home” orders, could severely impact our businesses, financial condition and liquidity;

•

difficulty accessing equity and debt capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our access to capital necessary to fund business operations;

•

workforce disruptions for us, as a result of infections, quarantines, stay at home orders or other factors, could result in a material reduction in our cannabis cultivation, manufacturing, distribution and/or sales capacity;

•	restrictions on public events for the Regulated Cannabis industry limit our opportunity to market and sell our products and promote our brands;

•	increased cyber security threats due to the increased volume of employees working remotely and using online video-conferencing and collaborative platforms; and

•

the potential negative impact on the health of our personnel, particularly if a significant number of them are impacted, would result in a deterioration in our ability to ensure business continuity during a disruption.

The extent to which COVID-19 impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of new outbreaks, the impact of new variants of COVID-19, the actions taken to contain the outbreak or mitigate its impact, and the direct and indirect economic effects of the outbreak and containment measures, among others.

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Global financial conditions and future economic shocks may impair our financial condition.

Future economic shocks may be precipitated by a number of causes, including a rise in the price of oil, geopolitical instability, pandemics or outbreaks of new infectious diseases or viruses and natural disasters. Any sudden or rapid destabilization of global economic conditions, including as a result of the COVID-19 pandemic, could impact our ability to obtain equity or debt financing in the future on terms favorable to us. Additionally, any such occurrence could cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. In such an event, our operations and financial condition could be adversely impacted.

Furthermore, general market, political and economic conditions, including, for example, inflation, interest and currency exchange rates, structural changes in the cannabis industry, supply and demand for commodities, political developments, legislative or regulatory changes, social or labor unrest and stock market trends will affect our operating environment and our operating costs and profit margins and the price of our securities. Any negative events in the global economy could have a material adverse effect on our business, financial condition, results of operations or prospects.

We have recently experienced a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition, and results of operations may be materially adversely affected by the negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

United States and global markets experienced volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops began. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine has led to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain disruptions.

Additionally, various of Russia’s actions have led to sanctions and other penalties being levied by the United States, the European Union, and other countries, as well as other public and private actors and companies, against Russia and certain other geographic areas, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system and restrictions on imports of Russian oil, liquified natural gas and coal. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could further adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds.

Any of the above-mentioned factors could affect our business, prospects, financial condition, and operating results. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus.

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Our operations may be adversely affected by changes in the economic environment, including the rise in inflation and the increase in interest rates resulting from the tightening of monetary policy by the U.S. Federal Reserve in order to combat inflation.

Our operations could be affected by the economic environment in which we operate should the unemployment level, interest rates or inflation reach levels that influence consumer trends and, consequently, impact our sales and profitability.

We have or expect to experience inflationary impacts on key production inputs, wages and other costs of labor, packaging, equipment, services, delivery, and other business expenses due to inflationary pressures. Inflation and its negative impacts could escalate in future periods. In addition, rising interest rates due to the U.S. Federal Reserve's tightening of monetary policy could increase our costs.

We may not be able to include these additional costs in the prices of the products we sell. As a result, inflation may have a material adverse effect on our results of operations and financial condition.

Management of growth may prove to be difficult.

We may be subject to growth-related risks including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Our inability to deal with this growth may have a material adverse effect on our business, financial condition, results of operations or prospects.

We do not intend to pay dividends on the Common Shares, so any returns will be limited to increases, if any, in the value of the Common Shares. Your ability to achieve a return on your investment will depend on appreciation, if any, in the price of our Common Shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any future determination to declare dividends will be made at the discretion of the Board and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions and other factors that the Board may deem relevant. Any return to stockholders will therefore be limited to the appreciation in the value of their Common Shares, if any.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, the Common Share trading price and volume could decline.

The trading market for Common Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If securities or industry analysts cease providing coverage on us, the trading price for Common Shares would be negatively impacted. Additionally, if one or more of the analysts who cover us downgrade Common Shares, which occurred at various points in 2022, or publish inaccurate or unfavorable research about our business, our trading price may decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for Common Shares could decrease, which could cause the Common Share trading price and volume to decline.

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We may be subject to international or additional state regulatory risks.

While we currently have no plans to expand internationally, we may in the future and, as a result, we would become further subject to the laws and regulations of (as well as international treaties among) the foreign jurisdictions in which we operate or import or export products or materials. In addition, we may avail ourselves of proposed legislative changes in certain jurisdictions to expand our product portfolio outside of the state of California, which expansion may include business and regulatory compliance risks as yet undetermined. Our failure to comply with the current or evolving regulatory framework in any jurisdiction could have a material adverse effect on our business, financial condition and results of operations. There is the possibility that any such international jurisdiction or state could determine that we were not or are not compliant with applicable local regulations. If our sales or operations were found to be in violation of such international regulations we may be subject to enforcement actions in such jurisdictions including, but not limited to civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations or asset seizures and the denial of regulatory applications.

The market price of the Common Shares may be highly volatile.

Market prices for cannabis companies have at times been volatile and subject to substantial fluctuations. The stock market, from time-to-time, experiences significant price and volume fluctuations unrelated to the operating performance of particular companies, including as a result of the COVID-19 pandemic. Future announcements concerning us or our competitors, including those pertaining to financial results, financing arrangements, government regulations, developments concerning regulatory actions affecting us, litigation, additions or departures of key personnel and economic conditions and political factors in the United States may have a significant impact on the market price of the Common Shares. In addition, there can be no assurance that the Common Shares will continue to be listed on the Exchange.

The market price of the Common Shares has fluctuated significantly. According to information provided by the OTC Markets website on December 3, 2022, the 52 week price range of the Common Shares on the OTCQX was a low of $0.22 and a high of $1.89. The price of the Common Shares may continue to fluctuate significantly due to our financial results and other reasons, including those unrelated to our specific performance, such as reports by industry analysts, investor perceptions, regulatory developments (or lack thereof) or negative announcements by our competitors or suppliers regarding their own performance, as well as general economic and industry conditions. For example, to the extent that large companies within our industry experience declines in their stock price, the share price of the Common Shares may decline as well. In addition, when the market price of a company’s shares drops significantly, shareholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

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We are dependent on equipment and skilled labor.

Our ability to compete and grow will be dependent on us and our third-party partners having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that we will be successful in maintaining our required supply of skilled labor, equipment, parts and components, including as a result of the COVID-19 pandemic. It is also possible that the final costs of the major equipment contemplated by our capital expenditure plans may be significantly greater than anticipated by our management, and may be greater than the funds available to us, in which circumstance we may curtail, or extend the timeframes for completing, our capital expenditure plans. This could have an adverse effect on our business, financial condition, results of operations or prospects.

Our officers and directors may be engaged in other business ventures resulting in conflicts of interest.

Certain of our directors and officers are, and may continue to be, or may become, involved in other business ventures through their direct and indirect participation in, among other things, corporations, partnerships and joint ventures, that are or may become competitors of the products and services we provide or intend to provide. Situations may arise in connection with potential acquisitions or opportunities where the other interests of these directors and officers conflict with or diverge from our interests. In accordance with applicable corporate law, directors who have a material interest in a contract or transaction or a proposed contract or transaction with us that is material to us are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the transaction. In addition, the directors and officers are required to act honestly and in good faith with a view to our best interests.

However, in conflict of interest situations, our directors and officers may owe the same duty to another company and will need to balance their competing interests with their duties to us. Circumstances (including with respect to future corporate opportunities) may arise that may be resolved in a manner that is unfavorable to us.

Certain remedies may be limited to us.

Our governing documents may provide that the liability of our members of the Board and our officers is eliminated to the fullest extent permitted under the laws of the Province of British Columbia. Thus, we and our shareholders may be prevented from recovering damages for certain alleged errors or omissions made by the members of the Board and our officers. Our governing documents provide that we will, to the fullest extent permitted by law, indemnify members (and former members) of our Board for certain liabilities incurred by them by virtue of their acts on our behalf. We may also indemnify our officers, subject to restrictions in the BCBCA.

We may have difficulty in enforcing judgments and effecting service of process on directors and officers.

All of the directors and certain of our officers reside outside of Canada. Some or all of the assets of such persons may be located outside of Canada. Therefore, it may not be possible for investors to collect or to enforce judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable Canadian securities laws against such persons. Moreover, it may not be possible for investors to effect service of process within Canada upon such persons.

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We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on the financial condition, results of operations and Common Share price, which could cause investors to lose some or all of their investment.

Although we conducted due diligence on each of Caliva, OGE and LCV prior to closing of their respective acquisitions, we cannot assure that this diligence revealed all material issues that may be present in the businesses of Caliva and LCV, that it would be possible to uncover all material issues through a customary amount of due diligence or that factors outside of either party’s control will not later arise. As a result, we may be forced in the future to write down or write-off assets, restructure our operations or incur impairment or other charges that could result in losses. Even if due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that charges of this nature are reported could contribute to negative market perceptions. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all. In this regard, in February 2021, we became committed to a plan to sell our non-THC business, which was acquired as part of the Caliva and OGE and LCV acquisitions on January 15, 2021. As described in Note 16 to our audited financial statements appearing elsewhere in this prospectus, the decision to sell the non-THC business resulted in an impairment loss of $5,555,437. Furthermore, as part of our impairment tests as of September 30, 2021, we determined that current market conditions have resulted in a downward revision to our future cash flow estimates. Accordingly, we recorded a non-cash impairment charges of $654,317,300 for the year ended December 31, 2021 and impairment charges of $130,244,837 in the nine months ended September 30, 2022. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations”. There can be no assurance that we will not have to take additional impairment charges in the future.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our reported financial results or financial condition.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, impairment of goodwill and intangible assets, inventory, income taxes and litigation, are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation, or changes in underlying assumptions, estimates or judgments, could significantly change our reported financial performance or financial condition in accordance with generally accepted accounting principles.

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USE OF PROCEEDS

We will receive no proceeds from the sale of the Shares by the Selling Shareholders.

The Selling Shareholders will pay any underwriting fees, discounts and commissions attributable to the sale of the Shares and any similar expenses it incurs in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our counsel and accountants in connection with the registration of the Shares covered by this prospectus.

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MARKET INFORMATION FOR COMMON SHARES AND DIVIDEND POLICY

Market Information. The Common Shares and Warrants are listed on the Neo Exchange Inc. under the trading symbols “GRAM” and “GRAM.WT.U”, respectively. The Common Shares and Warrants also trade-over-the counter in the United States on the OTCQX Best Market tier of the electronic over-the-counter marketplace operated by OTC Markets Group Inc. under the trading symbols “GRAMF” and “GRMWF”, respectively. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

Shareholders. We had 1290 shareholders of record as of December 1, 2022. This does not include shares held in the name of a broker, bank or other nominees (typically referred to as being held in “street name”).

Dividends. Since inception, we have not declared any dividends or made any distributions. Furthermore, we have no current intention to declare dividends on our Common Shares in the foreseeable future. Any decision to pay dividends on our Common Shares in the future will be at the discretion of the Board and will depend on, among other things, our results of operations, current and anticipated cash requirements and surplus, financial condition, any future contractual restrictions and financing agreement covenants, solvency tests imposed by corporate law and other factors that the Board may deem relevant.

Securities Authorized For Issuance Under Equity Compensation Plans. The table below indicates the number of securities issued under the TPCO Holding Corp. Equity Incentive Plan (the “Plan”), the weighted-average exercise price of outstanding securities issued under the Plan and the number of securities remaining available for issuance under the Plan, in each case as of December 31, 2021. In connection with the Qualifying Transaction, we agreed to maintain the CMG Partners, Inc. 2019 Stock Option and Grant Plan (the “Caliva EIP”) and the LCV Amended and Restated 2018 Equity Incentive Plan (the “LCV Equity Plan”) and that outstanding awards thereunder entitle holders to receive Common Shares. No further awards will be issued under the Caliva EIP or the LCV Equity Plan. Both the Caliva EIP and the LCV Equity Plan allow the Company to make adjustments in connection with outstanding awards such as accelerating the vesting, settlement or exercisability of awards and changing the number of and type of shares and if applicable exercise price to reflect changes in capitalization.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in Column “(a)”)
	(a)	(b)	(c)
Equity compensation plans approved by security holders
None	—	—	—
Equity compensation plans not approved by security holders
Plan	9,706,509(1)	—	6,395,989(2)
Caliva EIP	738,853(3)	$7.34	—
LCV Equity Plan	16,815(3)	$25.98	—
Total	10,462,177		6,395,989

_______________________

Notes:

(1)	Represents Common Shares that may be issued upon the vesting and settlement of outstanding RSU awards.

(2)

The maximum number of Common Shares that may currently be issued under the Equity Incentive Plan is 10.0% of the Common Shares outstanding from time to time, subject to adjustment in accordance with the Equity Incentive Plan.

(3)	Represents Common Shares that may be issued upon the exercise of outstanding options.

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 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read together with consolidated financial statements and the related notes to those statements included elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section entitled “Risk Factors” above. Please also see the section entitled “Forward-Looking Statements.”

Our financial results for the nine month period ended September 30, 2021 did not include operating results from January 1, 2021 to January 15,2021 due to the fact that the Qualifying Transaction, pursuant to which the Company’s business operations began, closed on January 15, 2021. Accordingly, our results of operations are not necessarily comparable between the nine months ended September 30, 2022 and the nine months ended September 30, 2021.

Overview

We are a consumer-focused cannabis company based in the United States focused on the recreational and wellness markets. Our operations in California are focused on building winning brands supported by our omni-channel ecosystem. Our platform was designed to create the most socially responsible and culturally impactful cannabis company in the United States, producing consistent, well-priced products and culturally relevant brands that are distributed to third-party retailers as well as direct-to-consumer via our delivery service and strategically located storefront retail locations across California. A full portfolio of products and brands that appeal to a broad range of user groups, need-states and occasions, offered at many price points, and with various brand value propositions, are produced at a high caliber of quality. We believe our delivery and storefront retail outlets will allow us to achieve high gross-margins on many of our products, forge one-on-one relationships between our brands and consumers and collect proprietary consumer data and insights. As part of our cost reduction initiatives, we recently took the following actions:

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Pause of In-House Cultivation Activities. In mid-September 2022, we paused our in-house cultivation activities in response to the availability of lower cost flower that meets our quality specifications for our first party brands.

•

Sale of Bulk Wholesale Business. On October 31, 2022, we finalized the sale of our bulk wholesale business (SISU Extraction LLC) for $317,000 cash. In addition, the purchaser of our bulk wholesale business has agreed to enter into a multi-strategic supply agreement providing us with the right, but not the obligation, to purchase cannabis oil and flower brokerage services for a period of 24 months on preferred terms.

•

Outsourcing of Manufacturing. During October 2022, product manufacturing was outsourced to third-party processors, which the Company expects will achieve an average of 27% cost savings on these products. In addition to margin improvement, we expect to benefit from strong R&D capabilities to produce innovative products for our future.

•

Supply Chain. On November 18, 2022, we began our transformation of the supply chain team, moving from an internal distribution model to an external drop ship model to all TPCO stores and Wholesale account stores. These changes began with the reduction of our labelling and serialization team, as all first party product will be moved through NABIS on December 12, 2022. By the end of this year, we will reduce the team of 43 to 12 FTEs, amounting to approximately $2.2 million in annualized payroll savings.

•

Optimization of Delivery Footprint. In response to changes to California’s cannabis delivery regulations to increase the allowed delivery “case pack value” limit that took effect in November 2022, we have acted to optimize our delivery footprint. Under prior regulations, delivery drivers were allowed to carry a maximum of $5,000 worth of product in a vehicle, of which a maximum of $3,000 of which was permitted to be product that was not part of an order made before the driver left the delivery depot. The new regulations have doubled the “case pack value” limit to $10,000, all of which can be product not part of a previously made order. In response to these new regulations, we have elected to dispose of select redundant delivery depot locations, including Culver City, Chula Vista and Sacramento operations, as many geographic regions can now be more efficiently managed. Going forward, we expect to only have a dedicated delivery depot in Brisbane. These dispositions resulted in $500,000 in gross sale proceeds and are expected to result in additional annual cost savings.

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•

Workforce Reduction. We continue to consolidate operational functions within the organization, which we expect to lead to further cost reductions overall. Including the $4 million payroll savings achieved by pausing cultivation in mid-September 2022. As of the date of this prospectus, we have reduced our workforce by 33% from the beginning of 2022 and expect to realize annual payroll savings of approximately $10 million.

While we are focused on the recreational and wellness markets, a small portion (estimated to be less than 1%) of our revenues is derived Medical-Use Cannabis.

Our operational footprint spans cultivation, distribution, brands, retail and delivery. Our management team and directors bring together deep expertise in cannabis, consumer packaged goods, investing and finance, from start-ups to publicly traded companies. We aim to leverage the collective industry experience of our management and directors.

Following our exit from the bulk wholesale business, we view our business as having one sales channel: omni-channel retail comprised of brick and mortar retail, e-commerce pick up & delivery, as well as the sale of various branded wholesale products. As of September 30, 2022, we operate twelve omni-channel retail locations and two stand-alone delivery depots (one of which is expected to close by the end of fiscal year 2022). We operate four store brands, Caliva, Deli by Caliva, Coastal and Calma.

Through a combination of (i) professional leadership, (ii) omni-channel operations, (iii) technology and data driven practices, (iv) brand and product expertise, and (v) social justice and equity advocacy, we intend to set the example globally as a best-in-class cannabis operation.

We are actively evaluating cost reductions and business optimization to reduce our cash burn in the near term.

Factors Affecting Our Performance

Our performance and future success depends on a number of factors. These factors are also subject to a number of inherent risks and challenges, some of which are discussed below.

Branding

We aspire to be the “Most Trusted Name in Cannabis”, and we have built our brand with a focus on the growing direct to consumer (“DTC”) market. We understand that, to be the “Most Trusted Name in Cannabis,” it is critical to establish trust at all levels of our operations, starting with an executive team and our Board that believe in “doing business the right way”, focusing on long-term shareholder value and creating trust with our various stakeholders. We strive to prioritize our consumers and our employees (who we refer to as “associates”). We establish trust with our consumers through their experience, which encompasses not only our award-winning products but the consumer’s full buying experience. At The Parent Company, we make information on the products that consumers choose readily available, including the ability to interact with our associates at not only our retail locations, but also curbside as well as through phone and video consultations. Trust comes from the product, and we are known for our transparency in production and compliance with the highest standards in the industry. Our brand strategy is a “House of Brands” strategy, providing the ability to expand our product lines to meet changing consumer tastes and preferences.

Regulation

We are subject to the local and federal laws in the jurisdictions in which we operate. We hold all required licenses for the production and distribution of our products in the jurisdictions in which we operate and continuously monitor changes in laws, regulations, treaties and agreements. We are licensed to cultivate, manufacture, distribute and sell wholesale and retail cannabis and cannabis products. We operate in, and/or have ownership interests in businesses operating in, California, pursuant to the California Medicinal and Adult-Use Cannabis Regulation and Safety Act. We also operate in the state of Maryland by way of a partnership with Curio. Curio is responsible for maintaining compliance with applicable laws with respect to its operations in Maryland.

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Product Innovation and Consumer Trends

Our business is subject to changing consumer trends and preferences, which is dependent, in part, on continued consumer interest in new products. The success of new product offerings depends upon a number of factors, including our ability to: (i) accurately anticipate customer needs; (ii) develop new products that meet these needs; (iii) successfully commercialize new products; (iv) price products competitively; (v) produce and deliver products in sufficient volumes and on a timely basis; and (vi) differentiate product offerings from those of our competitors.

Recent Developments

Closing of Coastal Acquisition

On November 14, 2022, we completed the acquisition of 100% of the equity of Coastal Holding Company, LLC, , a California retail dispensary and delivery operator (“Coastal Holding”) by issuing approximately 24,999,999 shares of Coast L Acquisition Corp., a wholly owned subsidiary of TPCO. The shares of Coast L Acquisition Corp. are exchangeable on a one-for-one basis into Common Shares. We also paid an additional $3.1 million upon closing and assumed approximately $1.9 million of debt.

Highlights of the Quarter Ended September 30, 2022

Revenue Growth and Gross Margin Improvement Initiatives During the Three Months Ended September 30, 2022

To drive revenue growth and margin improvement in stores, during the three months ended September 30, 2022, the Company:

1.	Focused on increasing new and returning traffic by introducing and expanding high quality, limited batch Flower brands which include: BLEM, Teds Budz, Alien Labs, Connected, Fig Farms and Marathon.

2.	Focused on increase in our average basket size by introducing and expanding Ounces and Half Ounces to our Flower assortment.

3.	Continued to focus on curating a localized assortment that is relevant and consistently appealing.

4.

Rolled out Treez point of sale system in all Coastal and Calma locations. Caliva locations will be transitioned in the fourth quarter of 2022. Treez is a leading commerce platform for cannabis retailers.

5.

Significantly increased exposure and advertising on Weedmaps, e.g., push messaging, side banners, improved placement on search pages and programmatic marketing. Weedmaps is a third party platform for users interested in purchasing cannabis.

6.	Held several vendor supported promotions for various brand launches by Stiiizy and Raw Garden

7.	Hired street teams to help localize brand awareness and purchased significant billboard space.

8.	Built out a robust product demonstration schedule to develop brand engagement with customers and increase sell through.

9.	Opened the Coastal Concord location during September 2022.

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Completion of Acquisition of Calma West Hollywood

During the three months ended September 30, 2022, we acquired the 15% of the equity of Calma West Hollywood (“Calma”) that we did not own in exchange for 1,762,495 Common Shares.

RCVRY New Product Launch

RCVRY: A premium cannabis product launched in September 2022 at our Calma location. RCVRY is a brand collaboration featuring Nordan Shat aka “Faze Rain” from the FaZe Clan (NASDAQ: FAZE) gaming community with a fan base of over 510 million across combined social platforms. Our RCVRY cannabis launch coincided with Nordan’s “public resurfacing” following his accident that left him temporarily paralyzed. Nordan is currently filming and releasing content across his social channels that follow his road to recovery (RCVRY).

East Coast Expansion

On July 6, 2022, we announced our first out of California state licensing and cultivation production agreement (the “Licensing Agreement”) with Curio. The agreement will bring the Company’s brands and products to the State of Maryland with anticipated market launch in late 2022.

Initial brands to be introduced under the terms of the Licensing Agreement include Monogram, Caliva, Mirayo by Santana, Cruisers and other TPCO-owned brands, in a variety of product form factors including jarred fresh flower, pre-rolls, premium vapes, and infused gummies and chocolates. Some of the products will feature signature strains of cannabis cultivated by Curio in collaboration with The Parent Company. The Parent Company brands are expected to initially be available at Curio’s Far & Dotter dispensaries, with broad wholesale distribution to dispensaries across the State of Maryland to follow.

Under the terms the Licensing Agreement, Curio will exclusively manufacture, distribute, market and sell the Company’s branded products in the State of Maryland according to the product specifications and quality standards established by The Parent Company. The Licensing Agreement has an initial term of four years with further renewal terms and anticipates a potential expanded partnership into additional states.

Social Equity

On July 1, 2022, we agreed to make a follow-on $200,000 investment in our existing Josephine & Billie’s investment. Women-founded and led, Josephine and Billie’s is LA’s first cannabis speakeasy that gives Women of Color a tailored cannabis experience. We support Josephine and Billie’s mission to be inclusive, communal and put the needs of Women of Color at the forefront. The Parent Company is proud to make this follow-on investment to provide Josephine & Billie’s the funds needed to help build a sustainable business.

The Company plans to reposition its Social Equity Ventures to become the centralized owner of all corporate social responsibility activities undertaken with the mission to provide Black and underrepresented minorities with the foundation to succeed in the legal cannabis industry through education, advocacy and access to capital. Social Equity Ventures will be rebranded as “Legacy Ventures”.

Highlights of the Quarter Ended June 30, 2022

Profitability – Gross Margin Improvement & Cost Reduction

Our operations team focused its plans on two key activities with the aim of improving the overall profitability and health of the business and reducing cash burn: (i) increasing gross margin and (ii) reducing costs.

•	Product / Retail Focus Areas

•	Leveraging vendor relationships to improve speed to consumers and product cost

•	Omni-channel consolidation of stores and delivery in one location – reduces fixed costs and inventory management complexity by eliminating stand-alone delivery depots unless such depots achieve volume metrics necessary to be profitable

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•	Logistics Consolidation

•	Distribution center consolidation – reduces fixed costs and inventory management complexity

•

Outsourcing logistics to industry-leading platforms – reduces complexity and increases revenue by leveraging their sales platforms to access more business-to-business customers in the wholesale space as demonstrated by our recent agreement to transition our wholesale distribution activities to Nabis, a leading cannabis wholesale platform in California. This is expected to immediately reduce annual payroll expense with further savings to be realized from the reduction in operational complexity and expense synergies. The wholesale agreement includes the Company’s entire wholesale portfolio and will utilize a multi-channel sales platform to reach its current and prospective customers as well as providing the Company with additional data to better serve its customers.

•	Real Estate Optimization

•	The Company has renegotiated several long-term leases and subleased excess real estate

•

As previously announced, the Company completed the sale and leaseback of its property on Pullman Avenue, San Jose, California. The Company received $6,000,000 in cash promptly upon signing and a $500,000 promissory note receivable over five years. The Company leased back the space for a ten year term with an option to terminate early after five years and with two five-year options to extend the term at a base rent of $552,500

New In-Store Initiatives

The Company implemented the following in-store initiatives during the three months ended June 30, 2022 to drive omni-channel retail sales growth:

•	New interactive displays improving the retail counter experience; adding shelving to pull live product to the sales floor keeping budtenders engaged with the customer

•	“Smell before you buy” experience by adding bud pod tables to create an interactive customer experience with our flower assortment

•	Added a Blaze Bar experience where customers can learn how to roll a joint, dab, understand terpenes, or take a cannabis education workshop

•	The Parent Company—Pure Beauty partnership to launch cannabis pre-rolls, with billboard advertising featuring rapper and songwriter, Timbaland

•	Focus on promoting higher margin TPCO first party products sales at all locations with “daily deals,” like the below.

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Highlights of the Quarter Ended March 31, 2022

Operations

During the quarterly period ended March 31, 2022 (“Q1 2022”) we focused on optimizing its operations and leveraging the assets we acquired in 2021 to achieve higher gross margins and reduce cash burn. We aggressively changed our product mix in Q1 2022 by shifting its focus to higher margin omni-channel retail business from lower gross margin wholesale business and has demonstrated substantial gross margin improvement: Q1 2022 realized gross margin of 24.6% compared with 17.6% in Q1 2021. Gross profit also improved in absolute dollars terms: $8,184,382 in Q1 2022 compared with $7,043,120 in Q1 2021, despite a reduction in top line revenue.

We changed our mergers & acquisitions strategy going forward to be more opportunistic and selective rather than as a core function to achieve rapid growth.

Sale and Leaseback of Pullman Property

During the first quarter of 2022, we completed the sale and leaseback of our property on Pullman Avenue in San Jose, California. We received $6,000,000 up front and a $500,000 promissory note receivable over five years. We leased back the space for a ten year term with an option to terminate early after five years and with two five-year options to extend the term at a base rent of $552,500.

Social Equity

During the first quarter of 2022, we entered into a 50/50 agreement with Peakz NFT, LLC, an entity formed by social equity entrepreneur Jessie Grundy, to develop and launch a collection of cannabis-focused non-fungible token’s (“NFT’s”) referred to as “Digistrains”. The Company invested $150,000 to seed the initiative (the “Initial Capital Contribution”) and expects the Digistrain NFT collection to be launched in the near future. Any distributions from this initiative must first be utilized to repay the Initial Capital Contribution before being shared amongst members of the joint venture.

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Highlights of the Year Ended December 31, 2021

Acquisition of Coastal – (5) Operating Retail Locations, (1) Additional Retail License, and (2) Operating Delivery Depots

On October 1, 2021, we entered into a Unit Purchase Agreement (as subsequently amended, the “Purchase Agreement”) to acquire 100% of the equity of Coastal Holding, a California retail dispensary and delivery operator for $16.2 million in cash with contingent consideration of up to $40 million in our equity upon completion of milestone events and a $9 million option (the “Coastal Option”), $4.5 million of which was pre-paid $4.5 million of the Option.

At the time we entered into the Purchase Agreement, we advanced $20,700,000 of cash to Coastal Holding, as well as entered into Management Service Agreements (“Coastal MSAs”) with Coastal Holding and certain of its subsidiaries (collectively “Coastal”). As part of the arrangement, we received 9.5% direct interest in Varda Inc., an operating dispensary, as well as an agreement to acquire the remaining 90.5% for $4,500,000 when approval for the transfer of that entity’s license is received.

The Purchase Agreement and the Coastal MSAs provided us with the power to manage and make decisions that affected the operations of Coastal and Varda Inc., including the management and development of dispensary operations. Pursuant to the Purchase Agreement and Coastal MSAs, we were entitled to a management fee equal to 100% of the revenues generated and were responsible for 100% of the costs and expenses of Coastal. With respect to Varda Inc., we were entitled to 100% of the revenues generated and were responsible for 100% of the costs and expenses, while the non-controlling interest (“NCI”) holder was entitled to 45.25% of any profit distributions. We determined that the MSAs provide us with a controlling financial interest in Coastal and its subsidiaries and, as such, Coastal’s financial result have been consolidated in our financial statements since the fourth quarter of 2021.

As discussed below, we completed the acquisition of Coastal Holding on November 14, 2022 pursuant to an Agreement and Plan of Merger, which terminated the Purchase Agreement. See the section entitled, “Business—General Development of the Business—The Parent Company—Coastal Acquisition.”

Acquisition of Calma – A Premier Retail Location West Hollywood

We entered into the definitive agreement to acquire 100% of the equity of Calma, an operating dispensary located in West Hollywood, California for total consideration of $11,500,000 comprised of $8,500,000 in cash and $3,000,000 in Common Shares. The effective date of the first closing was October 1, 2021, whereby we acquired 85% of Calma’s equity which is the maximum allowed by the City of West Hollywood. The Company expects to complete the second closing for the remaining 15% of Calma’s equity during 2022, as local regulations permit. In accordance with the agreement, the Company transferred $1,500,000 in cash into escrow, which was released to us when the remaining 15% was acquired and we issued the related Common Shares to the seller in the third quarter of 2022.

Expansion of Fun Uncle Cruisers Value Vape Cartridge Line

In celebration of Green Wednesday, November 24, 2021, we announced the extension of our popular vape cartridge line, Fun Uncle Cruisers by introducing four new flavors – Blue Dream, Pineapple Express, Sunset Sherbet and Grandaddy Purple.

The product line expansion of convenient, reliable and affordable Fun Uncle Cruisers arrived on our omni-channel retail locations just in time for Green Wednesday and features four tasty new flavors- almost doubling the options available for fans of this popular product line. Consumers will have the opportunity to select from a broad range of effects, whether kick starting their day or winding it down. The flavors include: Blue Dream, a Sativa cartridge which tastes like sweet mixed berries, blue raspberry and pine; Pineapple Express, a bright and tropical Hybrid option with notes of juicy pineapple; Sunset Sherbet, a chill sunset Indica companion, which tastes of sweet cherry and citrus sorbet; and Grandaddy Purple, a sweet, dessert-like Indica with juicy grape and berry flavor. Cruisers feature a full gram of quality oil for just $25, packaged in reliable Universal 510 cartridges, and available in a variety of popular strains.

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Effectiveness of Form 10 Registration Statement

Our registration statement on Form 10 (the “Registration Statement”) originally filed with the Securities and Exchange Commission (“SEC”) on August 9, 2021, became effective on October 8, 2021. The Registration Statement registered the Common Shares and share purchase warrants (the “Warrants” and, together with the Common Shares, the “Securities”) under Section 12(g) of the Exchange Act in advance of potentially being permitted to list the Common Shares and the Warrants on the New York Stock Exchange or the Nasdaq Stock Market. As a result of the registration of the Securities, the Company now, among other things, files periodic (Forms 10-K and 10-Q) and current (Form 8-K) reports with the SEC and is subject to additional legal and financial compliance costs.

Share Repurchase Agreements

On July 29, 2021, we entered into automatic share repurchase agreements with certain employees to repurchase no more than 1,725,000 Common Shares that had been issued as part of the Qualifying Transaction. The Common Shares were repurchased at market value over a three-month period beginning September 1, 2021, and then subsequently cancelled. We completed its repurchase program for an aggregate of 1,725,000 Common Shares during the fourth quarter of 2021.

Acquisitions

Martian Delivery

On August 16, 2021, we, through our wholly owned subsidiary TPCO US Holding LLC, acquired all of the issued and outstanding membership interests of Martian Delivery LLC (“Martian Delivery”), an operating retail dispensary located in the City of Sacramento, California, from its existing stockholders for $237,500 cash and $237,500 in promissory notes payable.

Kase’s Journey

On August 2, 2021, we, through our wholly owned subsidiary Caliva CARECE1 LLC, acquired all of the issued and outstanding equity interests of Kase’s Journey Inc. (“Kase’s Journey”), an operating retail dispensary located in Ceres, California, from its existing stockholders for $1,300,000 in cash at signing, subject to adjustments, and $1,300,000 in cash at transfer, subject to a $644,541 holdback to cover any potential undisclosed liabilities, which occurred on April 27, 2022.

Lock-up Agreements

On July 28, 2021, the Company entered into lock-up agreements with certain members of the Company’s leadership team and the entire board of directors who held approximately 34,000,000 issued and outstanding Common Shares. Pursuant to the lock-up agreements, each counterparty has agreed that, subject to certain exceptions, they will not, without the written consent of the Company, sell, pledge, grant any option, right or warrant for the sale of or otherwise lend, transfer assign or dispose of any of their locked-up shares until January 28, 2022. On January 28, 2022, the lock-up agreements were renewed for a further 12-months.

San Diego Delivery Hub

On July 16, 2021 we announced the launch of a delivery hub in Chula Vista, California, to provide improved access our quality cannabis products through Caliva’s on-demand direct-to-consumer platform. This hub serviced an area covering an additional 3.3 million residents of the greater San Diego area. However, as discussed above, during the third quarter of 2022, we elected to dispose of the Chula Vista delivery depot in connection with changes to California’s cannabis delivery regulations to increase the allowed delivery “case pack value” limit that took effect in November 2022. These new regulations allow many geographic regions to be more efficiently managed.

New DELI by Caliva Location

On August 13, 2021, we announced the opening of our latest DELI by Caliva location in Hanford, California. This store services the Central Valley in conjunction with the brand’s existing operational delivery hub. The opening of the new DELI by Caliva location marked the Company’s retail entrance into the Hanford community, which was previously supplied by the brand’s in-house delivery service via Caliva.com or through Caliva’s App.

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Expansion of Product Portfolio with Launch of “Well by Caliva” Lotions and Tinctures

On August 24, 2021, we announced the launch of a new line of wellness products, Well by Caliva. The line offers lotions and tinctures in three categories - Well Balanced, Well Rested and Well Relieved - allowing consumers to pick the products that best cater to their needs. Launched in during National Wellness Month, this line of wellness focused products seeks to meet consumers and their desired effects head on. The launch of the wellness line marks our first CBD- and THC-based line of self-branded wellness geared products under the Caliva label, Well By Caliva.

Normal Course Issuer Bid

On August 16, 2021, we announced that the Neo Exchange Inc. (the “Exchange”) had accepted our notice of intention to commence a Normal Course Issuer Bid (the “Common Share Bid”) for Common Shares and a Normal Course Issuer Bid (the “Warrant Share Bid” and, together with the Common Share Bid, the “Bids”) for the Company’s Share Purchase Warrants to acquire Common Shares (the “Warrants”).

Pursuant to the Bids, we were entitled to repurchase on the open market (or as otherwise permitted), up to 4,912,255 Common Shares and 1,791,875 Warrants, representing approximately 5% of the issued and outstanding of each of the Common Shares and the Warrants subject to the normal terms and limitations of such Bids and an aggregate cap of $25,000,000. Any Common Shares or Warrants purchased under the Bid would have been cancelled. The Bids were effective on August 18, 2021 and were to end on the earlier of (i) August 17, 2022, (ii) $25,000,000 of purchases under the Bids, and (iii) the completion of purchases under the applicable Bid. As at December 31, 2021, we repurchased 157,600 Common Shares under this program for $603,165, and no additional purchases were made under this program prior to its expiration.

Launch of Shoppable Cannabis App on Apple

On July 19, 2021 we announced the launch of an upgraded, shoppable app available through Apple’s App Store, allowing California-based consumers to make cannabis purchases through the app and to receive rewards through our integrated loyalty program, Caliva CLUB. The shoppable Caliva app is available for download now through the Apple App store for consumers 21 and older throughout California.

Mercer Park Brand

On July 2, 2021, we announced that our previously disclosed conditional agreement to complete a $50,000,000 strategic investment in Glass House Group, Inc. through a private placement offering by Mercer Park Brand Acquisition Corp. had been terminated.

Mosaic.Ag

On May 16, 2021, we entered into a membership interest purchase agreement (the “Membership Interest Purchase Agreement”) to obtain leasehold interests of approximately 10 years duration in each of four one-acre parcels of land that are licensed for outdoor cannabis grow (collectively, the “Outdoor Grow Properties”). On May 21, 2021 (the “Effective Date”), we entered into series of cultivation and supply agreements with each of the leaseholders of the Outdoor Grow Properties and Mosaic. AG, Inc. (“Mosaic.Ag”), pursuant to which Mosaic.Ag agreed to cultivate cannabis on each of the Outdoor Grow Properties on our behalf for a period commencing on the Effective Date and ending at least three years from the closing of the transactions contemplated by the Membership Interest Purchase Agreement, with options to extend for up to five years (the “Cultivation and Supply Agreements”). Under the terms of the Membership Interest Purchase Agreement, as of the Effective Date, we and Mosaic.Ag obtained access to the Outdoor Grow Properties and began to commence cannabis cultivation activities under the Cultivation and Supply Agreements. The purchase price under the Membership Interest Purchase Agreement is $6,000,000 in cash, $2,500,000 in Common Shares payable on the closing date (with the number of shares issued based on the volume-weighted average price per common share for the ten consecutive trading days prior to the closing date) and up to 1,309,263 of our common shares subject to an earnout based on the production value of cannabis grown on the Outdoor Grow Properties over the twenty-four months following the Effective Date. The closing of the transactions contemplated by the Membership Interest Purchase Agreement are dependent on the satisfaction of various closing conditions, multiple of which were not met by the end of the second quarter of 2022 as required by the Membership Interest Purchase Agreement. Further, Mosaic.Ag was unable to produce sufficient quantities of biomass according to our quality standards and pursuant to the Cultivation Supply Agreements. For the foregoing reasons, we delivered to Mosaic on June 30, 2022 notice of our exercise of our contractual rights to terminate each of the Cultivation and Supply Agreements and the Membership Interest Purchase Agreement effective on such date. Pursuant to the terms of the Membership Interest Purchase Agreement, on the Effective Date, we advanced to the seller $5,650,000 secured by a promissory note, which note is now past its maturity date. Pursuant to the terms of the Cultivation and Supply Agreements, we made payments for cannabis product in advance based on a projected aggregate yield, with Mosaic owing a refund for any overpayment in the event of the actual yield (as measured at the conclusion of the growing season) being less than the projected yield, which event did transpire, triggering a refund owed to Company of approximately $1,500,000. There can be no assurance the promissory note and/or the overpayment amount will be repaid in full, or at all. We expect to pursue repayment of such debts through appropriate legal actions.

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New Product: Caliva Flowersticks

On April 30, 2021, we announced our partnership with Omura, a first-of-its kind whole flower vaporizer. The Parent Company entered Omura’s “heat-not-burn” category with the launch of Caliva Flowersticks, a line of 100% whole flower cannabis pre-filled paper cartridges featuring three signature Caliva strains.

Brand Rationalization

During the three months ended March 31, 2021, we went through a brand rationalization exercise consolidating from 17 brands to eight brands. Focusing on the largest categories of flower, vape, edible, and pre-rolls, our Caliva brand had two strains in January and February 2021 (Alien OG and Shotgun OG, respectively) that were in the Top 25 for all products regardless of product category according to BDS Analytics, Inc.

Extending the remaining product lines and taking advantage of our integration, we launched Fun Uncle Cruisers, which is a 1g vape cartridge. Launched on March 24, 2021, Fun Uncle Cruisers was the top selling brand in Caliva stores and delivery depots in April 2021.

Closing of the Qualifying Transaction / Business Combinations

On November 24, 2020, we announced that it we had entered into definitive transaction agreements in respect of each of Caliva and LCV, pursuant to which the Company would acquire all of the equity of Caliva and LCV. Concurrent with the completion of the Qualifying Transaction, LCV acquired SISU. At the same time, the Company executed an agreement with Caliva, OGE, SC Branding, LLC and SC Vessel 1, LLC to acquire the remaining shareholdings of OGE and entered into a Brand Strategy Agreement with SC Branding, LLC for certain services of Shawn C. Carter p/k/a JAY-Z.

Additionally, concurrently with the completion of the LCV acquisition, LCV acquired SISU in accordance with the Agreement and Plan of Merger between LCV and SISU, dated November 24, 2020.

The above transactions closed on January 15, 2021, and the acquisition of SC Vessel 1, LLC’s interest in OGE closed on January 19, 2021. The acquisition of Caliva and LCV constitutes the Company’s Qualifying Transaction.

Each of the acquisitions is a business combination accounted for using the acquisition method in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 Business Combinations (“ASC 805”).

Total acquisition-related transaction costs incurred by us in connection with the acquisitions was $493,584 (December 31, 2020 - $6,316,683).

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In the year ended December 31, 2021, we finalized the purchase price allocation to the individual assets acquired and liabilities assumed using the acquisition method. The fair values of the assets to be acquired and the liabilities to be assumed by the Company in connection with the acquisitions are as follows:

	Caliva/OGE	LCV	SISU	Total
Total consideration transferred (i)	$619,766,731	$120,651,941	$92,188,146	$832,606,818
Assets acquired
Cash, restricted cash and cash equivalents	11,164,957	3,022,262	976,906	15,164,125
Accounts receivable	2,006,699	1,090,811	1,022,532	4,120,042
Inventory	11,910,959	6,258,063	5,580,258	23,749,280
Prepaid expenses	3,589,808	215,938	82,701	3,888,447
Indemnification assets	2,199,029	2,000,000	—	4,199,029
Property and equipment	7,785,157	3,305,145	1,163,902	12,254,204
Intangible assets	187,600,000	20,740,000	46,200,000	254,540,000
Right-of-use assets – operating	12,115,573	4,461,809	880,863	17,458,245
Right-of-use assets – finance	26,176,837	—	—	26,176,837
Investment in associate	—	6,500,000	—	6,500,000
Investment in non-marketable securities	591,545	—	—	591,545
Security deposits and other	869,238	137,051	34,175	1,040,464

Total assets acquired	266,009,802	47,731,079	55,941,337	369,682,218

Liabilities assumed
Accounts payable and accrued liabilities	26,130,222	14,817,802	8,242,144	49,190,168
Consideration payable	2,458,844	2,972,782	—	5,431,626
Loans payable	3,060,250	298,436	—	3,358,686
Line of credit	—	—	1,000,000	1,000,000
Deferred tax liability	35,483,327	4,199,766	—	39,683,093
Lease liabilities	49,746,261	4,461,809	1,183,451	55,391,521

Total liabilities assumed	116,878,904	26,750,595	10,425,595	154,055,094

Goodwill	$470,635,833	$99,671,457	$46,672,404	$616,979,694

(i) Total consideration transferred is comprised of the following:

	Caliva/OGE	LCV	SISU	Total
Upfront consideration
Cash	$465,140	$177,970	$11,089,535	$11,732,645
Liabilities settled in cash as part of the Qualifying Transaction	12,614,773	15,400,000	3,560,593	31,575,366
Liabilities settled in shares as part of the Qualifying Transaction	—	—	4,264,597	4,264,597
Common shares	408,178,567	57,529,825	63,581,153	529,289,545
Common shares to be issued	1,567,549	5,897,750	9,692,268	17,157,567
Consideration payable	1,000	5,120	—	6,120
Contingent consideration (liability) – Trading price consideration	191,077,970	41,641,276	—	232,719,246
Contingent consideration (liability) – Other	—	—	—	—
Contingent consideration (equity)	2,372,231	—	—	2,372,231
Replacement options	3,489,501	—	—	3,489,501

Total consideration transferred	$619,766,731	$120,651,941	$92,188,146	$832,606,818

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 Each of the acquisitions is subject to specific terms relating to satisfaction of the purchase price by us and incorporates payments in cash and Common Shares as well as certain contingent consideration. Contingent consideration has been classified as either a financial liability or equity consistent with the principles in ASC 480 Distinguishing Liabilities from Equity.

The table above summarizes the fair value of the consideration given and the fair values assigned to the assets acquired and liabilities assumed for each acquisition. Goodwill arose in these acquisitions because the cost of acquisition included a control premium. In addition, the consideration paid for the combination reflected the benefit of expected revenue growth and future market development. These benefits were not recognized separately from goodwill because they do not meet the recognition criteria for identifiable intangible assets.

The total consideration transferred for the acquisitions is summarized below:

Acquisition of Caliva and OGE

The acquisition of Caliva, including 50% interest in OGE, closed on January 15, 2021, and the acquisition of the additional 50% interest in OGE closed on January 19, 2021. However, the closing of the additional 50% interest in OGE was automatic and contingent on the closing of Caliva. As a result, the Company gained control of both Caliva and OGE on January 15, 2021.

The acquisitions of Caliva and OGE were accounted for as one transaction as the contracts were negotiated at the same time and in contemplation of one another in order to achieve the overall objective of obtaining control of both companies. The Company acquired all of the issued and outstanding equity interests of Caliva and OGE from the existing stockholders for up to 32,365,412 Common Shares, of which 117,756 Common Shares were to be issued as at December 31, 2021, and $466,140 of cash, with certain stockholders receiving cash at $10.00 per share in lieu of Common Shares for regulatory purposes. In addition, the consideration transferred includes contingent consideration and replacement stock options, as outlined below. The stock consideration was valued based on the Common Share price on the date of acquisition, January 15, 2021. As at December 31, 2021, the Company was in the process of settling the above issuance of Common Shares and cash.

The Company also issued the following contingent consideration:

(a)

Trading price consideration – The Caliva and OGE stockholders received a contingent right for up to 18,356,299 additional Common Shares (the “pool of Common Shares”) in the event the 20-day volume weighted average trading price (“VWAP”) of the Common Shares reaches $13.00, $17.00 and $21.00 within three years of closing, with one-third issuable upon the achievement of each price threshold, respectively. The pool of Common Shares is to be shared with Caliva option holders who were employees of Caliva at the time of the transaction (“Caliva employee option holders”). In order to receive their share of the contingent consideration, Caliva employee option holders must be employed by the Company at the time the contingent consideration is paid out. The portion of the pool of Common Shares that may be paid to Caliva employee option holders is being accounted for as employee stock-based compensation and is being expensed over the estimated vesting period. The portion of the pool of Common Shares that may be paid to former Caliva and OGE stockholders is being accounted for as contingent consideration in the amount of $191,077,970 and is included in the consideration transferred above.

(b)

Earn-out stock – The Caliva stockholders received a contingent right for up to 3,929,327 additional Common Shares if the aggregate consolidated cash of the Company at closing, net of short-term indebtedness, was less than $225,000,000. As the consolidated cash at the time of closing was above this amount, no additional Common Shares will be issued, and no value has been attributed to this in the transaction.

(c)	Other – We also held back 304,000 Common Shares related to U.S. Paycheck Protection Program loans. The fair value associated with the contingent consideration at the transaction date was nil.

(d)

Escrow Shares – 187,380 Common Shares were placed into escrow and will be issued when subsidiaries of Caliva receive their licenses. This is presented as contingent stock to be issued in equity. If the licenses are not obtained, the stock will be issued to Caliva former stockholders, and therefore have been included as part of consideration.

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We issued replacement stock options to Caliva employee option holders. We recognized $3,489,501 in consideration associated with these replacement stock options. This represents the fair value of the awards as at January 15, 2021 that relates to past service of those employees.

Lastly, as part of the Qualifying Transaction, certain liabilities of Caliva were extinguished. As a result, they have been included in consideration transferred and excluded from net assets acquired.

The goodwill acquired was associated with Caliva and OGE’s workforce and expected future growth potential and is not expected to be deductible for tax purposes.

Acquisition of LCV

We acquired all of the issued and outstanding equity interests of LCV from the existing stockholders of LCV for up to 5,010,077 Common Shares, of which 154,348 were Common Shares to be issued as at December 31, 2021, and $183,090 cash, with certain stockholders receiving cash at $10.00 per Common Shares in lieu of Common Shares for regulatory purposes. The share consideration was valued based on the share price on the date of acquisition, January 15, 2021. As at December 31, 2021, the Company was still in the process of settling the issuance of Common Shares and cash.

The Company also issued the following contingent consideration:

(a)

Trading price consideration – The LCV stockholders have a contingent right for up to 3,856,955 additional Common Shares in the event the 20-day VWAP of the Common Shares reaches $13.00, $17.00 and $21.00 within three years of closing, with one-third issuable upon the achievement of each price threshold, respectively. The fair value of the contingent consideration on January 15, 2021 was $41,641,276 and is included in consideration transferred above.

(b)	Other – The Company held back 299,800 of Common Shares that are contingent on the outcome of certain events. The fair value associated with the contingent consideration at the transaction date is nil.

Lastly, as part of the Qualifying Transaction, certain liabilities of LCV were extinguished. As a result, they have been included in consideration transferred and excluded from net assets acquired.

The goodwill acquired was associated with LCV’s workforce and expected future growth potential and is not expected to be deductible for tax purposes.

Acquisition of SISU

The Company acquired all of the issued and outstanding units of SISU from the existing members of SISU for 5,787,790 Common Shares, of which 765,582 were Common Shares to be issued, and $11,089,535 in cash. The share consideration was valued based on the Common Share price on the date of acquisition, January 15, 2021. The goodwill acquired is associated with SISU’s workforce and expected future growth potential and was expected to be fully deductible for tax purposes at the state level. The Common Shares to be issued were issued in June 2021.

Lastly, as part of the Qualifying Transaction, certain liabilities of SISU were extinguished by issuing 336,856 common stock and cash. As a result, these have been included in consideration transferred and excluded from net assets acquired.

Management’s Use of Non-GAAP Financial Measures

This MD&A contains certain financial performance measures, including “EBITDA” and “Adjusted EBITDA,” that are not recognized under U.S. Generally Accepted Accounting Principles (“GAAP”) and do not have a standardized meaning prescribed by GAAP. As a result, these measures may not be comparable to similar measures presented by other companies. For a reconciliation of these measures to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” of this MD&A.

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EBITDA

We believe EBITDA is a useful measure to assess our performance as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization.

Adjusted EBITDA

We believe Adjusted EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define Adjusted EBITDA as EBITDA adjusted to exclude extraordinary items, non-recurring items and, other non-cash items, including, but not limited to (i) stock-based compensation expense, (ii) fair value change in contingent consideration and investments measured at Fair Value Through Profit and Loss (“FVTPL”) (iii) non-recurring legal and professional fees, human-resources, inventory and collections-related expenses, (iv) extraordinary expenses related to COVID-19 (v) intangible and goodwill impairments and loss on disposal of assets, (vi) transaction costs related to merger and acquisition activities, and (vii) non-cash sales and marketing expenses.

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Results of Operations

Comparison of the unaudited nine months ended September 30, 2022 and 2021

The following table summarizes our results of operations for the three and nine months ended September 30, 2022 and 2021.

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
(Unaudited, in United States dollars)
Sales, net of discounts	$19,560,190	$18,894,135	$63,674,204	$55,385,321
Cost of sales	12,942,068	13,893,643	44,316,034	43,774,625
Gross profit	6,618,122	5,000,492	19,358,170	11,610,696

Impairment loss	127,815,307	485,601,121	130,244,837	560,500,228
Operating expenses	36,838,444	30,936,988	108,036,813	128,763,201

Loss from operations	(158,035,629)	(511,537,617)	(218,923,480)	(677,652,733)

Other income (expense)
Interest expense	(1,183,968)	(1,093,562)	(3,694,798)	(3,757,176)
Gain on debt forgiveness	-	-	-	3,358,686
Loss on disposal of assets	-	(137,042)	(317,787)	(3,656,707)
Change in fair value of investments at fair value through profit loss	(388,878)	(768,030)	(421,974)	(418,818)
Change in fair value of contingent consideration	3,558	38,178,321	642,153	220,997,087
Other income	524,230	1,521,164	1,633,525	4,198,444
	(1,045,058)	37,700,851	(2,158,881)	220,721,516

Loss before income taxes	(159,080,687)	(473,836,766)	(221,082,361)	(456,931,217)

Income tax recovery (expense)	24,460,758	(3,935,160)	24,418,531	6,541,380
Loss and comprehensive loss from continuing operations	(134,619,929)	(477,771,926)	(196,663,830)	(450,389,837)

Loss from discontinued operations, net of income tax	(2,327,414)	(83,578,124)	(4,302,730)	(86,074,460)
Loss from classification to discontinued operations, net of income tax	(11,082,725)	-	(11,082,725)	-
Net loss	$(148,030,068)	$(561,350,050)	$(212,049,285)	$(536,464,297)

Loss and comprehensive loss attributable to shareholders of the company	$(147,985,084)	$(561,350,050)	$(211,800,036)	$(536,464,297)
Loss and comprehensive loss attributable to redeemable non-controlling interest	(44,984)	-	(249,249)	-
Net loss	$(148,030,068)	$(561,350,050)	$(212,049,285)	$(536,464,297)

Per share - basic and diluted
Loss per share from continuing operations	$(1.30)	$(4.85)	$(1.94)	$(4.80)
Loss per share from discontinued operations	(0.13)	(0.85)	(0.15)	(0.92)
Loss per share	$(1.43)	$(5.70)	$(2.09)	$(5.72)
Weighted average number of common shares	103,489,965	98,421,935	101,154,772	93,802,606

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 Discontinued Operations - Bulk Wholesale Business

During the third quarter of 2022, we made the strategic decision to exit our low margin bulk wholesale business (SISU) during the third quarter of 2022 to reduce complexity, prioritize higher-margin activities and conserve cash. Ultimately, we were successful in disposing of our bulk wholesale business on October 31, 2022. The bulk wholesale business generated revenue from the sale of bulk flower and oil produced in-house. As such, the bulk wholesale business has been presented as discontinued operations commencing in the third quarter of 2022 in our financial statements. All comparative information has been restated to remove the bulk wholesale discontinued operations results practically meaning that in our Statement of Operations, we no longer show the revenues and costs of the bulk wholesale business consolidated with our continuing operations but rather just the net losses incurred from this business below loss from continuing operations (i.e., discontinued operations loss of $2,327,414 and $4,302,730 for the three and nine months ended September 30, 2022 compared to a discontinued operations loss of $83,578,124 and $86,074,460 in the three and nine months ended September 30, 2021). Further, we recorded a loss from classification to discontinued operations of $11,082,725 in the three and nine months ended September 30, 2022 compared to $nil in the three and nine months ended September 30, 2021. We believe exiting this business will reduce operating losses going forward.

Sales Revenue

During the third quarter of 2022, we focused on optimizing our operations and leveraging the assets we acquired in 2021 to achieve higher gross margins and reduce cash burn. Our results for the nine months ended September 30, 2022 include the various omni-channel retail growth acquisitions we made during 2021 including: Martian Delivery (during the third quarter of 2021), Kase’s Journey (during the third quarter of 2021), Calma and Coastal (both initiated during the fourth quarter of 2021).

We consider ourselves post the exit of the bulk wholesale business to have one sales channel - omni-channel retail (brick and mortar retail, e-commerce pick up & delivery, as well as the sale of various branded wholesale products). We directly sell first party and selected third party products into dispensaries across California, leveraging in-house sales teams, as well as the two wholesale distribution centers in San Jose and Costa Mesa, respectively. As discussed above, we have transitioned our wholesale distribution activities to Nabis, a leading cannabis wholesale platform in California.

As of September 30, 2022, we operate twelve omni-channel retail locations and two stand-alone delivery depots (one of which is expected to close by the end of fiscal year 2022). We operate four store brands, Caliva, Deli by Caliva, Coastal and Calma.

Our continuing operations revenue for the three and nine months ended September 30, 2022 was $19,560,190 and $63,674,204 compared to $18,894,135 and $55,385,321 in the comparative three and nine month periods ending September 30, 2021 representing growth of 3.5% and 15% respectively.

We achieved omni-channel retail growth as the comparative period did not include the financial results contributed by Coastal and Calma all of which were acquired subsequent to September 30, 2021. The consolidation of Coastal and Calma in the three and nine months ended September 30, 2022 offset a decrease in same store revenue and average order volume at several retail locations that are presented in the three and nine months ended September 30, 2021.

Gross Profit

Gross Profit reflects our revenue less our cost of sales, which consist of costs primarily consisting of labor, materials, consumable supplies, overhead, amortization of production equipment, shipping, packaging and other expenses.

Our continuing operations gross profit for the three and nine months ended September 30, 2022 was $6,618,122 (33.8%) and $19,358,170 (30.4%) compared with $5,000,492 (26.5%) and $11,610,696 (21%) in the three and nine months ended September 30, 2021. The improved gross margins represent the results of the various margin enhancing initiatives we implemented during 2022 as described in the highlights section of this MD&A.

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Operating Expenses

The following table summarizes our operating expenses for the three and nine months ended September 30, 2022 and 2021.

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
General and administrative	$9,717,296	$10,713,535	$31,554,670	$29,251,275
Allowance for doubtful amounts	722,456	460,358	3,303,791	546,975
Sales and marketing	2,687,884	2,478,499	9,812,259	37,901,914
Salaries and benefits	9,149,250	8,455,719	29,039,258	26,271,625
Share-based compensation	1,061,119	3,612,656	4,764,289	17,450,820
Lease expense	1,940,550	1,035,901	5,807,447	3,165,803
Depreciation and amortization	1,139,282	909,111	2,982,641	2,367,810
Amortization of intangible assets	10,420,607	3,271,209	20,772,458	11,806,979
	$36,838,444	$30,936,988	$108,036,813	$128,763,201

Operating expenses primarily include salaries and benefits, professional fees, rent and facilities expenses, travel-related expenses, advertising and promotion expenses, licenses, fees and taxes, office supplies and professional fees related to outside services, stock-based compensation and other general and administrative expenses.

For the three and nine months ended September 30, 2022, we recorded operating expenses of $36,838,444 and $108,036,813, respectively compared with $30,936,988 and $128,763,201 in the three and nine months ended September 30, 2021 comparative periods.

General and administrative costs were $9,717,296 and $31,554,670 in the three and nine months ended September 30, 2022 compared with $11,260,510 and $29,798,250 in the comparative ending in the three and nine months ended September 30, 2021. The $1,543,214 (14%) decrease in general administrative expenses achieved during the third quarter of 2022 due mainly to lower professional fees and savings from cost reduction initiatives implemented during the year. General and administrative costs for the nine months ended September 30, 2022 were $1,756,420 (5.9%) higher than in the nine-month comparative period due mainly to the cost of the consolidated 2021 year end audit including costs associated with accounting for the Qualifying Transaction incurred during the first quarter of 2022.

The allowance for doubtful accounts was $722,456 and $3,303,791 in the three and nine months ended September 30, 2022 compared with $460,358 and $546,975 in the three and nine months ended September 30, 2021. The increased allowance reflects management’s estimates for credit losses on various trade receivables and the Mosaic.Ag matter as described later in this MD&A.

Salaries and benefits totaled $9,149,250 and $29,039,258 in the three and nine months ended September 30, 2022 and $8,455,719 and $26,271,625 in the three and nine months ended September 30, 2021. The increases of $693,531 (8.2%) and $2,767,633 (10.5%) in the three and nine months ended September 30, 2022 is the result of the consolidation of additional head count acquired via the Coastal Holding, Martian Delivery, Kase and Calma acquisitions, severances of $409,128 net of restructuring efficiencies.

Share-based compensation totaled $1,061,119 and $4,764,289 in the three and nine months ended September 30, 2022 compared with $3,612,656 and $17,450,820 in the three and nine months ended September 30, 2021. Share based compensation is a non-cash expense and fluctuates with the number of restricted stock units (“RSUs”) granted in a period and the price of our Common Shares. The decrease in stock-based compensation expense was primarily attributable to the significant number of RSUs granted in connection with the Qualifying Transaction during 2021, as well as the fact that the market price of our Common Shares is lower in 2022 than it was in 2021.

Lease expense totaled $1,940,550 and $5,807,447 in the three and nine months ended September 30, 2022 and $876,285 and $3,165,803 in the three and nine months ended September 30, 2021. The increases reflect the numerous acquisitions made during 2021 which are consolidated in the financial results for the three and nine months ended September 30, 2022 whereby we increased the number of lease properties and our California footprint, as well as the Pullman property sale and lease back arrangement as previously disclosed.

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Depreciation of property, plant & equipment totaled $1,139,282 and $2,982,641 in the three and nine months ended September 30, 2022 compared with $909,111 and $2,367,810 in the three and nine months ended September 30, 2021. Depreciation is a non-cash expense and the slight expense increases in the periods represents the higher property, plant & equipment asset base owned by us at September 30, 2022 compared to September 30, 2021 due to the various acquisitions made in 2021.

Amortization of intangible assets totaled $10,420,607 and $20,772,458 in the three and nine months ended September 30, 2022 compared with $3,271,209 and $11,806,979 in the three and nine months ended September 30, 2021. Amortization is a non-cash expense. The increase in amortization expense is due to additional intangible assets acquired as part of the various acquisitions in 2021.

Non-Cash Impairment

In accordance with Accounting Standard Codification (ASC) Topic 350, we are required to assess our goodwill and other indefinite-lived intangible assets for impairment annually or in between tests if events or changes in circumstances indicate the carrying value of our assets may not be recovered. Further, under ASC 360, we are required to assess definite lived-intangible assets and long-lived assets whenever events or changes in circumstances indicate that their carrying amount may not be recoverable.

Impairment charges totaled $127,815,307 and $130,244,837 in the three and nine months ended September 30, 2022 compared with $485,601,121 and $560,500,228 in the three and nine months ended September 30, 2021. As part of the annual impairment assessment, our future forecasts considered changes in cash flow estimates due to lower cannabis industry growth rate assumptions and cost pressures due to higher U.S. inflation. While we remain optimistic that cannabis legalization will occur, our expected future cash flows reflect the current tax and regulatory environment. The issues faced by us are not unique to our operations as the entire California cannabis market has been impacted. We continue to focus on activities to create long-term shareholder value and restructure our business to reduce our operating costs.

Other Items

Interest (expense)

Interest expense totaled $1,183,968 and $3,694,798 for the three and nine months ended September 30, 2022 compared with $1,093,562 and $3,757,176 in the three and nine months ended September 30, 2021. The interest expense is primarily incurred on lease accounting for our right-of-use assets.

Discontinued Operations

We recorded a loss from discontinued operations (our bulk wholesale business) of $2,327,414 and $4,302,730 for the three and nine months ended September 30, 2022 compared to $83,578,124 and $86,074,460 in the three and nine months ended September 30, 2021. The much larger losses in the comparative period ended September 30, 2021 is primarily due to larger impairment losses recorded in this period. We further recorded a loss from classification to discontinued operations, net of income tax of $11,082,725 in the three and nine months ended September 30, 2022 compared with $nil in the three and nine months ended September 30, 2021.

Net loss and Comprehensive Loss

We recorded net losses of $148,030,068 and $212,049,285 in the three and nine months ended September 30, 2022 compared to $561,350,050 and $536,464,297 in the comparative period ended September 30, 2021. The reduction in losses is due primarily to lower impairment charges in the current periods and to a lesser extent due to higher realized margins and some operating cost efficiencies.

EBITDA

Our EBITDA loss was $146,336,830 and $193,632,464 for the three and nine months ended September 30, 2022 compared with $468,403,268 and $438,999,252 in the comparative periods ended September 30, 2021. The lower EBITDA losses are due to primarily lower impairment charges recorded in the three and nine months ended September 30, 2022 compared to the three and nine months ended September 30, 2021.

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Adjusted EBITDA

Our Adjusted EBITDA loss was $15,935,956 and $57,386,602 for the three and nine months ended September 30, 2022 compared with $14,462,740 and $37,574,589 in the comparative periods ended September 30, 2021. The increased Adjusted EBITDA losses are due to our increased size with our numerous acquisitions made during 2021, which are still being integrated. We are focused on improving our margins and reducing operating costs.

Our management views Adjusted EBITDA as the best measure of our underlying operating performance.

Reconciliation of Non-GAAP Measures

A reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable measure determined under GAAP is set out below.

	Three-months ended		Nine-months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
(Unaudited, in United States dollars)
Net loss and comprehensive loss from continuing	$(134,619,929)	$(477,771,926)	$(196,663,830)	$(450,389,837)
Income taxes from continuing operations	(24,460,758)	3,935,160	(24,418,531)	(6,541,380)
Depreciation and amortization from continuing operations	11,559,889	4,180,320	23,755,099	14,174,789
Interest expense from continuing operations	1,183,968	1,093,562	3,694,798	3,757,176
EBITDA	(146,336,830)	(468,562,884)	(193,632,464)	(438,999,252)
Adjustments:
Share based compensation expense	1,061,119	3,612,656	4,764,289	17,450,820
Other non-recurring items:
Fair value change of contingent consideration	(3,558)	(38,178,321)	(642,153)	(220,997,087)
Change in fair value of investments at fair value through profit or loss	388,878	768,030	421,974	418,818
Loss on disposal of assets	-	137,042	317,787	3,656,707
Impairment loss	127,815,307	485,601,121	130,244,837	560,500,228
Other taxes	-	-	-	2,243,441
De-SPAC costs	-	500,000	-	4,121,807
Restructuring costs	1,139,128	1,500,000	1,139,128	3,878,782
Sales and marketing expense	-	-	-	30,151,147
Adjusted EBITDA	$(15,935,956)	$(14,622,356)	$(57,386,602)	$(37,574,589)

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Comparison of the Years Ended December 31, 2021 and 2020

The following table summarizes our results of operations for the years ended December 31, 2021 and 2020.

	Years ended
	December 31, 2021	December 31, 2020
Sales	$173,414,881	—
Cost of sales	153,182,191	—

Gross profit	20,232,690
Impairment loss	654,317,300
Operating expenses	184,433,403	8,813,918

Loss from operations	(818,518,013)	(8,813,918)
Other
Interest income	1,244,606	2,350,312
Interest expense	(5,183,817)	—
Gain on debt forgiveness	3,358,686	—
Loss on disposal of assets	(2,447,985)	—
Change in fair value of investments at FVTPL	(1,250,990)	—
Change in fair value of contingent consideration	229,819,070	—
Other income	3,573,557	—

	229,113,127	2,350,312

Loss before income taxes	(589,404,886)	(6,463,606)
Income tax recovery	2,372,552	—

Loss and comprehensive loss	$(587,032,334)	$(6,463,606)

Loss and comprehensive loss attributable to shareholders of the company	$(587,060,124)	$—
Loss and comprehensive loss attributable to redeemable non-controlling interest	27,790	(6,463,606)

Loss and comprehensive loss	$(587,032,334)	$(6,463,606)

Loss per share
Basic and Diluted	$(6.18)	$(1.90)
Weighted average number of common shares	95,006,080	15,218,750
Basic and Diluted

Prior to the closing of the Qualifying Transaction on January 15, 2021, we were a special purpose acquisition company that did not conduct any commercial operations and had no revenues or significant operating expenses. We remind readers that the operating results of Caliva and LCV included in our financial statements for the year ended December 31, 2021 are only from January 15, 2021 (the date of closing of the Qualifying Transaction).

Management focused its efforts during the year ended December 31, 2021 on integration activities for the Qualifying Transaction, sub-leasing non-core real estate properties, strategic acquisitions and the disposition of non-core assets as well as the implementation of an approximate 10% head count reduction.

Sales Revenue

Our sales revenues for the year ended December 31, 2021 was $173,414,881 compared to $Nil in the year ended December 31, 2020 as period when we had no meaningful operations as a special purpose acquisition corporation (“SPAC”).

Revenue by sales channel for the years ended December 31, 2021 and December 31, 2020 was as follows:

	Year ended December 31, 2021	Year ended December 31, 2020
Direct to consumer	$54,238,607	$—
Wholesale	119,176,274	—

	$173,414,881	$—

Market Development Commentary

California’s price compression on bulk and wholesale flower and oil continued in the fourth quarter of 2021. According to Cannabis Benchmarks, the pricing of indoor flower, which is the principal product we sold at wholesale during 2021, dropped approximately 9% from October 15, 2021 to December 17, 2021. We saw a similar pricing trend in bulk oil as well.

These prices during the fourth quarter were the 2021 annual lows. As started by Cannabis Benchmarks “Fundamentally, oversupply is the biggest factor weighing on price. This situation is made worse by a relatively low number of retailers per capita in major population centers and a majority of municipalities continuing to ban Adult-Use Cannabis retailers altogether.

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Direct to Consumer (Retail, Pick up, Delivery)

As of December 31, 2021, we operated eleven retail locations and six consumer delivery hubs. We have four store brands, Caliva, Deli by Caliva, Coastal and Calma.

On October 1, 2021, we became party to the Purchase Agreement to acquire 100% of the equity of Coastal Holding, including its subsidiaries. At the same time we entered into management services agreements (“MSAs”) related to six of the Coastal dispensaries/delivery locations. As of December 31, 2021, we were in the process of obtaining approval for two additional MSAs. We determined that the MSAs provide us with a controlling financial interest in Coastal Holding and its subsidiaries and, as such, Coastal Holding’s financial result have been consolidated in our financial statements since the fourth quarter of 2021. As discussed below, we completed the acquisition of Coastal Holding on November 14, 2022 pursuant to an Agreement and Plan of Merger, which terminated the Purchase Agreement. See the section entitled, “Business-- General Development of the Business—The Parent Company—Coastal Acquisition.”

Revenues earned from direct to consumer sales in the year ended December 31, 2021 totaled $54,238,607 (year ended December 31, 2020: $Nil).

Wholesale

During the year ended December 31, 2020, we directly sold first party and selected third party products into approximately 450 dispensaries across California, leveraging a combined in-house sales team from Caliva and LCV, as well as the two wholesale distribution centers in San Jose and Costa Mesa, respectively.

Our Wholesale business also included the bulk business and consists of distillate oil manufacturing, bulk flower sales, flower processing and white label services.

Revenues earned from Wholesale sales in the year ended December 31, 2021 totaled $119,176,274 (year ended December 31, 2020: $Nil).

Gross Profit

Gross Profit reflects our revenue less our production costs primarily consisting of labor, materials, consumable supplies, overhead, amortization on production equipment, shipping, packaging and other expenses required to produce cannabis products.

Our gross profit for the year ended December 31, 2021 was $20,232,690, an increase of $20,232,690 from the year ended December 31, 2020, a period when we had no meaningful operations as a SPAC. This increase was due to the closing of the Qualifying Transaction on January 15, 2021.

Operating Expenses

	Year ended
	December 31, 2021	December 31, 2020
General and administrative	$47,289,538	$8,813,918
Allowance for doubtful accounts	4,677,134
Sales and marketing	42,572,823	—
Salaries and benefits	36,864,880	—
Stock compensation expense	20,456,297	—
Lease expense	4,956,969	—
Depreciation	3,890,425	—
Amortization of intangible assets	23,725,337	—

	184,433,403	$8,813,918

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Operating expenses primarily include salaries and benefits, professional fees, facilities expenses, travel-related expenses, advertising and promotion expenses, licenses, fees and taxes, office supplies and pursuit expenses related to outside services, stock-based compensation and other general and administrative expenses.

We recorded operating expenses of $184,443,403 in the year ended of December 31, 2021 compared to $8,813,918 in the year ended December 31, 2020. The increased operating expenses is due to the closing of the Qualifying Transaction on January 15, 2021, whereas during the year ended December 31, 2020, we were a special purpose acquisition company with expenses consisting primarily of professional fees associated with our public listing and with seeking a qualifying transaction.

General and administrative costs increased to $47,289,538 in the year ended December 31, 2021 from $8,813,918 due to the consolidation of businesses acquired in the Qualifying Transaction and our acquisitions during 2021. General and administrative expenses include: professional fees, insurance, office facilities and associated supplies, repairs and maintenance, travel, information technology, bank fees and other miscellaneous operating expenses. General and administrative in expenses in 2021 also includes a $2,243,441 one-time Canadian tax due on the $10.13 per share value paid on the redemption of 26,092,664 Class A restricted voting units which were initially issued at $10 per unit consisting of a Class A restricted voting share and one-half of a share purchase warrant with a strike price of $11.50.

We recorded an allowance for doubtful accounts of $4,677,134 in the year ended of December 31, 2021 compared to $Nil in the year ended December 31, 2020. Of the $4,677,134 allowance for doubtful accounts, $2,660,943 related to a $5,650,000 upfront payment we made to obtain the rights to four acres of land that is licensed for outdoor grow and $2,016,191 for all other doubtful accounts. We did not record an allowance for doubtful accounts in the year ended December 31, 2020.

We incurred sales and marketing expenses of $42,572,823 in the year ended December 31, 2021, compared to $Nil in the year ended December 31, 2020. Of the $42,572,823 of sales and marketing expenses, $30,166,666 related to our market services agreement with ROC Nation which is settled in Common Shares. We further recognized an expense of $4,183,565 related to our Brand Strategy Agreement during 2021 with Shawn C. Carter p/k/a JAY-Z. $Nil for both agreements during the year ended December 31, 2020.

Salaries and benefits totaled $36,864,880 in the year ended December 31, 2021 compared to $Nil in the year ended December 31, 2020, also due to the first time consolidation of the businesses acquired in the Qualifying Transaction.

Stock based compensation of $20,456,297, lease expense of $4,956,969 and depreciation & amortization of $27,615,762 incurred during the year ended December 31, 2021, are all non-cash expenses. There were no comparable amounts incurred in the year-ended December 31, 2020 when we were a SPAC.

Non-Cash Impairment

In accordance with Accounting Standard Codification (ASC) Topic 350, we are required to assess our goodwill and other indefinite-lived intangible assets for impairment annually or in between tests if events or changes in circumstances indicate the carrying value of our assets may not be recovered. Further, under ASC 360, we are required to asset definite lived-intangible assets and long-lived assets whenever events or changes in circumstances indicate that their carrying amount may not be recoverable.

Based on the softening of the California cannabis market during the third quarter of 2021, we determined that an impairment test was appropriate. As part of the impairment assessment, our future forecasts considered changes in cash flow estimates due to lower flower and oil prices realized during the third quarter of 2021. While we remain optimistic that cannabis legalization will occur, our expected future cash flows reflect the current tax and regulatory environment. The issues faced by us are not unique to our operations as the entire California cannabis market has been significantly impacted in the last quarter. We continue to focus on activities to create long term shareholder value with the signing of the Coastal and Calma transactions.

For the year ended December 31, 2021, we recorded impairment charges of $654,317,300. Impairment charges are an adjustment that do not affect our cash position or cash flow from operating activities. There is no guarantee as to whether further impairment charges will or will not occur in the future.

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The following is a detailed summary of the impairment losses recorded by us:

	Year ended
	December 31, 2021	December 31, 2020
Non-THC business (i)	5,555,437	—
Assets held for sale (ii)	1,995,945	—
Impairment	646,765,918	—

	$654,317,300	$—

(i) In February 2021, we became committed to a plan to sell our non-THC business, which was acquired as part of the Caliva and OGE and LCV acquisitions on January 15, 2021. As a result of the decision to sell, the assets were tested for impairment and an impairment loss of $5,555,437 of goodwill was recognized. The disposal group did not represent a separate major line of business, and for that reason it has not been disclosed as discontinued operations for the year ended December 31, 2021. During year ended December 31, 2021, we disposed of the non-THC business.

(ii) In May 2021, we became committed to a plan to sell three licenses and transfer the associated leases, which were acquired as part of the Caliva and OGE and LCV acquisitions on January 15, 2021. Prior to reclassification to assets held for sale, the assets were tested for impairment. As a result, an impairment loss of $237,431 was recognized on the licenses and $275,320 on the right-of-use assets. One of the licenses was subsequently sold.

As at December 31, 2021, we determined that we were no longer committed to a plan to sell the remaining two licenses and transfer the associated lease, and as a result we have reclassified these assets and liabilities to held-for-use. Prior to reclassification, the assets were written down to their fair value resulting in an impairment loss of $400,000 on the license and $1,083,194 on the right-of-use asset.

Other Items

Interest (expense)

In the year ended December 31, 2021, we recorded interest expense of $5,183,817, the majority of which relates to interest expense on lease accounting for our right of use leases.

Gain on debt forgiveness

We recorded gain of $3,358,686 on the forgiveness of Payroll Protection Program loans during the year ended December 31, 2021.

Contingent consideration

In the year ended December 31, 2021, we recorded a gain on the change in the fair value of contingent consideration of $229,819,070 due to a decline in our Common Share price from January 15, 2021 through to December 31, 2021 with no such item in the year ended December 31, 2020. We agreed to pay certain contingent consideration in connection with our Qualifying Transaction. This contingent consideration will be fair valued at each quarter-end and the gain or loss recorded in the statement of operations and comprehensive income (loss) will be inversely related to the movement in our Common Share price.

Net Loss and Comprehensive Loss

In the year ended December 31 2021, we recorded net loss of $587,032,334 compared with a loss of $6,463,606 in the year ended December 31, 2020. The significant losses reported in the year ended December 31, 2021 is due to impairment losses $654,317,300. These impairment losses were offset to some extent by gains in changes in contingent consideration of $229,819,070 in the year ended December 31, 2021.

Excluding impairment losses, we have otherwise generated a loss from operations of $164,200,713 for the year ended December 31, 2021 (year ended December 31, 2020: $8,813,918 loss).

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EBITDA

Our EBITDA loss for the year ended December 31, 2021 was $556,605,307, a decrease of $550,141,701 from the year ended December 31, 2020, a period when we had no meaningful operations. This increase was due to the closing of the Qualifying Transaction and the impairment charges recognized during 2021.

Adjusted EBITDA

Our Adjusted EBITDA loss for the year ended December 31, 2021 was negative $53,969,865, a decrease of $47,506,259 from the year ended December 31, 2020, a period when we had no meaningful operations. The negative Adjusted EBITDA is due to the closing of the Qualifying Transaction and the integration initiatives undertaken since the closing. Adjusted EBITDA adjusts for non-cash adjustments for share based compensation, changes in fair value of contingent consideration, and losses on disposals of assets and impairment losses. We also adjusted other items as itemized in the table above which management considered non-recurring or non-cash and not indicative of underlying operating performance. Our management views Adjusted EBITDA as the best measure of our underlying operating performance.

Reconciliation of Non-GAAP Financial Measures

A reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable measure determined under GAAP is set out below.

	Year ended
	December 31, 2021	December 31, 2020
Net loss and comprehensive loss	$(587,032,334)	$(6,463,606)
Income tax	(2,372,552)	—
Depreciation and amortization	27,615,762	—
Interest expense and debt amortization	5,183,817	—
EBITDA	(556,605,307)	(6,463,606)

Adjustments:
Share based compensation expense	20,456,297	—
Other non-recurring items:		—
Fair value change of contingent consideration	(229,819,070)	—
Loss on disposal of assets	2,447,985	—
Change in fair value of investments at FVTPL	1,250,990	—
Impairment loss	654,317,300	—
Provision for notes receivable	2,660,943
Write-off of prepaid inventory	1,620,891
Canadian tax on SPAC share redemption	2,243,441	—
De-SPAC costs	5,341,154	—
Restructuring costs	3,878,782	—
Non-cash sales and marketing expense	30,166,667	—

Adjusted EBITDA	$(62,039,927)	$(6,463,606)

Liquidity and Capital Resources

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. As at September 30, 2022, The Parent Company had cash and cash equivalents of $107,111,075 compared with cash and cash equivalents of $165,310,609 as at December 31, 2021. Cash and cash equivalents are predominately invested in liquid securities issued by the United States government.

In evaluating our capital requirements, including the impact, if any, on our business from the COVID-19 pandemic, and our ability to fund the execution of our strategy, we believe we have adequate available liquidity to enable us to meet our working capital and other operating requirements, fund growth initiatives and capital expenditures, settle our liabilities and repay scheduled principal and interest payments on debt for at least the next twelve months.

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Our objective is to generate sufficient cash to fund our operating requirements and expansion plans. Since the closing of the Qualifying Transaction on January 15, 2021, we have incurred net operating losses. However, management is confident in our ability to grow revenue and reach long- term profitability. We also expect to have access to public capital markets through our listing on the NEO Exchange, and continue to review and pursue selected external financing sources to ensure adequate financial resources. These potential sources include, but are not limited to (i) obtaining financing from traditional or non-traditional investment capital organizations; (ii) obtaining funding from the sale of our Common Shares or other equity or debt instruments; and (iii) obtaining debt financing with lending terms that more closely match our business model and capital needs. There can be no assurance that we will gain adequate market acceptance for our products or be able to generate sufficient positive cash flow to achieve our business plans, that additional capital or other types of financing will be available when needed, or that these financings will be on terms favorable to us or at all.

We expect to continue funding operating losses as we ramp up our operations with our available cash. Therefore, we are subject to risks including, but not limited to, our inability to raise additional funds through debt and/or equity financing to support our continued development, including capital expenditure requirements, operating requirements and to meet our liabilities and commitments as they come due.

We made the strategic decision to exit our low margin bulk wholesale business during the third quarter of 2022 to reduce complexity, prioritize higher-margin activities and conserve cash. As such, this bulk wholesale business has been presented as discontinued operations commencing in the third quarter of 2022 in our financial statements including in the statement of cash flow. During the nine months ended September 30, 2022, discontinued operations used cash of $2,565,934 compared with a use of cash of $5,528,420 in the comparative nine months ended September 30, 2021. The divestment of the bulk wholesale business was completed subsequent to September 30, 2022. We expect this divestment will reduce our operating cash burn rate going forward.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we do not have any off-balance sheet financing arrangements and have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

Contractual Obligations

Lease Obligations

We lease real estate used for dispensaries, production plants, and corporate offices. Lease terms for real estate generally range from 1 to 16.5 years. Most leases include options to renew for varying terms at our sole discretion. Lease terms for these assets generally range from 1 to 2 years. Certain leases include escalation clauses or payment of executory costs such as property taxes, utilities, or insurance and maintenance. Rent expense for leases with escalation clauses is accounted for on a straight-line basis over the lease term. Our lease agreements do not contain any material residual value guarantees or material restrictive covenants.

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The maturity of the contractual undiscounted lease liabilities as of September 30, 2022:

	Operating Lease	Finance Lease

Remainder of 2022	$1,441,432	$1,147,681
2023	4,826,896	4,625,156
2024	4,552,956	4,763,910
2025	4,518,781	4,906,828
2026	4,370,472	5,054,033
Thereafter	22,192,154	64,884,898
Total undiscounted lease liabilities	41,902,691	85,382,506
Interest on lease liabilities	16,559,013	48,589,146
Total present value of minimum lease payments	25,343,678	36,793,360
Lease liability - current portion	2,423,413	62,783
Lease liability	$22,920,265	$36,730,577

Marketing Agreement (“MA”)

We have engaged Roc Nation for strategic and promotional services. During the three months ended March 31, 2021 and the year ended December 31, 2021, we issued 2,376,425 Common Shares in settlement of the initial $25,000,000. As the shares vested immediately, the full amount of the $25,000,000 has been recognized as an expense in operating expenses during the nine months ended September 30, 2021.

We are obligated to issue shares to the value of $1,875,000 quarterly over the second and third year of the contract. During the nine months ended September 30, 2022, we issued 4,926,165 Common Shares to settle the first, second and third quarterly payments.

We recognized an expense of $584,181 and $3,311,454 during the three and nine months ended September 30, 2022, respectively (three and nine months ended September 30, 2021 - $1,363,636 and $3,803,030) in operating expenses as a sales and marketing expense related to the MA. We recognized an expense of $5,166,667 during the year ended December 31, 2021, in operating expenses as a sales and marketing expense related to the MA. As at September 30, 2022, the cash-settled liability is $3,632,574 (December 31, 2021 - $5,166,666).

The arrangement can be terminated by the counterparty in certain circumstances, one of which is any change of control of the Company. In that case, we are required to settle the MA in a lump sum payment that consists of all unpaid amounts. As at September 30, 2022, the amount that we would be liable for if the contract is terminated is $9,375,000.

Brand Strategy Agreement (“BSA”)

We are party to the BSA, whereby we receive the services of Shawn C. Carter p/k/a JAY-Z’s related promotion and advertising for the remaining non-cancellable period of 5 years. We are committed to settle $21,500,000 in either cash or Common Shares at the option of the counterparty over the remaining non-cancellable period. We are recognizing the cost associated with the arrangement over the same period it is receiving services.

During the three and nine months ended September 30, 2022, we recognized an expense of $1,104,167 and $3,312,500, respectively (three and nine months ended September 30, 2021 - $1,104,167 and $3,079,399, respectively) in operating expenses related to this arrangement and $2,496,065 accounts payable and accrued liabilities as at September 30, 2022 (December 31, 2021 - $2,183,565). During the nine months ended September 30, 2022, we made a cash payment of $3,000,000 (September 30, 2021 - $nil). During the year ended December 31, 2021, we recognized an expense of $4,183,565 related to this arrangement and $2,183,565 accounts payable and accrued liabilities as of December 31, 2021.

The agreement can be terminated by the counterparty in certain circumstances, including a change in control of the Company or an involuntary de-listing. In these circumstances, we will be obligated to pay damages equal to $18,500,000 less the amount already paid under the arrangement. As at September 30, 2022, the amount of damages that we would be liable for if the contract is terminated was $13,500,000.

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Mosaic.Ag

On May 16, 2021, we entered into a membership interest purchase agreement (the “Membership Interest Purchase Agreement”) to obtain leasehold interests of approximately 10 years duration in each of four one-acre parcels of land that are licensed for outdoor cannabis grow (collectively, the “Outdoor Grow Properties”). On May 21, 2021 (the “Effective Date”), we entered into series of cultivation and supply agreements with each of the leaseholders of the Outdoor Grow Properties and Mosaic. AG, Inc. (“Mosaic.Ag”), pursuant to which Mosaic.Ag agreed to cultivate cannabis on each of the Outdoor Grow Properties on our behalf for a period commencing on the Effective Date and ending at least three years from the closing of the transactions contemplated by the Membership Interest Purchase Agreement, with options to extend for up to five years (the “Cultivation and Supply Agreements”). Under the terms of the Membership Interest Purchase Agreement, as of the Effective Date, we and Mosaic.Ag obtained access to the Outdoor Grow Properties and began to commence cannabis cultivation activities under the Cultivation and Supply Agreements. The purchase price under the Membership Interest Purchase Agreement is $6,000,000 in cash, $2,500,000 in our Common Shares payable on the closing date (with the number of shares issued based on the volume-weighted average price per common share for the ten consecutive trading days prior to the closing date) and up to 1,309,263 of our Common Shares subject to an earnout based on the production value of cannabis grown on the Outdoor Grow Properties over the twenty-four months following the Effective Date. The closing of the transactions contemplated by the Membership Interest Purchase Agreement are dependent on the satisfaction of various closing conditions, multiple of which were not met by the end of the second quarter of 2022 as required by the Membership Interest Purchase Agreement. Further, Mosaic.Ag was unable to produce sufficient quantities of biomass according to our quality standards and pursuant to the Cultivation Supply Agreements. For the foregoing reasons, we delivered to Mosaic on June 30, 2022 notice of our exercise of our contractual rights to terminate each of the Cultivation and Supply Agreements and the Membership Interest Purchase Agreement effective on such date. Pursuant to the terms of the Membership Interest Purchase Agreement, on the Effective Date, we advanced to the seller $5,650,000 secured by a promissory note, which note is now past its maturity date. Pursuant to the terms of the Cultivation and Supply Agreements, we made payments for cannabis product in advance based on a projected aggregate yield, with Mosaic owing a refund for any overpayment in the event of the actual yield (as measured at the conclusion of the growing season) being less than the projected yield, which event did transpire, triggering a refund owed to Company of approximately $1,500,000. There can be no assurance the promissory note and/or the overpayment amount will be repaid in full, or at all. We expect to pursue repayment of such debts through appropriate legal actions.

Other Legal Matters

From time to time in the normal course of business, we may be subject to legal matters such as threatened or pending claims or proceedings. We are not currently a party to any material legal proceedings or claims, nor are we aware of any pending or threatened litigation or claims that could have a material adverse effect on our business, operating results, cash flows or financial condition should such litigation or claim be resolved unfavorably.

Inflation

We are not immune to the widespread cost inflation experienced in the United States and many parts of the world. We intend to continue to work to improve our gross margins by partnering with our vendors.

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Cash Flows

Comparison of Nine Months Ended September 30, 2022 and 2021

The following table summarizes our cash flows for the nine months ended September 30, 2022 and 2021:

Unaudited, in United States dollars)	Nine months ended
	September 30, 2022	September 30, 2021

Cash provided by (used in)
Operating activities
Net loss from continuing operations	$(196,663,830)	$(450,389,837)
Adjustments for items not involving cash
Impairment loss	130,244,837	560,500,228
Interest expense	3,694,798	3,739,340
Interest income	(75,758)	(993,639)
Loss on disposal of assets	317,787	3,656,707
Loss on lease termination	(114,458)
Allowance for accounts receivable and notes receivable	3,438,664	796,403
Gain on debt forgiveness	-	(3,358,686)
Fair value change of investments	421,974	418,818
Depreciation and amortization	23,755,099	14,174,789
Shares issued for long-term strategic contracts	-	25,000,000
Share-based compensation expense, net of tax	4,284,916	16,765,238
Non-cash marketing expense	3,311,454	3,803,030
Non-cash operating lease expense	5,402,936	3,029,654
Fair value change of contingent consideration	(642,153)	(220,997,087)
Deferred income tax recovery	(27,771,859)	(13,714,716)
Repayment of operating lease liabilities	(5,276,778)	(3,403,629)
Net changes in non-cash working capital items	(2,659,682)	(39,995,798)

Net cash used in continued operating activities	(58,332,053)	(100,969,185)

Net cash used in discontinued operating activities	(2,565,934)	(5,528,420)

Total operating activities	(60,897,987)	(106,497,605)

Financing activities
Receipt of payments on notes receivable	1,759,318	-
Repayment of notes payable	(4,680,000)	-
Repayment of consideration payable	(1,150,000)	(872,021)
Repayment of finance lease liabilities	(3,342,761)	(3,429,846)
Proceeds from private placement	-	51,635,000
Redemption of Class A restricted voting shares	-	(264,318,686)
Proceeds from exercise of options	-	12,972
Repurchase of shares	-	(4,454,571)
Repayment of line of credit	-	(1,000,000)
Total financing activities	(7,413,443)	(222,427,152)

Investing activities
Net cash paid in the Qualifying Transaction	-	(28,143,886)
Net cash paid in business combinations	-	(1,402,337)
Purchases of property and equipment	(2,733,218)	(8,725,860)
Advances for note receivable	-	(5,650,000)
Acquisition of investments	(350,000)	(1,000,000)
Proceeds from notes receivable	-	187,954
Proceeds from sale of property and equipment, net of selling costs	6,253,157	11,068,537
Total investing activities	3,169,939	(33,665,592)

Net change in cash during the period	(65,141,491)	(362,590,349)

Cash, restricted cash and restricted cash equivalents
Beginning of period	$174,892,298	$582,622,025
End of period	$109,750,807	$220,031,676

Cash	107,111,075	206,677,145
Restricted cash and restricted cash equivalents	2,639,732	13,354,531
Cash, restricted cash and restricted cash equivalents	$109,750,807	$220,031,676

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Operating Activities

Cash used in continued operating activities in the nine months ended September 30, 2022 totaled $58,332,053 as compared to cash used in continued operating activities of $100,969,185 in the comparative nine month period ended September 30, 2021. In the nine months ended September 30, 2022, the cash used in operating activities represents an average operating cash burn rate of $6,481,339 per month compared to $11,206,107 per month in the comparative period. We are evaluating a number of options to improve operating results including: subleasing excess real estate, combining operations for lower performing locations, closing or disposing of non-core assets, and general and administrative cost reductions.

Cash used in discontinued operating activities in the nine months ended September 30, 2022 totaled $2,565,934 compared with cash used in discontinued operating activities of $5,528,420 in the comparative nine month period ended September 30, 2021.

Financing Activities

Cash used in financing activities totaled $7,413,443 in the nine months ended September 30, 2022 compared with cash used of $222,427,152 in the comparative nine month period ended September 30, 2021. In the nine months ended September 30, 2022, we paid $3,342,761 to settle lease liabilities associated with our real estate, $1,150,000 of consideration payable primarily related to our 2021 acquisition agreement with Coastal Holding, $4,680,000 for repayment of notes payable offset associated with Coastal Holding and received $1,759,318 primarily from a legal settlement and the remainder from the sale of non-core assets. The nine months ended September 30, 2021 includes a payment of $264,318,686 in connection with the redemption of Class A restricted voting shares on closing the Qualifying Transaction.

Investing Activities

Cash provided by investing activities totaled $3,169,939 in the nine months ended September 30, 2022 compared with cash used of $33,665,592 in the comparative nine month period ended September 30, 2021. In the nine months ended September 30, 2022, we invested $150,000 in our social equity venture investment in Digistrains and $200,000 in Josephine & Billies, received $6,253,157 of proceeds from the sale of property, plant and equipment primarily associated with the sale and leaseback transaction at our Pullman property, invested $2,733,218 of property plant and equipment to support our operations. The comparative nine month period ended September 30, 2021 includes $29,546,223 of cash paid for acquisitions as the major use of cash.

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Comparison of Years Ended December 31, 2021 and 2020

The following table summarizes our cash flows for the years ended December 31, 2021 and 2020:

	Year ended
	December 31, 2021	December 31, 2020
Cash provided by (used in)
Operating activities
Net income (loss)	$(587,032,334)	(6,463,606)
Adjustments for items not involving cash
Impairment loss	654,317,300	—
Loss on disposal of assets	2,447,985	—
Gain on debt forgiveness	(3,358,686)	—
Change in fair value of investments at FVTPL	1,250,990	—
Interest expense	5,183,817	—
Provision for bad debt	2,016,191	—
Provision for note receivable	2,660,943	—
Non-cash interest income	(1,149,041)	—
Depreciation and amortization	27,615,762	—
Shares issued for long-term strategic contracts	25,000,000	—
Stock compensation expense, net of withholding taxes	19,663,385	—
Non-cash operating lease expense	4,956,969
Non-cash marketing expense	5,166,666	—
Fair value change of contingent consideration	(229,819,070)	—
Deferred income tax recovery	(5,590,409)	—
Repayment of operating lease liabilities	(5,190,663)	—
Net changes in non-cash working capital items	(46,513,086)	8,813,918

Total operating	(128,373,281)	2,350,312

Financing activities
Proceeds from private placement	51,635,000	—
Redemption of Class A restricted voting shares	(264,318,686)	—
Proceeds from exercise of options	12,972	—
Repayment of consideration payable	(1,034,417)	—
Repayment of finance lease liabilities	(4,385,528)	—
Repurchase of stock	(6,542,196)	—
Repayment of line of credit	(1,000,000)	—

Total financing	(225,632,855)	—

Investing activities
Net cash paid in business combinations for Qualifying Transaction	(28,143,886)	—
Net cash paid in business combinations	(20,612,867)
Advances for note receivable	(5,650,000)	—
Advances for investments at FVTPL	(1,000,0000)	—
Purchases of property and equipment	(9,760,359)	—
Proceeds from notes receivable	374,984	—
Proceeds from sale of net assets	11,068,537

Total investing	(53,723,591)	—
Net change in cash during the year	(407,729,727)	2,350,312
Cash, Restricted cash and restricted cash equivalents
Beginning of year	$582,622,025	580,271,713

End of year	$174,892,298	582,622,025
Cash	165,310,609	—
Restricted cash and restricted cash equivalents	9,581,689	582,622,025

Cash, restricted cash and restricted cash equivalents	$174,892,298	$582,622,025

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Operating Activities

Cash used in operating activities before working capital changes in the year ended December 31, 2021 totaled $128,373,281 as compared to cash provided by operating activities before working capital changes of $2,350,312 in the year ended December 31, 2020. The significant increase in cash used in operating activities was due to the closing of the Qualifying Transaction on January 15, 2021 and financing our operating losses as we worked to consolidate the California market and achieve critical scale. This represents an average operating cash burn rate before working capital changes of approximately $6,800,000 per month in the year ended December 31, 2021 compared to average cash provided by operating activities of $2,350,312 in the comparative period of 2020 when we were a special purposes acquisition corporation. Cash used in working capital changes totaled $46,513,086 for the year ended December 31, 2021 compared to cash provided by working capital changes of $8,813,918 in the year ended December 31, 2020. We, as an operating business, require substantially more working capital for items such as inventory than we did as a special purpose acquisition corporation in the comparative period. Of the $46,513,086 cash used in working capital changes for the year ended December 31, 2021, $18,191,114 was for working capital items to support our operations and their growth and $28,321,972 was used to settle accrued underwriting commissions and other transaction costs related to the closing of our Qualifying Transaction.

Financing Activities

Cash used in financing activities totaled $225,632,855 in the year ended December 31, 2021, an increase of $225,632,855 from the year ended December 31, 2020. The large outflow for the year ended December 31, 2021 is primarily due to the $264,318,686 for redemptions of the Class A Restricted Voting Shares in connection with the Qualifying Transaction. From the proceeds of our initial public offering of $575,000,000, we netted $318,303,338 including $7,622,025 of interest income earned during the period such proceeds were held in escrow prior to the closing of the Qualifying Transaction. Concurrent with closing the Qualifying Transaction, we also raised net proceeds of $51,635,000 from a private placement financing of $51,635,000 leaving us with total available cash of $381,438,338 on closing of the Qualifying Transaction.

Investing Activities

Cash used in investing activities in the year ended December 31, 2021 totaled $53,723,591 as compared to $Nil in the year ended December 31, 2020. In the year ended December 31, 2021, we invested a total of $48,756,753 in various acquisitions other than the Qualifying Transaction, including Martian Delivery and Kase, Calma and Coastal Holding as described elsewhere in this prospectus and $9,760,359 for property plant and equipment to support our operations ($Nil in the comparative period). This was offset by $11,068,537 of proceeds received from asset sales and $374,984 of proceeds of notes receivable.

Commitments and Contingencies

California Operating Licenses

Our primary activity is the cultivation, manufacturing and sale of Adult-Use Cannabis pursuant to California law. However, this activity is not in compliance with the CSA. Our assets are potentially subject to seizure or confiscation by governmental agencies and we could face criminal and civil penalties for noncompliance with the CSA. Our Management believes we are in compliance with all California and local jurisdiction laws and monitor the regulatory environment on an ongoing basis along with counsel to ensure the continued compliance with all applicable laws and licensing agreements.

Our operation is sanctioned by the State of California and local jurisdictions. Due to the uncertainty surrounding our noncompliance with the CSA, the potential liability from any non-compliance cannot be reasonably estimated, and we may be subject to regulatory fines, penalties or restrictions in the future.

Effective January 1, 2018, the State of California allowed Adult-Use Cannabis sales. Beginning on January 1, 2018, the State began issuing temporary licenses that expired 120 days after issuance for retail, distribution, manufacturing and cultivation permits. Temporary licenses could be extended in 90- day increments by the State upon submission of an annual license application. All temporary licenses had been granted extensions by the State during 2018.

In September 2019, Senate Bill 1459 (SB 1459) was enacted which enabled state licensing authorities to issue provisional licenses through 2021. A provisional license could be issued if an applicant submitted a completed annual license application to the California Bureau of Cannabis Control. A completed application for purposes of obtaining a provisional license is not the same as a sufficient application to obtain an annual license. The provisional cannabis license, which is valid for 12 months from the date issued, is said to be in between a temporary license and an annual license and allows a cannabis business to operate as they would under local and state regulations. Licensees issued a provisional license are expected to be diligently working toward completing all annual license requirements in order to maintain a provisional license. We obtained our provisional licenses in 2019 and continue to work with the State to obtain annual licensing.

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Our prior licenses obtained from the local jurisdictions we operated in have been continued by such jurisdictions and are necessary to obtain state licensing.

We have received annual licenses from our local jurisdiction in which we actively operates. Although we believe we will continue to receive the necessary licenses from the State of California to conduct our business in a timely fashion, there is no guarantee we or our clients will be able to do so and any failure to do so may have a negative effect on our business and results of operations.

Social Equity Fund

We formed a wholly owned subsidiary to serve as our social equity fund during the during 2021 with a planned $10,000,000 investment and a planned annual contribution of at least 2% of net income from us. Through September 30, 2022, we have invested approximately $1,300,000 in three investments being Stanton Brands (dba Josephine & Billie’s), Peakz LLC and Digistrains.

Critical Accounting Estimates

The preparation of consolidated financial statements in conformity with GAAP requires our management to make judgments, estimates and assumptions about future events that affect the amounts reported in the consolidated financial statements. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results may differ from those estimates. Estimates and judgments are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that management considers to be reasonable.

Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Variable interest entities

We assess all variable interests in entities and uses judgment when determining if we are the primary beneficiary. Other qualitative factors that are considered include decision-making responsibilities, the variable interest entity (“VIE”)capital structure, risk and rewards sharing, contractual agreements with the VIE, voting rights and the level of involvement of other parties.

Business combinations

In determining the fair value of net identifiable assets acquired in a business combination, including any acquisition-related contingent consideration, estimates including market-based and appraisal values are used. One of the most significant areas of judgment and estimation relates to the determination of the fair value of these assets and liabilities, including the fair value of contingent consideration, if applicable. If any intangible assets are identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent external valuation expert may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. These valuations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied. In addition, management applies judgment in determining the amount, if any, that leases acquired in a business combination are off-market resulting in an adjustment to the right-of-use assets. In particular, management’s judgment is used in determining the premium over basic market rents that would be applied by a lessor where the leased premise is being used for cannabis-related businesses. Finally, determining whether amounts should be included as part of consideration requires judgment.

Leases

We apply judgment in determining whether a contract contains a lease and whether a lease is classified as an operating lease or a finance lease. We determine the lease term as the non-cancellable term of the lease, which may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. The lease term is used in determining classification between operating lease and finance lease, calculating the lease liability and determining the incremental borrowing rate.

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We have several lease contracts that include extension and termination options. We apply judgment in evaluating whether it is reasonably certain that we will exercise the option to renew or terminate the lease. That is, we consider all relevant factors that create an economic incentive for us to exercise either the renewal or termination. After the commencement date of the lease, we reassess the lease term if there is a significant event or change in circumstances that is within our control and affects our ability to exercise or not to exercise the option to renew or to terminate (e.g., construction of significant leasehold improvements or significant customization to the leased asset).

We also apply judgment in allocating the consideration in a contract between lease and non-lease components. We consider whether we can benefit from the right-of-use asset either on our own or together with other resources and whether the asset is highly dependent on or highly interrelated with another right-of-use asset.

We are required to discount lease payments using the rate implicit in the lease if that rate is readily available. If that rate cannot be readily determined, the lessee is required to use our incremental borrowing rate. We generally uses the incremental borrowing rate when initially recording real estate leases. Information from the lessor regarding the fair value of underlying assets and initial direct costs incurred by the lessor related to the leased assets is not available. We determine the incremental borrowing rate as the interest rate we would pay to borrow over a similar term the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment.

Stock-based compensation

In determining the fair value of stock-based payments, we make assumptions, such as the expected life of the award, the volatility of our stock price, the risk-free interest rate, and the rate of forfeitures.

Goodwill

Goodwill is tested for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of goodwill may have been impaired. In order to determine that the value of goodwill may have been impaired, we perform a qualitative assessment to determine whether it is more-likely-than-not that the reporting unit’s fair value is less than its carrying value, indicating the potential for goodwill impairment. A number of factors, including historical results, business plans, forecasts and market data are used to determine the fair value of the reporting unit. Changes in the conditions for these judgments and estimates can significantly affect the assessed value of goodwill.

Long-lived assets

Depreciation and amortization of property and equipment, right-of-use assets and finite-lived intangible assets are dependent upon estimates of useful lives, which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that consider factors such as economic and market conditions and the useful lives of assets. We use judgment in: (i) assessing whether there are impairment triggers affecting long-lived assets, (ii) determining the asset groups and (iii) determining the recoverable amount and if necessary, estimating the fair value.

Fair value measurement

We use valuation techniques to determine the fair value of financial instruments (where active market quotes are not available) and non-financial assets. This involves developing estimates and assumptions consistent with how market participants would price the instrument. We base our assumptions on observable data as far as possible, but this is not always available. In that case, we use the best information available. Estimated fair values may vary from the actual prices that would be achieved in an arm’s length transaction at the reporting date.

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Deferred tax assets and uncertain tax positions

We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the respective tax bases of our assets and liabilities. We measure deferred tax assets and liabilities using current enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse. We routinely evaluate the likelihood of realizing the benefit of our deferred tax assets and may record a valuation allowance if, based on all available evidence, it determines that some portion of the tax benefit will not be realized.

In evaluating the ability to recover deferred tax assets within the jurisdiction from which they arise, we consider all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax-planning strategies and results of operations. In projecting future taxable income, we consider historical results and incorporates assumptions about the amount of future state, federal and foreign pretax operating income adjusted for items that do not have tax consequences. Our assumptions regarding future taxable income are consistent with the plans and estimates that are used to manage our underlying businesses. In evaluating the objective evidence that historical results provide, we consider three years of cumulative operating income/(loss), if available. The income tax expense, deferred tax assets and liabilities and liabilities for unrecognized tax benefits reflect our best assessment of estimated current and future taxes to be paid. Deferred tax asset valuation allowances and liabilities for unrecognized tax benefits require significant judgment regarding applicable statutes and their related interpretation, the status of various income tax audits and our particular facts and circumstances. Although we believe that the judgments and estimates discussed herein are reasonable, actual results could differ, and we may be exposed to losses or gains that could be material. To the extent we prevail in matters for which a liability has been established or is required to pay amounts in excess of the established liability, the effective income tax rate in a given financial statement period could be materially affected.

Principal versus agent

We enter into certain transactions with suppliers whereby we obtain title immediately before selling the product to customers. We have applied judgment in assessing whether we are acting as an agent or a principal in the transaction with the customer.

In management’s judgment, we are acting as the principal in these transactions. In applying its judgment, management has considered that we take control (and title) to the product prior to sale to the end customer. In assessing the indicators that are laid out in ASC 606, management has considered the following:

•

From the customer’s perspective, the only party they interact with is us. The customer does not know the origin of the product and there is no brand recognition associated with the product (i.e., the products do not carry a brand name, and instead the labels only carry information with respect to the contents of the package).

•

If the customer returns the product, we will decide whether to take the product back and refund the customer, and we will have no right to compensation from the supplier. As a result, we have back-end inventory risk.

•	We have discretion in setting prices and in many cases the supplier does not know the amount we sold the products for.

Share Capital and Capital Management

As of September 30, 2022, we had 104,914,328 Common Shares and 35,837,500 Warrants issued and outstanding. The Warrants are exercisable at an exercise price of $11.50 and will expire on January 15, 2026. We may accelerate the expiry date of the outstanding Warrants (excluding the Warrants held by Subversive Capital Sponsor LLC in certain circumstances) by providing 30 days’ notice, if and only if, the closing price of our Common Shares equals or exceeds $18.00 per common share (as adjusted for stock splits or combinations, stock dividends, extraordinary dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period.

We have an equity incentive plan (the “Equity Incentive Plan”) that permits the grant of stock options, restricted stock units (“RSUs”), deferred share units, performance share units (“PSUs”) and stock appreciation rights to non-employee directors and any employee, officer, consultant, independent contractor or advisor providing services to us or any affiliate. As of September 30, 2022, a total of 3,694,392 RSUs and 2,448,750 PSUs were outstanding under the Equity Incentive Plan.

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Prior to closing of the Qualifying Transaction, Caliva maintained the CMG Partners, Inc. 2019 Stock Option and Grant Plan (the “Caliva EIP”), which permitted awards of common stock in Caliva. In connection with the Qualifying Transaction, we and Caliva agreed that we would maintain the Caliva EIP and that outstanding awards thereunder will entitle the holder to receive Common Shares. As of September 30, 2022, there were 510,363 options to purchase up to 510,363 Common Shares under the Caliva EIP outstanding. No awards have been granted under the Caliva EIP since the Qualifying Transaction.

Prior to closing of the Qualifying Transaction, LCV maintained the Amended and Restated 2018 Equity Incentive Plan (the “LCV Equity Plan”) which authorized LCV to grant to our employees, directors and consultants stock options and other equity-based awards. In connection with the Qualifying Transaction, we and LCV agreed that we would maintain the LCV Equity Plan and that outstanding awards thereunder will entitle the holder to receive Common Shares. There are currently 9,206 options to purchase up to 9,206 Common Shares under the LCV Equity Plan outstanding. No awards have been granted under the LCV Equity Plan since the Qualifying Transaction.

As of September 30, 2022, we managed our capital with the following objectives:

•	To ensure sufficient financial flexibility to achieve the ongoing business objectives including of future growth opportunities, and pursuit of accretive acquisitions; and

•	To maximize shareholder return through enhancing the share value.

We consider our capital to be total equity. We manage capital through our financial and operational forecasting processes. We review our working capital and forecast our future cash flows based on operating expenditures, and other investing and financing activities. Selected information is provided to our Board. Our capital management objectives, policies and processes have remained unchanged during the nine months ended September 30, 2022 and years ended December 31, 2021 and 2020. We are not subject to any external capital requirements.

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BUSINESS

Overview

We are a consumer-focused cannabis company based in the United States focused on the recreational and wellness markets. Our operations in California are focused on building winning brands supported by our omni-channel ecosystem. Our platform was designed to create the most socially responsible and culturally impactful cannabis company in the United States, producing consistent, well-priced products and culturally relevant brands that are distributed to third-party retailers as well as direct-to-consumer via our delivery service and strategically located storefront retail locations across California. A full portfolio of products and brands that appeal to a broad range of user groups, need-states and occasions, offered at many price points, and with various brand value propositions, are produced at a high caliber of quality. We believe our delivery and storefront retail outlets will allow us to achieve high gross-margins on many of our products, forge one-on-one relationships between our brands and consumers and collect proprietary consumer data and insights. As part of our cost reduction initiatives, we recently took the following actions:

•

Pause of In-House Cultivation Activities. In mid-September 2022, we paused our in-house cultivation activities in response to the availability of lower cost flower that meets our quality specifications for our first party brands.

•

Sale of Bulk Wholesale Business. On October 31, 2022, we finalized the sale of our bulk wholesale business (SISU Extraction LLC) for $317,000 cash. In addition, the purchaser of our bulk wholesale business has agreed to enter into a multi-strategic supply agreement providing us with the right, but not the obligation, to purchase cannabis oil and flower brokerage services for a period of 24 months on preferred terms.

•

Outsourcing of Manufacturing. During October 2022, product manufacturing was outsourced to third-party processors, which the Company expects will achieve an average of 27% cost savings on these products. In addition to margin improvement, we expect to benefit from strong R&D capabilities to produce innovative products for our future.

•

Supply Chain. On November 18, 2022, we began our transformation of the supply chain team, moving from an internal distribution model to an external drop ship model to all TPCO stores and Wholesale account stores. These changes began with the reduction of our labelling and serialization team, as all first party product will be moved through NABIS on December 12, 2022. By the end of this year, we will reduce the team of 43 to 12 FTEs, amounting to approximately $2.2 million in annualized payroll savings.

•

Optimization of Delivery Footprint. In response to changes to California’s cannabis delivery regulations to increase the allowed delivery “case pack value” limit that took effect in November 2022, we have acted to optimize our delivery footprint. Under prior regulations, delivery drivers were allowed to carry a maximum of $5,000 worth of product in a vehicle, of which a maximum of $3,000 of which was permitted to be product that was not part of an order made before the driver left the delivery depot. The new regulations have doubled the “case pack value” limit to $10,000, all of which can be product not part of a previously made order. In response to these new regulations, we have elected to dispose of select redundant delivery depot locations, including Culver City, Chula Vista and Sacramento operations, as many geographic regions can now be more efficiently managed. Going forward, we expect to only have a dedicated delivery depot in Brisbane. These dispositions resulted in $500,000 in gross sale proceeds and are expected to result in additional annual cost savings.

•

Workforce Reduction. We continue to consolidate operational functions within the organization, which we expect to lead to further cost reductions overall. Including the $4 million payroll savings achieved by pausing cultivation in mid-September 2022. As of the date of this prospectus, we have reduced our workforce by 33% from the beginning of 2022 and expect to realize annual payroll savings of approximately $10 million.

While we are focused on the recreational and wellness markets, a small portion (estimated to be less than 1%) of our revenues is derived Medical-Use Cannabis.

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Our operational footprint spans cultivation, distribution, brands, retail and delivery. Our management team and directors bring together deep expertise in cannabis, consumer packaged goods, investing and finance, from start-ups to publicly traded companies. We aim to leverage the collective industry experience of our management and directors.

Following our exit from the bulk wholesale business, we view our business as having one sales channel: omni-channel retail comprised of brick and mortar retail, e-commerce pick up & delivery, as well as the sale of various branded wholesale products. As of September 30, 2022, we operate twelve omni-channel retail locations and two stand-alone delivery depots (one of which is expected to close by the end of fiscal year 2022). We operate four store brands, Caliva, Deli by Caliva, Coastal and Calma.

Our continuing operations revenue for the three and nine months ended September 30, 2022 was $19,560,190 and $63,674,204 compared to $18,894,135 and $55,385,321 in the comparative three and nine month periods ending September 30, 2021 representing growth of 3.5% and 15%. respectively.

As we continue to scale and integrate our business, we are incurring operating losses. Our operating losses for the three and nine months ended September 30, 2022 totaled $158,035,629, (including an impairment loss of $127,815,307) and $218,923,480 (including an impairment loss of $130,244,837), respectively, compared to $511,537,617 (including an impairment loss of $485,601,121) and $677,652,733 (including an impairment loss of $560,500,228) in the comparative three and nine month periods ending September 30, 2021. We are actively evaluating additional cost reductions and business optimization to reduce our cash burn in the near term.

Our financial results for the year ended December 31, 2021 are not comparable to our results for year ended December 31, 2020, as we did not complete our Qualifying Transaction until January 15, 2021 and our results for the year ended December 31, 2020 only represent our operating losses while we were a special purpose acquisition corporation. In addition, our financial results for the nine month period ended September 30, 2021 did not include operating results from January 1, 2021 to January 15, 2021 due to the fact that the Qualifying Transaction, pursuant to which our business operations began, closed on January 15, 2021. Accordingly, our results of operations are not necessarily comparable between the nine months ended September 30, 2022 and the nine months ended September 30, 2021.

Through a combination of (i) professional leadership, (ii) omni-channel operations, (iii) technology and data driven practices, (iv) brand and product expertise, and (v) social justice and equity advocacy, we intend to set the example globally as a best-in-class cannabis operation.

Corporate History

We were incorporated under the BCBCA on June 17, 2019 under the name Subversive Capital Acquisition Corp. (“SCAC”) as a special purpose acquisition corporation for the purpose of effecting an acquisition of one or more businesses or assets, by way of a merger, amalgamation, arrangement, share exchange, asset acquisition, share purchase, reorganization or any other similar business combination. On July 15, 2019, SCAC amended its notice of articles and articles (the “Articles”) to increase the authorized capital to create an unlimited number of Class A restricted voting shares, an unlimited number of Common Shares and an unlimited number of proportionate voting shares.

On November 24, 2020, we announced that we had entered into definitive transaction agreements to acquire all of the equity of each of CMG Partners, Inc. (“Caliva”) and Left Coast Ventures, Inc. (“LCV”). The acquisition of Caliva and LCV constituted our Qualifying Transaction. The Qualifying Transaction was completed on January 15, 2021, at which point each of Caliva and LCV became our wholly-owned subsidiaries. In connection with the closing of the Qualifying Transaction, we amended our Articles to change our name to “TPCO Holding Corp.”

Concurrent with the completion of the Qualifying Transaction, LCV acquired SISU Extraction, LLC (“SISU”) pursuant to an agreement and plan of merger dated November 24, 2020. As discussed below, SISU was sold on October 31, 2022.

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The following chart below illustrates certain of our subsidiaries, including their respective jurisdictions of incorporation and the percentage of voting securities of each that are beneficially owned, controlled or directed by us as of the date of this prospectus. Because we are a holding company with no operations of our own, we are wholly dependent on the operations of our subsidiaries to fund our operations. See “Risk Factors—Risks Relating to the Company’s Business Structure—The Company is a holding company.”

Notes:

(1)

Other than these subsidiaries, none of our other subsidiaries have total assets that exceed 10% of our consolidated assets or revenue that exceeds 10% of our consolidated revenue or is otherwise considered a “significant subsidiary” within the meaning of Item 1-02(w) of Regulation S-X.

Our head office is located at 1550 Leigh Avenue, San Jose, CA 95125, and our registered office is located at 595 Burrard Street, Suite 2600, Three Bentall Centre, Vancouver, BC, V7X 1L3, Canada.

Our Common Shares and Warrants are listed on the Exchange under the trading symbols “GRAM” and “GRAM.WT.U”, respectively. The Common Shares and Warrants also trade over the counter in the United States on the OTCQX Best Market tier of the electronic over-the-counter marketplace operated by OTC Markets Group Inc. under the trading symbols “GRAMF” and “GRMWF”, respectively.

The Exchange Act requires us to file reports, proxy statements, and other information with the SEC. These materials may be obtained electronically by accessing the SEC’s home page at www.sec.gov.

The Company’s website address is www.theparent.co. The information on, or that may be accessed through, our website is not a part of, nor is it incorporated by reference into, this prospectus. Further, our references to the URLs for these websites are intended to be inactive textual references only.

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General Development of the Business

The Parent Company

Initial Public Offering

On July 16, 2019, we closed our initial public offering of 57,500,000 of our Class A restricted voting units (the “Class A Restricted Voting Units”), including the exercise of the over-allotment option, at a price of $10.00 per Class A Restricted Voting Unit for gross proceeds of $575,000,000 (the “IPO”). Each Class A Restricted Voting Unit consisted of one of our Class A restricted voting share (a “Class A Restricted Voting Share”) and one-half of a Warrant. The Class A Restricted Voting Units commenced trading on the Exchange on July 16, 2019 and traded until August 23, 2019. Effective August 26, 2019, the Class A Restricted Voting Units separated. Upon separation, the Class A Restricted Voting Shares and Warrants underlying the Class A Restricted Voting Units commenced trading separately on the Exchange. The gross proceeds of the IPO were placed in an escrow account (the “Escrow Account”) with Olympia Trust Company (the “Escrow Agent”) and released upon consummation of the Qualifying Transaction in accordance with the terms of the escrow agreement.

Prior to July 16, 2019, Subversive Capital Sponsor LLC (the “Sponsor”) and four of our then directors, Jay Tucker, Adam Rothstein, Ethan Devine and Mussadiq Lakhani (collectively with the Sponsor, the “Founders”), purchased an aggregate of 14,543,750 of our Class B shares (“Class B Shares”) (such Class B Shares issued to the Founders referred to as the “Founders’ Shares”), for an aggregate price of $25,000, or approximately $0.0017 per Founder’s Share. In addition, concurrent with closing of the IPO, the Sponsor purchased 6,750,000 Warrants (the “Sponsor’s Warrants”) at an offering price of $1.00 per Sponsor’s Warrant (for an aggregate purchase price of $6,750,000) and 675,000 of our Class B units (“Class B Units”) (each consisting of one Class B Share and one-half of a Warrant) for a purchase price of $10.00 per Class B Unit (for an aggregate purchase price of $6,750,000), resulting in aggregate proceeds of approximately $13,500,000 to us.

The IPO was undertaken by us pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) dated July 10, 2019 among us, the Sponsor and Canaccord Genuity Corp. (the “Underwriter”). Pursuant to the Underwriting Agreement, we paid $11,500,000 to the Underwriter on the closing of the IPO, being part of the Underwriter’s fee. The balance of the Underwriter’s fee, being $20,125,000, was deferred and paid to the Underwriter upon the closing of the Qualifying Transaction from the funds held in the escrow account.

Qualifying Transaction

On January 15, 2021, we completed our Qualifying Transaction comprised of (i) the acquisition of all of the equity of Caliva pursuant to a definitive transaction agreement by and among us, Caliva, TPCO CMG Merger Sub, Inc. and GRHP Management, LLC (“GRHP”), as shareholders’ representative for Caliva’s shareholders (the “Caliva Agreement”); and (ii) the acquisition of all of the equity of LCV pursuant to a definitive agreement by and among us, LCV, TPCO LCV Merger Sub Inc. and Shareholder Representative Services LLC, as shareholders’ representative for LCV’s shareholders (the “LCV Agreement”).

Pursuant to our Articles, upon closing of the Qualifying Transaction (i) all of our outstanding Class A Restricted Voting Shares not submitted for redemption were converted into Common Shares on a one for one basis, and (ii) all of our outstanding Class B Shares were converted into Common Shares on a one for one basis. Additionally, in connection with the closing of the Qualifying Transaction, the outstanding Warrants now represent a share purchase warrant to acquire a Common Share. Trading in the Common Shares and the Warrants commenced on the Exchange under the symbols “GRAM” and “GRAM.WT.U”, respectively, on January 15, 2021.

Pursuant to the terms of the Caliva Agreement, we directly purchased each share of capital stock of Caliva owned by its Canadian shareholders and, immediately thereafter, Caliva merged with and into a newly-formed wholly-owned Delaware subsidiary of the Company, with Caliva continuing as the surviving entity and becoming one of our wholly-owned subsidiaries.

In connection with the closing, Caliva shareholders received a number of Common Shares which was determined by dividing value of approximately $282,900,000 (subject to certain adjustments and holdbacks) by the agreed upon share price of $10.00 per Common Share (the “Initial Caliva Share Consideration”), subject to exceptions for certain U.S. persons that received consideration in cash. In addition, Caliva shareholders received a contingent right for up to approximately 17,400,000 additional Common Shares (the “Caliva Earnout Shares”) in the event the 20-day volume weighted average trading price (“VWAP”) of the Common Shares reaches $13.00, $17.00 and $21.00 within three years of the closing of the Qualifying Transaction (the “Trading Price Measurement Period”) with one-third of such 17,400,000 Common Shares issuable upon the achievement of each price threshold, respectively. Notwithstanding the foregoing, if during the Trading Price Measurement Period there is a “change in control,” as such term is defined the Caliva Agreement, the persons who were shareholders of Caliva immediately prior to the Qualifying Transaction will be entitled to all of the previously unpaid Caliva Earnout Shares.

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Pursuant to the terms of the LCV Agreement, on closing a newly-formed wholly-owned subsidiary of the Company merged with and into LCV, with LCV continuing as the surviving entity and becoming one of our wholly-owned subsidiaries. In connection with the closing, the LCV shareholders received a number of Common Shares which was determined by dividing value of approximately $70,000,000 (subject to certain adjustments and holdbacks) by the agreed upon share price of $10.00 per Common Share (the “Initial LCV Share Consideration” and, together with the Initial Caliva Share Consideration, the “Initial Share Consideration”), subject to exceptions for certain U.S. persons that received consideration in cash. In addition, LCV shareholders received a contingent right for up to approximately 3,900,000 additional Common Shares (the “LCV Earnout Shares” and, together with the Caliva Earnout Shares, the “Earnout Shares”) in the event the 20-day VWAP of the Common Shares reaches $13.00, $17.00 and $21.00 within three years of closing, with one-third of such 3,900,000 Common Shares issuable upon the achievement of each price threshold, respectively. Notwithstanding the foregoing, if during the Trading Price Measurement Period there is a “change in control,” as such term is defined in the LCV Agreement, the persons who were shareholders of LCV immediately prior to the Qualifying Transaction will be entitled to all of the previously unpaid LCV Earnout Shares.

Concurrent with the completion of the Qualifying Transaction, LCV acquired SISU Extraction, LLC (“SISU”) pursuant to an agreement and plan of merger dated November 24, 2020 (the “SISU Agreement”). Pursuant to the terms of the SISU Agreement, the transaction was structured as a merger of a newly-formed wholly-owned subsidiary of LCV with and into SISU, with SISU continuing as the surviving entity. Under the terms of the SISU Agreement, upon closing the SISU members received (i) a number of Common Shares which was determined by dividing value of approximately $66,000,000 (subject to certain adjustments and holdback, the “SISU Consideration”) by the agreed upon share price of $10.00 per Common Share, subject to exceptions for certain U.S. persons that received consideration in cash and (ii) approximately $15,000,000 in cash (subject to certain adjustments).

In connection with the completion of the Qualifying Transaction, we amended our Articles to change our name to “TPCO Holding Corp.”, and we do business as “The Parent Company”.

Concurrently with the entry into the Caliva Agreement and LCV Agreement, certain shareholders of Caliva and LCV entered into support and lock-up agreements (the “Shareholder Support and Lock-Up Agreements”) whereby such holders agreed not to sell any Common Shares received under the Caliva Agreement or the LCV Agreement, as applicable, for a period of six months after closing of the Qualifying Transaction, subject to certain customary exceptions. The lock-up period under the Shareholder Support and Lock-Up Agreements expired on July 15, 2021.

Private Placement

On November 24, 2020, we announced that we had received executed subscription agreements in respect of private placement commitments for approximately $25,087,000 of non-voting shares (“Non-Voting Shares”) and subscription receipts (“Subscription Receipts”) of SCAC Capital Acquisition Inc., a wholly-owned subsidiary of SCAC, at a price of $10.00 per Non-Voting Share or Subscription Receipt (the “Private Placement”). On January 8, 2021, we announced the upsize of the Private Placement resulting in aggregate commitments of approximately $63,000,000 in Subscription Receipts and Non-Voting Shares.

Upon closing of the Qualifying Transaction, investors in the Private Placement received one Common Share in respect of each Subscription Receipt or Non-Voting Share purchased under the Private Placement. Certain purchasers under the Private Placement also received, for no additional consideration, in aggregate approximately 466,000 Common Shares from the Sponsor upon closing of the Qualifying Transaction in consideration of their purchase of the Subscription Receipts. The proceeds from the Private Placement were used in connection with the Qualifying Transaction and to fund our growth following closing of the Qualifying Transaction.

OG Enterprises Branding Transaction

On January 19, 2021, we acquired all of the outstanding equity interests of OG Enterprises Branding, Inc. (“OGE”) not held by us and Caliva pursuant to an agreement among us, Caliva, OGE, SC Branding, LLC and SC Vessel 1, LLC dated November 24, 2020 (the “OGE Agreement”). Upon closing, OGE merged with and into Caliva, with Caliva continuing as the surviving entity. Pursuant to the terms of the OGE Agreement, upon closing SC Vessel 1, LLC received 3,000,000 Common Shares and the contingent right to receive up to an additional 1,000,000 Common Shares (the “OGE Earnout Shares”) post-closing in the event the VWAP of the Common Shares reaches $13.00, $17.00 and $21.00 within three years of closing (the “OGE Trading Measurement Period”), with one-third of such 1,000,000 Common Shares issuable upon the achievement of each price threshold, respectively. Notwithstanding the foregoing, if during the OGE Trading Price Measurement Period there is a “change in control,” as such term is defined the OGE Agreement, SC Vessel 1, LLC will be entitled to all of the previously unpaid OGE Earnout Shares. SC Vessel 1, LLC also entered into a lock-up agreement upon closing restricting sales of Common Shares for six months after the closing.

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Brand Strategy Agreement

On November 24, 2020, concurrently with entering into the Caliva Agreement, LCV Agreement and OGE Agreement, we also entered into a brand strategy agreement with SC Branding, LLC (the “Brand Strategy Agreement”) for the services of Shawn C. Carter p/k/a JAY-Z pursuant to which, during the BSA Term (as defined below), (a) SC Branding, LLC grants us the right and license to use JAY-Z’s approved name, image and likeness rights in approved content for the purposes of advertising, promoting, marketing, publicizing and otherwise commercializing our products and brands, (b) JAY-Z will serve as our Chief Visionary Officer and (c) SC Branding, LLC and JAY-Z will promote our brand portfolio and provide the various services specifically described therein, which include certain enhanced obligations with respect to our “MonoGram” brand. The license of rights and services to be provided by SC Branding, LLC and JAY-Z will be provided to us on an exclusive basis with respect to the market for cannabis and related products and include obligations of SC Branding, LLC and JAY-Z to present any business opportunities within the categories of cannabis and related products to us on the terms specifically described therein.

As part of this arrangement, we have organized a new social equity fund with a planned $10,000,000 investment and a planned annual contribution of at least 2% of net income from us, which will invest as one of our wholly integrated divisions under management of our employees, with a goal of supporting efforts to dismantle structural racism in corporate America.

The Brand Strategy Agreement (a) became effective as of consummation of the Qualifying Transaction and shall remain in effect for a period of ten years therefrom (the “BSA Term”); provided, that either us or SC Branding, LLC shall be permitted to terminate the Brand Strategy Agreement without any further liability to either party at any time after the date that is six years after the consummation of the Qualifying Transaction and (b) includes customary representations and warranties and indemnification obligations of the parties.

Pursuant to the terms of the Brand Strategy Agreement, subject to SC Branding, LLC’s and JAY-Z’s compliance therewith, we have issued 2,000,000 Common Shares in respect of rights and services provided in the period prior to closing of the Qualifying Transaction and will pay SC Branding, LLC an aggregate amount of $38,500,000 over the full BSA Term, payable either in cash or, at SC Branding, LLC’s election with respect to any individual payment period, Common Shares.

SC Branding, LLC has the right to terminate the Brand Strategy Agreement (a) in the event we are involuntarily delisted from the Exchange, (b) in the event our enterprise value and our subsidiaries are less than an agreed upon threshold for a period of ninety (90) days, (c) upon the occurrence of a change in control of the Company (a “BSA Change of Control”) and (d) for certain other customary bases specified therein. In the event that the Brand Strategy Agreement is properly terminated by SC Branding, LLC, we shall pay to SC Branding, LLC the amount of the shortfall, if any, between $18,500,000 and any amounts previously paid to SC Branding, LLC under the Brand Strategy Agreement. In the event of a BSA Change of Control, SC Branding, LLC shall have the right to purchase the MonoGram brand and all related MonoGram brand assets (the “MonoGram Assets”) for the fair market value thereof. In addition, in the event that we propose to sell the MonoGram Assets or OGE (our subsidiary that owns the MonoGram Assets) to a third party in a transaction that does not constitute a BSA Change of Control, SC Branding, LLC shall have a right of first refusal with respect to such sale, subject to certain conditions.

Roc Nation Agreement

On November 24, 2020, we entered into the Roc Binding Heads of Terms with Roc Nation, pursuant to which, during the Roc Term (as defined below), (a) we will be Roc Nation’s “Official Cannabis Partner,” and (b) Roc Nation will provide strategic and promotional services to us and our brands including the promotion of our brand portfolio, and the provision of artist and influencer relationship services, as well as various other services specifically described therein. Roc Nation’s services and obligations under the Roc Binding Heads of Terms will be provided to us on an exclusive and non-competition basis with respect to the market for cannabis and related products and include the obligation of Roc Nation to present any business opportunities within the categories of cannabis and related products to us, certain rights of negotiation with respect to Roc Nation’s roster of talent and other rights on the terms specifically described therein.

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The Roc Binding Heads of Terms became effective as of consummation of the Qualifying Transaction and shall remain in effect for an initial period of three years therefrom (the “Roc Term”); provided, that following the expiration of the Roc Term, Roc Nation’s exclusivity and non-competition obligations shall continue to remain in effect for a period of six months (the “Roc Tail Period”) during which period the parties may elect to extend the period of the Roc Binding Heads of Terms upon terms to be mutually agreed.

Pursuant to the terms of the Roc Binding Heads of Terms, we issued to Roc Nation $25,000,000 in Common Shares following consummation of the Qualifying Transaction based on the average of the volume-weighted average prices of the Common Shares for each of the 15 trading days up to and including the last trading day of the effective date of the Roc Agreement and will pay Roc Nation additional consideration of $15,000,000 in Common Shares, payable in quarterly issuances over the second and third years of the Roc Term. The price to be paid for these additional Common Shares will be the average of the volume-weighted average prices of the Common Shares for each of the 15 days in advance of the applicable date of issuance of the Common Shares. However, we shall be not required to pay Roc Nation in Common Shares (and instead shall pay Roc Nation in cash), unless, among other things, the Common Shares may be issued without a vote of Company’s stockholders pursuant to the rules of the trading market on which the Common Shares are listed.

Coastal Acquisition

On October 1, 2021, we entered into a Unit Purchase Agreement (as subsequently amended, the “Purchase Agreement”) to acquire 100% equity interest in Coastal Holding Company, LLC (“Coastal Holding”). The closing of the transaction was subject to multiple conditions, including the receipt of municipal approval to transfer licenses at seven locations.

At the time we entered into the Coastal Agreement, we advanced $20,700,000 of cash to Coastal Holding, as well as entered into Management Service Agreements (“Coastal MSAs”) with Coastal Holding and certain of its subsidiaries (collectively “Coastal”). As part of the arrangement, we received 9.5% direct interest in Varda Inc., an operating dispensary, as well as an agreement to acquire the remaining 90.5% for $4,500,000 when approval for the transfer of that entity’s license is received.

The Purchase Agreement and the Coastal MSAs provided us with the power to manage and make decisions that affected the operations of Coastal and Varda Inc., including the management and development of dispensary operations. Pursuant to the Purchase Agreement and Coastal MSAs, we were entitled to a management fee equal to 100% of the revenues generated and were responsible for 100% of the costs and expenses of Coastal. With respect to Varda Inc., we were entitled to 100% of the revenues generated and were responsible for 100% of the costs and expenses, while the non-controlling interest (“NCI”) holder was entitled to 45.25% of any profit distributions.

On November 14, 2022, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among us, Coastal Holding, Coast L Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Buyer”), Coastal MergerSub1, Inc., a California corporation and a wholly owned subsidiary of Buyer (“Merger Sub 1”), Coastal MergerSub2, LLC, a California limited liability company and a wholly owned subsidiary of Buyer (“Merger Sub 2”), Julian Michalowski, as the Equityholders’ Representative, and the other parties thereto. The Purchase Agreement was terminated and superseded by the Merger Agreement, and the Company’s acquisition of Coastal was consummated by the Merger Agreement rather than Purchase Agreement.

Pursuant to the terms of the Merger Agreement, we completed our Acquisition of Coastal Holding on November 14, 2022. Coastal is a retail dispensary license holder and operator founded in Santa Barbara in 2018. Coastal operates six dispensaries located in Santa Barbara, Pasadena, West Los Angeles, Stockton, Concord, and Vallejo, with two additional delivery depots. The total consideration for the acquisition of Coastal was comprised of approximately $28.3 million in cash and 24.9 million Common Shares. Approximately $16.2 million of the cash consideration was previously advanced to Coastal by the Company pursuant to the Purchase Agreement. The Company also advanced $4.5 million in cash in association with Coastal’s option to acquire a dispensary located in Pasadena, California. Of the total cash consideration, approximately $19.2 million was used by Coastal to repay indebtedness and settlement obligations and $9 million was used to acquire the remaining equity of a Coastal dispensary located in Pasadena, California. Transfer of Coastal’s Concord location will occur (with no additional payment by the Company) upon completion of regulatory approvals.

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As a result of the Merger, each outstanding membership unit of Coastal Holding held by the former owners of Coastal Holding (the “Sellers”) was converted into the right to receive its pro rata share of a total 24.9 million shares of Buyer common stock (“Buyer Shares”) as specified in the Merger Agreement. Pursuant to an Amended and Restated Exchange Agreement, dated November 14, 2022, among the Company, Buyer and Julian Michalowski, as the representative of the Sellers (the “Exchange Agreement”), the Sellers may exchange their Buyer Shares from time to time for Common Shares on a one share for one share (1:1) basis for no consideration. The Company has reserved 24.9 million Common Shares for issuance upon such exchanges pursuant to the Exchange Agreement.

Caliva

Origins and Expansion

Caliva, one of our predecessors, was formed as Consortium Management Group, LLC (“CMG, LLC”) (a California limited liability company) on February 20, 2015. On August 8, 2017, we undertook a corporate conversion and became a Delaware corporation under the name CMG Partners, Inc. Caliva received our first vertically-integrated license and opened for business in San Jose, California in 2015 under the California Proposition 215 regulatory framework for medical-only Cannabis. Initially, the business consisted of a single retail store, which in November 2016 was named the #1 ranked retail dispensary in the United States by Business Insider, and two initial grow rooms for the cultivation of Cannabis plants. By the end of 2016, with the passage of Proposition 64 in the State of California, which legalized Adult-Use Cannabis within California beginning in 2018, Caliva began rapidly expanding its facilities to encompass the entirety of the Cannabis supply chain, developing a robust vertically-integrated Cannabis business from laboratories and genetics through cultivation, manufacturing, and distribution to consumer retail and delivery. From those first cultivation rooms, Caliva increased grow capacity while adding extraction and refinement capabilities, built manufacturing for proprietary branded products, initiated wholesale sales, distribution and fulfillment teams, and developed proprietary software to offer online access for pick-up and delivery for consumers. The vision was clear, to become the Most Trusted Name in Cannabis by executing on the mission of improving people’s everyday lives through plant-based solutions.

Caliva also began applying for licenses in other jurisdictions within California in anticipation of further growth. This included licenses in Brisbane, Hanford, Bellflower, Chula Vista, Riverside County and Los Angeles County.

Growth and Governance Changes

In 2018, Caliva tripled in revenue and also achieved a number of financial and corporate milestones. To support that growth through both organic and inorganic expansion in the State of California, Caliva raised a Series A initial equity financing of $75,000,000, which was the then-largest initial equity financing for a private U.S. Cannabis company.. Caliva shortly thereafter restructured Caliva’s board of directors to include, among others, Carol Bartz as chairperson and Gregg Johnson (former SVP of Starbucks), in addition to the two seats occupied by Dennis O’Malley and Steve Allan. The proceeds from the initial equity financing were used to further expand Caliva’s vertically-integrated capacity through production capabilities, branded product development, wholesale distribution, consumer fulfillment, and development of strategic partnerships. During the expansion, Caliva partnered with organizations specializing on specific components of the vertical supply chain.

M&A and Partnerships

In 2019, Caliva doubled in revenue, with significant growth coming from strategic partnerships while Caliva continued to pursue both organic growth and inorganic opportunities, including completing its first acquisitions. In 2019, Caliva acquired three licenses to complement its organic license activities, with two in Los Angeles County and the third in the San Francisco Bay Area. Additionally, Caliva acquired a non-Cannabis beverage company, Live Zola, with the goal to convert it, first, into a hemp-infused and, later, a Cannabis-infused leading branded beverage company.

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Also in 2019, Caliva established an exclusive Cannabis partnership with JAY-Z that encompassed both a Chief Brand Strategist position within Caliva and a joint venture agreement to produce ultra-premium branded Cannabis products under the brand “MonoGram”.

During this time, Caliva continued to focus on its corporate governance and expanded its board of directors, adding Jeffry Allen (former NetApp Executive VP of Business Operations and board member) as the Audit Committee chair.

Focus on Vertical Integration Strategy

In late 2019 and early 2020, as the Cannabis capital markets experienced a significant decline, Caliva added Al Foreman (managing partner and Chief Investment Officer of Tuatara Capital) to the board of directors and Caliva undertook a Series B equity financing of nearly $75,000,000. Caliva also expanded its line of credit facility to $25,000,000. The additional equity and debt financing was required to finance Caliva’s net comprehensive losses of $28,025,352, $79,836,812 and $49,676,510 respectively for the years ended December 31, 2018, December 31, 2019 and December 31, 2020.

During this time, Caliva embarked on and executed a shift in strategy, prioritizing first party products through first party channels; that is, Caliva proprietary products sold through Caliva channels. Caliva also unwound or terminated certain partnerships that were no longer conducive to its strategy or where such capabilities were taken in-house. In anticipation of these actions, Caliva further built out its vertical supply chain capabilities, including delivery. As a result, Caliva was able to replace revenues generated by partnerships with third parties with Caliva revenues, resulting in improved margins. During the first four months following the termination of its delivery partnership with a third party in 2020, Caliva not only replaced those delivery revenues, but also grew them by over 25% over the prior four month period, while more than doubling Caliva product sales during the same period through its delivery channel.

In the second quarter of 2020, Caliva launched its Deli Greens flower, Caliva Fresh Flower vapes, and its first edible – Deli Nickels gummies. This launch contributed to single-month record sales, achieving over 50% of first party products through Caliva’s first party channels for the first time during the third quarter of 2020.

LCV

LCV, one of our predecessors, is a California-based vertically-integrated Cannabis company with extraction, manufacturing, distribution and product/brand development operations, as well as a significant investment in greenhouse Cannabis cultivation.

LCV was incorporated in Delaware and registered in California on June 22, 2018, with its head office located at 975 Corporate Center Parkway, Suite 120, Santa Rosa, California, 95407, and registered office at 1209 Orange Street, Wilmington, DE 19801. The founders’ immediate goal was to curate and equip a management team to build and operate an umbrella of Cannabis and hemp-derived CBD entities, a task which included identifying and exploiting consolidation and investment opportunities and building operational efficiencies and scalable business models in the most significant Cannabis market in the world. LCV quickly met its initial success metrics through a concentration on middle-of-the-supply chain Cannabis manufacturing, distribution, and brand development and stewardship operations, as well as through its hemp-derived CBD businesses.

At the time we acquired LCV, LCV directly or indirectly owned or was a primary investor in 16 state-issued Cannabis licenses and 1 pending license across 5 fully operational facilities. In addition, LCV owned a fully operational hemp-CBD product manufacturing facility compliant with federal, state, and local laws and regulations at the time of our acquisition.

SISU

SISU was formed under the laws of California in September 2017. SISU is a full-service supply chain solution offering processing of harvested plant material into distillate/oil, and flower sales services to cultivators. SISU also provided wholesale concentrates and flower as well as white labeling services to the largest brands in the state of California. Based in Eureka, California, SISU developed a business model offering cultivators a profit split for distillation services in 2018. On October 31, 2022, we finalized the sale of SISU for $317,000 cash. In addition, the purchaser agreed to enter into a multi-strategic supply agreement providing us the right, but not the obligation, to purchase cannabis oil and flower brokerage services for a period of 24 months on preferred terms.

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Operational Footprint

Our operational footprint includes brand development, retail and delivery. Until recently our operations also included cultivation, distribution, extraction and manufacturing.

Distribution

As previously announced, the Company has transitioned its wholesale distribution activities to Nabis, a leading cannabis wholesale platform in California.

In addition, on July 6, 2022, we announced our first out of California state licensing and cultivation production agreement (the “Licensing Agreement”) with Curio. The agreement will bring our brands and products to the State of Maryland with anticipated market launch in late 2022.

Initial brands to be introduced under the terms of the Licensing Agreement include Monogram, Caliva, Mirayo by Santana, Cruisers and other TPCO owned brands, in a variety of product form factors including jarred fresh flower, pre-rolls, premium vapes, and infused gummies and chocolates. Some of the products will feature signature strains of cannabis cultivated by Curio in collaboration with us. Our brands are expected to initially be available at Curio’s Far & Dotter dispensaries, with broad wholesale distribution to dispensaries across the State of Maryland expected to follow.

Under the terms the Licensing Agreement, Curio will exclusively manufacture, distribute, market and sell our branded products in the State of Maryland according to the product specifications and quality standards established by us. The Licensing Agreement has an initial term of four years with further renewal terms and anticipates a potential expanded partnership into additional states.

Brands

We have a portfolio of over eight owned and licensed brands covering key consumer form-factors such as whole flower, pre-rolls, infused pre-rolls, vaporizer cartridges in both distillate and live resin format, concentrates, gummies, chocolate and capsules, tinctures and topicals. We strive to produce high quality products and brands that appeal to both new and experienced cannabis users – such as the High Times Cup-winning Caliva brand of flower. Monogram, a brand developed in partnership with JAY-Z, which was announced in October 2020 and addresses the ultra-premium price point for flower and pre-rolls.

Our brand portfolio addresses a wide range of consumers, need-states and occasions with our variety of brands and form-factors, and we believe there are additional opportunities to expand the portfolio through innovation, partnerships and acquisitions. We have appointed JAY-Z, a leading voice in music, culture, entertainment, and business, as our Chief Visionary Officer to oversee development and promotion of brands that leverage our vision, influence, and social impact mission. Amidst challenging marketing restrictions in cannabis that bar brands from leveraging traditional advertising and media channels, the brands developed in collaboration with JAY-Z and Roc Nation are expected to benefit from the significant consumer following and influence of JAY-Z and Roc Nation. Our work with JAY-Z will initially focus on products sold at a premium price point but will not be restricted to that price point.

In addition, we operate four store brands, Caliva, Deli by Caliva, Coastal and Calma.

Brick and Mortar Retail

We operate twelve retail dispensaries strategically located across the state of California. These retail locations offer consumers a wide variety of owned and third-party brands and products via walk-in and in-store pick-up. On October 1, 2021, we acquired 100% of the equity of Calma, an operating dispensary located in West Hollywood, California, for a total consideration of $11,500,000, consisting of $8,500,000 in cash and $3,000,000 of in Common Shares (the “Calma Agreement”). On October 1, 2021, we closed the first tranche under the Calma Agreement, with the acquisition of 85% of Calma’s equity securities. The transfer of the remaining 15% equity of Calma occurred in September 2022. In accordance with the agreement, we issued $1,500,000 in Common Shares to the seller in connection with the remaining 15% of Calma. We strive to prioritize the merchandising and maximize sales of our own portfolio of brands and products in retail as a means of maximizing overall gross margins. We expect a significant portion of retail sales to be of owned brands, in addition to planned product innovations, consisting of many form-factors across multiple price points that address a wide variety of consumer segments, need-states and occasions. We recently also closed the acquisition of Coastal. See “General Development of the Business - The Parent Company – Coastal Acquisition”.

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As of the date of this prospectus, the following is a list of our retail locations, all of which are in California:

• Santa Barbara	• Pasadena
• West Los Angeles	• Stockton
• Vallejo • West Hollywood • Bellflower • Hanford	• San Jose (x2) • Ceres • Concord

Delivery

We offer direct-to-consumer delivery of owned brands as well as third-party brands out of eleven locations; four in Southern California, three in Central California and four in the San Francisco Bay Area. We operate our own delivery depots and directly employ our delivery drivers. Our delivery business is subject to state regulatory changes, including as to case pack limits relating to how much product that drivers can carry at one time.

Our direct-to-consumer offerings include an integrated e-commerce platform offering express delivery and scheduled delivery, allowing us to extend our reach beyond physical retail locations and expand interactions with our customers, while beating the illicit market on convenience and safety. The omni-channel e-commerce platform generates proprietary consumer data which informs product and brand development, corporate development, distribution and personalization. We leverage this consumer data and data-driven inventory management practices to refine our menu and inventory management, including offering a menu that is dynamic based on user location. Offering direct-to-consumer delivery allows consumers to access our selection of owned and third-party brands conveniently across a significant portion of Northern, Central and Southern California. We strive to prioritize the merchandising and maximize sales of our own portfolio of brands and products on the delivery platform as a means of maximizing overall gross margins. We expect a significant portion of delivery sales to be of owned brands, in addition to planned product innovations, consisting of many form-factors across multiple price points that address a wide variety of consumer segments and occasions. We will leverage a mix of express and scheduled delivery offerings as a means to maximize the value of product delivered per driver shift and minimize the overall cost-per-delivery.

In March 2022, the state of California issued notable new regulations pertaining to cannabis delivery. First, the state increased the total value of cannabis goods delivery employees can carry in their vehicle from $5,000 to $10,000. Second, for purposes of this limit, the state removed any distinction between “ordered” and “unordered” product. These changes will afford cannabis delivery operators considerably more flexibility, allowing them to carry a broader array of products and serve a larger geographic area. These regulations took effect in November 2022.

In response to these new regulations, we have elected to dispose of select redundant delivery depot locations, including Culver City, Chula Vista and Sacramento operations, as many geographic regions can now be more efficiently managed. Going forward, we expect to only have a dedicated delivery depot in Brisbane. These dispositions resulted in $500,000 in gross sale proceeds and are expected to result in additional annual cost savings.

E-Commerce Pick Up and Delivery

Our e-commerce offerings are centered on Caliva.com, a centralized user-centric e-commerce platform. In addition to accessing online pickup and delivery of our products through Caliva.com, customers can access online pickup and delivery through the Caliva App in Apple’s App Store. This is a differentiated online platform in cannabis, an industry in which most shopping interactions occur in simple brick-and-mortar retail environments. This platform facilitates seamless orders for in-store pickup at our retail locations, as well as for delivery to our customers throughout the delivery radius of our delivery depots.

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Our e-commerce platform offers a wide range of both owned brands and products as well as third-party brands and products. Owned brands and products are prioritized in merchandising and therefore it is anticipated they will make up a substantial portion of total sales, resulting in increased profit margins. Our e-commerce platform also enables us to use consumer data to drive personalization and product recommendations to customers, thereby encouraging loyalty and re-orders.

Paused Cultivation Operations

Until mid-September 2022, we operated over 35,000 square feet of indoor cultivation space producing premium flower for product lines on the higher-end of the price spectrum – Monogram, Caliva and others, as well as potential new brands developed in-house, new brands developed as part of the transactions contemplated by the Brand Strategy Agreement, and new brands that will come into the portfolio via future acquisitions. We have a procurement network of over 50 cultivators throughout California to purchase everything from low-cost outdoor, high-quality mid-priced greenhouse, and premium indoor flower as required by our portfolio of brands.

On May 16, 2021, we entered into a membership interest purchase agreement (the “Membership Interest Purchase Agreement”) to obtain leasehold interests of approximately 10 years duration in each of four one-acre parcels of land that are licensed for outdoor cannabis grow (collectively, the “Outdoor Grow Properties”). On May 21, 2021 (the “Effective Date”), we entered into a series of cultivation and supply agreements with each of the leaseholders of the Outdoor Grow Properties and Mosaic. AG, Inc. (“Mosaic.Ag”), pursuant to which Mosaic.Ag agreed to cultivate cannabis on each of the Outdoor Grow Properties on our behalf for a period commencing on the Effective Date of and ending at least three years from the closing of the transactions contemplated by the Membership Interest Purchase Agreement, with options to extend for up to five years (the “Cultivation and Supply Agreements”). Under the terms of the Membership Interest Purchase Agreement, as of the Effective Date, we and Mosaic.Ag obtained access to the Outdoor Grow Properties and began to commence cannabis cultivation activities under the Cultivation and Supply Agreements. The purchase price under the Membership Interest Purchase Agreement is $6,000,000 in cash, $2,500,000 in our Common Shares payable on the closing date (with the number of shares issued based on the volume-weighted average price per common share for the ten consecutive trading days prior to the closing date) and up to 1,309,263 of our Common Shares subject to an earnout based on the production value of cannabis grown on the Outdoor Grow Properties over the twenty-four months following the Effective Date. The closing of the transactions contemplated by the Membership Interest Purchase Agreement are dependent on the satisfaction of various closing conditions, multiple of which were not met by the end of the second quarter of 2022 as required by the Membership Interest Purchase Agreement. Further, Mosaic.Ag was unable to produce sufficient quantities of biomass according to Company quality standards and pursuant to the Cultivation Supply Agreements. For the foregoing reasons, we delivered to Mosaic on June 30, 2022, notice of our exercise of our contractual rights to terminate each of the Cultivation and Supply Agreements and the Membership Interest Purchase Agreement effective on such date. Pursuant to the terms of the Membership Interest Purchase Agreement, on the Effective Date, we advanced to the seller $5,650,000 secured by a promissory note, which note is now past its maturity date. Pursuant to the terms of the Cultivation and Supply Agreements, we made payments for cannabis product in advance based on a projected aggregate yield, with Mosaic owing a refund for any overpayment in the event of the actual yield (as measured at the conclusion of the growing season) being less than the projected yield, which event did transpire, triggering a refund owed us of approximately $1,500,000. There can be no assurance the promissory note and/or the overpayment amount will be repaid in full, or at all. We expect to pursue repayment of such debts through appropriate legal actions.

In mid-September 2022, in-house cultivation was paused in response to the availability of lower cost flower that meets our quality specifications for our first party brands. We expect to achieve significant margin enhancement, as well as cost certainty with strategic sourcing relationships in place. We anticipate that the pause of in-house cultivation will reduce annual cash operating expenses by approximately $1.8 million and associated annual payroll by approximately $4 million by eliminating 70 positions or approximately 14% of the workforce for total savings of approximately $5.8 million annually.

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Discontinued Extraction Operations

On October 31, 2022, we finalized the sale of our bulk wholesale business (SISU Extraction LLC). In addition, the purchaser has agreed to enter into a strategic supply agreement providing the Company the right, but not the obligation, to purchase cannabis oil and flower brokerage services for a period of 24 months on preferred terms.

Outsourced Manufacturing

During October 2022, product manufacturing was outsourced to third-party processors, which we expect will result in significant cost savings on these products. In addition to margin improvement, we expect to benefit from strong R&D capabilities to produce innovative products for our future.

Factors Affecting Our Performance

Our performance and future success depends on a number of factors. These factors are also subject to a number of inherent risks and challenges, some of which are discussed below.

Branding

We aspire to be the “Most Trusted Name in Cannabis”, and we have built our brand with a focus on the growing direct to consumer (“DTC”) market. We understand that, to be the “Most Trusted Name in Cannabis,” it is critical to establish trust at all levels of our operations, starting with an executive team and our Board that believe in “doing business the right way”, focusing on long-term shareholder value and creating trust with our various stakeholders. We strive to prioritize our consumers and our employees (who we refer to as “associates”). We establish trust with our consumers through their experience, which encompasses not only our award-winning products but the consumer’s full buying experience. At the Parent Company, we make information on the products that consumers choose readily available, including the ability to interact with our associates at not only our retail locations, but also curbside as well as through phone and video consultations. Trust comes from the product, and we are known for our transparency in production and compliance with the highest standards in the industry. Our brand strategy is a “House of Brands” strategy, providing the ability to expand our product lines to meet changing consumer tastes and preferences.

Regulation

We are subject to the local and federal laws in the jurisdictions in which we operate. We hold all required licenses for the production and distribution of our products in the jurisdictions in which we operate and continuously monitor changes in laws, regulations, treaties and agreements. We are licensed to cultivate, manufacture, distribute and sell wholesale and retail cannabis and cannabis products. We operate in, and/or have ownership interests in businesses operating in, California, pursuant to the California Medicinal and Adult-Use Cannabis Regulation and Safety Act. We also operate in the state of Maryland by way of a partnership with Curio. Curio is responsible for maintaining compliance with applicable laws with respect to its operations in Maryland.

Product Innovation and Consumer Trends

Our business is subject to changing consumer trends and preferences, which is dependent, in part, on continued consumer interest in new products. The success of new product offerings depends upon a number of factors, including our ability to: (i) accurately anticipate customer needs; (ii) develop new products that meet these needs; (iii) successfully commercialize new products; (iv) price products competitively; (v) produce and deliver products in sufficient volumes and on a timely basis; and (vi) differentiate product offerings from those of our competitors.

Quality Testing

Prior to release to the commercial market, each batch of packaged cannabis biomass and/or manufactured cannabis products (collectively “cannabis goods”) must have a batch-specific Certificate of Analysis (“COA”) from a testing laboratory (“lab”). Labs are independent, third-party entities licensed by the California’s Department of Cannabis Control (“DCC”). A COA is a legally binding document created by the lab that shows the analytical quality test results of each batch of cannabis goods indicating whether the batch is safe for human consumption. Upon issuance, COAs are uploaded by the lab into the State’s track-and-trace system, METRC, for version control and may not be amended. As reflected on each COA, a lab tests each batch of cannabis goods for cannabinoid content, presence of foreign materials, heavy metals, microbial impurities, mycotoxins, moisture content and water activity, residual pesticides, and residual solvents and processing chemicals. State regulations stipulate “passing” and “failing” criteria within each of the elements tested and indicated on the COA.

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In compliance with applicable regulations, we must allow a lab to enter our licensed premises to conduct batch-sampling of cannabis goods. The lab removes a representative sample of each batch of cannabis goods to quality test the elements listed above. Once a representative sample of a batch of cannabis goods is submitted for COA testing, we cannot conduct any further manufacturing, packaging, or other activity that may impact the quality, form, or purity of the overall batch. Batches that receive a “failing” COA must be remediated or destroyed in compliance with applicable regulations. Batches that receive a “passing” COA are cleared for entry into the commercial market.

Specialized Knowledge, Skills, Resources & Equipment

Knowledge with respect to sourcing and evaluating high-quality cannabis is important in the cannabis industry. The nature of growing cannabis is not substantially different from the nature of growing other agricultural products. Variables such as temperature, humidity, lighting, air flow, watering and feeding cycles are meticulously defined and controlled to produce consistent product and to avoid contamination.

We procure the primary component of our finished products, namely cannabis. Our cultivation partners are dependent on a number of key inputs and their related costs including raw materials and supplies related to our growing operations, as well as electricity, water and other utilities. See “Risk Factors –Risks Related to the Company’s Products and Services – The Company is reliant on key inputs”.

Equipment used is specialized but is readily available and not specific to the cultivation of cannabis. Subject to available funding, we do not anticipate any difficulty in obtaining equipment.

We anticipate an increased demand for skilled manpower, energy resources and equipment in connection with our expected continued growth.

Social Equity

We believe in the paramount importance of promoting social equity in the cannabis industry as a core part of our business operations. As such, concurrent with the closing of the Qualifying Transaction, we launched a new social equity fund focused on investing in Black and other people-of-color cannabis entrepreneurs. The social equity venture fund identifies, conducts diligence on, and invests in such entrepreneurs as a means of directly impacting the issues of social equity and diversity in the cannabis industry. In 2021, we formed a wholly owned subsidiary, Social Equity Ventures LLC (“SEV”), to serve as our social equity fund during 2021 with a planned $10,000,000 investment and a planned annual contribution of at least 2% of net income from the Company. SEV invests as a wholly integrated division under management of our employees. SEV, where possible, will leverage existing social equity programs as well as not-for-profit organizations engaged in social equity license application support, entrepreneur mentorship, workforce development, and entrepreneurial community-building. On May 27, 2021, we created a Social Equity Advisory Committee comprised of thought leaders across cannabis, civil rights activism, criminal justice reform, policy advocacy and impact investing. Through September 30, 2022, we have invested approximately $1,300,000 in three investments being Stanton Brands (dba Josephine & Billie’s), Peakz LLC and Digistrains.

We plan to reposition our social equity venture fund to become the centralized owner of all corporate social responsibility activities undertaken with the mission to provide Black and underrepresented minorities with the foundation to succeed in the legal cannabis industry through education, advocacy and access to capital. Social Equity Ventures will be rebranded as “Legacy Ventures”.

Competitive Conditions

We compete on multiple fronts, including in retail, delivery and branded wholesale, and experience competition in each of these areas. We compete on the basis of the price, the quality of our products and our omni-channel direct to consumer platform. From a retail perspective, we compete with other licensed retailers and delivery companies in the geographies where retail and delivery services are located. These other retailers range from small local operators to more significant operators with a presence throughout the State of California and other states in the United States. From a product perspective, we compete with other manufactures of brands for shelf space in third-party owned dispensaries throughout California. Indirectly, we compete with the illicit market, including many illegal dispensaries that continue to exist in the state of California.

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United States Regulatory Environment

Cannabis Industry Regulation

On February 8, 2018, the Canadian Securities Administrators revised their previously released Staff Notice 51-352 -Issuers with U.S. Marijuana-Related Activities (“Staff Notice 51-352”), which provides specific disclosure expectations for issuers that currently have, or are in the process of developing, cannabis-related activities in the United States as permitted within a particular state’s regulatory framework. All issuers with U.S. cannabis-related activities are expected to clearly and prominently disclose certain prescribed information in prospectus filings and other required disclosure documents. As a result of our existing operations in California, we are providing the following disclosure pursuant to Staff Notice 51-352.

We derive a substantial portion of our revenues from state legalized: (i) cannabis, and products containing cannabis, used by someone 21 or older that is not a medical cannabis patient (where use may include inhalation, consumption, or application) (“Adult-Use Cannabis”) and (ii) to a lesser extent, cannabis and products containing cannabis used by medical cannabis patients in accordance with applicable state law, but for which no drug approval has been granted by the United States Food and Drug Administration (where use may include inhalation, consumption, or application) (“Medical-Use Cannabis”) ((i) and (ii) collectively “Regulated Cannabis”). The Regulated Cannabis industry is illegal under U.S. Federal Law. We are directly involved (through our licensed subsidiaries) in both the Adult-Use Cannabis and Medical-Use Cannabis industry in the State of California, which has legalized and regulated such industries.

The United States federal government regulates certain drugs through the CSA and through the Food, Drug & Cosmetic Act (21 U.S.C. §§ 301-392) (the “FDCA”). The CSA schedules controlled substances, including “marihuana” (defined as all parts of the plant cannabis sativa L. containing more than 0.3 percent THC), based on their approved medical use and potential for abuse. Marihuana (also referred to as cannabis) and THC (“except for tetrahydrocannabinols in hemp”) are each classified as Schedule I controlled substances (21 U.S.C. § 812(c)). The Drug Enforcement Administration (“DEA”), an agency of the U.S. Department of Justice (the “DOJ”) defines Schedule I drugs, substances or chemicals as “drugs with no currently accepted medical use and a high potential for abuse.” The United States Food and Drug Administration (the “FDA”), which implements and enforces the FDCA, regulates, among other things, drugs used for the diagnosis or treatment of diseases. The FDA has not approved cannabis as a safe and effective treatment for any medical condition, and regularly issues cease-and-desist letters to manufacturers of CBD products making health claims to consumers in contravention of the FDCA. The FDA has approved drugs containing THC and CBD, individual cannabinoids in the plant cannabis sativa L., for a narrow segment of medical conditions.

State laws that permit and regulate the cultivation, production, distribution, sale and use of Medical-Use Cannabis or Adult-Use Cannabis are in direct conflict with the CSA, which makes cannabis and THC distribution and possession federally illegal. Although certain states and territories of the U.S. authorize Medical- Use Cannabis or Adult-Use Cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, cultivation, and/or transfer of cannabis and THC is illegal and any such acts are criminal acts under any and all circumstances under the CSA. Additionally, any cultivation, manufacture, possession, distribution and/or sale of cannabis accessories, in states without laws expressly permitting such activity, are also federally illegal activity under the CSA. Although our activities are believed to be compliant with applicable California state and local law, strict compliance with state and local laws with respect to cannabis does not absolve us of liability under United States federal law, nor does it provide a defense to any federal proceeding which may be brought against us.

However, in October 2022, President Biden directed the Department of Justice and Department of Health & Human Services to conduct a review of the scheduling status of cannabis. It is anticipated that cannabis may be rescheduled or descheduled entirely within the next 12-24 months.

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As of September 30, 2022, 38 U.S. states, and the District of Columbia and the territories of Guam, Puerto Rico, the U.S. Virgin Islands, and the Northern Mariana Islands have legalized the cultivation and sale of Medical-Use Cannabis, with at least six of the remaining states expected to pass such legalization measures within the next 12 months. In 19 U.S. states, the sale and possession of both Medical-Use Cannabis and Adult-Use Cannabis has been legalized, though due to the time period between a state’s legalization of commercial cannabis activities and the completion of its regulatory framework and marketplace launch, the purchase of Adult-Use Cannabis is currently possible in 13 states, with the remainder of the currently-legal states to commence sales activities in 2023. The District of Columbia has legalized Adult-Use Cannabis but has not yet permitted the commercial sale of Adult Use Cannabis, however, Adult-Use sales are expected to commence in 2023.

Eleven states have also enacted low-THC / high-CBD only laws for medical cannabis patients. The sale and possession of both Medical-Use Cannabis and Adult-Use Cannabis is legal in the State of California, subject to applicable licensing requirements and compliance with applicable conditions. Included in the numbers above are ballot initiatives to legalize Adult-Use Cannabis which passed in November 2020, with Arizona commencing Adult-Use sales in January 2021, and New Jersey and Montana commencing Adult-Use sales in 2022 and Mississippi enacting Medical-Use cannabis legislation in January 2022, following a successful ballot initiative and subsequent invalidation on technical grounds by the Mississippi State Supreme Court.

Under President Barack Obama, the U.S. administration attempted to address the inconsistencies between federal and state regulation of cannabis in a memorandum which then-Deputy Attorney General James Cole sent to all United States Attorneys on August 29, 2013 (the “2013 Cole Memorandum”) outlining certain priorities for the DOJ relating to the prosecution of cannabis offenses. The 2013 Cole Memorandum noted that in jurisdictions that have enacted laws legalizing or decriminalizing Regulated Cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, processing, distribution, sale and possession of Regulated Cannabis, conduct in compliance with those laws and regulations is less likely to be a priority at the federal level. The DOJ did not provide (and has not provided since) specific guidelines for what regulatory and enforcement systems would be deemed sufficient under the 2013 Cole Memorandum. In light of limited investigative and prosecutorial resources, the 2013 Cole Memorandum concluded that the DOJ should be focused on addressing only the most significant threats related to cannabis, a non-exhaustive list of which was enumerated therein.

On January 4, 2018, U.S. Attorney General Jeff Sessions formally issued a new memorandum (the “Sessions Memorandum”), which rescinded all “previous nationwide guidance specific to marijuana enforcement,” including the 2013 Cole Memorandum. The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that Cannabis is a dangerous drug and Cannabis activity is a serious crime”, and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress by following well-established principles when pursuing prosecutions related to cannabis activities. There can be no assurance that the federal government will not enforce federal laws relating to cannabis in the future. As a result of the Sessions Memorandum, federal prosecutors are now free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities despite the existence of State-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and resultantly it is uncertain how active U.S. federal prosecutors will be in relation to such activities.

We believe it is still unclear what prosecutorial effects will be created by the rescission of the 2013 Cole Memorandum. We believe that the sheer size of the Regulated Cannabis industry, in addition to participation by state and local governments and investors, suggests that a large- scale enforcement operation would more than likely create unwanted political backlash for the DOJ and the Biden administration in certain states that heavily favor decriminalization and/or legalization. Regardless, cannabis and THC remain Schedule I controlled substances at the federal level, and neither the 2013 Cole Memorandum nor its rescission has altered that fact. The federal government of the United States has always reserved the right to enforce federal law in regard to the manufacture, distribution, sale and disbursement of Medical-Use Cannabis or Adult-Use Cannabis, even if state law permits such cultivation, manufacture, distribution, sale and disbursement. We believe, from a purely legal perspective, that the criminal risk today remains similar to the risk on January 3, 2018. It remains unclear whether the risk of enforcement has been altered. Additionally, under United States federal law, it is a violation of federal money laundering statutes for financial institutions to take any proceeds from the sale of Regulated Cannabis or any other Schedule I controlled substance. Canadian banks are likewise hesitant to deal with cannabis companies, due to the uncertain legal and regulatory framework of the industry. Banks and other financial institutions, particularly those that are federally chartered in the United States, could be prosecuted and possibly convicted of money laundering for providing services to Regulated Cannabis businesses. While Congress is considering legislation that may address these issues, there can be no assurance that such legislation passes.

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Despite these laws, the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) issued a memorandum on February 14, 2014 (the “FinCEN Memorandum”) outlining the pathways for financial institutions to bank state-sanctioned Regulated Cannabis businesses in compliance with federal enforcement priorities. The FinCEN Memorandum echoed the enforcement priorities of the 2013 Cole Memorandum and stated that in some circumstances, it is possible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. Under these guidelines, financial institutions must submit a Suspicious Activity Report (“SAR”) in connection with all cannabis-related banking activities by any client of such financial institution, in accordance with federal money laundering laws. These cannabis-related SARs are divided into three categories-cannabis limited, cannabis priority, and cannabis terminated-based on the financial institution’s belief that the business in question follows state law, is operating outside of compliance with state law, or where the banking relationship has been terminated, respectively. On the same day that the FinCEN Memorandum was published, the DOJ issued a memorandum (the “2014 Cole Memorandum”) directing prosecutors to apply the enforcement priorities of the 2013 Cole Memorandum in determining whether to charge individuals or institutions with crimes related to financial transactions involving the proceeds of cannabis-related conduct. The 2014 Cole Memorandum has been rescinded as of January 4, 2018, along with the 2013 Cole Memorandum, removing guidance that enforcement of applicable financial crimes against state-compliant actors was not a DOJ priority.

However, former Attorney General Sessions’ rescission of the 2013 Cole Memorandum and the 2014 Cole Memorandum has not affected the status of the FinCEN Memorandum, nor has the Department of the Treasury given any indication that it intends to rescind the FinCEN Memorandum itself. Though it was originally intended for the 2014 Cole Memorandum and the FinCEN Memorandum to work in tandem, the FinCEN Memorandum is a standalone document which explicitly lists the eight enforcement priorities originally cited in the 2013 Cole Memorandum. As such, the FinCEN Memorandum remains intact, indicating that the Department of the Treasury and FinCEN intend to continue abiding by its guidance. However, FinCEN issued further guidance on December 3, 2019, in which it acknowledged that the Agricultural Improvement Act of 2018 (the “Farm Bill”) removed hemp as a Schedule I controlled substance and authorized the United States Department of Agriculture (“USDA”) to issue regulations governing, among other things, domestic hemp production. The guidance states that because hemp is no longer a controlled substance under federal law, banks are not required to file SARs on these businesses solely because they are engaged in the growth or cultivation of hemp in accordance with applicable laws and regulations. The guidance further notes that for hemp-related customers, banks are expected to follow standard SAR procedures, and file a SAR if indicia of suspicious activity warrants. FinCEN noted in its December 2019 guidance that the 2014 SAR reporting structure for cannabis remains in place even with the passage of the Farm Bill and this additional guidance related to hemp. FinCEN confirmed this point in guidance issued on June 29, 2020, and clarified that, if proceeds from cannabis-related activities are kept separate, a SAR filing is only required for the cannabis-related part of a business that engages in both cannabis and hemp activity.

Although the 2013 Cole Memorandum has been rescinded, one legislative safeguard for the Medical-Use Cannabis industry has historically remained in place: Congress adopted a so-called “rider” provision to the fiscal years 2015, 2016, 2017, and 2018, 2019 and 2020 and 2021. Consolidated Appropriations Acts (currently referred to as the “Joyce-Blumenauer Amendment”) to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated Medical-Use Cannabis actors operating in compliance with state and local law. As of September 30, 2022, the Joyce-Blumenauer Amendment was renewed through the signing of the fiscal year 2022 omnibus bill, which extended the protections of the Amendment through December 16, 2022. The Joyce-Blumenauer Amendment may or may not be included in a subsequent omnibus appropriations package or a continuing budget resolution. As of December 2022, Congressional lawmakers are continuing negotiations over a fiscal year 2023 spending deal, to maintain government funding after December 16, 2022. Congress is likely to adopt a “Continuing Resolution” that maintains government funding through late December 2022, as it finalizes and enacts a fiscal year 2023 spending package. The current draft of the fiscal year 2023 spending package includes the Joyce-Blumenauer rider, which would be extended until fiscal year 2024.

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However, should the Joyce-Blumenauer Amendment not be renewed upon expiration in subsequent spending bills, there can be no assurance that the federal government will not seek to prosecute cases involving medical cannabis businesses that are otherwise compliant with State law. Such potential proceedings could involve significant restrictions being imposed upon us.

The United States Congress has passed appropriations bills each of the last four years that have not appropriated funds for prosecution of cannabis offenses of individuals who are in compliance with state medical cannabis laws. American courts have construed these appropriations bills to prevent the U.S. federal government from prosecuting individuals when those individuals comply with state law relating to approved medical uses. However, because this conduct continues to violate U.S. federal law, American courts have observed that should Congress at any time choose to appropriate funds to fully prosecute the CSA, any individual or business—even those that have fully complied with state law—could be prosecuted for violations of U.S. federal law. And if Congress restores funding, the government will have the authority to prosecute individuals for violations of the law that took place before received funding under the CSA’s five-year statute of limitations.

In recent years, certain temporary federal legislative enactments that protect the Medical-Use Cannabis and industry have also been in effect. For instance, cannabis businesses that are in strict compliance with state law receive a measure of protection from federal prosecution by operation of a temporary appropriations measures that has been enacted into law as an amendment (or “rider”) to federal spending bills passed by Congress and signed by Presidents Obama, Trump and Biden. First adopted in the Appropriations Act of 2015, Congress has included in successive budgets since a “rider” that prohibits the DOJ from expending any funds to enforce any law that interferes with a state’s implementation of its own medical cannabis laws. The rider, discussed above, is known as the “Joyce-Blumenauer” Amendment, and now known colloquially as the “Joyce-Amendment” after its most recent sponsors. The rider was renewed on March 15, 2022 through the signing of the FY 2022 omnibus spending bill, which extended the protections of the Amendment through September 30, 2022.

Despite the legal, regulatory, and political obstacles the Regulated Cannabis industry currently faces, the industry has continued to grow. Under certain circumstances, the federal government may repeal the federal prohibition on cannabis and thereby leave the states to decide for themselves whether to permit Regulated Cannabis cultivation, production and sale, just as states are free today to decide policies governing the distribution of alcohol or tobacco. Until that happens, we face the risk of federal enforcement and other risks associated with our business.

However, as noted previously, in October 2022 President Biden directed the Department of Justice and Department of Health & Human Services to conduct a review of the scheduling status of cannabis. It is anticipated that cannabis may be rescheduled or descheduled entirely within the next 12-24 months.

To the knowledge of our management, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in California.

Our objective is to capitalize on the opportunities presented as a result of the changing regulatory environment governing the cannabis industry in the United States. Accordingly, there are a number of significant risks associated with our business. Unless and until the United States Congress amends the CSA with respect to Medical-Use Cannabis or Adult-Use Cannabis, there is a risk that federal authorities may enforce current federal law, and our business may be deemed to be producing, cultivating, extracting, or dispensing “marihuana” or aiding or abetting or otherwise engaging in a conspiracy to commit such acts in violation of U.S. federal law.

We have received and continue to receive legal input, in verbal and written form (including opinions when required), regarding (a) compliance with applicable state and local regulatory frameworks and (b) potential exposure and implications arising from U.S. federal law in certain respects.

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The 2013 Cole Memorandum and the Joyce-Blumenauer Amendment gave Medical-Use Cannabis operators and investors in states with legal regimes greater certainty regarding federal enforcement as to establish Regulated Cannabis businesses in those states. While the Sessions Memorandum has introduced some uncertainty regarding federal enforcement, the Regulated Cannabis industry continues to experience growth in legal Medical-Use Cannabis and Adult-Use Cannabis markets across the United States. U.S. Attorney General Jeff Sessions resigned on November 7, 2018. Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, even under a Biden Administration’s DOJ or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to cannabis and THC (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law.

Despite the expanding market for Regulated Cannabis, traditional sources of financing, including bank lending or private equity capital, are lacking which can be attributable to the fact that cannabis remains a Schedule I substance under the CSA. These traditional sources of financing are expected to remain scarce unless and until the federal government legalizes cannabis cultivation and sales.

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Below is a discussion of U.S. state-level regulatory regimes in those jurisdictions where we are, and will be, directly or indirectly involved through our subsidiaries. A discussion of the U.S. federal regulatory regime can be found above under the heading “—United States Regulatory Environment – Cannabis Industry Regulation.” We are directly engaged in the manufacture, possession, use, sale or distribution of cannabis and/or hold licenses in the Adult-Use Cannabis and/or Medical-Use Cannabis marketplace in the State of California. We will evaluate, monitor and reassess this disclosure, and any related risks, on an ongoing basis and the same will be supplemented and amended to investors in public filings, including in the event of government policy changes or the introduction of new or amended guidance, laws or regulations regarding cannabis regulation. We intend to cause our businesses to promptly remedy any known occurrences of non-compliance with applicable State and local cannabis rules and regulations, and intends to publicly disclose any non-compliance, citations or notices of violation which may have an impact on our licenses, business activities or operations.

Exposure to U.S. Marijuana Related Activities

We operate in the United States through various subsidiaries and other entities pursuant to arrangements with third-parties on arm’s length terms as more specifically described herein. As of the date of this registration statement, a majority of our business was directly derived from U.S. cannabis-related activities. As such, a majority of our balance sheet and operating statement for periods following closing of the Qualifying Transaction reflects exposure to U.S. cannabis related activities. See “Description of the Business” for further details.

California

California Regulatory Landscape

In 1996, California was the first state to legalize Medical-Use Cannabis through Proposition 215, the Compassionate Use Act of 1996. This legislation legalized the use, possession and cultivation of cannabis by patients with a physician recommendation for treatment of cancer, anorexia, AIDS, chronic pain, spasticity, glaucoma, arthritis, migraine, or any other illness for which cannabis provides relief.

In 2003, Senate Bill 420 was signed into law establishing not-for-profit medical cannabis collectives and dispensaries, and an optional identification card system for Medical-Use Cannabis patients.

In September 2015, the California legislature passed three bills collectively known as the Medical Cannabis Regulation and Safety Act (“ MCRSA”). The MCRSA established a licensing and regulatory framework for Medical-Use Cannabis businesses in California. The system created multiple license types for dispensaries, infused products manufacturers, cultivation facilities, testing laboratories, transportation companies, and distributors. Edible infused product manufacturers would require either volatile solvent or non-volatile solvent manufacturing licenses depending on their specific extraction methodology. Multiple agencies would oversee different aspects of the program and businesses would require a state license and local approval to operate. However, in November 2016, voters in California passed Proposition 64, the Adult Use of Marijuana Act (“AUMA”), creating an Adult-Use Cannabis program for adults 21 years of age or older. In June 2017, the California State Legislature passed Senate Bill No. 94, known as Medicinal and Adult-Use Cannabis Regulation and Safety Act (“MAUCRSA”), which amalgamated MCRSA and AUMA and provided for a set of regulations to govern a medical and adult-use licensing regime for cannabis businesses in the State of California. The four agencies that regulate cannabis at the state level are the Bureau of Cannabis Control (“BCC”), CalCannabis at the California Department of Food and Agriculture (“CalCannabis”), and the Manufactured Cannabis Safety Branch California Department of Public Health (“MCSB”), and California Department of Tax and Fee Administration. MAUCRSA went into effect on January 1, 2018. MAUCRSA was then amended and restated in July 2021 through the annual budget trailer bill process to, among other things, consolidate the three state licensing agencies-BCC, CalCannabis and MCSB-into a single licensing authority known as the Department of Cannabis Control (“DCC”). Subsequent to the agency consolidation, the newly formed DCC consolidated the three separate sets of BCC, CalCannabis, and MCSB regulations into a single set of state regulations, which regulations went into effect as of September 27, 2021.

To legally operate a Medical-Use Cannabis or Adult-Use Cannabis business in California, the operator must generally have both a local and state license. This requires license holders to operate in cities with cannabis licensing programs. Therefore, counties and cities in California are allowed to determine the number of licenses they will issue to cannabis operators, or can choose to outright ban the siting of cannabis operations in their jurisdictions.

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California Licensing Requirements

A storefront retailer license with an “M-designation” permits (i) the purchase of cannabis goods that are “For Medical Use Only” from licensed distributors (ii) the sale of such medicinal cannabis goods to medicinal cannabis patients age 18 years of age or older in California who possesses a physician’s recommendation. Only certified physicians may provide medicinal cannabis recommendations. A storefront retailer license with an “A-designation” permits the sale of cannabis and cannabis products to any individual age 21 years of age or older regardless of whether they possess a physician’s recommendation. A storefront retailer license with both the M- and A- designations is permitted to do all of the above described in this paragraph. Where the local jurisdiction permits, a state storefront retailer license allows the retailer to engage in delivery of cannabis goods to retail customers. A non-storefront license permits the same delivery activity, but does not permit the licensee to operate a retail storefront.

A distribution license permits the license holder to engage in the procurement, storage, required regulatory and compliance testing, sale to certain licensed entities within the State of California, and transport of cannabis and cannabis products between licensees.

An adult-use or medicinal cultivation license permits cannabis cultivation which means any activity involving the planting, growing, harvesting, drying, curing, grading or trimming of cannabis. Such licenses further permit the production of a limited number of “non-manufactured cannabis products” and the sales of cannabis to certain licensed entities within the State of California for resale or manufacturing purposes.

An adult-use or medical manufacturing license permits the manufacturing of “manufactured cannabis products”. Manufacturing includes the compounding, blending, extracting, post-processing refinement, infusion, packaging or repackaging, labeling or relabeling, remediation or other preparation of a cannabis product in the State of California, only cannabis that is grown in the state by a licensed operator can be sold in the state. California neither mandates or prohibits integration, and the state allows licensees to make wholesale purchase of cannabis from, or a distribution of cannabis and cannabis product to, another licensed entity within the state.

Holders of cannabis licenses in California are subject to a detailed regulatory scheme encompassing security, staffing, transport, sales, manufacturing standards, testing, inspections, inventory, advertising and marketing, product packaging and labeling, white labeling, records and reporting, and more. As with all jurisdictions, the full regulations, as promulgated by each applicable state agency, should be consulted for further information about any particular operational area.

California Reporting Requirements

The State of California uses METRC as the state’s track-and-trace system used to track commercial cannabis activity and movement across the distribution chain for all state-issued licensees. The system allows for other third-party system integration via application programming interface. Only licensees have access to METRC.

California Storage and Security

To ensure the safety and security of cannabis business premises and to maintain adequate controls against the diversion, theft, and loss of cannabis or cannabis products, California’s retail cannabis businesses are generally required to do the following:

•	limit access to storefront retail premises to medical cannabis patients at least 18 years and older, and adults 21 and over maintain a fully operational security alarm system;

•	contract for professionally-certified security guard services;

•	maintain a video surveillance system that records continuously 24 hours a day;

•	ensure that the facility’s outdoor premises have sufficient lighting;

•	not dispense from its premises outside of permissible hours of operation;

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•	limit the daily amount of cannabis goods dispensed to individual customers to prevent diversion;

•	store cannabis and cannabis product only in areas per the premises diagram submitted to and approved by the State of California during the licensing process;

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store all cannabis and cannabis products in a secured, locked room or a vault; report to local law enforcement and the DCC within 24 hours after discovering the theft, diversion, or loss of cannabis; and

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ensure the safe transport of cannabis and cannabis products between licensed facilities, maintain a delivery manifest and QR-code scannable State license in any vehicle transporting cannabis and cannabis products. Only vehicles registered with the DCC that meet DCC distribution requirements are to be used to transport cannabis and cannabis products.

California Home Delivery Requirements

California law allows certain licensed retailers to deliver cannabis to adult customers at any private address within the state, including within those jurisdictions that have land use and zoning ordinances prohibiting the establishment of commercial cannabis businesses. At least 25 local jurisdictions where cannabis sales are banned sued the state, seeking to overturn the rule allowing home deliveries statewide. As of the date hereof, the suit was dismissed on procedural grounds, and the state regulation stands. To the knowledge of management, there have been no significant enforcement efforts mounted by local governments.

The State of California requires the satisfaction of various regulatory compliance obligations in order to operate a cannabis delivery service. The cannabis license that permits the operation of a storefront dispensary in the State of California (also referred to as a retail license) currently permits that entity to also establish a delivery operation. If an entity does not wish to set up and operate a storefront dispensary location at which it can sell products to customers in person, California has established a separate license which allows for a retail delivery operation (also referred to as a non-storefront retail license). California regulations regarding the delivery of cannabis products include the following requirements:

•	All deliveries of cannabis goods must be performed by a delivery employee (at least 21 years of age) who is directly employed by a licensed retailer.

•	All deliveries of cannabis goods must be made in person to a physical address that is not on publicly-owned land or to a building leased by a public agency.

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Prior to providing cannabis goods to a delivery customer, a delivery employee must confirm the identity and age of the delivery customer (as is required if such customer was purchasing the product in the physical retail store) and ensure that all cannabis goods sold comply with the regulatory requirements.

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A licensed cannabis entity is permitted to contract with a service that provides a technology platform to facilitate the sale and delivery of cannabis goods, in accordance with all of the following: (1) the licensed cannabis entity does not allow for delivery of cannabis goods by the technology platform service provider; (2) the licensed entity does not share in the profits of the sale of cannabis goods with the technology platform service provider, or otherwise provide for a percentage or portion of the cannabis goods sales to the technology platform service provider; (3) the licensed cannabis entity does not advertise or market cannabis goods in conjunction with the technology platform service provider, outside of the technology platform, and ensures that the technology platform service provider does not use the licensed cannabis entity’s license number or legal business name on any advertisement or marketing that primarily promotes the services of the technology platform; and (4) provides various disclosures to customers about the source of the delivered cannabis goods.

In March 2022, the state of California issued notable new regulations pertaining to cannabis delivery. First, the state increased the total value of cannabis goods delivery employees can carry in their vehicle from $5,000 to $10,000. Second, for purposes of this limit, the state removed any distinction between “ordered” and “unordered” product. These changes will afford cannabis delivery operators considerably more flexibility, allowing them to carry a broader array of products and serve a larger geographic area. These regulations took effect in November 2022.

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California Cannabis Cultivation Tax

As of July 1, 2022, California has eliminated its cannabis cultivation tax. Prior to this, cannabis cultivated in California was subject to a $161/pound tax. In practice, this tax amounted to 30% or more of the wholesale price of cannabis. The elimination of the cannabis cultivation tax may make legal cannabis more competitive with California’s robust illicit cannabis market.

Maryland

We operate in the state of Maryland in a limited capacity as a licensor of our brands. We rely on the diligence and expertise of our partner, Curio, to comply with applicable laws and regulations.

Licenses

Caliva Licenses

Caliva, through its affiliated entities, currently owns and operates five licensed cultivation facilities in San Jose, California; two licensed manufacturing facilities in Brisbane and San Jose California; four licensed distribution facilities in the cities of Brisbane, Hanford, North Hollywood and San Jose, California; six licensed retail facilities, both storefront and non-storefront in the cities of Bellflower, Brisbane, Culver City, Hanford and San Jose, California; and a microbusiness facility in San Jose, California permitted to engage in manufacturing, distribution and retail.

The below table summarizes the state licenses issued to Caliva in respect of its operations in California, as of March 31, 2022. These licenses were issued by the predecessor licensing agencies which existed prior to the creation of the DCC; future licenses will be issued by the DCC.

License	Entity w/DBA and License Number	Address	Expiration / Renewal Date	Description
State of California Retail license issued by BCC.	Caliva CARECE1, LLC dba Kase’s Journey, Inc. License Number: C10- 0000175-LIC	4030 Farm Supply Road, Ceres, CA 95307	06/11/2023

A retail license covers sales of cannabis goods to customers at its storefront premises or by delivery. A retailer may only purchase cannabis goods that have passed state testing requirements from a licensed distributor. A retailer license may not engage in any packaging or labeling activities.

State of California Non-Storefront Retail license issued by BCC.*	Martian Delivery, LLC dba Martian Delivery License Number: C9-0000133-LIC	8880 Elder Creek Road, Sacramento, CA 95828	06/25/2023

A non-storefront retail license covers sales of cannabis goods to customers exclusively through delivery. A retailer non-storefront must have a licensed premise to store the cannabis goods for delivery. The premises of a non-storefront retailer shall not be open to the public. A non-storefront retailer may only purchase cannabis goods that have passed state testing requirements from a licensed distributor. A non-storefront retailer license may not engage in any packaging or labeling activities.

State of California Medium Indoor Cultivation License issued by California Department of Food and Agriculture (“CDFA”) - CalCannabis Cultivation Licensing (“CCL”)	NC3 Systems dba Caliva License Number: CCL18-0000047	1695 S 7th St San Jose, CA 95112	5/24/2023

A medium cultivation license covers between 10,001 and 22,000 square feet of total canopy. Authorized activities include the planting, growing, harvesting, drying, curing, grading, or trimming of cannabis. Cultivators must use a licensed distributor to transfer product between licensees.

State of California Small Indoor Cultivation License issued by CDFA- CCL	NC3 Systems dba Caliva License Number: CCL18-0000036	1695 S 7th St San Jose, CA 95112	5/24/2023

A small cultivation license covers between 5,001 and 10,000 square feet of total canopy. Authorized activities include the planting, growing, harvesting, drying, curing, grading, or trimming of cannabis. Cultivators must use a licensed distributor to transfer product between licensees.

* License has been sold pending regulatory approval.

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State of California Small Indoor Cultivation License issued by CDFA- CCL	NC3 Systems dba Caliva License Number: CCL18-0000037	1695 S 7th St San Jose, CA 95112	5/24/2023

A small cultivation license covers between 5,001 and 10,000 square feet of total canopy. Authorized activities include the planting, growing, harvesting, drying, curing, grading, or trimming of cannabis. Cultivators must use a licensed distributor to transfer product between licensees.

State of California Processor License issued by CDFA-CCL	NC3 Systems dba Caliva License Number: CCL19-0000316	1695 S 7th St San Jose, CA 95112	5/13/2023

A processor license covers a cultivation site that conducts only trimming, drying, curing, grading, packaging, or labeling of cannabis and nonmanufactured cannabis products. Cultivators must use a licensed distributor to transfer product between licensees.

State of California - Nursery License issued by CDFA-CCL	NC3 Systems dba Caliva License Number: CCL18-0000038	1695 S 7th St San Jose, CA 95112	5/24/2023

A nursery license covers a cultivation site that conducts only cultivation of clones, immature plants, seeds, and other agricultural products used specifically for the propagation of cultivation of cannabis. Cultivators must use a licensed distributor to transfer product between licensees.

State of California Type 6 Manufacturing License issued by California Department of Public Health (“CDPH”)— Manufactured Cannabis Safety Branch (“MCSB”)	NC3 Systems dba Caliva License Number: CDPH-10002244	1695 S 7th St San Jose, CA 95112	4/2/2023

A Type 6 manufacturing licensee is authorized to engage in extractions using mechanical methods or nonvolatile solvents (i.e. CO2, ethanol, water or food-grade dry ice, cooking oils, or butter). A Type 6 licensee may also: conduct infusion operations and conduct packaging and labeling of cannabis products.

State of California Type 11 Distribution License issued by Bureau of Cannabis Control (“BCC”)	NC3 Systems dba Caliva License Number: C11- 0000819-LIC	1695 S 7th St San Jose, CA 95112	7/15/2023

Distributor licensees are responsible for transporting cannabis goods between licensees, arranging for testing of cannabis goods, conducting quality assurance review of cannabis goods to ensure they comply with all the packaging and labeling requirements, and distributing cannabis goods and accessories to retailers. A licensed distributor may package and label flower-only products and roll pre-rolls.

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State of California Type 11 Distribution License issued by BCC	NC4 Systems Inc dba Caliva License Number: C11-0000922-LIC	101-111 South Hill Drive Brisbane, CA 94005	7/28/2023

Distributor licensees are responsible for transporting cannabis goods between licensees, arranging for testing of cannabis goods, conducting quality assurance review of cannabis goods to ensure they comply with all the packaging and labeling requirements, and distributing cannabis goods and accessories to retailers. A licensed distributor may package and label flower-only products and roll pre-rolls.

State of California Non-Storefront Retail License issued by BCC	NC3 Systems dba Caliva License Number: C9-0000135-LIC	1695 S 7th St San Jose, CA 95112	6/25/2023

A non-storefront retail license covers sales of cannabis goods to customers exclusively through delivery. A retailer non-storefront must have a licensed premise to store the cannabis goods for delivery. The premises of a non-storefront retailer shall not be open to the public. A non-storefront retailer may only purchase cannabis goods that have passed state testing requirements from a licensed distributor. A non-storefront retailer license may not engage in any packaging or labeling activities.

State of California Retail License issued by BCC	NC3 Systems dba Caliva License Number: C10-0000441-LIC	1695 S 7th St San Jose, CA 95112	7/15/2023

A retail license covers sales of cannabis goods to customers at its storefront premises or by delivery. A retailer may only purchase cannabis goods that have passed state testing requirements from a licensed distributor. A retailer license may not engage in any packaging or labeling activities.

State of California Retail License issued by BCC	NC3 Systems dba Deli by Caliva License Number: C10-0000627-LIC	9535 Artesia Blvd Bellflower, CA 90706	10/7/2023

A retail license covers sales of cannabis goods to customers at its storefront premises or by delivery. A retailer may only purchase cannabis goods that have passed state testing requirements from a licensed distributor. A retailer license may not engage in any packaging or labeling activities.

State of California Non-Storefront Retail License issued by BCC	NC4 Systems Inc dba Caliva License Number: C9-0000235-LIC	101-111 South Hill Drive Brisbane, CA 94005	7/28/2023

A non-storefront retail license covers sales of cannabis goods to customers exclusively through delivery. A retailer non-storefront must have a licensed premise to store the cannabis goods for delivery. The premises of a non-storefront retailer shall not be open to the public. A non-storefront retailer may only purchase cannabis goods that have passed state testing requirements from a licensed distributor. A non-storefront retailer license may not engage in any packaging or labeling activities.

State of California Retail License issued by BCC	Nc6 Systems dba Deli by Caliva Hanford License Number: C10-0000840-LIC	104 N Douty St Hanford, CA 93230	7/12/2023

A retail license covers sales of cannabis goods to customers at its storefront premises or by delivery. A retailer may only purchase cannabis goods that have passed state testing requirements from a licensed distributor. A retailer license may not engage in any packaging or labeling activities.

State of California Non-Storefront Retail License issued by BCC*	Caliva CADECC1, LLC dba Caliva Culver City License Number: C9-0000034-LIC	5855 Green Valley Circle Culver City, CA 90230	5/22/2023

A non-storefront retail license covers sales of c cannabis goods to customers exclusively through delivery. A retailer non-storefront must have a licensed premise to store the cannabis goods for delivery. The premises of a non-storefront retailer shall not be open to the public. A non-storefront retailer may only purchase cannabis goods that have passed state testing requirements from a licensed distributor. A non-storefront retailer license may not engage in any packaging or labeling activities.

State of California - Microbusiness License issued by BCC	Caliva CAMISJ2, Inc. dba Deli by Caliva San Jose License Number: C12-0000216-LIC	92 Pullman Way San Jose, CA 95111	7/23/2023

A microbusiness license allows a licensee to engage in the cultivation of cannabis on an area less than 10,000 square feet and to act as a licensed distributor, type 6 manufacturer, and retailer, as specified in an application. In order to hold a microbusiness license, a licensee must engage in at least three (3) of the four listed commercial cannabis activities. At this facility Caliva engages in retail, distribution and manufacturing.

State of California Non-Storefront Retail License issued by BCC	Nc5 Systems, Inc. dba Caliva License Number: C9- 0000405-LIC	1664 Industrial Blvd. Chula Vista, CA 91911	4/01/2023

A non-storefront retail license covers sales of cannabis goods to customers exclusively through delivery. A retailer non-storefront must have a licensed premise to store the cannabis goods for delivery. The premises of a non-storefront retailer shall not be open to the public. A non-storefront retailer may only purchase cannabis goods that have passed state testing requirements from a licensed distributor. A nonstorefront retailer license may not engage in any packaging or labeling activities.

State of California Retail License issued by BCC	Calma WeHo, LLC DBA Calma WeHo, LLC License: C10-0000338-LIC	1155 N La Brea, West Hollywood, CA 90038	06/27/2023

A retail license covers sales of cannabis goods to customers at its storefront premises or by delivery. A retailer may only purchase cannabis goods that have passed state testing requirements from a licensed distributor. A retailer license may not engage in any packaging or labeling activities.

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Sol Distro Licenses

Fluid South, Inc. (“Sol Distro”), one of our indirect wholly-owned subsidiaries, maintain several licenses for their businesses, including state licenses for cannabis manufacturing and distribution. Sol Distro keeps local licenses for each of its operations allowing it to operate throughout the State of California. Currently, Sol Distro holds one

Type-N Manufacturing and one Type-11 Distribution licenses.

Below is a list of the state licenses issued to Sol Distro in respect of its operations in California. These licenses were issued by the predecessor licensing agencies which existed prior to the creation of the DCC; future licenses will be issued by the DCC.

License	Entity	Address Attached to License	Expiration / Renewal Date	Description

State of California Type- 11 Distribution License issued by BCC	Fluid South, Inc. dba SOL Distro License Number: C11- 0000826-LIC	3560 Cadillac Ave., Costa Mesa, CA	7/16/2023

Distributor licensees are responsible for transporting cannabis goods between licensees, arranging for testing of cannabis goods, conducting quality assurance review of cannabis goods to ensure they comply with all the packaging and labeling requirements, and distributing cannabis goods and accessories to retailers. A licensed distributor may package and label flower-only products and roll pre-rolls.

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Laws Applicable to Financial Services for Regulated Cannabis Industry

All banks are subject to federal law, whether the bank is a national bank or state-chartered bank. At a minimum, most banks maintain federal deposit insurance which requires adherence to federal law. Violation of federal law could subject a bank to loss of its charter. Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statutes and the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. § 5311 et seq) (commonly known as the “Bank Secrecy Act”). For example, under the Bank Secrecy Act, banks must report to the federal government any suspected illegal activity, which would include any transaction associated with a Regulated Cannabis-related business. These reports must be filed even though the business is operating in compliance with applicable state and local laws. Therefore, financial institutions that conduct transactions with money generated by Regulated Cannabis-related conduct could face criminal liability under the Bank Secrecy Act for, among other things, failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the CSA.

FinCEN issued guidance in February 2014 which clarifies how financial institutions can provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act. Concurrently with the FinCEN guidance, the DOJ issued supplemental guidance directing federal prosecutors to consider the federal enforcement priorities enumerated in the 2013 Cole Memorandum with respect to federal money laundering, unlicensed money transmitter and Bank Secrecy Act offenses based on cannabis-related violations of the CSA. The FinCEN guidance sets forth extensive requirements for financial institutions to meet if they want to offer bank accounts to cannabis-related businesses, including close monitoring of businesses to determine that they meet all of the requirements established by the DOJ, including those enumerated in the 2013 Cole Memorandum. This is a level of scrutiny that is far beyond what is expected of any normal banking relationship. Under the 2019 FinCEN guidance discussed above, banks are not required to file SARs on businesses solely because they are engaged in the growth or cultivation of hemp in accordance with applicable laws and regulations. However, the 2014 guidance remains in place with respect to Regulated Cannabis businesses. FinCEN confirmed this point in guidance issued on June 29, 2020, and clarified that, if proceeds from cannabis-related activities are kept separate, a SAR filing is only required for the cannabis- related part of a business that engages in both cannabis and hemp activity.

As a result, many banks are hesitant to offer any banking services to Regulated Cannabis-related businesses, including opening bank accounts. While we currently have bank accounts, our inability to maintain these accounts or the lack of access to bank accounts or other banking services in the future, would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges. Furthermore, it remains unclear what impact the rescission of the 2013 Cole Memorandum and 2014 Cole Memorandum will have, but federal prosecutors may increase enforcement activities against institutions or individuals that are conducting financial transactions related to cannabis activities.

The increased uncertainty surrounding financial transactions related to cannabis activities may also result in financial institutions discontinuing services to the cannabis industry. See “Risk Factors”.

Ongoing Compliance

Overview

We are subject to the general licensing and regulatory framework in California set out under the heading “United States Regulatory Environment - California”. We have developed a compliance program designed to achieve our strategic business goals while protecting the organization and operations. Our compliance program integrates external regulations with internal rules and procedures to effectively lay out expectations for employee duties and behaviors; this aligns the goals of our employees with our own and helps our operations run smoothly. We focus on upholding policies and procedures that ensure the organization and our employees comply with applicable laws and regulations.

Employee Training

We provide ongoing training employees, and have completed development of and instituted a robust online training center for employees, in connection with our compliance program’s objectives, regulatory and statutory requirements, relevant policies and procedures, and the basic components of the compliance program. All of the training modules available to employees in the online training center were created by our in-house Compliance Team. Such training includes additional specialized training for various policies and procedures that are applicable to specific job functions and/or departments where needed to properly perform their jobs. Training is tracked, attested to, and documented. Further, all employees and management are encouraged to request new or refresher compliance training as often as necessary to compliantly fulfill their job duties.

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Inventory and Security Policies

Maintaining security and inventory control is important to us and we have adopted a number of policies, procedures, and practices in these areas:

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Security: We have taken extensive security measures including implementing professionally vetted policies, procedures, and systems to provide comprehensive protection, not only for our physical plant and inventory, but also for our employees, customers, and the surrounding public. Every licensed facility has strict access controls, thorough video surveillance coverage, and burglar alarms linked directly to local police departments. These controls are supported by professionally certified on-site security personnel in certain instances.

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Inventory: We maintain inventory control and reporting systems that document the present location, amount, and a description of all cannabis and cannabis products at all facilities. The traceability of cannabis goods is maintained using the California’s “Track-and-Trace” system, METRC, and our integrated enterprise resource planning system (“ERP”). We conduct regular continuous cycle counts in addition to both quarterly and annual manual inventory reconciliations, in accordance with regulations and best practices.

Operational Compliance

Internal audits are conducted quarterly in the normal course. These audits allow us to identify and monitor our strengths and weaknesses, highlighting continuous opportunities for improvement. These internal audits also provide us with an opportunity to reinforce best practices and to institute changes in areas that are identified as opportunities for improvement. The information discovered and obtained during these internal audits is used to improve the compliance programs, when necessary, by revising policies, strengthening training, and establishing better reporting processes. The focus of our internal compliance audit is to ensure we are compliant with both state and local laws and regulations and internal policies and procedures. Internal audits may be delayed or completed remotely by video from time to time as a result of COVID-19 precautions.

Big Data Analysis

We have invested in a highly scalable data architecture and platform built using leading technologies and tools. By extracting data from our ERP software and the California METRC track and trace system and subsequently organizing it in our data warehouse, we have enabled critical data and insights for our compliance efforts. Our data warehouse secures and stores all data and transactions at frequent intervals, allowing extensive access and analysis to information that is current. We have the ability to understand precise movement of inventory or dollars, past or present, required for review or due diligence as related to compliance requirements or inquiries. We are using this data infrastructure proactively to track, monitor and reconcile inventory levels and for ongoing reconciliation with METRC.

Ongoing Compliance

We pride ourselves on a robust internal compliance program encompassing both the compliance measures described above as well as monitoring compliance with U.S. state law on an ongoing basis. Key to those compliance efforts is the employment of individuals dedicated to monitoring California law for changes and updates to statutes and regulations, both at the state level and the local level, that impact business operations. Currently, we employ five individuals whose job function includes some aspect of compliance. Further, we employ a government relations employee whose primary job function is to monitor the changing landscape of state and local law while employing an external consultant and two external law firms that assist in the monitoring, notification, and interpretation of any changes. Additionally, we currently implement and maintain standard operating procedures (“SOPs”) that are designed for monitoring compliance with California law on an ongoing basis. These SOPs include regular review of current and anticipated statutes, regulations, and ordinances and the training of employees to maintain compliance with California law.

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In addition to the internal compliance team and the consultants and law firms described above, we also engage local regulatory compliance counsel and consultants in the jurisdictions in which it operates. Such counsel regularly provides legal advice to us regarding compliance with state and local laws and regulation and our legal and compliance exposures under United States federal law.

Our Intellectual Property

We have a portfolio of industry leading products and brands. As part of our brand strategy, we strive to protect our proprietary products and brand elements and our brand. Intellectual property (“IP”) protection is pursued both in our ability to sell products and brands through first “Freedom to Operate” searches and subsequently, reviewing proprietary and protectable claims, branding, technology, or design assets. We evaluate opportunities for IP protection from cultivation and strain development, in manufacturing and processes, and for our portfolio of finished goods. Our IP protection ranges from trademarks to patents to trade secrets and covers anything from cultivation, genetics, product development, packaging development, claims, operations, information technology, and branding.

Additionally, we from time to time partner with other companies and pursue further IP protection through licensing and collaboration with those partners.

We seek to protect our proprietary information, in part, by executing confidentiality agreements with third parties and partners and non-disclosure and invention assignment agreements with our employees and consultants. These agreements are designed to protect our proprietary information and ensure ownership of technologies that are developed through our relationship with the respective counterparty. We cannot guarantee, however, that these agreements will afford us adequate protection of our intellectual property and proprietary information rights.

As of December 8, 2022, we have at least eight registered federal trademarks with the United States Patent and Trademark Office and 42 California state trademark registrations. In addition, we have at least 54 federal trademark applications and one New York state application pending. We own trademarks in connection with our branded products and our retail, direct-to-consumer business, including branded dispensaries and our branded commerce website and mobile app. Specifically, we consider Monogram, Caliva, Deli, Deli by Caliva, and Fun Uncle to comprise our core products and services trademark portfolio, and each of these marks is subject to issued registrations or pending applications both federally and in California, and we will promptly file for registration of such marks in additional states as our business expands to such states. The federal illegality of cannabis currently prevents us from obtaining federal trademark registrations covering cannabis-touching goods or services, which means we must rely on state registrations, common law uses, and federal registrations for ancillary, non-cannabis goods and services, a reliance that has been validated by U.S. Courts in trademark cases between cannabis companies (none of which we have been a party to). The risk remains that a third party may adopt one of our trademarks in a different territory where we have made no use of the trademark, and therefore potentially have limited common law or state rights to protect the mark.

Our Facilities and Properties

Our principal executive and administrative offices are located at 1550 Leigh Avenue, San Jose, CA 95125. As of September 30, 2022, we leased 22 facilities in the State of California.

The following table sets forth the information about our properties. We believe that our existing facilities are sufficient for our current needs. In the future, we may need to add new facilities and expand our existing facilities as we add employees, grow our infrastructure and evolve our business, and we believe that suitable additional or substitute space will be available on commercially reasonable terms to meet our future needs.

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Location	Facilities Type	Approximate Square Footage	Lease Expiration Dates
Bellflower, California (9535 Artesia Blvd., 90706)	Dispensary/Retail Dispensary	4,000	9/30/2027
Bellflower, California (9571 Artesia Blvd, 90706)	Parking Spaces	8 Parking Spaces	12/31/2022
Brisbane, California (101 South Hill Dr., 94005)	Retail Delivery/Administrative/Manufacturing/Distribution	19,150	9/30/2023
Ceres, California (4030 Farm Supply Drive, Ceres, CA 95307)	Dispensary/Retail Delivery	3,400	4/1/2024
Costa Mesa, California (3560 Cadillac Ave., 92626)	Manufacturing/Administrative/Distribution	20,000	12/1/2022
Costa Mesa, California (2800 Harbor Blvd., 92626)	Dispensary/Retail Delivery	4,800	5/31/2032
Chula Vista, California (1664 Industrial Blvd., 91911)	Retail Delivery	9,604	6/30/2025
Culver City, California (5855 Green Valley Circle, Ste# 105, 90230)	Retail Delivery	2,567	6/30/2023
Emeryville, California (5855 Beudry Street, 94608)	Retail Delivery	5,395	9/30/2028
Eureka, California (112 W. 3rd St., Ste# E & F, 95501)	Processing/Distribution/Manufacturing/Administrative	2,400(E); 3,600(F)	11/9/2022
Eureka, California (112 W. 3rd St., Ste# C & D, 95501)	(See above)	2,000(C); 2,000(D)	8/31/2022
Eureka, California (112 W. 3rd St., Ste# B, 95501)	(See above)	2,000	5/31/2023
Eureka, California (205 I St., 95501)	Administrative	3,271	12/31/2021
Eureka, California (1313 Broadway, 95501)	Parking Lot	Parking Lot	6/1/2022
Hanford, California (104 North Douty St., 93230)	Dispensary (Aug. 2021)/Retail Delivery/Administrative	7,370	9/30/2025
Hanford, California (10757 Energy Street, 93230)	Distribution	20,000	1/31/2028
Sacramento, California (8880 Elder Creek Road, 95828)	Retail Delivery	1,400	2/4/2023
San Jose, California (1695 S. 7th St., 95112)	Dispensary/Retail Delivery/Processing/Cultivation/Distribution/Manufacturing	110,000	9/30/2027
San Jose, California (92 Pullman Way, 95111)	Dispensary/Manufacturing/Distribution	23,000	7/31/2022
San Jose, California (1550 Leigh Ave., 95125)	Headquarters	18,692	8/31/2023
San Jose, California (825 S. 5th St., 95112)	Storage	30,000	9/30/2027
West Hollywood, California (1155 N. La Brea Ave. 90038)	Dispensary/Retail Delivery	3,250	12/31/2023

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Our Employees and Human Capital Resources

As of September 30, 2022, we had a total of 604 employees, consisting of 432 full-time employees and 172 part-time employees, across our cultivation, production, retail, distribution, delivery and corporate office facilities across the State of California.

Our management team consists of experienced professionals with significant experience as California cannabis market operators but also bringing extensive experience in consumer packaged goods, technology, retail, finance, and venture capital. Members of our management team have previously held positions at firms such as 8VC, Silicon Valley Bank, Uber, Driscoll’s, E&J Gallo, Clorox, Dannon and Lagunitas/Heineken.

We are committed to promoting a culture of inclusion and equal opportunity for employees and in recruiting efforts. Our workforce is comprised of qualified, hardworking, and committed employees, who represent the racial, cultural, and ethnic composition of the communities we serve, including people of color, veterans, older workers and persons with disabilities. We have partnered with local organizations in the communities in which we operate to gain access to underserved talent and particularly those who have been unfairly impacted by non-violent cannabis convictions.

We are further committed to:

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A policy and practice of providing equal employment opportunities to all applicants and employees and administering all personnel actions without regard to race, color, creed, religion, sex, sexual orientation, gender identity, marital status, citizenship status, age, national origin, ancestry, disability, veteran status, or any other legally protected status and to affirmatively seek to advance the principles of equal employment opportunity;

•	The career advancement of all employees, prioritizing promoting from within whenever possible and investing in our workforce to encourage mobility within the organization;

•	Providing a work environment that is free of unlawful harassment, discrimination or retaliation based on any protected characteristics;

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Providing and maintaining a safe and healthy workplace through ongoing training programs and communication to ensure employees are informed, knowledgeable and able to ensure the safety of themselves and those around them.

Legal Proceedings

From time to time, we may be subject to legal proceedings arising in the ordinary course of business. We are not currently a party to any litigation the outcome of which, if determined adversely to it, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, financial position, results of operations or cash flows.

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MANAGEMENT

Information about Executive Officers and Directors of the Company

Our directors and executive officers and their ages (as of December 1, 2022) are as follows:

Name	Age	Position
Directors
Troy Datcher	53	Chairman, Chief Executive Officer
Michael Auerbach	47	Director
Morgan Callagy	51	Director
Mark Castaneda	58	Director
Al Foreman	49	Director
Leland Hensch	53	Director
DanielNeukomm	44	Director

Executive Officers
Troy Datcher	53	Chief Executive Officer, Chairman
Mike Batesole	55	Chief Financial Officer

Directors

Troy Datcher. Mr. Datcher joined the Company as Chief Executive Officer in September 2021. Prior to joining the Company, Mr. Datcher was an executive at The Clorox Company, where he most recently served as Senior Vice President and Chief Customer Officer responsible for the Company’s worldwide sales organization. Mr. Datcher first joined The Clorox Company in 1999 as a region sales manager for the Specialty Division before assuming a leadership role for the company’s automotive business. In 2006, he joined JTG/Daugherty Racing, where he spent three years as the Director of NASCAR Sponsorship and Marketing for the organization before returning to The Clorox Company in 2009. Prior to his combined 20-year tenure at The Clorox Company, Mr. Datcher served as national sales account manager at The Procter & Gamble Company. We believe Mr. Datcher is qualified to serve as director due to his significant executive experience at Clorox, a major consumer packaged goods company, as well as his experience serving as TPCO’s Chief Executive Officer.

Michael Auerbach. Mr. Auerbach has served as a director since July 2019 and as Chairman of our Board since January 2021. He is an entrepreneur, investor, business consultant, media producer, and private diplomat. Since 2013, he has served as the founder and managing member of Subversive Capital, which is dedicated to investing in radical companies whose core missions subvert the status quo and require sophisticated regulatory strategies for success. Subversive Capital has been a pioneering investor in emerging industries, specializing in both early and late-stage investments as well as SPAC acquisitions. Since November 2021, he has also served as the managing member of Subversive Capital Advisor LLC, an SEC-registered investment advisor which recently launched the Subversive Metaverse ETF on the CBOE exchange.

Auerbach served as the Chief Executive Officer of Subversive Acquisition LP, which was a publicly traded Canadian special purpose acquisition company prior to merging into Intercure Ltd., a leading Israeli cannabis company, in April 2021. Michael served as Chairman of Subversive Capital Acquisition Corp., which was a publicly traded Canadian special purpose acquisition company prior to engaging in the Qualifying Transaction and becoming TPCO Holding Corp. In his capacity as a private diplomat, since November 2012, Mr. Auerbach has served as a senior vice president at Albright Stonebridge Group, a part of Dentons Global Advisors, a global consulting firm founded by former Secretary of State Madeleine Albright.

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Mr. Prior to joining Albright Stonebridge Group, Michael founded and then sold a risk consulting firm to Control Risks – a leading global risk consulting firm. Michael started his career during the dot-com boom of the late 1990s running Panopticon Inc., a VC incubator concentrating on Internet and mobile technology. Michael was the Executive Producer of Pseudo Programs – the first Internet Television network.

Mr. Auerbach has also held senior positions at the Center for American Progress and The Century Foundation, where he concentrated on issues related to U.S. Foreign Policy, National Security, and Conflict Resolution. His work has been published in a variety of national and international publications, and he served as a Visiting Professor at the New School for Social Research. He has also taught at the University of Cape Town and Cyprus College.

Mr. Auerbach serves as a member of the board of directors and the lead independent director of Atai Life Sciences N.V., a Nasdaq-listed, clinical-stage biopharmaceutical company, since June 2021. He has also serves as a board member of Tuscan Holdings Corp. II, a Nasdaq-listed blank check company, since June 2019. Mr. Auerbach served on the board of directors of Tilray Brands Inc., the first Nasdaq-listed global cannabis company, from February 2018 to May 2021 Mr. Auerbach also sat on the board of directors of Privateer Holdings, Inc from June 2013 to December 2019. Privateer Holdings was the leading cannabis private equity firm that founded Tilray.

Mr. Auerbach presently sits on the boards of the Theodore C. Sorensen Center for International Peace and Justice, the KiDS Board of NYU’s Hassenfeld Children’s Hospital, Next for Autism, which produces Night of Too Many Stars, Finding a Cure for Epilepsy (FACES), and Sophie Gerson Healthy Youth Foundation.

We believe Mr. Auerbach is well-qualified to serve as a member of the Board due to his business experience, industry knowledge and contacts and relationships.

Morgan Callagy. Mr. Callagy has been our director since June 2022. Mr. Callagy started his investment career at Ark Asset Management. In 1996, Mr. Callagy joined Veronis Suhler Stevenson (“VSS”), a New York-based private equity firm, where he spent 22 years in a variety of positions, including as one of the founders and heads of the firm’s London office where he was based for close to 20 years. Mr. Callagy while at VSS was responsible for the Firm’s investments throughout Europe and served on the Executive Committee and Investment Committees of VSS and its Funds. Since leaving VSS in 2017, Mr. Callagy, has been an advisor to La Jolla Group Inc. and its portfolio of active consumer brands. Mr. Callagy and Daniel Neukomm founded Revelstone Capital in 2017 to focus on investments across the consumer brand and media landscape and to enhance the performance of companies in the consumer space including La Jolla Group’s portfolio of brands. Mr. Callagy has served as the Co-Chief Executive Officer of Revelstone Capital Acquisition Corp., a Nasdaq-listed blank check company, since its inception in April 2021 and is one of its directors. Mr. Callagy has over 25 years of investment experience investing across the media, technology and consumer landscapes. Mr. Callagy earned a Bachelor of Arts in history from Georgetown University.

We believe Mr. Callagy is well-qualified to serve as a member of the Board because of his significant investing and financial experience as well as his experience investing in companies in the active consumer brands and wellness landscape.

Mark Castaneda. Mr. Castaneda has been our director since June 2022. Mr. Castaneda served as Chief Financial Officer and Treasurer (Secretary during 2018) of Tilray Brands, Inc., a leading global cannabis-lifestyle and consumer packaged goods company, where he helped lead its initial public offering in July 2018, from March 2018 until his resignation on March 2, 2020, at which point he assumed a business development role for Tilray Brands, Inc. through his retirement in September 2020. Mr. Castaneda previously served as the Chief Financial Officer and Assistant Treasurer of Primo Water Corporation, a publicly traded water marketing and distribution company, where he helped lead its initial public offering in October 2010, from March 2008 to January 2018. From October 2007 to March 2008, Mr. Castaneda served as the Chief Financial Officer for Tecta America, Inc., a private national roofing contractor, and from October 2004 to August 2006, he served as Chief Financial Officer for Pike Electric Corporation, a publicly traded energy solutions provider, where he helped lead its initial public offering in July 2005. Mr. Castaneda also served as the Chief Financial Officer of Blue Rhino Corporation, a provider of propane tank exchange and complementary propane and non-propane products to consumers, from October 1997 to October 2004 and as a member of the board of directors of Blue Rhino from September 1998 to April 2004. Mr. Castaneda helped lead Blue Rhino’s initial public offering in May 1998. Mr. Castaneda began his career with Deloitte & Touche in 1988 and is a certified public accountant. Mr. Castaneda has served on the Audit Committee of Ranir Global Holdings, LLC from August 2016 to June 2019. Mr. Castaneda holds a BS in Accountancy and a Masters, Taxation from DePaul University.

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We believe Mr. Castaneda is well-qualified to serve as a director due to his significant finance and accounting background, his experience at a Tilray Brands, Inc. and his experience serving on and interacting with audit committees.

Al Foreman. Mr. Foreman has been our director since January 2021. Mr. Foreman has over 20 years of professional experience in private equity, corporate finance, financial technology, and a broad range of transaction experience that includes the origination, structuring, and execution of debt, equity, and M&A transactions globally, as both a principal and an agent. Mr. Foreman is a Managing Partner and the Chief Investment Officer of Tuatara Capital, a role he has held since January 2014. In this role, Al is responsible for formulating Tuatara’s macro investment strategy and for the structuring and oversight of portfolio investments. Prior to co-founding Tuatara in 2014, Al was a Managing Director with Highbridge Principal Strategies, LLC, a $45 billion alternative investment management business. Before Highbridge, Mr. Foreman worked in investment banking as a Managing Director in J.P. Morgan’s Financial Sponsors Group, and he joined the bank as a Managing Director and founding member of the management team for the J.P. Morgan Private Equity Fund Services business. Earlier, Al was a financial technology executive at Vitech Systems Group and Virtual Growth Incorporated, and he began his career as a Management Associate in Citigroup’s Private Bank, where he co-founded Citibank’s Professional Sports Group. Al is currently on the board of directors of Willow Biosciences Inc., a Canadian publicly traded biotechnology company. Al has also served on the board of directors of Tuatara Capital Acquisition Corp., a Nasdaq-listed special purpose acquisition company, since January 2020. Mr. Foreman also sits on the boards of directors of various private companies, including Teewinot Life Sciences Corp., a private biotechnology company and including GDL. Inc., a private cannabis company. Mr. Foreman earned a B.S. in Finance from the University of Connecticut where he was a United Technologies Finance Scholar and a two-time Scholar Athlete Award Winner. He also holds a J.D. from the Sandra Day O’Connor College of Law at Arizona State University, and an MBA from Arizona State University’s W.P. Carey School of Business. Mr. Foreman serves on the Board of Directors for the University of Connecticut Foundation, and he is a member of the University’s Investment Committee and Athletic Steering Committee.

Please see “Involvement in Certain Legal Proceedings” for information relating to the bankruptcy filing by Teewinot Life Sciences Corp. under Chapter 11 (Reorganization) of the U.S. Bankruptcy Code.

We believe Mr. Foreman is qualified to serve as a director due to his extensive experience in corporate finance, private equity, and financial technology.

Leland Hensch. Mr. Hensch has been our director since July 2019. Mr. Hensch is a private investor and a general partner of Subversive Capital, which is dedicated to investing in radical companies whose core missions subvert the status quo and require sophisticated regulatory strategies for success. Subversive Capital has been a pioneering investor in emerging industries, specializing in both early and late-stage investments as well as SPAC acquisitions. Mr. Hensch served as the Chief Financial Officer of Subversive Acquisition LP, which was a publicly traded Canadian special purpose acquisition company prior to merging into Intercure Ltd., a leading Israeli cannabis company, in April 2021. He also served as Chief Executive Officer of Subversive Capital Acquisition Corp., which was a publicly traded Canadian special purpose acquisition company prior to engaging in the Qualifying Transaction and becoming TPCO Holding Corp.

Mr. Hensch began his career in 1992 with Hull Trading as an equity derivatives trader on the Chicago Board of Options Exchange. His first trading assignment was in the Frankfurt, Germany office from 1994 to 1998 where he traded on the Deustche Terrmine Borse. Mr. Hensch was hired by Goldman Sachs London in 2001 to head the UK Derivatives desk. In 2004, he relocated to New York to run Macro Derivatives Trading desk. In 2009, Mr. Hensch started Goldman’s Emerging Markets equity trading team in Sao Paulo and was later promoted to Head of Americas Equity trading in 2013. Mr. Hensch was named partner in 2012 and retired in 2016. Since leaving Goldman Sachs, Mr. Hensch has made a number of investments across cannabis, real estate, hospitality, media, and technology businesses. He has been an active investor/owner in the hospitality and media businesses. Mr. Hensch sits on the investment board of The Foundry Mezzanine fund and is still active in equity market trading. Mr. Hensch has a BS in Finance from The Kelley School at Indiana University.

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We believe Mr. Hensch is qualified to serve as a director due to his extensive experience in global finance and trading and his experience investing across a variety of industries, including the cannabis industry.

Daniel Neukomm. Mr. Neukomm has been our director since January 2021. Mr. Neukomm is currently the executive chair of the iconic surf brand O’Neill as well as chairman and executive chair of Irvine-based parent company La Jolla Group, Inc. (“LJG”), both positions which he has held since 2013. LJG includes apparel brands in the active consumer space, O’Neill, Spiritual Gangster, Hang Ten, and others, and is a best in class middle market multi-branded operating platform that has unlocked value in emerging brands as well as its flagship brands by reducing costs and providing sophisticated management tools. Mr. Neukomm is the Co-Chief Executive Officer Revelstone Capital Acquisition Corp., a Nasdaq-listed blank check company, and is one of its directors. Mr. Neukomm and Morgan Callagy founded Revelstone Capital in 2017 to focus on investments across the active consumer brands and media landscape and to enhance the performance of companies in the consumer space, including LJG’s portfolio of brands. Before LJG, he was an operating partner for a Silicon Valley-based family office, where he focused on early-stage venture investing and corporate strategy for middle-market portfolio companies including La Jolla Group. Neukomm began his career starting Mountain Oxygen, a supplemental oxygen services company based in Aspen, Colorado. Neukomm earned a Bachelor of Arts in economics from the University of Vermont and an MBA in finance and strategy from the International School of Management in Paris.

We believe Mr. Neukomm is qualified to serve as a director due to his leadership experience gained from serving as executive chair of O’Neill and chairman and executive chair of LJG, as well as his extensive operational and investing experience with consumer products companies.

Executive Officers

Troy Datcher. Please see the information under “—Directors” above.

Mike Batesole. Mr. Batesole is the Chief Financial Officer of the Company. Mr. Batesole joined the Company on February 15, 2021 and brings over three decades of finance experience to his role. He most recently served as Chief Financial Officer of California Operations for Origin House, a cannabis brands and distribution company, beginning in 2019 through the company’s acquisition by Cresco Labs in January 2020. Prior to Origin House, Mr. Batesole spent 12 years at Shaklee Corporation, a manufacturer and distributor of consumer products, as Controller and Chief Financial Officer where he was responsible for all accounting, finance, operations and supply chain, and IT. Earlier in his career, he held various finance roles at VA Software Corporation and Bentley Systems. Mr. Batesole earned a Bachelor of Science from the University of California, Berkeley.

Nomination Rights Agreement

Upon closing of the Qualifying Transaction, we entered into a nomination Rights Agreement (the “Nomination Rights Agreement”) with the Sponsor and GRHP, as Caliva shareholders’ representative. Pursuant to the Nomination Rights Agreement, the Sponsor and GRHP agreed to certain rights and provisions regarding the Board. Until the earlier of three years following the closing of the Qualifying Transaction or, if applicable, the date the Caliva Earnout Shares are earned, the Board will consist of seven members; provided, however, if after the effective time of the Qualifying Transaction, the Board determines to appoint our Chief Executive Officer (the “CEO”) to the Board or otherwise expand the size of the Board, the number of members of the Board shall be increased to nine (a “CEO Event”). Michael Auerbach, the Chairman of the Board, is a principal of Sponsor. Mr. Neukomm’s wife has a minority interest in an affiliate of GRHP.

During the three-year period following the closing of the Qualifying Transaction and prior to a CEO Event, the members of the Board were nominated as follows: (i) three directors nominated by GRHP, (ii) two directors nominated by Sponsor and (iii) two directors nominated mutually by GRHP and Sponsor.

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After a CEO Event, the members of the Board shall be nominated as follows: (i) four (4) directors nominated by GRHP, (ii) two (2) directors nominated by Sponsor, (iii) two (2) directors nominated mutually by GRHP and Sponsor and (iv) the new CEO, nominated mutually by GRHP and the Sponsor. GRHP and the Sponsor shall be entitled to have a proportionate number of directors, as applicable, serve on each committee of the Board.

The appointment of Mr. Datcher as the Company’s Chief Executive Officer was a CEO Event. However, the parties to the Nomination Rights Agreement have agreed to maintain the size of the Board at seven, and the following persons were nominated and elected to the Board at our 2022 Annual meeting pursuant to the terms of Nomination Rights Agreement:

•	Daniel Neukomm, Al Foreman, and Morgan Callagy (the GRHP designees);

•	Michael Auerbach and Leland Hensch (the designees of the former members of the Sponsor (which has now dissolved); and

•	Troy Datcher and Mark Castaneda (mutually designated by GRHP and the former members of the Sponsor).

Any directors nominated in accordance with the Nomination Rights Agreement shall serve until our next meeting of our shareholders at which directors are to be elected, or their death, resignation, removal or disqualification. In the event of a vacancy on the Board, and the Board shall take all steps necessary to fill such seat as soon as reasonably practicable with the individual designated by the party with the right to designate such seat. Each director nominated pursuant to the Nomination Rights Agreement shall be entitled to indemnification protection and liability insurance coverage on the same terms as all other members of the Board. Each director nominated pursuant to the Nomination Rights Agreement who is not otherwise an employee of the Company or one of its subsidiaries shall be entitled to compensation comparable to other members of the Board who are not employees of the Company or its subsidiaries.

In addition, in accordance with the Nomination Rights Agreement, one observer appointed by each of the Sponsor and GRHP is entitled to serve as an observer to the Board and its committees. Rich Brown is currently serving as observer designated by GRHP. The Sponsor is not currently exercising its right to appoint an observer.

The Nomination Rights Agreement will automatically terminate upon the earliest of (a) the later of (i) the first date on which neither Sponsor, on the one hand, nor the Caliva shareholders in the aggregate, on the other hand, own at least 5% of the outstanding Shares or (ii) the third anniversary of the closing of the Qualifying Transaction; (b) the mutual written agreement of TPCO, GRHP and the Sponsor; and (c) the dissolution or liquidation of TPCO.

Requirements under the Business Corporations Act (British Columbia)

Pursuant to the BCBCA, directors and officers are required to act honestly and in good faith with a view to the best interests of the Company. Under the BCBCA, subject to certain limited exceptions, a director who holds a disclosable interest in a material contract or transaction into which we have entered or propose to enter shall not vote on any directors’ resolution to approve the contract or transaction. A director or officer has a disclosable interest in a material contract or transaction if the director or officer:

•	is a party to the contract or transaction;

•	is a director or officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or

•	has a material interest in a party to the contract or transaction.

Generally, as a matter of practice, directors or officers who have disclosed a material interest in any contract or transaction that the Board is considering will not take part in any Board discussion respecting that contract or transaction. If such directors were to participate in the discussions, they would abstain from voting on any matters relating to matters in which they have disclosed a disclosable interest.

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Interests of Management of the Company and Others in Material Transactions

Other than as described elsewhere in this prospectus, none of our directors or executive officers, any shareholder that beneficially owns, or controls or directs (directly or indirectly), more than 10% of any class or series of our outstanding voting securities, or any associate or affiliate of any of the foregoing persons, has or has had any material interests, direct or indirect, of any in any transaction or proposed transaction since the commencement of the financial year ended December 31, 2021 that has materially affected or is reasonably expected to materially affect the Company or its subsidiaries.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Involvement in Certain Legal Proceedings

Mr. Foreman has been a director of Teewinot Life Sciences Corp. (“Teewinot”) since 2016.  On August 27, 2020, Teewinot filed a petition under Chapter 11 (Reorganization) of the U.S. Bankruptcy Code.

Except as noted above with respect to Mr. Foreman, we are not aware of any of our directors or executive officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

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COMPENSATION OF EXECUTIVES AND DIRECTORS

Compensation Prior to the Qualifying Transaction

Except as otherwise stated in this prospectus, there were no salaries, consulting fees, management contract fees or directors’ fees, finder’s fees, loans, bonuses, deposits or similar payments to the Company’s officers or directors, directly or indirectly, for services rendered to the Company during the fiscal year ended December 31, 2020 or at any time prior to or in connection with the completion of the Qualifying Transaction on January 15, 2021, or other payments to insiders prior to or in connection with the completion of the Company’s Qualifying Transaction, other than (i) the payment of $10,000 (plus applicable taxes) per month for administrative and related services pursuant to an administrative services agreement entered into with the Sponsor which, if applicable, may have included payment for services of related parties or qualified affiliates of related parties, for, but not limited to, various administrative, managerial or operational services or to help effect the Qualifying Transaction; and (ii) reimbursement of reasonable out-of-pocket expenses incurred by the above-noted persons in connection with certain activities performed on our behalf, such as identifying possible business targets and qualifying transactions, performing business due diligence on suitable target businesses and qualifying transactions as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations.

Our Board reviewed and approved all reimbursements and payments made to the founders of TPCO, officers or directors, or the Company’s affiliates or associates or their respective affiliates or associates, with any interested director abstaining from such review and approval.

Scaled Disclosure Requirements Applicable to Emerging Growth Companies and Smaller Reporting Companies

We are an “emerging growth company,” as defined in the JOBS Act and a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act. Accordingly, our disclosures comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies.

Compensation of Executives

Summary Compensation Table

The following table sets forth information about compensation of our Chief Executive Officer, our former Chief Executive Officer and the two most highly compensated executive officers, other than our Chief Executive Officer and Former Chief Executive Officer, for the year ended December 31, 2021, who consist of our Chief Financial Officer and our former Chief Operating Officer (collectively, our “named executive officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Total ($)
Troy Datcher Chief Executive Officer	2021	163,106	(2)	540,000	2,602,411	(3)	3,305,517
Steve Allan Former Chief Executive Officer	2021	370,289		—	4,747,500	(4)	5,117,789
Mike Batesole Chief Financial Officer	2021	259,962	(5)	—	2,884,000	(6)	3,143,962
Dennis O’Malley Former Chief Operating Officer	2021	346,154		—	3,877,125	(7)	4,223,279

Notes:

(1)

The amounts in this column represent the aggregate grant date fair value of the relevant award(s) presented, as determined in accordance with FASB ASC Topic 718, “Compensation–Stock Compensation”. See note 22 of the notes to the audited consolidated financial statements included elsewhere in this prospectus.

(2)	Represents salary for the period from September 8, 2021, the date Mr. Datcher commenced employment with the Company, through December 31, 2021.

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(3)

Reflects the grant of RSUs corresponding to 722,892 Common Shares, which had a market value of $220,482 on December 1, 2022 based on the closing price for the Common Shares of $0.305 on the NEO Exchange on that date.

(4)

Reflects the grant of RSUs corresponding to 375,000 Common Shares, which had a market value of $114,375 on December 1, 2022 based on the closing price for the Common Shares of $0.305 on the NEO Exchange on that date.

(5)	Represents salary for the period from February 15, 2021, the date Mr. Batesole commenced employment with the Company, through December 31, 2021.

(6)

Assumed that Mr. Batesole achieves all the Milestones (defined below) with respect to the 150,000 RSUs granted to him that are subject to performance conditions, which Milestones were achieved. Reflects the grant of RSUs corresponding to 400,000 Common Shares, which had a market value of $122,000 on December 1, 2022 based on the closing price for the Common Shares of $0.305 on the NEO Exchange on that date.

(7)

Reflects the grant of RSUs corresponding to 306,250 Common Shares, which had a market value of $93,406 on December 1, 2022 based on the closing price for the Common Shares of $0.305 on the NEO Exchange on that date.

Narrative Disclosure

Compensation Overview Following Closing of the Qualifying Transaction

Overview

To succeed in the dynamic and evolving market in which the Company operates and to achieve its business and financial objectives, attracting, retaining and motivating a talented team of executive officers is essential. The Company intends for its executive officer compensation program to achieve these and the following objectives: attract and retain a talented, high performing and experienced executive team by providing competitive compensation opportunities; motivate the executive team to achieve the Company’s business and financial objectives; align the interests of the executive team with those of shareholders; and balance short-term results and create long-term sustainable value.

The Company offers executive officers cash compensation in the form of base salary and an annual bonus, and at-risk equity based or equity like compensation.

The Compensation Committee is responsible for overseeing the Company’s compensation policies, processes and practices. The Compensation Committee also seeks to ensure that compensation policies and practices provide an appropriate balance of risk and reward consistent with the Company’s risk profile. The Board has adopted a written charter for the Compensation Committee setting out its responsibilities for administering compensation programs and reviewing and making recommendations to the Board concerning the level and nature of the compensation payable to directors and executive officers. The Compensation Committee’s oversight includes setting objectives, evaluating performance, and ensuring that total compensation paid to NEOs and various other key executive officers and key managers is fair, reasonable and consistent with the objectives of the Company’s philosophy and compensation program.

The Company will continue to evaluate its philosophy and compensation programs as circumstances require and plans to review compensation on an annual basis. As part of this review process, the Company expects to be guided by the philosophy and objectives outlined above, as well as other factors which may become relevant, such as the cost to find a replacement for a key employee.

Benchmarking

The Company’s compensation committee is expected to establish an appropriate comparator group for purposes of setting the future compensation of its NEOs. In the fiscal year ended December 31, 2021, in connection with the Qualifying Transaction, the then members of management of the Company, which at the time was a special purpose acquisition corporation, and the Board engaged Hugessen Consulting Inc., a consulting firm based in Toronto, ON, Canada that specializes in executive compensation and board governance, to assist in benchmarking and recommending compensation for the executives of the Company.

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Principal Elements of Compensation

The compensation of the Company’s executive officers is comprised of the following major elements: (a) base salary; (b) an annual, discretionary cash bonus; and (c) long-term equity incentives, consisting of stock options, restricted stock awards, performance compensation awards and/or other applicable awards granted under the TPCO Equity Incentive Plan and any other equity plan that may be approved by the Board from time to time. These principal elements of compensation are described below.

Base Salaries

Base salary is provided as a fixed source of compensation for our executive officers. Adjustments to base salaries will be reviewed annually and as warranted throughout the year to reflect promotions or other changes in the scope of breadth of an executive officer’s role or responsibilities, as well as to maintain market competitiveness.

Annual Bonuses

Annual bonuses may be awarded based on qualitative and quantitative performance standards and will reward performance of our executive officers individually. The determination of an executive officer’s performance may vary from year to year depending on economic conditions and conditions in the cannabis industry and may be based on measures such as stock price performance, the meeting of financial targets against budget, the meeting of acquisition objectives and balance sheet performance. For the year ended December 31, 2021, no bonuses were paid to the NEOs in light of our financial performance and the related decrease in the trading price of the Shares.

Equity Incentive Plan

The TPCO Equity Incentive Plan provides continual motivation for our officers, employees, consultants and directors to achieve our business and financial objectives and align their interests with the long-term interests of our shareholders. The purpose of our TPCO Equity Incentive Plan is to promote greater alignment of interests between employees and shareholders, and to support the achievement of our longer-term performance objectives, while providing a long-term retention element.

Employment Agreements

Troy Datcher

Mr. Datcher serves as the Chief Executive Officer (“CEO”) of the Company pursuant to an employment agreement between Mr. Datcher and the Company dated August 10, 2021 (the “Datcher Agreement”). As CEO, Mr. Datcher reports to the Board and is entitled to earn a base salary of $550,000 per year, subject to review by the Board on an annual basis.

Pursuant to terms of the Datcher Agreement, Mr. Datcher received a one-time signing bonus of $540,000 in connection with the commencement of his employment with the Company. To the extent Mr. Datcher’s employment with the Company is shorter than 12 months, other than due to termination by the Company without Cause (as defined in the Datcher Agreement) or by Mr. Datcher for Good Reason (as defined in the Datcher Agreement) or due to Mr. Datcher’s death or disability, a pro rata portion of the signing bonus will be returned to the Company.

Further, Mr. Datcher is entitled to participate in the Company’s annual bonus plan, applicable to other senior executives, on the terms and subject to the conditions of such bonus plan. The target amount for Mr. Datcher’s annual bonus is equal to 100.0% of his base salary. The actual bonus amount earned will depend upon meeting Company and individual performance goals adopted by the Board or Compensation Committee of the Board or, if no such goals are adopted by the Board, then at the direction of and in sole discretion of the Board or Compensation Committee.

Pursuant to the Datcher Agreement, Mr. Datcher received a $3,000,000 initial award of RSUs (equal to 722,892 RSUs), 25% of which vested 180 days after September 8, 2021, the date of commencement of his employment (the “Datcher Initial Vesting Period”), with the remainder vesting in thirty equal monthly installments beginning on the first day of the first month following the Datcher Initial Vesting Period. In addition, pursuant to the terms of the Datcher Agreement, Mr. Datcher is entitled to receive an annual equity award, at the discretion of the Board, with a target grant date value of 300% of Mr. Datcher’s base salary.

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During his employment, Mr. Datcher is also entitled to participate in any health disability, group term life insurance plans, salary deferral plan, pension, retirement and profit-sharing plans, and/or in any other perquisites and benefit plans that the Company extends generally from time to time to its executives.

The Datcher Agreement contains certain non-competition and non-solicitation provisions in favor of the Company for a period of six months following the termination of the Datcher Agreement. Subject to certain obligations set forth in the Datcher Agreement, the Company may terminate Mr. Datcher’s employment at any time, with or without Cause, upon sixty days prior written notice.

Please see “—Termination and Change of Control Benefits” below for details on the termination and change of control benefits Mr. Datcher is entitled to pursuant to the Datcher Agreement.

Steve Allan

Mr. Allan served as CEO of the Company until Mr. Datcher assumed the role on September 8, 2021. In accordance with the employment agreement between Mr. Allan and the Company, dated December 15, 2020 (the ”Allan Agreement”), the Board had the right to change Mr. Allan’s titles and duties upon the appointment of Mr. Datcher as CEO, and Mr. Allan served as Head of Corporate Development until his termination, which was effective on December 2, 2022. Pursuant to the Allan Agreement, he was entitled to earn a base salary of at least US$375,000 per year, subject to review by the Board on an annual basis.

Mr. Allan was entitled to participate in the Company’s annual bonus plan, applicable to other senior executives, on the terms and subject to the conditions of such bonus plan. The discretionary target amount of Mr. Allan’s annual bonus was equal to 75.0% of his base salary (the “Allan Annual Base Bonus Target”), which was subject to change in the Board’s discretion now that Mr. Datcher is the Chief Executive officer, provided the Allan Change Conditions (as defined below) were met. Mr. Allan's actual bonus amount was based on meeting Company performance and individual performance goals adopted by the Board or Compensation Committee of the Board or, if no such goals were adopted by the Board, then at the direction of and in the sole discretion of the Board or Compensation Committee.

Pursuant to the Allan Agreement, Mr. Allan received on the date of the Qualifying Transaction:

•

an initial award of $3,000,000 correlating to 300,000 RSUs (with each RSU deemed to have a value of $10.00), 25% of which vested 180 days after the Qualifying Transaction (the “Allan Initial Vesting Period”), with the remainder vesting in thirty equal monthly installments beginning on the first day of the first month following the Allan Initial Vesting Period; and

•

an annual award of $750,000 correlating to 75,000 RSU’s (with each RSU deemed to have a value of USD$10.00) ) (the “Allan Annual Award”), 25% of which vested after the Allan Initial Vesting Period, with the remainder vesting in thirty equal monthly installments beginning on the first day of the first month following the Allan Initial Vesting Period.

In addition, pursuant to the Allan Agreement, the Board was entitled, at a time no earlier than twelve months after the starting date of Mr. Datcher as Chief Executive Officer (September 8, 2022), to adjust the future Allan Annual Award; provided however that (A) Mr. Allan’s new title, authority and/or duties shall represent a senior position with the Company and/or one or more of its affiliates, (B) Mr. Allan’s base salary is the higher of not less than $350,000 and/or the higher of the median or average of the top three compensated positions at the company, (C) the Allan Annual Base Bonus Target is not less than the higher of 50% and/or the higher of the median or average of the top three compensated positions at the company, or (D) the post adjustment amount, if any, of any future Allan Annual Award is at least the higher of 85% of Mr. Allan’s most recent Annual Grant and/or the higher of the median or average of the top three compensated positions at the Company ((A) through (D) are collectively referred to as the “Allan Change Conditions”).

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Mr. Allan was also entitled to participate in any health disability, group term life insurance plans, salary deferral plan, pension, retirement and profit-sharing plans, and/or in any other perquisites and benefit plans that the Company extended generally from time to time to its executives.

The Allan Agreement contains certain non-competition and non-solicitation provisions in favor of the Company during the term of his employment.

Please see  below for details on the termination and change of control benefits Mr. Allan was entitled to pursuant to the Allan Agreement. In connection with his termination, Mr. Allan is entitled to the benefits described under “ --Termination and Change of Control Benefits” with respect to a termination without “cause”.

Mike Batesole

Mr. Batesole serves as the Chief Financial Officer (“CFO”) of the Company pursuant to an employment agreement between Mr. Batesole and the Company, dated February 17, 2021, as amended on March 30, 2021 and May 20, 2021 (the “Batesole Agreement”). As CFO, Mr. Batesole reports to the CEO and is entitled to a base salary of US$300,000 per year, subject to review by the Board on an annual basis.

Mr. Batesole is entitled to participate in the Company’s annual bonus plan, applicable to other senior executives, on the terms and subject to the conditions of such bonus plan. The target amount for Mr. Batesole’s annual bonus is equal to 50.0% of his base salary. The actual bonus amount earned will depend upon meeting Company and individual performance goals adopted by the Board or Compensation Committee of the Board or, if no such goals are adopted by the Board, then at the direction of and in sole discretion of the Board or Compensation Committee.

Pursuant to the Batesole Agreement, Mr. Batesole received as of February 15, 2021 (the “Batesole Effective Date”):

•

an initial award of 200,000 RSUs, 25% of which vested 180 days after the Batesole Effective Date (the “Batesole Initial Vesting Period”), with the remainder vesting in thirty equal monthly installments beginning on the first day of the first month following the Batesole Initial Vesting Period.

•

an annual award of 50,000 RSU’s (the “Batesole Annual Award”), 25% of which vested after the Batesole Initial Vesting Period, with the remainder vesting in thirty equal monthly installments beginning on the first day of the first month following the Batesole Initial Vesting Period;

On the Batesole Effective Date, Mr. Batesole received an earn-out milestone award of 150,000 RSUs (the “Milestone Award”), 25% of which vested after the Batesole Initial Vesting Period, with the remainder vesting in thirty equal monthly installments beginning on the first day of the first month following the Batesole Initial Vesting Period; provided, however, that these RSUs are subject to milestones related to data management, data preparation and data delivery (the “Milestones”), with 50,000 RSUs becoming available upon the achievement of each such Milestone. The detailed Milestones are included as Exhibit A to the Second Amendment to Letter Agreement between Mike Batesole and TPCO Holding Corp., which is filed as Exhibit 10.6 to our Annual Report on Form 10-K for the fiscal year ended December 31 2021, filed with the SEC on March 31, 2022. As of the date of this prospectus, all of the Milestones have been achieved.

During his employment, Mr. Batesole is also entitled to participate in any health disability, group term life insurance plans, salary deferral plan, pension, retirement and profit-sharing plans, and/or in any other perquisites and benefit plans that the Company extends generally from time to time to its executives.

The Batesole Agreement contains certain non-competition and non-solicitation provisions in favor of the Company for the term of his employment with the Company. Subject to certain obligations set forth in the Batesole Agreement, the Company may terminate Mr. Batesole’s employment at any time, with or without Cause (as defined in the Batesole Agreement), upon sixty (60) days prior written notice.

Please see “—Termination and Change of Control Benefits” below for details on the termination and change of control benefits Mr. Batesole is entitled to pursuant to the Batesole Agreement.

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Dennis O’Malley

Mr. O’Malley served as Chief Operating Officer (“COO”) of the Company until his termination date of March 15, 2021. Pursuant to an employment agreement between Mr. O’Malley and the Company, dated December 15, 2020 (the “O’Malley Agreement”), Mr. O’Malley reported to the CEO in his role as COO and was entitled to earn a base salary of at least US$350,000 per year, subject to review by the Board on an annual basis.

Mr. O’Malley was entitled to participate in the Company’s annual bonus plan, applicable to other senior executives, on the terms and subject to the conditions of such bonus plan. The target amount for Mr. O’Malley’s annual bonus was equal to 50.0% of his base salary. The actual bonus amount earned depended upon meeting Company and individual performance goals adopted by the Board or Compensation Committee of the Board or, if no such goals are adopted by the Board, then at the direction of and in sole discretion of the Board or Compensation Committee.

Pursuant to the O’Malley Agreement, Mr. O’Malley received on the date of the Qualifying Transaction:

•

an initial award of $2,450,000 correlating to 245,000 RSUs (with each RSU deemed to have a value of $10.00), 25% of which vested 180 days after the Qualifying Transaction (the “O’Malley Initial Vesting Period”), with the remainder vesting in thirty equal monthly installments beginning on the first day of the first month following the O’Malley Initial Vesting Period; and

•

an annual award of $612,500 correlating to 61,250 RSU’s (with each RSU deemed to have a value of USD$10.00) ) (the “Allan Annual Award”), 25% of which vested after the O’Malley Initial Vesting Period, with the remainder vesting in thirty equal monthly installments beginning on the first day of the first month following the Allan Initial Vesting Period.

During his employment, Mr. O’Malley was also entitled to participate in any health disability, group term life insurance plans, salary deferral plan, pension, retirement and profit-sharing plans, and/or in any other perquisites and benefit plans that the Company extended generally from time to time to its executives.

The O’Malley Agreement contained certain non-competition and non-solicitation provisions in favor of the Company that lapsed following the termination of the O’Malley Agreement.

Please see “—Termination Payments to Mr. O’Malley” below for details on the termination and change of control benefits Mr. O’Malley Received in connection with his departure from the Company.

Termination and Change of Control Benefits

Overview

In the event of termination without “cause” (as defined in the applicable employment agreement) or resignation for “good reason” (as defined in the applicable employment agreement), in addition to any unpaid amounts or reimbursement owed by the Company through the date of termination or resignation:

•	Mr. Datcher is entitled to the following:

•	a pro rata portion of annual target bonus for the year in which he was terminated;

•	continuation of base salary for 18 months following the effective date of termination; and

•	payment by the Company of the employee portion of medical insurance for a period of 12 months following the effective date of termination;

•	Mr. Allan was entitled to the following:

•	a pro rata portion of annual target bonus for the year in which he was terminated;

•	continuation of base salary for 12 months following the effective date of termination; and

•	payment by the Company of the employee portion (which, in the case of Mr. Allan, is 100%) of medical insurance for a period of 12 months following the effective date of termination; and

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•	Mr. Batesole is entitled to the following:

•	continuation of annual base salary for 12 months following the effective date of termination; and

•	payment by the Company of the employee portion of medical insurance for a period of 12 months following the effective date of termination.

subject in each case to the individual’s execution and non-revocation of a general release of claims in a form reasonably acceptable to the parties and the individual’s continued compliance with confidentiality covenants for a term of three years following the effective date of termination or resignation.

In addition, in event of termination without “cause” (as defined in the applicable employment agreement), resignation for “good reason” (as defined in the applicable employment agreement) or cessation of employment as a result of death or disability, RSUs granted to each of Messrs. Datcher, Allan and Batesole will vest as follows (to the extent not already vested):

•	the RSUs scheduled to vest following the completion of the initial vesting period of 180 days following the effective date of grant, which is 25% of the RSUs granted; and

•	unvested RSUs equal to 30% of RSUs granted on the effective grant date (or such smaller number of unvested RSUs).

For purposes of the foregoing, “good reason” includes, among other things, failure by the Company to obtain an assumption agreement for an NEO’s employment agreement from any successor in connection with a “Sale Event”, which means any of the following: (A) any transaction (which shall include a series of transactions occurring within sixty days or occurring pursuant to a plan) that has the result that the shareholders of the Company immediately before such transaction cease to own at least fifty-one percent (51%) of the voting shares of the Company, or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction, (B) a sale or exchange of all or substantially all of the assets of the Company, or (C) a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive.

In the event of a Sale Event (and, with respect to Mr. Datcher, a Change of Control as defined in the TPCO Holding Corp. Equity Incentive Plan), all unvested RSUs held by each NEO will vest immediately prior to closing of the Sale Event.

Termination Payments to Mr. O’Malley

On February 4, 2022, Mr. O’Malley elected to step down from his positions as COO of the Company and President of its subsidiary, CMG Partners, Inc. effective March 15, 2022 (the “Separation Date”).

Mr. O’Malley and the Company entered into a Separation Agreement, dated February 4, 2022 (the “O’Malley Separation Agreement”), which provides for certain payments in exchange for Mr. O’Malley’s release of certain claims in favor of the Company and adherence to certain restrictive covenants, including a non-disparagement clause. Subject to the terms of the Separation Agreement, Mr. O’Malley is entitled to:

•	a severance salary payment equal to 12 months of his gross salary ($350,000) to be paid in equal installments over the course of 12 months following the Separation Date;

•	a severance bonus payment in the gross amount of $14,583.33 to be paid in one lump-sum payment following the Separation Date;

•	have 91,875 of his RSUs automatically vest as of the Separation Date and

•

the payment by the Company of 100% of the monthly premium under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) on behalf of Mr. O’Malley and, if applicable, for his dependents until the earliest of (a) the end of the period of 12 months following the month the Separation Date, (b) the expiration of Mr. O’Malley’s coverage under COBRA, or (c) the date when Mr. O’Malley becomes eligible for health insurance in connection with new employment.

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In addition, all of Mr. O’Malley’s vested outstanding options under the CMG Partners, Inc. 2019 Stock Option and Grant Plan (the “CMG Plan”) will remain subject to the terms of the applicable award agreement and the CMG Plan.

The Company agreed to pay up to $10,000 in attorneys’ fees expended by Mr. O’Malley in connection with the negotiation of the Separation Agreement.

Outstanding Equity Awards at December 31, 2021

The following table sets forth information with respect to equity awards outstanding for our named executive officers as of December 31, 2021:

		Option awards					Stock awards
Name	Grant date(1)	Number of securities underlying unexercised options - (#) exercisable	Number of securities underlying unexercised options—(#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
(a)		(b)	(c)	(d)	(e)	(f)	(g)		(h)		(i)		(j)
Troy Datcher	9/8/2021	—	—	—	—	—	722,982	(3)	1,074,320	(3)	—		—
Steve Allan	1/15/2021	15,017			6.66	1/30/29	234,375		325,781		—		—
	1/15/2021	25,216	67,894	—	8.29	11/17/30	—		—		—		—
Mike Batesole	3/30/2021	—	—	—	—	—	—		—		150,000	(4)	208,500	(4)(5)
	3/25/2021	—	—	—	—	—	162,500		225,875		—		—
Dennis O’Malley	1/15/2021	15,017			6.66	1/30/29	191,407		266,056		—		—
	1/15/2021	25,216	67,894		8.29	11/17/30	—		—		—		—

Notes:

(1)

Unless otherwise noted, all stock options vest over a four-year period, with 25% vesting after one year and the remaining vesting ratably each month over the following 36 months, and RSUs vest over a three-year period, with 25% vesting after 180 days and the remaining vesting ratably each month over the following 30 months.

(2)	Values based on the closing price of Common Shares on the OTCQX on December 31, 2021 of $1.39.

(3)	Consists of RSUs, 25% of which vested on March 7, 2022, with the remainder vesting in 30 equal installments beginning on April 1, 2022.

(4)

Consists of or includes 150,000 RSUs that are subject Milestones related to data management, data preparation and data delivery, with 50,000 RSUs becoming available upon the achievement of each such Milestone and subject to time-based vesting, with 25% vesting August 14, 2021 (180 days after the effective date of Mr. Batesole’s employment letter agreement) and the remainder vesting in thirty equal monthly installments beginning on September 1, 2021. As of the date of this prospectus, all the Milestones have been achieved. The detailed Milestones are included as Exhibit A to the Second Amendment to Letter Agreement Between Mike Batesole and TPCO Holding Corp., which is filed as Exhibit 10.6 to our Annual Report on Form 10-K for the fiscal year ended December 31 2021, filed with the SEC on March 31, 2022.

(5)	This value assumed each of the Milestones were achieved.

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Compensation of Directors

Non-Employee Director Compensation Table

The following table summarizes the total compensation paid to non-employee directors for the year ended December 31, 2021:

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)
Michael Auerbach	79,063	149,267	228,330
Jeffry Allen	64,688	124,390	189,078
Carol Bartz	57,500	124,390	181,890
Al Foreman	59,896	124,390	184,286
Leland Hensch	57,500	124,390	181,890
Daniel Neukomm	71,875	124,390	196,265
Desiree Perez (former director)	31,250	124,390	155,640

Notes:

(1)

The amounts in this column represent the aggregate grant date fair value of the relevant award(s) presented, as determined in accordance with FASB ASC Topic 718, “Compensation–Stock Compensation”. See note 22 of the notes to our audited consolidated financial statements included else where in this prospectus regarding assumptions underlying valuation of equity awards.

Narrative to Director Compensation Table

The Company’s director compensation program is intended to attract and retain global talent to serve on the Board, taking into account the risks and responsibilities of being an effective director. The Company provides competitive director compensation through a combination of cash retainers and annual equity awards for non-employee Board members. In addition, the Company provides additional retainers for committee chairs and committee members given the additional time commitment, level of responsibility and skill set required for those roles. All directors are entitled to reimbursement of reasonable expenses incurred by them acting in their capacity as directors. The Company believes this approach will help to attract and retain strong members for the Board who will be able to fulfill their fiduciary responsibilities without competing interests. Any directors who are also employees of the Company will receive no additional compensation for their service on the Board.

Our current director compensation policy provides that each non-employee director will receive the following compensation for Board and Board committee services, as applicable. Beginning in fiscal year 2022, RSU grants vest over a three-year period, with 33% vesting one year after grant, and the remainder vesting quarterly in equal parts thereafter.

•	All Board members other than the Chairperson receive an annual cash retainer for Board service of $50,000 and an annual grant of RSUs valued at $65,000.

•	The Board Chairperson receives an annual cash retainer for Board service of $75,000 and an annual grant of RSUs valued at $80,000.

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•	Committee chairpersons receive annual compensation as follows:

•	Audit Committee - $15,000 cash;

•	Compensation Committee - $10,000 cash; and

•	Nomination and Governance Committee - $10,000 cash.

•	Each non-chairperson committee member receives annual cash compensation in the amount of one-half the applicable committee chairperson.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions since January 1, 2021, in which we have participated and any currently proposed transactions where the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our Shares or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement.

Loan from R&C Brown & Associates, LP to Steve Allan

On July 31, 2019, R&C Brown & Associates, LP (“R&C Brown”) entered into a Secured Promissory Note (the “Promissory Note”) and a Pledge and Security Agreement (the “Pledge Agreement” and, together with the Promissory Notes, the “Loan Documents”) with Steve Allan, the Company’s former Chief Executive Officer, pursuant to which R&C Brown loaned Mr. Allan $500,000 to facilitate Mr. Allan’s exercise of options to purchase 250,000 shares of Caliva stock (the “Allan Caliva Stock”). The Allan Caliva Stock converted into 75,089 Shares and the right to earn up to 89,647 Caliva Earnout Shares in the Qualifying Transaction (collectively, the “Allan TPCO Securities”). Pursuant to the Pledge Agreement, the Allan TPCO Securities pledged to R&C Brown pursuant to the Pledge Agreement to secure the loan made to Mr. Allan under the Promissory Note.

At the time the Loan Documents were entered into, Mr. Allan was President and Chief Financial Officer of Caliva, and Rich Brown, who controls R&C Brown, was Caliva’s largest stockholder. Mr. Brown currently beneficially owns approximately 9.1% of our Common Shares as a result of his control of certain entities that hold our Common Shares. See “Security Ownership Of Certain Beneficial Owners and Management.” Mr. Brown is the father-in-law of Daniel Neukomm, who is one of our directors. In addition, Mr. Neukomm’s spouse (who is Mr. Brown’s daughter) owns a minority interest in R&C Brown.

The Promissory Note provides that Mr. Allan must repay the $500,000 loaned to him with three percent interest from July 31, 2019 until the Promissory Note is paid in accordance with its terms. Under the Promissory Note, Mr. Allan is required to pay R&C Brown principal and interest on the Promissory Note by no later than the maturity date of the Promissory Note. Except as otherwise provided in the Promissory Note, the maturity date of the Promissory Note is the earlier of (a) the date Mr. Allan sells the Allan TPCO Securities, (b) 30 days from the date of Mr. Allan’s voluntary termination of employment with Caliva, (c) 90 days from the involuntary termination of Mr. Allan’s employment with Caliva and (d) July 31, 2024. The Promissory Note contains customary default and late charge provisions.

Mr. Allan’s service with TPCO ended on December 2, 2022. To our knowledge, no interest was paid under the Promissory Note prior to Mr. Allan’s departure, as no principal or interest is due until the maturity date of the Promissory Note. To our knowledge, during the entire term of the Promissory Note prior to Mr. Allan’s departure, the amount of principal outstanding was $500,000.

Leases with R&C Brown

Rich Brown, who controls R&C Brown, is the father-in-law of Daniel Neukomm, who is one of the Company’s directors. Furthermore, Mr. Neukomm’s spouse owns a minority interest in R&C Brown, which leases certain properties to Caliva. During the year ended December 31, 2021, and the nine months ended September 30, 2022, R&C Brown received approximately $4.86 million and $4.04 million, respectively, in lease payments from Caliva. As of September 30, 2022, the amount R&C Brown would be entitled to receive over the remaining term of the leases on a net present value basis using a discount rate of approximately 12.95% totaled approximately $40.7 million, with the expiry dates of the leases ranging from April 2022 to January 2048.

123

Roc Nation Agreement

On November 24, 2020, the Company entered into the Roc Binding Heads of Terms with Roc Nation, pursuant to which, during the Roc Term (as defined below), (a) the Company shall become Roc Nation’s “Official Cannabis Partner,” and (b) Roc Nation will provide strategic and promotional services to the Company and its brands including the promotion of the Company’s brand portfolio, and the provision of artist and influencer relationship services, as well as various other services specifically described therein. Roc Nation’s services and obligations under the Roc Binding Heads of Terms are provided to the Company on an exclusive and non-competition basis with respect to the market for cannabis and related products and include the obligation of Roc Nation to present any business opportunities within the categories of cannabis and related products to the Company, certain rights of negotiation with respect to Roc Nation’s roster of talent and other rights on the terms specifically described therein.

The Roc Binding Heads of Terms became effective as of consummation of the Qualifying Transaction and shall remain in effect for an initial period of three (3) years therefrom (the “Roc Term”); provided, that following the expiration of the Roc Term, Roc Nation’s exclusivity and non-competition obligations shall continue to remain in effect for a period of six months (the “Roc Tail Period”) during which period the parties may elect to extend the period of the Roc Binding Heads of Terms upon terms to be mutually agreed.

Pursuant to the terms of the Roc Binding Heads of Terms, the Company issued to Roc Nation $25,000,000 in Common Shares following consummation of the Qualifying Transaction based on the average of the volume-weighted average prices of the Common Shares for each of the 15 trading days up to and including the last trading day of the effective date of the Roc Agreement and will pay Roc Nation additional consideration of $15,000,000 in Common Shares, payable in quarterly issuances over the second and third years of the Roc Term. The price to be paid for these additional Common Shares will be the average of the volume-weighted average prices of the Common Shares for each of the 15 days in advance of the applicable date of issuance of the Common Shares. However, the Company shall not be required to pay Roc Nation in Common Shares (and instead shall pay Roc Nation in cash), unless, among other things, the Common Shares may be issued without a vote of Company’s stockholders pursuant to the rules of the trading market on which the Common Shares are listed.

As of December 1, 2022, we have issued Roc Nation 9,731,878 Common Shares, or approximately 9.1% of our outstanding Common Shares pursuant to the Roc Nation Agreement. Former Board member Desiree Perez serves as the CEO of Roc Nation.

Debt with the Company

There is no debt between any executive officer, director, employee or former executive officers of the Company and the Company.

Receipt of Common Shares in Qualifying Transaction

Certain of the directors and former executive officers of the Company received Common Shares upon closing of the Qualifying Transaction as a result of their ownership of securities of Caliva or LCV, as applicable.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Common Shares as of December 1, 2022, for:

•	each member of the Board:

•	each named executive officer;

•	each person known to the Company to be the beneficial owner of more than 5% of the Common Shares; and

•	the members of the Board and the Company’s executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities that a person has the right to acquire beneficial ownership within 60 days. Information with respect to beneficial owners of more than 5% of the Common Shares is based on completed questionnaires and related information provided by such beneficial owners as of D. Unless otherwise indicated, all Common Shares are owned directly, and the person or entity listed as the beneficial owner has sole voting and investment power. The address for each director and executive officer is c/o TPCO Holdings, Corp. 1550 Leigh Avenue, San Jose, California, 95125.

Name and Position of Beneficial Owner	Amount of Beneficial Ownership		Percent Of Class(1)
Directors and Named Executive Officers
Troy Datcher, Chairman & Chief Executive Officer	184,000	(2)	*
Michael Auerbach, Director	6,743,074	(3)	6.3%
Morgan Callagy, Director	113,853	(4)	*
Mark Castaneda, Director	9,990		*
Al Foreman, Director	11,630	(5)	*
Leland Hensch, Director	4,016,707	(6)	3.7%
Daniel Neukomm, Director	11,630	(7)	*
Steve Allan, Former Chief Executive Officer	708,634	(8)	*
Mike Batesole, Chief Financial Officer	193,457	(9)	*
Dennis O’Malley, Former Chief Operating Officer and President of Caliva	479,865	(10)	*
All directors and current executive officers as a group (8 persons)	11,284,341		10.5%
5% Stockholders
Rich Brown	9,757,950	(11)	9.1%
GRHP Investments LLC	9,469,699	(12)	8.8%
Roc Nation LLC	9,731,878	(13)	9.1%
M3 DAAT LLC	6,606,845	(3)	6.1%

*	Less than 1%.

(1)

The percentages in this column are calculated based on 107,469,184 Common Shares issued and outstanding as of December 1, 2022. In accordance with the rules of the SEC, Common Shares that may be issued upon the exercise of or vesting of derivative securities (such as a stock options or of restricted stock units) within 60 days of December 1, 2022 are deemed to be beneficially owned by the person holding such stock options or restricted stock units and are treated as outstanding for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(2)	Consists of 165,127 Common Shares held by Mr. Datcher and 18,073 Common Shares that could be obtained within 60 days of December 1, 2022 upon the vesting of RSUs held by Mr. Datcher.

125

(3)

Consists of 6,606,845 Common Shares and 65,625 Warrants held by M3 DAAT LLC, 46,276 Common Shares held by Murphy Ofutt LCV LLC, 905 Common Shares held by Murphy Ofutt LLC, 308 Common Shares held by Murphy Ofutt Common LLC, 122,508 Common Shares held by Mr. Auerbach and 607 Common Shares that could be obtained within 60 days of December 1, 2022 upon the vesting of RSUs held by Mr. Auerbach. Mr. Auerbach has sole voting and dispositive power over the Common Shares held by M3 DAAT LLC, Murphy Ofutt LCV LLC, Murphy Ofutt Common LLC, and Murphy Ofutt LLC. The principal address for each of M3 DAAT LLC, Murphy Ofutt LCV LLC and Murphy Ofutt LLC is 135 Grand St., Floor 2, New York, NY 10013-3101.

(4)	Consists of 16,350 Common Shares held by Mr. Callagy and 97,503 Common Shares held by Seastrike LLC. Mr. Callagy has sole voting and dispositive power over the shares held by Seastrike LLC.

(5)

Includes 11,124 Common Shares held by Mr. Foreman and 506 Common Shares that could be obtained within 60 days of December 1, 2022 upon the vesting of RSUs held by Mr. Foreman. Does not include 4,073,321 Common Shares beneficially owned by affiliates of Tuatara Capital. Mr. Foreman shares voting and dispositive power of these Common Shares with two other persons. Under the so-called ”rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Accordingly, Mr. Foreman is not a beneficial owner of the Common Shares held by affiliates of Tuatara Capital. The number of Common Shares beneficially owned by affiliates of Tuatara Capital does not include 429,303 Earnout Shares that would be received if the price of the Common Shares hits certain target levels.

(6)

Consists of 2,827,791 and 1,122,787 Common Shares held by Mr. Hensch and The Hensch Family Dynasty Trust, respectively, 49,217 and 16,406 currently exercisable Warrants held by Mr. Hensch and The Hensch Family Dynasty Trust, respectively, as well as 506 Common Shares that could be obtained within 60 days of December 1, 2022 upon the vesting of RSUs held by Mr. Hensch. Mr. Hensch has sole voting and dispositive power over the Common Shares held by The Hensch Family Dynasty Trust.

(7)

Consists of 11,124 Common Shares held by Mr. Neukomm and 506 Common Shares that could be obtained within 60 days of December 1, 2022 upon the vesting of RSUs held by Mr. Neukomm. Does not include 9,469,699 Common Shares beneficially owned by GRHP Investments, LLC. Mr. Neukomm’s wife has a minority interest in GRHP Investments, LLC but does not claim beneficial ownership of shares held by that entity. Accordingly, Mr. Neukomm disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest.

(8)

Consists of 212,325 Common Shares held by Mr. Allan, 228,797 held by Blue Dog Global, LLC, 17,349 held by the Charles E. Allan Trust dated 1/11/2021, 17,349 held by the Luke E. Allan Trust dated 1/11/2021, 10,707 Common Shares held by Steven James Allan Jr. and Ana Salazar as joint tenants, 163 Common Shares held in the Steven J. Allan Jr. IRA, 47,873 Common Shares held by New Direction Trust Company, as Trustee for the Steven Allan Jr. IRA, 61,571 Common Shares that could be acquired within 60 days of December 1, 2022 through the exercise of options and 112,500 Common Shares that could be obtained within 60 days of December 1, 2022 upon the vesting of RSUs held by Mr. Allan. Mr. Allan has sole voting and dispositive power over the Common Shares held by each of the entities listed above. Does not include 513,197 Earnout Shares that would be received if the price of the Common Shares hits certain target levels.

(9)	Consists of 150,127 Common Shares held by Mr. Batesole, and 43,330 Common Shares that could be obtained within 60 days of December 1, 2022, upon the vesting of RSUs.

(10)	Consists of 479,865 Common Shares held by Mr. O’Malley. Does not include 541,472 Earnout Shares that would be received if the price of the Common Shares hits certain target levels.
(11)

Consists of (i) 9,469,699 Common Shares held by GRHP Investments LLC (“GRHP”), for which Rich Brown serves as manager, (ii) 228,797 Common Shares held by Blue Dog Global, LLC, which is member managed by GRHP and (iii) 59,454 MAK3, LLC, which is controlled by Mr. Brown. The address for Mr. Brown is 1550 Leigh Ave, San Jose, CA 95125-5301.

(12)	See footnote (11). The address for GRHP is 1550 Leigh Ave, San Jose, CA 95125-5301

(13)

The principal address for Roc Nation LLC is 540 W 26th St, New York, NY 10001-5504. Except for information with respect to the percent of class beneficially owned, based solely on information provided by in a Schedule 13G filed by Roc Nation LLC on October 31, 2022 (the “Roc Nation 13G”). According the Roc Nation 13G, Roc Nation has sole voting and dispositive power of these shares.

126

SELLING SHAREHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Shareholders” include the selling shareholders listed below and donees, pledgees, permitted transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the Selling Shareholders to sell or otherwise dispose of, from time to time, up to 24,323,162 Common Shares (which is the number of Common Shares for which we have received selling shareholder questionnaires). The Shares were or will be issued to the Selling Shareholders pursuant an Agreement and Plan of Merger and a related Exchange Agreement, each dated as of November 14, 2022, pursuant to which we acquired Coastal Holding, a retail dispensary license holder and operator founded in Santa Barbara in 2018. See “Business—General Development of the Business—The Parent Company—Coastal Acquisition.” The Shares were issued to the Selling Shareholders in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.

The Shares to be offered by the Selling Shareholders pursuant to this prospectus are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Shareholders the opportunity to sell the Shares publicly. The registration of the Shares does not require that any of the Shares be offered or sold by the Selling Shareholders.

No estimate can be given as to the amount or percentage of Common Shares that will be held by the Selling Shareholders after any sales made pursuant to this prospectus because the Selling Shareholders are not required to sell any of the Shares being registered hereunder. The table below assumes that the Selling Shareholders will sell all of the Shares listed in this prospectus and that they do not purchase additional Common Shares.

Unless otherwise indicated in the footnotes to the table below, no Selling Shareholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared the table below based on written representations and information furnished to us by or on behalf of the Selling Shareholders. Since the date on which the Selling Shareholders provided this information, the Selling Shareholders may have sold, transferred or otherwise disposed of all or a portion of the Common Shares in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes to the table below, we believe that (1) none of the Selling Shareholders are broker-dealers or affiliates of a broker-dealer, (2) no Selling Shareholder has direct or indirect agreements or understandings with any person to distribute their Shares, and (3) the Selling Shareholders have sole voting and investment power with respect to all Shares beneficially owned, subject to applicable community property laws. To the extent any Selling Shareholder is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Shareholders may change over time. Any changed information will be set forth in supplements to this prospectus supplement, if required.

The following table sets forth information with respect to the beneficial ownership of our Common Shares held, as of December 1, 2022, by the Selling Shareholders and the number of Shares being offered hereby and information with respect to Common Shares to be beneficially owned by the Selling Shareholders after completion of this offering. The percentages in the following table reflect the Common Shares beneficially owned by the Selling Shareholders as a percentage of the total number of Common Shares outstanding as of December 1, 2022. As of such date, 107,469,184 Common Shares were outstanding. With respect to each of the Selling Shareholders, their beneficial ownership represents ownership of common stock of Coast L Acquisition Corp. (the “Coast L Common Stock”), which Coast L Common Stock is exchangeable for Common Shares from time to time on a one share of Coast L Common Stock for one Common Share basis.

	Total Number of Common Shares Beneficially Owned Prior to the Offering (1)		Maximum Number of Common Shares that may be Offered Pursuant to this Prospectus	Common Shares Beneficially Owned After this Offering (1)(2)
Name	Number	Percentage	Supplement	Number	Percentage
Adam Robert Nazar	123,142	*	123,142	—	—
Alan Hsu	298,847	*	298,847	—	—
Allen Chen	187,834	*	187,834	—	—
Andoni Michael Garcia	28,156	*	28,156	—	—
Big Horse LLC(3)	623,603	*	623,603	—	—
Cameron Gharabiklou	194,345	*	194,345	—	—
Christopher Peter Lavender	166,688	*	166,688	—	—
Corrine Perez Steiger	56,312	*	56,312	—	—
Erik Dargevics	11,262	*	11,262	—	—
Fulfill Holdings, Inc(4)	456,912	*	456,912	—	—
Infinity Holdings & Investments, LLC(5)	1,721,557	1.6	1,721,557	—	—
Jason Lam	133,853	*	133,853	—	—
John Lawrence Neale	57,466	*	57,466	—	—
Joshua Ginsberg	1,909,403	1.7	1,909,403	—	—
The Julian Michalowski 2020 Revocable Trust dated December 1, 2020(6)	4,850,945	4.3	4,850,945	—	—
Ken J. Gold	14,078	*	14,078	—	—
Kevin McGrath	416,725	*	416,725	—	—
Kimberly Moffatt Jones	2,206,031	2.0	2,206,031	—	—
Lance Washington	68,190	*	68,190	—	—
Larry Lo	574,165	*	574,165	—	—
Malante Hayworth Trust Dated November 18, 2022(7)	4,635,192	4.1	4,635,192	—	—
Michael Bitton	44,874	*	44,874	—	—
Myles Peck	90,187	*	90,187	—	—
Nicholas Danias	68,190	*	68,190	—	—
Pro-T LLC(8)	424,757	*	424,757	—	—
Rodessa Ann Newton	123,224	*	123,224	—	—
Sandra Elizabeth Wertelet	28,156	*	28,156	—	—
Tony Fong	271,317	*	271,317	—	—
Treasure Dragon Holding LTD(9)	4,252,860	3.8	4,252,860	—	—
William De Leon	178,601	*	178,601	—	—
Catherine P. Burks, successor in interest to Keith Burks	106,290	*	106,290	—	—
TOTAL	24,323,162		24,323,162	—	—

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*	Represents less than 1% of the issued and outstanding Common Shares.
(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, Common Shares subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days (of December 1, 2022) are deemed outstanding. Common Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Assumes that the Selling Shareholders dispose of all of the Common Shares covered by this prospectus and does not acquire beneficial ownership of any additional Common Shares. The registration of these Common Shares does not necessarily mean that the Selling Shareholders will sell all or any portion of the Common Shares covered by this prospectus.

(3)	Jason Loeb has sole voting and dispositive power over the Common Shares held by Big Horse LLC.
(4)	John Cervini has sole voting and dispositive power over the Common Shares held by Fulfill Holdings, Inc.
(5)	Nicholas Danias and Lance Washington have shared voting and dispositive power over the Common Shares held by Infinity Holdings & Investments, LLC.
(6)

Julian Perez Michalowski has sole voting and dispositive power over the Common Shares held by Trustee of The Julian Michalowski 2020 Revocable Trust dated December 1, 2020 and has sole voting and dispositive power over the Common Shares held by such trust.

(7)	Malante Hayworth is the Trustee of the Malante Hayworth Trust Dated November 18, 2022 and has sole voting and dispositive power of the Common Shares held by such Trust.
(8)	Scott Rapp has sole voting and dispositive power over the Common Shares held by Pro-T LLC.
(9)	Steve Loeb has sole voting and dispositive power over the Common Shares held by Treasure Dragon Holding LTD.

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PLAN OF DISTRIBUTION

We are registering the Shares to permit the resale of the Shares by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Shares. We will bear all fees and expenses incident to our obligation to register the Shares.

The Selling Shareholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve cross or block transactions. The Selling Shareholders may use one or more of the following methods when disposing of the Shares or interests therein:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales;

•	through the distribution of the Shares by a Selling Shareholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	in sales pursuant to Rule 144;

•	whereby broker-dealers may agree with the Selling Shareholders to sell a specified number of such Shares at a stipulated price per share;

•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

If the Selling Shareholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Shareholders may also sell the Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed Common Shares in connection with such short sales. The Selling Shareholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such Common Shares.

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The Selling Shareholders may pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders, individually and not severally, and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The aggregate proceeds to the Selling Shareholders from the sale of the Shares offered will be the purchase price of the Shares less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. There can be no assurance that any Selling Shareholders will sell any or all of the Shares registered hereunder.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares pursuant to the Merger Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that a Selling Shareholder will pay all underwriting fees, discounts or commissions attributable to the sale of the Shares or any legal fees and expenses of counsel to the Selling Shareholders, if any. We may be indemnified by the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this prospectus.

Once sold hereunder, the Shares will be freely tradable in the hands of persons other than our affiliate.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following summary describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) of acquiring, owning, and disposing of our Common Shares acquired pursuant to this prospectus, subject to the qualifications set forth herein.

General

Tax Consequences Not Addressed

This summary does not address all potential U.S. federal income tax considerations that may be relevant to a particular U.S. Holder. In addition, this summary does not take into account the individual facts and circumstances that may affect the U.S. federal income tax consequences to a particular U.S. Holder, including specific tax consequences under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address any U.S. federal alternative minimum, estate and gift, state and local, or non-U.S. tax considerations, and does not discuss tax reporting requirements that may be applicable to any particular U.S. Holder. Each prospective investor should consult a professional tax advisor with respect to the U.S. tax consequences of acquiring, owning, and disposing of our Common Shares.

This summary is based on the provisions of the U.S. Internal Revenue Code (the “Code”), the U.S. Treasury Regulations ( final and temporary) promulgated thereunder, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and administrative rulings and judicial decisions interpreting the above all as currently in effect, and all subject to differing interpretations or change, possibly on a retroactive basis. We have not sought, and do not plan to seek, a ruling from the IRS regarding any matter discussed herein, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position that is different from, and contrary to, the positions taken in this summary. This summary does not discuss the potential effects of any proposed legislation.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares acquired pursuant to this prospectus that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States (as determined under U.S. federal income tax rules);

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

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An individual may be a resident for U.S. federal income tax purposes in any calendar year if the individual was present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending with the current calendar year. For purposes of this calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Residents are taxed for U.S. federal income tax purposes as if they were U.S. citizens.

Non-U.S. Holders Not Addressed

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Common Shares that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders of acquiring, owning, and disposing of Common Shares. Each non-U.S. Holder investor should consult a professional tax advisor with respect to the U.S. tax consequences of acquiring, owning, and disposing of our Common Shares.

Certain U.S. Holders Not Addressed

This summary does not address the U.S. federal income tax considerations applicable U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that:

•	are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•	are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies;

•	are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method;

•	have a “functional currency” other than the U.S. dollar;

•	own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

•	acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services;

•	hold Common Shares other than as a capital asset within the meaning of section 1221 of the Code (generally, property held for investment purposes);

•	are partnerships or other “pass-through” entities for U.S. federal income tax purposes (or investors in such partnerships or entities);

•	own, have owned, or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding shares of TPCO;

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•	are U.S. expatriates who are former citizens or long-term residents of the United States;

•	have been, are, or will be residents or deemed to be residents in Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”);

•	use or hold, will use or hold, or that are or will be deemed to use or hold Common Shares in connection with carrying on a business in Canada;

•	are persons whose Common Shares constitute “taxable Canadian property” under the Tax Act; or

•	have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention.

The following summary is not a substitute for careful tax planning and advice. U.S. Holders of Common Shares are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of the issues discussed herein, in light of their particular circumstances, as well as any considerations arising under the laws of any foreign, state, local, or other taxing jurisdiction.

General Rules Applicable to the Ownership and Disposition of Common Shares

The following discussion describes the general rules applicable to the ownership and disposition of the Common Shares but is subject in its entirety to the special rules described below under the headings entitled “Tax Consequences if We Are a Passive Foreign Investment Company” and “Tax Consequences if We are a Controlled Foreign Corporation.”

Distributions on Common Shares

The gross amount of any distribution (including amounts, if any, withheld in respect of Canadian withholding tax) actually or constructively received by a U.S. Holder with respect to our Common Shares will be taxable to the U.S. Holder as a dividend to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions to a U.S. Holder in excess of earnings and profits will be treated first as a return of capital that reduces a U.S. Holder’s tax basis in such Common Shares (thereby increasing the amount of gain or decreasing the amount of loss that a U.S. Holder would recognize on a subsequent disposition of our Common Shares), and then as gain from the sale or exchange of such Common Shares (see “Sale or Other Taxable Disposition of Our Common Shares”). The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution. In the event we make distributions to holders of Common Shares, we may or may not calculate our earnings and profits under U.S. federal income tax principles. If we do not do so, any distribution may be required to be regarded as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain. The amount of the dividend will generally be treated as foreign-source dividend income to U.S. Holders.

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Non-corporate U.S. Holders, including individuals, will generally be eligible for the preferential U.S. federal rate on “qualified dividend income,” provided that we are a “qualified foreign corporation,” the stock on which the dividend is paid is held for a minimum holding period, and other requirements are satisfied. A “qualified foreign corporation” includes a foreign corporation that is not a passive foreign investment company (“PFIC”), discussed below, in the year of the distribution or in the prior taxable year and that is eligible for the benefits of an income tax treaty with the United States that contains an exchange of information provision and has been determined by the U,S. Treasury Department to be satisfactory for purposes of the legislation (such as the Canada-U.S. Tax Convention).

Distributions to U.S. Holders generally will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

Sale or Other Taxable Disposition of Our Common Shares

Upon the sale, exchange, or other taxable disposition of our Common Shares, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or other disposition and such U.S. Holder’s tax basis in such Common Shares sold or otherwise disposed of. If the U.S. Holder receives Canadian dollars in the transaction, the amount realized will be the U.S. dollar value of the Canadian dollars received, which is determined for cash basis taxpayers on the settlement date for the transaction and for accrual basis taxpayers on the trade date (although accrual basis taxpayers can also elect the settlement date). A U.S. Holder’s tax basis in Common Shares generally will be such Holder’s U.S. dollar cost for such Common Shares. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Common Shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a corporate U.S. Holder. Deductions for capital losses are subject to significant limitations under the Code. The gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Additional Tax on Net Investment Income

Certain U.S. Holders that are individuals, estates, or trusts (other than trusts that are exempt from tax) are subject to a tax of 3.8% on “net investment income” (or undistributed “net investment income,” in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person’s adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes dividends on the Common Shares and net gains from the disposition of the Common Shares.

U.S. Holders that are individuals, estates, or trusts should consult their own tax advisors regarding the applicability of this tax to any of their income or gains in respect of the Common Shares.

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Foreign Tax Credit

Subject to the PFIC rules discussed below, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source. Generally, dividends paid by a foreign corporation (including constructive dividends) should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Common Shares that is treated as a dividend may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, certain U.S. Holders who hold certain “specified foreign financial assets” that exceed certain thresholds are required to report information relating to such assets. The definition of “specified foreign financial assets” generally includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Significant penalties may apply for failure to satisfy applicable reporting obligations.

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Distributions paid with respect to Common Shares and proceeds from a sale, exchange, or redemption of Common Shares made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting to the IRS and possible U.S. backup withholding (at a current rate of 24%). Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct U.S. taxpayer identification number and makes any other required certification on IRS Form W-9 or that is a corporation or other entity that is otherwise exempt from backup withholding. Each U.S. Holder should consult its own tax advisors regarding the application of the U.S. information reporting and backup withholding rules. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. U.S. Holders should consult with their own tax advisors regarding their reporting obligations, if any, as a result of their acquisition, ownership, or disposition of our Common Shares.

Tax Consequences if We are a Passive Foreign Investment Company

A foreign corporation generally will be treated as a PFIC if, after applying certain look-through rules, either (i) 75% or more of its gross income is passive income or (ii) 50% or more of the average value of its assets is attributable to assets that produce or are held to produce passive income. Passive income for this purpose generally includes dividends, interest, rents, royalties and gains from securities and commodities transactions. The look-through rules require a foreign corporation that owns at least 25% by value of the stock of another corporation to treat a proportionate amount of assets and income as held or received directly by the foreign corporation.

We have not made the analysis necessary to determine whether or not we are currently a PFIC or whether we have ever been a PFIC. There can be no assurance that we are not, have never been or will not in the future be a PFIC. If we were to be treated as a PFIC, any gain recognized by a U.S. shareholder upon the sale (or certain other dispositions) of our Common Shares (or the receipt of certain distributions) generally would be treated as ordinary income, and a U.S. shareholder may be required, in certain circumstances, to pay an interest charge together with tax calculated at maximum rates on certain “excess distributions,” including any gain on the sale or certain dispositions of our Common Shares. In order to avoid this tax consequence, a U.S. shareholder (i) may be permitted to make a “qualified electing fund” election, in which case, in lieu of such treatment, such shareholder would be required to include in its taxable income on an annual basis certain undistributed amounts of our income or (ii) may elect to mark-to-market our Common Shares and recognize ordinary income (or ordinary loss, as applicable) each year with respect to such investment and on the sale or other disposition of the Common Shares. Additionally, if we are deemed to be a PFIC, a U.S. shareholder who acquires our Common Shares from a decedent will be denied the normally available step-up in tax basis to fair market value for the Common Shares at the date of the death and instead will have a tax basis equal to the decedent’s tax basis if lower than fair market value. Neither we nor our advisors have the duty to or will undertake to inform U.S. shareholders of changes in circumstances that would cause us to become a PFIC. U.S. shareholders should consult their own tax advisors regarding the application of the PFIC rules including eligibility for and the manner and advisability of making certain elections in the event we are determined to be a PFIC at any point in time after the date of this prospectus.

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Further, excess distributions treated as dividends, gains treated as excess distributions and mark-to-market inclusions and deductions, all under the PFIC rules discussed above, are all included in the calculation of net investment income for purposes of the 3.8% tax described above under the subheading entitled “Additional Tax on Net Investment Income.” U.S. Treasury Regulations provide, subject to the election described in the following paragraph, that solely for purposes of this additional tax, distributions of previously taxed income will be treated as dividends and included in net investment income subject to the additional 3.8% tax. Additionally, to determine the amount of any capital gain from the sale or other taxable disposition of Common Shares that will be subject to the additional tax on net investment income, a U.S. Holder who has made a “qualified electing fund” election will be required to recalculate its basis in the Common Shares excluding basis adjustments resulting from the “qualified electing fund” election. Alternatively, a U.S. Holder may make an election which will be effective with respect to all interests in a PFIC for which a “qualified electing fund” election has been made and which is held in that year or acquired in future years. Under this election, a U.S. Holder pays the additional 3.8% tax on income inclusions resulting from the “qualified electing fund” election and on gains calculated after giving effect to related tax basis adjustments.

Tax Consequences if We are a Controlled Foreign Corporation

A foreign corporation will be treated as a “controlled foreign corporation” (“CFC”) for U.S. federal income tax purposes if, on any day during the taxable year of such foreign corporation, more than 50% of the equity interests in such corporation, measured by reference to the combined voting power or value of the equity of the corporation, is owned directly or by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code by United States Shareholders. For this purpose, a “United States Shareholder” is any United States person that possesses directly, or by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code, 10% or more of the combined voting power of all classes of equity in such corporation or 10% or more of the total value of shares of all classes in such corporation. If TPCO is a CFC on any day during any taxable year, each United States Shareholder of TPCO who owns, directly or indirectly, our Common Shares on the last day of the taxable year on which we are a CFC will be required to include in its gross income for U.S. federal income tax purposes its pro rata share of our “Subpart F income,” even if the Subpart F income is not distributed. Subpart F income generally includes passive income but also includes certain related party sales, manufacturing and services income.

In addition to the inclusion of Subpart F income of a CFC in the gross income of a United States Shareholder, there may be exposure to an additional tax under the recently enacted Global Intangible Low Tax Income regime (“GILTI”). Specifically, the GILTI rules impose an annual minimum tax on U.S. Holders of their share of GILTI income generated through CFCs. This GILTI income very generally equals a CFC’s income over a 10% return on the CFCs tangible depreciable trade or business assets. The GILTI tax is 10.5% (until 2026 and 13.12% for tax years after) on U.S. Holders who are C corporations, as they are entitled to a 50% deduction (37.5% after 2025) of the GILTI income as well as a reduced foreign tax credit on foreign taxes paid on the GILTI income. U.S. Holders who are individuals, estates or trusts may pay substantially more tax on GILTI income, as they are subject to ordinary tax rates (ranging from 10% to 37% plus the net investment income tax of 3.8%). Such U.S. Holders are not entitled to a deduction on GILTI income or a reduced foreign tax credit. There is, however, an election available to such U.S. Holders to mitigate the tax impact.

If we are a CFC, the PFIC rules set forth above, even if we are otherwise considered to be a PFIC, will not be applicable.

U.S. persons who might, directly, indirectly or constructively, acquire 10% or more of our Common Shares, and therefore might be a United States Shareholder, should consider the possible application of the CFC rules and GILTI rules and consult a tax advisor with respect to such matters.

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CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The  following is a general summary of the principal Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) generally applicable to a holder (i) who is not resident or deemed to be resident in Canada, (ii) who acquires Common Shares pursuant to this prospectus as beneficial owner, and who, for the purposes of the Tax Act and at all relevant times, holds the Common Shares as capital property, and (iii) who, for the purposes of the Tax Act and at all relevant times, deals at arm’s length and is not affiliated with The Parent Company (a “Non-Canadian Resident Holder”). Generally, Common Shares will be considered to be capital property to a Non-Canadian Resident Holder provided such holder does not hold such securities in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Non-Canadian Resident Holder (i) that is an insurer carrying on an insurance business in Canada and elsewhere, (ii) that is an “authorized foreign bank” as defined in the Tax Act, or (iii) that has entered or will enter into a “derivative forward agreement” or a “synthetic disposition agreement”, as those terms are defined in the Tax Act with respect to the Common Shares.

This summary is based upon the provisions of the Tax Act and the Canada-United States Tax Convention (1980), as amended (the “Treaty”) in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced prior to the date hereof (the “Proposed Amendments”) and an understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made publicly available in writing prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed; however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in the law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial action, nor does it take into account any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder or prospective holder of Common Shares, and no representations with respect to the income tax consequences to any holder or prospective holder are made. Consequently, holders and prospective holders of Common Shares should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Common Shares pursuant to this prospectus, having regard to their particular circumstances.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the ownership or disposition of Common Shares must be expressed in Canadian dollars.  For purposes of the Tax Act, amounts denominated in a currency other than the Canadian dollar generally must be converted into Canadian dollars using the applicable rate of exchange (for purposes of the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada).

Holding and Disposing of Common Shares

Dividends on Common Shares

Any dividends paid or credited, or deemed to be paid or credited, on the Common Shares to a Non-Canadian Resident Holder will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend (subject to reduction under an applicable income tax convention between Canada and the Non-Canadian Resident Holder’s country of residence). For instance, where the Non-Canadian Resident Holder is a resident of the United States that is entitled to full benefits under the Treaty, and is the beneficial owner of the dividends, the rate of Canadian withholding tax applicable to dividends is generally reduced to 15%. Non-Canadian Resident Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

Disposition of Common Shares

A Non-Canadian Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such holder on a disposition of a Common Share, unless the Common Share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Canadian Resident Holder at the time of disposition and the Non-Resident Canadian Holder is not entitled to relief under an applicable tax convention between Canada and the Non-Canadian Resident Holder’s country of residence.

Provided the Common Shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the Neo Exchange) at the time of disposition, the Common Shares generally will not constitute taxable Canadian property of a Non-Canadian Resident Holder unless, at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by or belonged to one or any combination of (a) the Non-Canadian Resident Holder, (b) persons with whom the Non-Canadian Resident Holder did not deal at arm’s length, and (c) partnerships in which the Non-Canadian Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of (a) real or immovable property situated in Canada, (b) “Canadian resource property” (as defined in the Tax Act), (c) “timber resource property” (as defined in the Tax Act), or (d) options in respect of, interests in, or for civil law rights in, such properties, whether or not such property exists. Notwithstanding the foregoing, Common Shares may be deemed to be taxable Canadian property in certain circumstances specified in the Tax Act.

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DESCRIPTION OF SECURITIES

The following description of the securities our securities and certain agreements relating thereto is a summary and is not complete, may not contain all the information you may consider important and is qualified in its entirety by reference to our Notice of Articles and Articles (collectively, as amended, the “Articles”). The terms of these securities may also be affected by the Business Corporations Act (British Columbia) (the “Act”).

Capital Stock

Authorized Capital Stock

The Company is authorized to issue an unlimited number of Common Shares. As of December 1, 2022, the Company had 107,469,184 issued and outstanding Common Shares.

Voting Rights

All holders of Common Shares are entitled to receive notice of any meeting of shareholders of the Company, and to attend, vote and speak at such meetings, except those meetings at which only holders of a specific class of shares are entitled to vote separately as a class under the BCBCA. A quorum for the transaction of business at a meeting of shareholders is present if shareholders who, together, hold not fewer than 33 1/3% of the votes attaching to the outstanding voting shares entitled to vote at the meeting are present in person or represented by proxy. On all matters upon which holders of Common Shares are entitled to vote, each Common Share is entitled to one vote per Common Share. Unless a different majority is required by law or the Articles, resolutions to be approved by holders of Common Shares require approval by a simple majority of the total number of votes of all Common Shares cast at a meeting of shareholders at which a quorum is present.

Dividend Rights

Holders of Common Shares are entitled to receive dividends out of the assets available for the payment or distribution of dividends at such times and in such amount and form as the Board may from time to time determine.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of Common Shares will be entitled to receive all of the Company’s assets remaining after payment of all debts and other liabilities on a pro rata basis.

Pre-emptive and Redemption Rights

Holders of Common Shares do not have any pre-emptive or redemption rights.

Compliance Provisions

The Articles facilitate compliance with applicable regulatory and/or licensing regulations. In particular, the Articles contain certain Compliance Provisions, including a combination of certain remedies such as an automatic suspension of voting and/or dividend rights, a discretionary right to force a share transfer to a third party and/or a discretionary redemption right in favor of the Company, in each case to seek to ensure that the Company and its subsidiaries are able to comply with applicable regulatory and licensing regulations. The purpose of the Compliance Provisions is to provide the Company with a means of protecting itself from having a shareholder or a group of shareholders acting jointly or in concert, with an ownership interest of, whether of record or beneficially (or having the power to exercise control or direction over) (“Owning or Controlling”), five percent (5%) or more of the issued and outstanding shares of the Company, or such other number as is determined by the Board from time to time, and: (i) who a governmental authority granting licenses to, or otherwise governing the operations of, the Company or its subsidiaries has determined to be unsuitable to own Common Shares; (ii) whose ownership of Common Shares may reasonably result in the loss, suspension or revocation (or similar action) with respect to any licenses or permits relating to the Company or its subsidiaries’ conduct of business (being the conduct of any activities relating to the cultivation, manufacturing and dispensing of cannabis and cannabis-derived products in the United States, which include the owning and operating of cannabis licenses) or in the Company being unable to obtain any new licenses or permits in the normal course, all as determined by the Board; or (iii) who have not been determined by the applicable regulatory authority to be an acceptable person or otherwise have not received the requisite consent of such regulatory authority to own the Common Shares within a reasonable time period acceptable to the Board or prior to acquiring any Common Shares (in each case, an “Unsuitable Person”). The ownership restrictions in the Articles are also subject to an exemption for applicable depositaries and clearing houses as well as underwriters (as defined in the Securities Act (Ontario)) in the course of a distribution of securities of the Company.

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Notwithstanding the foregoing, the Compliance Provisions provide that any shareholder (or group of shareholders acting jointly or in concert) proposing to Own or Control five percent (5%) or more of the issued and outstanding shares of the Company (or such other number as is determined by the Board from time to time) will be required to provide not less than 30 days’ advance written notice to the Company by mail sent to the Company’s registered office to the attention of the Corporate Secretary and to obtain all necessary regulatory approvals. Upon any such shareholder(s) Owning or Controlling five percent (5%) or more of the issued and outstanding shares of the Company (or such other number as is determined by the Board from time to time), and having not received the requisite approval of any applicable regulatory authority to own the Common Shares the Compliance Provisions provide: (i) that such shareholder(s) may, in the discretion of the Board, be prohibited from exercising any voting rights and/or receiving any dividends from the Company, unless and until all requisite regulatory approvals are obtained; and (ii) the Company with a right, but not the obligation, at its option, upon notice to the Unsuitable Person, to: (A) redeem any or all Common Shares directly or indirectly held by an Unsuitable Person; and/or (B) forcibly transfer any or all Common Shares directly or indirectly held directly or indirectly by an Unsuitable Person to a third party. Such rights are required in order for the Company to comply with regulations in various jurisdictions where the Company or its subsidiaries may conduct business.

Upon receipt by the holder of a notice to redeem or to transfer any or all of its Common Shares the holder will be entitled to receive, as consideration therefor, no less than 95% of the lesser of: (i) the closing price of the Common Shares listed on the Neo Exchange (or the then principal exchange on which the Company’s securities are quoted for trading) on the trading day immediately prior to the closing of the redemption or transfer (or the average of the last bid and last asking prices if there was no trading on the specified date); and (ii) the five-day volume weighted average trading price (“VWAP”) of the Common Shares on the Exchange (or the then principal exchange on which the Company’s securities are quoted for trading) for the five trading days immediately prior to the closing of the redemption or transfer (or the average of the last bid and last asking prices if there was no trading on the specified dates).

Further, a holder of the Common Shares is prohibited from acquiring five percent or more of the issued and outstanding shares of the Company, directly or indirectly, in one or more transactions, without providing 30 days’ advance written notice to the Company by mail sent to the Company’s head office to the attention of the Corporate Secretary. The foregoing restriction do not apply to the ownership, acquisition or disposition of Common Shares as a result of: (i) transfer of Common Shares occurring by operation of law including, inter alia, the transfer of Common Shares to a trustee in bankruptcy, (ii) an acquisition or proposed acquisition by one or more underwriters who hold Common Shares for the purposes of distribution to the public or for the benefit of a third party provided that such third party is in compliance with the foregoing restriction, or (iii) conversion, exchange or exercise of securities issued by the Company or a subsidiary into or for Common Shares in accordance with their respective terms. If the Board reasonably believes that any such holder of the Common Shares may have failed to comply with the foregoing restrictions, the Company may apply to the Supreme Court of British Columbia, or any other court of competent jurisdiction, for an order directing that such shareholder disclose the number of Common Shares directly or indirectly held.

Notwithstanding the Compliance Provisions, the Company may not be able to exercise such rights in full or at all, including its redemption rights. Under the BCBCA, a corporation may not make any payment to redeem shares if there are reasonable grounds for believing that the company is unable to pay its liabilities as they become due in the ordinary course of its business or if making the payment of the redemption price or providing the consideration would cause the company to be unable to pay its liabilities as they become due in the ordinary course of its business. Furthermore, the Company may become subject to contractual restrictions on its ability to redeem its Common Shares by, for example, entering into a secured credit facility subject to such restrictions. In the event that restrictions prohibit the Company from exercising its redemption rights in part or in full, the Company will not be able to exercise its redemption rights absent a waiver of such restrictions, which the Company may not be able to obtain on acceptable terms or at all.

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Advance Notice Requirements for Director Nominations

The Company has included certain advance notice provisions with respect to the election of its directors in the Articles (the “Advance Notice Provisions”). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all shareholders receive adequate notice of director nominations to the Board and sufficient information with respect to all nominees; and (iii) allow shareholders to register an informed vote. Only persons who are nominated by shareholders in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide the Company notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of shareholders (including annual and special meetings), not fewer than 30 days prior to the date of the annual meeting of shareholders; provided, that if the first public announcement of the date (the “Notice Date”) of the annual meeting of shareholders is less than 50 days before the meeting date, not later than the close of business on the 15th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes electing directors, not later than the close of business on the 15th day following the Notice Date, provided that, in either instance, if notice-and-access (as defined in National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described above, and the Notice Date in respect of the meeting is not fewer than 50 days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the 40th day before the applicable meeting.

Forum Selection Provision

The Articles include, among other provisions, a provision providing for a forum for adjudication of certain disputes, whereby unless the Company approves or consents in writing to the selection of an alternative forum, the courts of the Province of British Columbia and appellate courts therefrom shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director or officer of the Company to the Company, (iii) any action asserting a claim arising pursuant to any provision of the BCBCA or the Articles (as they may be amended from time to time), or (iv) any action asserting a claim otherwise related to the relationships among the Company, its affiliates and their respective shareholders, directors and/or officers, but does not include claims related to the business carried on by the Company or such affiliates. Any person or entity owning, purchasing or otherwise acquiring any interest, including without limitation any registered or beneficial ownership thereof, in the securities of the Company shall be deemed to have notice of and consented to the provisions of the Articles.

The Articles do not limit the ability of investors to bring direct actions outside of British Columbia, Canada, including those arising under the Exchange Act and the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over actions brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Neither investor nor the Company and may waive compliance with the U.S. federal securities laws and the rules and regulations thereunder, and it is therefore uncertain whether the exclusive forum provision of the Articles would be enforced by a court as to derivative claims brought under the Exchange Act or the Securities Act.

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Warrants

General

As of September 30, 2022, there were 35,837,500 share purchase warrants (“Warrants”) issued and outstanding. Each Warrant became exercisable for one Common Share at an exercise price of $11.50 per Common Share on March 21, 2021.

Expiration Date

The Warrants will expire at 5:00 p.m. Eastern Time (ET) on January 15, 2026 or may expire earlier upon the Company’s winding-up or if the expiry date is accelerated.

Exercise and Acceleration of the Warrants

The Warrants are exercisable pursuant to the terms of the warrant agency agreement between the Company and Odyssey Trust Company, as warrant agent, dated July 16, 2019 (the “Warrant Agreement”). The Company may accelerate the expiry date of the outstanding Warrants (excluding the warrants held by Subversive Capital Sponsor LLC (the “Sponsor”) but only to the extent still held by the Sponsor at the date of public announcement of such acceleration and not transferred prior to the accelerated expiry date, due to the anticipated knowledge by the Sponsor of material undisclosed information which could limit their dealings in such securities) by providing 30 days’ notice if, and only if, the closing price of the Common Shares equals or exceeds $18.00 per Common Share (as adjusted for stock splits or combinations, stock dividends, Extraordinary Dividends (as defined below), reorganizations and recapitalizations and the like) for any 20 trading days within a 30-trading day period. An “Extraordinary Dividend” means any dividend, together with all other dividends payable in the same calendar year by the Company, that has an aggregate absolute dollar value which is greater than $0.25 per Common Share, with the adjustment to the applicable price (as the context may require) being a reduction equal to the amount of the excess.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of acceleration of the expiry date. On and after the acceleration of the expiry date, a record holder of a Warrant will have no further rights.

Adjustments to Exercise Price

The exercise price and number of shares issuable on exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, Extraordinary Dividend, or our recapitalization, reorganization, merger or consolidation. The Warrants will not, however, be adjusted for issuances of shares at a price below their exercise price.

No Fractional Shares

Warrants may be exercised only for a whole number of shares. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, it will, upon exercise, be rounded down to the nearest whole number of shares to be issued to the Warrant holder.

Applicability of U.S. Securities Laws to Exercise of Warrants

The exercise of the Warrants by any holder in the United States, or that is a U.S. person, may only be effected in compliance with an exemption from the registration requirements of the Securities Act and applicable State “blue sky” securities laws.

No Voting Rights

Warrant holders do not have the rights or privileges of holders of shares and any voting rights until they exercise their Warrants and receive corresponding Common Shares. After the issuance of corresponding Common Shares upon exercise of the Warrants, each holder will be entitled to one vote for each Common Share held of record on all matters to be voted on by shareholders. The warrant agent shall, on receipt of a written request of the Company or holders of not less than 25% of the aggregate number of Warrants then outstanding, convene a meeting of holders of Warrants upon at least 21 calendar days’ written notice to holders of Warrants. Every such meeting shall be held in Toronto, Ontario or at such other place as may be approved or determined by the warrant agent. A quorum at meetings of holders of Warrants shall be two persons present in person or represented by proxy holding or representing more than 20% of the aggregate number of Warrants then outstanding.

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Amendments to Warrant Agreement

From time to time, the Company and the warrant agent, without the consent of the holders of Warrants, may amend or supplement the Warrant Agreement for certain purposes including curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder of Warrants. Any amendment or supplement to the Warrant Agreement that adversely affects the interests of the holders of Warrants may only be made by an “extraordinary resolution”, which is defined in the Warrant Agreement as a resolution either (i) passed at a meeting of the holders of Warrants by the affirmative vote of holders of Warrants representing not less than two-thirds of the aggregate number of the then outstanding Warrants represented at the meeting and voted on such resolution, or (ii) adopted by an instrument in writing signed by the holders of Warrants representing not less than two-thirds of the aggregate number of the then outstanding Warrants.

Registration Rights Agreement

Upon closing of the Qualifying Transaction, we entered into a registration rights agreement with certain former securityholders of Caliva, LCV and the Sponsor (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, if at any time we receive a written notice (a “Demand Notice”) from Holders (as defined in the Registration Rights Agreement) (the “Initiating Holders”) with the right to deliver a Demand Notice that (i) we file (A) a Form S-1 Registration Statement (if at such time we have registered an offering of securities in the United States pursuant to the Securities Act, (B) a Canadian long-form prospectus or (C) both a Form S-1 Registration Statement and a Canadian long-form prospectus (in each case, a “Long- Form Demand”), or (ii) at any time when we are eligible to do so, that we file (A) a Form S-3 Registration Statement, (B) a Canadian short-form prospectus or (C) both a Form S-3 Registration Statement and a Canadian short-form prospectus (in each case, a “Short-Form Demand”), then we shall (x) promptly (and no later than within five days) after the date such request is given, give written notice thereof to all Holders other than the Initiating Holders and (y) subject to certain limited deferral rights, as soon as practicable, and in any event within 90 days after the date the Demand Notice is delivered (in the case of a request for a Form S-1 Registration Statement or a Canadian long-form prospectus) and within 30 days after the date the Demand Notice is delivered (in the case of a request for a Form S-3 Registration Statement or Canadian short-form prospectus) file the applicable registration statement (the “Registration Statement”) (and thereafter use our commercially reasonable efforts to cause such Registration Statement to be declared effective by the Securities and Exchange Commission (“SEC”) as soon as practicable thereafter, if applicable), and alternatively or additionally file the applicable Canadian prospectus (and thereafter use our commercially reasonable efforts to obtain a final receipt for such Canadian prospectus to be issued by the applicable Canadian securities regulatory authorities as soon as practicable thereafter) covering all Common Shares required to be registered (the “Registrable Securities”) that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to us within 10 days after notice of such Demand Notice was given to the other Holders.

The (x) Caliva shareholders party to the Registration Rights Agreement shall have the right to make two Demand Notices, (y) the Sponsor shareholders party to the Registration Rights Agreement shall have the right to make one Demand Notice, and (z) the LCV shareholders party to the Registration Rights Agreement shall have the right to make one Demand Notice, in each case, with respect to each of Long-Form Demands and Short-Form Demands; provided that, in each case, a Demand Notice may only be made by such group of shareholders if the Registrable Securities requested to be registered by such shareholder group in such Demand Notice either comprise at least 20% of the Registrable Securities or are reasonably expected to result in aggregate gross cash proceeds in excess of $75,000,000 or the foreign currency equivalent thereof.

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We shall use our commercially reasonable efforts to qualify to be able to register securities on Form S-3. At any time following the time when we are eligible to use a Form S-3 or a Canadian short-form prospectus, an Initiating Holder may use its right to make a Demand Notice to request that we file a Registration Statement that is a “shelf” Registration Statement, including as an automatic shelf registration, or to file a Canadian shelf prospectus, if eligible to use a Canadian short-form prospectus, providing for the offer and sale of Registrable Securities by the Holders on a delayed or continuous basis as permitted by the Securities Act (a “Shelf Registration Statement”). At any time that such a Shelf Registration Statement covering Registrable Securities is effective, if a Holder delivers a notice to us (a “Take-Down Notice”) stating that they intend to sell all or part of their Registrable Securities included on the Shelf Registration Statement or a Canadian shelf prospectus (a “Shelf Offering”), then we shall amend or supplement the Shelf Registration Statement or Canadian shelf prospectus as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering. Holders shall have an equal number of Take-Down Notices as they have Demand Notices, subject to the same limitations. If any Holder delivers a Take-Down Notice for a Shelf Offering that is underwritten or a marketed offering, we (or the Initiating Holder, at our election) shall also promptly deliver the Take-Down Notice to all other Holders of Registrable Securities included on such Shelf Registration Statement and permit each such other Holder to include its Registrable Securities already included on the Shelf Registration Statement in such Shelf Offering by notifying us and the Initiating Holder within 48 hours after delivery of the Take-Down Notice to such other Holder in connection with an overnight “block trade” or similar transaction.

At any time after the earlier of (i) 365 days after the closing date of the Qualifying Transaction and (ii) a Qualifying Capital Date, if we propose to register any of our Common Shares or our other shares under the Securities Act in connection with the public offering of such securities, or to qualify any securities for distribution to the public pursuant to a Canadian prospectus, we shall, at such time, at least five days prior to the date a registration statement is filed with the SEC, or a Canadian prospectus is filed with Canadian securities regulatory authorities, give each Holder notice of such registration or prospectus filing (a “Piggyback Notice”). Upon the request of any Holder given within 10 days after such Piggyback Notice is given by us, we shall cause to be registered or qualified all of the Registrable Securities that each such Holder has requested to be included in such registration or qualification.

The right of any Holder to make a Demand Notice shall terminate upon the first date on which the number of Common Shares owned by such Holder that qualifies as Registrable Securities represents less than 1% of the number of the then-outstanding Common Shares.

Approximately, 32,704,676 Common Shares are covered by the Registration Rights Agreement.

Sponsor Lockup and Forfeiture Agreement

Upon closing of the Qualifying Transaction, we entered into a lockup and forfeiture agreement with the Sponsor and certain of the Founders (the “Sponsor Lockup and Forfeiture Agreement”) pursuant to which they have agreed to subject a certain portion of their Common Shares and Warrants to transfer restrictions for six months after closing of the Qualifying Transaction.

In addition, pursuant to the Sponsor Lockup and Forfeiture Agreement the Sponsor agreed to forfeit 5,430,450 Common Shares upon the third anniversary of closing of the Qualifying Transaction, provided that (i) one-third of such Common Shares will cease to be subject to forfeiture if the 20-Day VWAP of the Common Shares is equal to or exceeds $13.00, (ii) an additional one-third will cease to be subject to forfeiture if the 20-Day VWAP of the Common Shares is equal to or exceeds $17.00 and (iii) an additional one-third will cease to be subject to forfeiture if the 20-Day VWAP of the Common Shares is equal to or exceeds $21.00, in each case during the three-year period following closing of the Qualifying Transaction.

Pursuant to the Sponsor Lockup and Forfeiture Agreement, the Sponsor also forfeited 563,203 Common Shares to us for cancellation on closing of the Qualifying Transaction and has agreed to forfeit additional Common Shares for cancellation corresponding to the number of Caliva Earnout Shares if and when issued by us.

Extension of Voluntary Lock-Ups

On January 28, 2022, the Company announced a voluntary extension of the lock-up agreements with certain members of the Company’s leadership team and the entire board of directors, covering over approximately 34,000,000 issued and outstanding Common Shares. Pursuant to the lock-up agreements, each counterparty has agreed that, subject to certain exceptions, they will not, without the written consent of the Company, among other things, assign or dispose of any of their locked-up shares until January 28, 2023.

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LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Blake, Cassels & Graydon LLP.

EXPERTS

The consolidated financial statements of TPCO Holding Corp. as of December 31, 2021 and 2020 and for each of the years in periods ended December 31, 2021 and 2020 have been audited by MNP LLP, an independent registered public accounting firm, as stated in their reports thereon which reports expresses an unqualified opinion, have been included in this prospectus in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.theparent.co. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

This prospectus is part of a registration statement on Form S-1 that we have filed under the Securities Act with the SEC. This prospectus, which constitutes a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any document are not necessarily complete. If a document has been filed as an exhibit to the registration statement, we refer you to the copies of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Under our Articles of Incorporation and subject to the Business Corporations Act of British Columbia, we indemnify our directors and officers for liabilities incurred in connection with an eligible proceeding brought against them in their capacity as directors and officers, by an eligible party.

Nevertheless, investors should note that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Interim Condensed Financial Statements as of and for the three and nine months ended September 30, 2022 and 2021

F-1

TPCO Holding Corp.

Interim condensed consolidated balance sheets

(Unaudited, in United States dollars)

As at	Note	September 30, 2022	December 31, 2021
Assets
Current
Cash		$107,111,075	$165,310,609
Restricted cash and restricted cash equivalents		2,639,732	9,581,689
Accounts receivable, net	27	2,155,444	4,705,563
Income tax receivable		-	1,322,340
Inventory	5	15,543,825	22,196,981
Notes and other receivables, net	6	389,816	4,732,617
Prepaid expenses and other current assets	4	9,869,406	11,940,043
Assets held for sale and discontinued operations	14	3,318,065	5,042,670
Total current assets		141,027,363	224,832,512

Investments	7	2,488,095	2,500,069
Security deposits		1,205,629	1,119,754
Prepaid expenses and other assets		800,755	756,968
Property and equipment	8	15,558,716	22,159,470
Right-of-use assets – operating	12	19,143,848	27,662,847
Right-of-use assets – finance	12	23,462,364	24,639,605
Intangible assets	9	118,908,000	212,587,865
Goodwill	9	-	44,051,645
Assets held for sale and discontinued operations	14	-	11,144,254
Total assets		$322,594,770	$571,454,989
Liabilities
Current
Accounts payable and accrued liabilities	11	$25,327,121	$41,625,317
Consideration payable – current portion		7,153,013	7,496,240
Operating lease liability – current portion	12	2,423,413	3,177,666
Finance lease liability – current portion	12	62,783	13,712
Cash settled share-based payments	16	3,632,574	5,166,666
Note payable	12	931,103	-
Contingent consideration	27	1,964	943,131
Liabilities held for sale and discontinued operations	14	2,149,220	264,044
Total current liabilities		41,681,191	58,686,776

Operating lease liabilities	12	22,920,265	27,142,326
Finance lease liabilities	12	36,730,577	36,774,714
Consideration payable		520,681	1,827,515
Deferred tax liabilities	21	25,527,230	43,847,866
Liabilities held for sale and discontinued operations	14	-	644,219
Total liabilities		127,379,944	168,923,416

Mezzanine equity
Redeemable non-controlling interest	15	35,010,200	41,456,387
Total mezzanine equity		35,010,200	41,456,387

Shareholders’ equity
Common shares, no par value, unlimited Common shares authorized, 104,914,328 issued and outstanding at September 30, 2022 and 97,065,092 at December 31, 2021	17	-	-
Additional paid in capital		965,032,335	954,102,859
Accumulated deficit		(804,827,709)	(593,027,673)
Total shareholders’ equity		160,204,626	361,075,186
Total liabilities, mezzanine equity and shareholders’ equity		$322,594,770	$571,454,989

Commitments and contingencies (Note 26)

Subsequent events (Note 32)

See accompanying notes to the interim condensed consolidated financial statements

F-2

TPCO Holding Corp.

Interim condensed consolidated statements of operations and comprehensive loss

(Unaudited, in United States dollars)

		Three months ended		Nine months ended
	Note	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Sales, net of discounts		$19,560,190	$18,894,135	$63,674,204	$55,385,321
Cost of sales		12,942,068	13,893,643	44,316,034	43,774,625
Gross profit		6,618,122	5,000,492	19,358,170	11,610,696

Impairment loss	13	127,815,307	485,601,121	130,244,837	560,500,228
Operating expenses	22	36,838,444	30,936,988	108,036,813	128,763,201

Loss from operations		(158,035,629)	(511,537,617)	(218,923,480)	(677,652,733)

Other income (expense)
Interest expense		(1,183,968)	(1,093,562)	(3,694,798)	(3,757,176)
Gain on debt forgiveness		-	-	-	3,358,686
Loss on disposal of assets		-	(137,042)	(317,787)	(3,656,707)
Change in fair value of investments at fair value through profit loss	28	(388,878)	(768,030)	(421,974)	(418,818)
Change in fair value of contingent consideration	28	3,558	38,178,321	642,153	220,997,087
Other income		524,230	1,521,164	1,633,525	4,198,444
		(1,045,058)	37,700,851	(2,158,881)	220,721,516

Loss before income taxes		(159,080,687)	(473,836,766)	(221,082,361)	(456,931,217)

Income tax recovery (expense)	21	24,460,758	(3,935,160)	24,418,531	6,541,380
Loss and comprehensive loss from continuing operations		(134,619,929)	(477,771,926)	(196,663,830)	(450,389,837)

Loss from discontinued operations, net of income tax	14	(2,327,414)	(83,578,124)	(4,302,730)	(86,074,460)
Loss from classification to discontinued operations, net of income tax	14	(11,082,725)	-	(11,082,725)	-
Net loss		$(148,030,068)	$(561,350,050)	$(212,049,285)	$(536,464,297)

Loss and comprehensive loss attributable to shareholders of the company		$(147,985,084)	$(561,350,050)	$(211,800,036)	$(536,464,297)
Loss and comprehensive loss attributable to redeemable non-controlling interest	15	(44,984)	-	(249,249)	-
Net loss		$(148,030,068)	$(561,350,050)	$(212,049,285)	$(536,464,297)

Per share – basic and diluted
Loss per share from continuing operations	20	$(1.30)	$(4.85)	$(1.94)	$(4.80)
Loss per share from discontinued operations	20	(0.13)	(0.85)	(0.15)	(0.92)
Loss per share	20	$(1.43)	$(5.70)	$(2.09)	$(5.72)
Weighted average number of common shares	20	103,489,965	98,421,935	101,154,772	93,802,606

See accompanying notes to the interim condensed consolidated financial statements

F-3

TPCO Holding Corp.

Interim condensed consolidated statements of changes in shareholders’ (deficit) equity

(Unaudited, in United States dollars)

		Number of
	Note	Shares	Warrants	Class B Shares	Common Shares to be Issued	Additional Paid in Capital	Accumulated Deficit	Total Stockholder's Deficit

Balance December 31, 2021		97,065,092	35,837,500	-	743,768	$954,102,859	$(593,027,673)	$361,075,186
Shares issued for long-term strategic contract	16	2,790,014	-	-	-	3,750,000	-	3,750,000
Shares issued to settle contingent consideration	17	569,939	-	-	(305,325)	299,014	-	299,014
Shares issued for RSUs vested	17,19	459,118	-	-	-	-	-	-
Tax settlements associated with RSUs		-	-	-	-	(420,247)	-	(420,247)
Share-based compensation	19	-	-	-	-	3,703,170	-	3,703,170
Net loss		-	-	-	-	-	(63,814,952)	(63,814,952)
Balance June 30, 2022		100,884,163	35,837,500	-	438,443	$961,434,796	$(656,842,625)	$304,592,171

Shares issued for long-term strategic contract	16	2,136,151	-	-	-	1,095,546	-	1,095,546
Shares issued for RSUs vested	17,19	131,589	-	-	-	-	-	-
Shares issued to acquire NCI	15	1,762,425	-	-	-	1,500,000	-	1,500,000
Tax settlements associated with RSUs		-	-	-	-	(59,126)	-	(59,126)
Share-based compensation	19	-	-	-	-	1,061,119	-	1,061,119
Net loss		-	-	-	-	-	(147,985,084)	(147,985,084)
Balance September 30, 2022		104,914,328	35,837,500	-	438,443	$965,032,335	$(804,827,709)	$160,204,626

F-4

TPCO Holding Corp.

Interim condensed consolidated statements of changes in shareholders’ (deficit) equity (continued)

(Unaudited, in United States dollars)

		Number of
	Note	Shares	Warrants	Class B Shares	Common Shares to be Issued	Additional Paid in Capital	Accumulated Deficit	Total Stockholder's Deficit

Balance December 31, 2020		-	35,837,500	15,218,750	-	$(21,886,268)	$(6,463,606)	$(28,349,874)
Conversion to Class B shares		14,655,547	-	(14,655,547)	-	-	-	-
Founders’ shares forfeited		-	-	(563,203)	-	(496,057)	496,057	-
Shares issued in a private placement		6,313,500	-	-	-	63,135,000	-	63,135,000
Conversion of Class A restricted voting shares		31,407,336	-	-	-	318,303,338	-	318,303,338
Shares issued for long-term strategic contracts		2,376,425	-	-	-	25,000,000	-	25,000,000
Shares issued in a business acquisition		41,808,021	-	-	1,355,258	546,447,112	-	546,447,112
Shares issued to extinguish liabilities in a business acquisition		336,856	-	-	-	4,264,597	-	4,264,597
Contingent shares to be issued in a business acquisition		-	-	-	187,380	2,372,231	-	2,372,231
Replacement options issued in a business acquisition		-	-	-	-	4,199,788	-	4,199,788
Release of shares to be issued		1,080,853	-	-	(1,080,853)	-	-	-
Shares to be issued reclassified from contingent consideration		-	-	-	333,868	1,957,045	-	1,957,045
Shares issued for options exercised		3,313	-	-	-	12,972	-	12,972
Share-based compensation	19	-	-	-	-	8,000,573		8,000,573
Net income		-	-	-	-	-	24,885,753	24,885,753
Balance June 30, 2021		97,981,851	35,837,500	-	795,653	$951,310,331	$18,918,204	$970,228,535

Release of shares to be issued		51,633	-	-	(51,633)	-	-	-
Share repurchase obligation		-	-	-	-	(7,055,250)	-	(7,055,250)
Shares repurchased under share repurchase agreements		(1,037,500)	-	-	-	-	-	-
Shares repurchased under NCIB		(157,600)	-	-	-	(603,165)	-	(603,165)
Shares issued for RSUs vested		340,994	-	-	-	-	-	-
Tax settlements associated with RSUs		-	-	-	-	(972,741)	-	(972,741)
Modification of RSUs		-	-	-	-	3,451,365	-	3,451,365
Share-based compensation	19	-	-	-	-	2,974,957	-	2,974,957
Net loss		-	-	-	-	-	(561,350,050)	(561,350,050)
Balance September 30, 2021		97,179,378	35,837,500	-	744,020	$949,105,497	$(542,431,846)	$406,673,651

See accompanying notes to the interim condensed consolidated financial statements

F-5

TPCO Holding Corp.

Interim condensed consolidated statements of cash flows

(Unaudited, in United States dollars)		Nine months ended
	Note	September 30, 2022	September 30, 2021

Cash provided by (used in)
Operating activities
Net loss from continuing operations		$(196,663,830)	$(450,389,837)
Adjustments for items not involving cash
Impairment loss	13	130,244,837	560,500,228
Interest expense		3,694,798	3,739,340
Interest income		(75,758)	(993,639)
Loss on disposal of assets		317,787	3,656,707
Loss on lease termination	12	(114,458)
Allowance for accounts receivable and notes receivable		3,438,664	796,403
Gain on debt forgiveness		-	(3,358,686)
Fair value change of investments	7	421,974	418,818
Depreciation and amortization	22	23,755,099	14,174,789
Shares issued for long-term strategic contracts		-	25,000,000
Share-based compensation expense, net of withholding tax settlement		4,284,916	16,765,238
Non-cash marketing expense	16	3,311,454	3,803,030
Non-cash operating lease expense	12	5,402,936	3,029,654
Fair value change of contingent consideration	27	(642,153)	(220,997,087)
Deferred income tax recovery	21	(27,771,859)	(13,714,716)
Repayment of operating lease liabilities		(5,276,778)	(3,403,629)
Net changes in non-cash working capital items	23	(2,659,682)	(39,995,798)

Net cash used in continued operating activities		(58,332,053)	(100,969,185)

Net cash used in discontinued operating activities		(2,565,934)	(5,528,420)

Total operating activities		(60,897,987)	(106,497,605)

Financing activities
Receipt of payments on notes receivable		1,759,318	-
Repayment of notes payable		(4,680,000)	-
Repayment of consideration payable		(1,150,000)	(872,021)
Repayment of finance lease liabilities		(3,342,761)	(3,429,846)
Proceeds from private placement		-	51,635,000
Redemption of Class A restricted voting shares		-	(264,318,686)
Proceeds from exercise of options		-	12,972
Repurchase of shares		-	(4,454,571)
Repayment of line of credit		-	(1,000,000)
Total financing activities		(7,413,443)	(222,427,152)

Investing activities
Net cash paid in the Qualifying Transaction		-	(28,143,886)
Net cash paid in business combinations	10	-	(1,402,337)
Purchases of property and equipment		(2,733,218)	(8,725,860)
Advances for note receivable		-	(5,650,000)
Acquisition of investments	7	(350,000)	(1,000,000)
Proceeds from notes receivable		-	187,954
Proceeds from sale of property and equipment, net of selling costs		6,253,157	11,068,537
Total investing activities		3,169,939	(33,665,592)

Net change in cash during the period		(65,141,491)	(362,590,349)

Cash, restricted cash and restricted cash equivalents
Beginning of period		$174,892,298	$582,622,025
End of period		$109,750,807	$220,031,676

Cash		107,111,075	206,677,145
Restricted cash and restricted cash equivalents		2,639,732	13,354,531
Cash, restricted cash and restricted cash equivalents		$109,750,807	$220,031,676

Supplemental cash-flow information (Note 23)

See accompanying notes to the interim condensed consolidated financial statements

F-6

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

1. Nature of operations

TPCO Holding Corp. (“TPCO” or the “Company”) was a special purpose acquisition corporation incorporated on June 17, 2019 under the laws of the Province of British Columbia for the purpose of effecting, directly or indirectly, an acquisition of one or more businesses or assets, by way of merger, amalgamation, arrangement, share exchange, asset acquisition, share purchase, reorganization, or any other similar business combinations involving the Company (a “Qualifying Transaction”). As more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “10-K”), the Company completed the Qualifying Transaction on January 15, 2021 and at which time the Company changed its name to TPCO Holding Corp.

The Company’s registered office is located at 595 Burrard Street, Suite 2600, P.O. Box 49314, Vancouver, BC, V7X 1L3, Canada, and the Company’s head office is located at 1550 Leigh Avenue, San Jose, California, 95125, United States of America. Commencing on the date of the Qualifying Transaction, the Company became integrated as a cultivator, retailer, manufacturer and distributor of adult use cannabis products through the sale to omni-channel retail and wholesale customers under the “Medical Marijuana Programs Act” and the proposition 64 “The Adult Use of Marijuana Act”.

The common shares of the Company are listed on the Aequitas NEO Exchange (“NEO”) and the OTCQX Best Market tier of the electronic over-the-counter marketplace operated by OTC Markets Groups Inc. (“OTCQX”) under the trading symbols “GRAM” and “GRAMF”, respectively. The warrants of the Company are listed on the NEO under the trading symbol “GRAM.WT.U”.

2. Basis of presentation

These accompanying interim condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

These interim condensed consolidated financial statements are presented in U.S. dollars, which is also the Company’s and its subsidiaries’ functional currency.

These interim condensed consolidated financial statements are unaudited and reflect adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary to provide a fair statement of results for the interim periods in accordance with GAAP. The results reported in these interim condensed consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for an entire fiscal year.

These interim condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due.

Certain information and footnote disclosures normally included in the audited annual consolidated financial statements prepared in accordance with GAAP have been omitted or condensed. These interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the Company’s 10-K and have been prepared on a basis consistent with the accounting policies as described in the 10-K.

i) Basis of consolidation

These interim condensed consolidated financial statements include the accounts of the Company and all subsidiaries. Subsidiaries are entities in which the Company has a controlling voting interest or is the primary beneficiary of a variable interest entity. Subsidiaries are fully consolidated from the date control is transferred to the Company and are de-consolidated from the date control ceases. All intercompany accounts and transactions have been eliminated on consolidation. The interim condensed consolidated financial statements include all the assets, liabilities, revenues, expenses and cash flows of the Company and its subsidiaries after eliminating intercompany balances and transactions.

ii) Use of estimates

The preparation of these interim condensed consolidated financial statements and accompanying notes in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

F-7

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

2. Basis of presentation (continued)

iii) Emerging growth company

The Company is an “Emerging Growth Company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it has taken advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act of 1934 as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a Company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

3. Significant accounting policies

(i) Sale lease back

From time to time, the Company may enter into sale-leaseback transactions pursuant to which the Company sells a property to a third party and agrees to lease the property back for a certain period of time. To determine whether the transfer of the property should be accounted for as a sale, the Company evaluates whether it has transferred control to the third party in accordance with the revenue recognition guidance set forth in ASC 606 - Revenue.

If the transfer of the asset is deemed to be a sale at market terms, the Company recognizes the transaction price for the sale based on the proceeds, derecognizes the carrying amount of the underlying asset and recognizes a gain or loss in the consolidated statements of operations and comprehensive loss for any difference between the carrying value of the asset and the transaction price. The Company then accounts for the leaseback in accordance with its lease accounting policy.

If the transfer of the asset is determined not to be a sale at market terms, the Company accounts for the transaction as a financing arrangement, and accordingly no sale is recognized. The Company retains the historical costs of the property and the related accumulated depreciation on its books and continues to depreciate the property over the lesser of its remaining useful life or its initial lease term. The asset is presented within property and equipment, net on the consolidated balance sheets. All proceeds from these transactions are accounted for as finance obligations and presented as non-current obligation on the consolidated balance sheets. A portion of the lease payments is recognized as a reduction of the financing obligation and a portion is recognized as interest expense based on an imputed interest rate.

(ii) Discontinued operations

The Company accounts for discontinued operations when there is a disposal of a component group or a group of components that represents a strategic shift that will have a major effect on the Company’s operations and financial results. The Company aggregates the results of operations for discontinued operations into a single line item in the interim condensed consolidated statements of operations and comprehensive loss for all periods presented. General corporate overhead is not allocated to discontinued operations. See Note 14 for additional information.

F-8

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

3. Significant accounting policies (continued)

(iii) Accounting standards adopted

Debt with conversion options and other options

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which is intended to address issues identified as a result of the complexity associated with applying GAAP for certain financial instruments with characteristics of liabilities and equity. The Company adopted ASU 2020-06 effective January 1, 2022, and such adoption did not have a material effect on its interim condensed consolidated financial statements.

Government Assistance

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832) (“ASU 2021-10”). This ASU requires business entities to disclose information about government assistance they receive if the transactions were accounted for by analogy to either a grant or a contribution accounting model. The disclosure requirements include the nature of the transaction and the related accounting policy used, the line items on the balance sheets and statements of operations that are affected and the amounts applicable to each financial statement line item and the significant terms and conditions of the transactions. The Company adopted ASU 2021-10 effective January 1, 2022, and as the Company did not have any government assistance outstanding, such adoption did not have an effect on its interim condensed consolidated financial statements.

4. Prepaid expenses and other current assets

	September 30, 2022	December 31, 2021
Prepaid expenses	$51,456	$109,929
Prepaid insurance	1,434,394	1,560,840
Prepaid inventory	379,159	2,188,881
Prepaid rent	177,740	650,000
Other prepaid assets	1,782,502	1,386,238
Indemnification assets	6,044,155	6,044,155
	$9,869,406	$11,940,043

5. Inventory

	September 30, 2022	December 31, 2021
Packaging supplies	$2,943,653	$2,784,846
Biological assets	1,523	1,371,749
Raw materials	465,204	2,009,754
Work in progress	1,406,179	1,969,696
Finished goods	10,727,266	14,060,936
	$15,543,825	$22,196,981

During the three and nine months ended September 30, 2022, the Company recorded write-downs of $1,239,545 and $3,545,232, respectively, on inventory which is included in cost of sales.

6. Notes and other receivables, net

	September 30, 2022	December 31, 2021
Upfront payment	$5,650,000	$5,650,000
Promissory note receivable	389,816	543,560
Other receivable	-	1,200,000
Total notes receivable	6,039,816	7,393,560
Less allowance for credit losses	(5,650,000)	(2,660,943)
Note receivable	$389,816	$4,732,617

F-9

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

7. Investments

	Marketable securities	Non-marketable securities	Available for sale securities	Other	Total
Balance, December 31, 2021	$860,496	$591,545	$1,048,028	$-	$2,500,069
Acquired in the period	-	-	200,000	150,000	350,000
Interest income	-	-	60,000	-	60,000
Change in fair value	(421,974)	-	-	-	(421,974)
Balance, September 30, 2022	$438,522	$591,545	$1,308,028	$150,000	$2,488,095

8.  Property and equipment

	September 30, 2022	December 31, 2021
Gross carrying amounts
Leasehold improvements	$16,412,209	$13,726,734
Production equipment	2,232,687	2,500,473
Furniture and fixtures	814,631	858,859
Vehicles	333,325	425,886
Office equipment	1,007,055	1,030,216
Building	-	6,549,489
	20,799,907	25,091,657

Accumulated depreciation
Leasehold improvements	(3,343,755)	(1,724,692)
Production equipment	(1,064,412)	(671,688)
Furniture and fixtures	(319,085)	(196,124)
Vehicles	(87,152)	(51,573)
Office equipment	(426,787)	(206,244)
Building	-	(81,866)
	(5,241,191)	(2,932,187)

Property and equipment, net	$15,558,716	$22,159,470

The Company recorded depreciation expense related to continuing operations of $747,765 and $2,510,132 for the three and nine months ended September 30, 2022 ($841,959 and $2,011,802 for the three and nine months ended September 30, 2021, respectively).

F-10

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

9. Goodwill and intangible assets

	September 30, 2022	December 31, 2021
Total goodwill	$-	$44,051,645

Intangible assets gross carrying amounts
License	83,410,737	112,161,292
Brand	69,751,919	116,700,360
Customer relations	2,920,000	2,920,000
	156,082,656	231,781,652

Intangible assets accumulated amortization
License	(26,357,126)	(13,620,757)
Brand	(10,265,773)	(5,264,606)
Customer relations	(551,757)	(308,424)
	(37,174,656)	(19,193,787)

Intangible assets, net	$118,908,000	$212,587,865

The Company recorded amortization expense related to continuing operations of $10,420,607 and $20,772,458 for the three and nine months ended September 30, 2022 ($3,271,209 and $11,806,979 for the three and nine months ended September 30, 2021, respectively).

During the three months ended September 30, 2022, the Company recognized an increase in intangible assets of $31,673,000 and decrease in goodwill of $22,633,099 as a result of measurement period adjustments related to business combinations. Refer to Note 10 for further details.

The following table outlines the estimated future annual amortization expense as of September 30, 2022:

Estimated Amortization

Remainder of 2022	$2,070,460
2023	8,253,599
2024	7,896,572
2025	7,801,531
2026	7,801,531
Thereafter	85,084,307
$118,908,000

10. Business combinations

(i) Coastal

On October 1, 2021, the Company executed a Unit Purchase Agreement (the “Purchase Agreement”) to acquire 100% equity interest in Coastal Holding Company, LLC (“Coastal Holding”).  The closing of the transaction is subject to multiple conditions, including the receipt of municipal approval to transfer licenses at seven (7) locations.

At the same time, the Company advanced $20,700,000 of cash to Coastal Holding, as well as entered into Management Service Agreements (“MSA’s”) with Coastal Holding and certain of its subsidiaries (collectively “Coastal”). As part of the arrangement, the Company received 9.5% direct interest in Varda Inc., an operating dispensary, as well as an agreement to acquire the remaining 90.5% for $4,500,000 when approval for the transfer of that entity’s license is received.

The Purchase Agreement and the MSA’s grant the Company the power to manage and make decisions that affect the operations of Coastal and Varda Inc., including the management and development of dispensary operations. Pursuant to the Purchase Agreement and MSA’s with Coastal, the Company is entitled to a management fee equal to 100% of the revenues generated and is responsible for 100% of the costs and expenses of Coastal. With respect to Varda Inc., the Company is entitled to 100% of the revenues generated and is responsible for 100% of the costs and expenses, while the non-controlling interest (“NCI”) holder is entitled to 45.25% of any profit distributions.

As a result, the Company has determined that Coastal and Varda Inc. are VIEs and the Company is the primary beneficiary by reference to the power and benefits criterion under ASC 810, Consolidation. The transaction has been accounted for as a business combination under ASC 805 with 100% of the equity interest in Coastal and 90.5% of the equity interest in Varda Inc., being presented as redeemable NCI.  During the three months ended June 30, 2022, approval for the transfer of the Varda Inc. license was received and the associated redeemable NCI was redeemed. Refer to Note 15.

F-11

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

10. Business combinations (continued)

Upon closing of the transaction, the funds advanced to Coastal Holding will be forgiven and the NCI will be redeemed by issuing shares of the Company’s subsidiary, Coast L Acquisition Corp, which are exchangeable into shares of the Company on a one-for-one basis. The number of shares to be issued is based on an initial value of $39,880,000, with adjustments for various holdbacks and claw-backs. The claw-backs relate to certain liabilities of Coastal Holding that are to be extinguished by the current equity owners with the $20,700,000 of cash advanced by the Company.

The number of shares to be issued becomes fixed at various points during the closing period as milestones, which are primarily receipt of approval for licenses to transfer, are met. During the nine months ended September 30, 2022, approval was received for the transfer of the licenses required in order for the transaction to close, although the Company is waiting for Coastal shareholders to perform certain obligations in order to facilitate a closing of the transaction. Although the NCI is not redeemable in cash, it has been presented as mezzanine equity as there is no limit in the arrangement on the number of shares to be issued.

During the three months ended September 30, 2022, the Company finalized the purchase price allocation to the individual assets acquired and liabilities assumed using the acquisition method. The Company adjusted the provisional amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of the acquisition date.

During the three months ended September 30, 2022 the following adjustments were made to the provisional amounts:

•	An adjustment was made to increase intangible assets by $25,618,000, due to new information regarding the fair value as at October 1, 2021. This resulted in a increase to the deferred tax liability on initial recognition of $7,644,411 and a net decrease to goodwill.

During the three months ended September 30, 2022, as a result of the adjustments to the provisional amounts discussed above, $3,515,864 of additional amortization has been recognized relating to prior periods.

(ii) Calma Weho, LLC (“Calma”)

On October 1, 2021, the Company acquired 85% of the equity interest of Calma, an operating dispensary located in West Hollywood, California.

Total consideration comprised $8,500,000 in cash and $1,468,474 in equity of the Company. In addition, the Company was committed to acquiring the remaining 15% when local regulations permit, for $1,500,000 in common shares of the Company. During the three months ended September 30, 2022, the Company acquired the remaining 15% in exchange for 1,762,495 common shares of the Company.

During the three months ended September 30, 2022, the Company finalized the purchase price allocation to the individual assets acquired and liabilities assumed using the acquisition method.  The Company adjusted the provisional amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of the acquisition date.

During the three months ended September 30, 2022 the following adjustments were made to the provisional amounts:

•	An adjustment was made to increase intangible assets by $6,055,000 and increase right-of-use assets by $411,322, due to new information regarding the fair value as at October 1, 2021. This resulted in an increase to the deferred tax liability on initial recognition of $1,806,812 and a net decrease to goodwill.

During the three months ended September 30, 2022, as a result of the adjustments to the provisional amounts discussed above, $365,677 of additional amortization of intangible assets and $35,700 of amortization of right of use assets has been recognized relating to prior periods.

F-12

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

10. Business combinations (continued)

(iii) Kase’s Journey

On August 2, 2021, the Company, through its wholly owned subsidiary Caliva CARECE1 LLC, acquired all of the issued and outstanding equity interests of Kase’s Journey Inc., an operating retail dispensary located in Ceres, California, from the existing shareholders for $1,300,000 cash, subject to adjustments, and $1,221,902 of consideration payable. During the nine months ended September 30, 2022, the Company finalized the purchase price allocation to the individual assets acquired and liabilities assumed using the acquisition method.

(iv) Martian Delivery

On August 16, 2021, the Company, through its wholly owned subsidiary TPCO US Holding LLC, acquired all of the issued and outstanding membership interests of Martian Delivery LLC, an operating retail dispensary located in the City of Sacramento, California, from the existing shareholders for $237,500 cash and $237,500 in promissory notes payable. During the nine months ended September 30, 2022, the Company finalized the purchase price allocation to the individual assets acquired and liabilities assumed using the acquisition method.

11. Accounts payable and accrued liabilities

	September 30, 2022	December 31, 2021

Trade payables	$4,943,448	$8,390,991
Other accrued expenses	6,670,646	7,288,466
Accrued payroll expenses	1,847,317	1,326,493
Accrued severance expenses	953,830	1,331,365
Accrued income and other taxes	6,229,451	19,062,306
Goods received but not yet invoiced	4,682,429	4,225,696
	$25,327,121	$41,625,317

12. Leases

The Company leases real estate used for dispensaries, production plants, and corporate offices. Lease terms for real estate generally range from 1 to 15.25 years. Most leases include options to renew for varying terms at the Company’s sole discretion. Certain leases include escalation clauses or payment of executory costs such as property taxes, utilities, or insurance and maintenance. Rent expense for leases with escalation clauses is accounted for on a straight-line basis over the lease term. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The following table provides the components of lease cost:

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Operating lease costs	$1,698,539	$1,000,749	$5,402,936	$3,029,654
Short term lease expense	242,011	35,152	404,511	136,149
Lease expense	1,940,550	1,035,901	5,807,447	3,165,803

Finance lease cost:
Amortization of lease assets	391,517	558,424	1,177,241	1,618,135
Interest on lease liabilities	1,129,382	1,120,925	3,350,698	3,385,978
Finance lease cost	1,520,899	1,679,349	4,527,939	5,004,113

Total lease costs	$3,461,449	$2,715,250	$10,335,386	$8,169,916

F-13

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

12. Leases (continued)

The maturity of the contractual undiscounted lease liabilities as of September 30, 2022:

	Operating Lease	Finance Lease

Remainder of 2022	$1,441,432	$1,147,681
2023	4,826,896	4,625,156
2024	4,552,956	4,763,910
2025	4,518,781	4,906,828
2026	4,370,472	5,054,033
Thereafter	22,192,154	64,884,898
Total undiscounted lease liabilities	41,902,691	85,382,506
Interest on lease liabilities	16,559,013	48,589,146
Total present value of minimum lease payments	25,343,678	36,793,360
Lease liability – current portion	2,423,413	62,783
Lease liability	$22,920,265	$36,730,577

Additional information on the right-of-use assets is as follows:

	Operating lease	Finance lease

Gross carrying amount
Balance, December 31, 2021	$30,099,933	$26,258,698

Measurement period adjustment (Note 10)	411,322	-
Additions (i)	2,163,935	-
Lease termination (ii)	(1,882,008)	-
Impairment (Note 13)	(4,840,390)	-
Transfer to assets held for sale (Note 14)	(1,406,339)	-
Balance, September 30, 2022	$24,546,453	$26,258,698

Depreciation
Balance, December 31, 2021	$2,437,086	$1,619,093

Additions	2,965,519	1,177,241
Balance, September 30, 2022	$5,402,605	$2,796,334

Carrying amount December 31, 2021	$27,662,847	$24,639,605
Carrying amount September 30, 2022	$19,143,848	$23,462,364

The Company capitalized $nil and $704,732 of depreciation to inventory for the three and nine months ended September 30, 2022, respectively (three and nine months ended September 30, 2021 - $491,273 and $1,262,130, respectively).

(i) During the nine months ended September 30, 2022, the Company entered into a sale-leaseback arrangement whereby it sold its building for $6,500,000 less closing costs and entered into a lease with the buyer for a non-cancellable period of five years with the option to extend the lease for three additional five year periods.  The Company received $6,000,000 upfront and received a promissory note for $500,000 which is payable over five years. The fair value of the promissory note on initial recognition was $389,816. The Company recorded a loss on sale which was calculated as follows:

Sale price	$6,389,816
Selling costs	(230,960)
Carrying value of building	(6,413,329)
Loss on disposal of asset	$(254,473)

(ii) During the nine months ended September 30, 2022, the Company terminated one of its leases early by agreeing to pay the lessor $200,000 upon termination and issuing a promissory note for $950,000 due January 2, 2023.  The fair value of the promissory note on initial recognition was $931,103. The Company recorded a loss on termination of $41,074 which is included in other income on the interim condensed consolidated statement of operations and comprehensive loss.

During the three months ended September 30, 2022, the Company terminated one of its leases early with no termination penalty. The Company recorded a gain on termination of $155,532 which is included in other income on the interim condensed consolidated statement of operations and comprehensive loss.

F-14

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

13. Impairment

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Right-of-use assets (i)	$2,694,999	$72,529	$3,985,590	$820,616
Impairment (ii)	119,443,343	485,528,592	119,443,343	485,528,592
Non-THC business (iii)	-	-	-	58,030,387
Assets held for sale (Note 14 (b))	5,676,965	-	6,815,904	16,120,633
	$127,815,307	$485,601,121	$130,244,837	$560,500,228

(i) Right of use assets – During the three and nine months ended September 30, 2022, the Company recorded impairment of $2,694,999 and $3,985,590, respectively related to properties which are no longer being used by the Company.

(ii) Impairment of long-lived assets –

At each reporting period end, the Company considers if there have been any triggers that indicate that its long-lived assets are not recoverable. Based on the softening of the California cannabis market and cost pressures due to higher US inflation during the three months ended September 30, 2022, the Company determined that an impairment test was appropriate.

The following table outlines the impairment of long-lived assets by class of asset, recognized during the three and nine months ended September 30, 2022 as a result of impairment testing:

Asset	Carrying value before impairment	Carrying value after impairment	Total impairment loss
Right of use assets	$1,680,224	$825,424	$854,800
License	52,304,385	9,699,829	42,604,556
Brand	78,189,441	23,624,000	54,565,441
Goodwill	21,418,546	-	21,418,546
	$153,592,596	$34,149,253	$119,443,343

The impairment test for long-lived assets is a two-step test, whereby management first determines the recoverable amount (undiscounted cash flows) of each asset group. If the recoverable amount is lower than the carrying value, impairment is indicated. For those asset groups where impairment is indicated, the Company then determines the fair value of each of those asset groups and allocates the impairment to the long-lived assets within that asset group. The assets are not written down below their individual fair value.

The fair value of each asset group was determined using a combination of a market and income approach. For the purposes of allocation of impairment, the fair value of the specific assets that were impaired was determined using a market approach. The key assumptions used are as follows:

Asset	Approach	Discount Rate	Forecasted Sales Growth Rate	Terminal Value Growth Rate
Right of use assets	Market	N/A	N/A	N/A
License	Market	N/A	N/A	N/A
Brand	Income	11.75%	Average of 4%	3%

Impairment of goodwill

The Company conducts goodwill impairment testing annually during the third quarter, or more often if events, changes or circumstances indicated that it is more likely than not that the fair value of a reporting unit is lower than its carrying amount. At the time of the annual impairment test, the Company determined that the existence of impairment on certain long-lived assets, together with the softening of the California cannabis market, cost pressures due to higher US inflation and changes in market expectations of cash flows since the Company acquired the goodwill, indicated the fair value of its reporting unit might be lower than the carrying value.

As at September 30, 2022, the Company identified one reporting unit and allocated the carrying value of goodwill to the reporting unit:

Direct-to-consumer (“DTC”)	$21,418,546

(iii) Non-THC business – In February 2021, the Company became committed to a plan to sell its non-THC business, which was acquired as part of the Caliva and OGE and LCV acquisitions on January 15, 2021. As a result of the decision to sell, the assets were tested for impairment and an impairment loss of $58,030,387 was recognized.

F-15

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

13. Impairment (continued)

The Company determined the fair value of the reporting unit and compared it to the carrying value. The fair value of the reporting unit was determined using a discounted cash flow technique based on the following key assumptions:

Reporting unit	Discount Rate	Forecasted Sales Growth Rate	Terminal Value Growth Rate
DTC	10.75%	Average of 4%	3%

As a result of the impairment test, goodwill impairment of $21,418,546 has been recognized during the three and nine months ended September 30, 2022.

14. Assets held for sale and discontinued operations

The following table outlines the carrying amounts of major classes of assets and liabilities included in disposal groups:

	Discontinued operations (a)	September 30, 2022 Other assets held for sale (b)	Total	December 31, 2021 Discontinued operations (a)

Current assets of disposal groups classified as held for sale

Inventory	$2,889,897	$-	$2,889,897	$5,042,670
Right-of-use assets - operating	546,731	1,406,339	1,953,070	-
Property and equipment	442,871	-	442,871	-
Intangible assets	8,520,446	7,410,410	15,930,856	-
Total carrying value of current assets	12,399,945	8,816,749	21,216,694	5,042,670
Loss recognized on classification as held for sale	(11,082,725)	(6,815,904)	(17,898,629)	-
Total current assets	$1,317,220	$2,000,845	$3,318,065	$5,042,670

Non-current assets of disposal groups classified as held for sale

Right-of-use asset	$-	$-	$-	$701,439
Property and equipment	-	-	-	887,795
Intangible assets	-	-	-	9,555,020
Total non-current assets	$-	$-	$-	$11,144,254

Total assets of disposal groups	$1,317,220	$2,000,845	$3,318,065	$16,186,924

Current liabilities of disposal groups classified as held for sale

Operating lease liability – current portion	$719,620	$1,429,600	$2,149,220	$264,044
Total current liabilities	$719,620	$1,429,600	$2,149,220	$264,044

Non-current liabilities of disposal groups classified as held for sale

Operating lease liability	$-	$-	$-	$644,219
Total non-current liabilities	$-	$-	$-	$644,219

Total liabilities of disposal groups	$719,620	$1,429,600	$2,149,220	$908,263

F-16

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

14. Discontinued operations (continued)

(a) Discontinued operations

As at September 30 2022, the Company determined that its wholly owned subsidiary, SISU Extractions LLC (“SISU”), met the criteria as held for sale. The disposition of the operations represented a major strategic shift in the business and met the criteria of discontinued operations. The Company has classified the assets and liabilities of SISU as held for sale as of September 30, 2022. The Company has also re-presented the December 31, 2021 interim condensed consolidated balance sheet and three and nine months ended September 30, 2021 interim condensed consolidated statement of operations. SISU was subsequently sold on October 31, 2022. Refer to Note 32.

Summarized results of the discontinued operations were as follows:

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Sales, net of discounts	$3,047,008	$20,770,924	$19,542,615	$78,400,283
Cost of sales	4,001,322	19,683,583	18,502,556	72,099,002
Gross profit	(954,314)	1,087,341	1,040,059	6,301,281

Impairment loss	-	(84,698,926)	-	(84,698,926)
Operating expenses	(1,628,692)	(657,218)	(5,164,885)	(8,818,925)
Loss from operations	(2,583,006)	(84,268,803)	(4,124,826)	(87,216,570)

Other income (expense)	63,407	(398,858)	51,277	(334,583)
Income tax recovery (expense)	192,185	1,089,537	(229,181)	1,476,693

Loss from discontinued operations, net of income tax	$(2,327,414)	$(83,578,124)	$(4,302,730)	$(86,074,460)

Loss from classification to discontinued operations, net of income tax	$(11,082,725)	$-	$(11,082,725)	$-

(b) Other assets held for sale

During the nine months ended September 30, 2022, the Company became committed to a plan to sell three licenses and transfer the related right of use asset and lease liability. Prior to reclassification to assets held for sale, the assets were tested for impairment. As a result, the cost bases of the asset groups were written down to $571,245 resulting in an impairment loss of $6,815,904 on intangible assets included in net loss from continuing operations.

F-17

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

15. Redeemable non-controlling interest

The following table summarizes the redeemable NCI as at September 30, 2022:

	Coastal Holding (a)	Varda Inc. (b)	Calma (c)	Total
Balance, December 31, 2021	$35,307,459	$4,648,928	$1,500,000	$41,456,387
Net (loss) income attributable to redeemable non-controlling interest	(297,259)	48,010	-	(249,249)
Reclassification to liability	-	(4,696,938)	-	(4,696,938)
Reclassification to equity	-	-	(1,500,000)	(1,500,000)
Balance, September 30, 2022	$35,010,200	$-	$-	$35,010,200

a)

The Company is obligated to acquire 100% of the equity in Coastal Holding when the transaction closes, which is contingent upon various conditions. As at September 30, 2022, the number of shares that would be required to redeem the NCI is approximately 24,350,000. Refer to Note 10.

b)

The Company was obligated to acquire the remaining 90.5% of Varda Inc. when regulatory approval was received for the license to transfer. On June 20, 2022, regulatory approval was received and as a result the associated redeemable NCI has been reclassified to a liability and subsequently redeemed. Refer to Note 10.

c)

The Company was obligated to acquire the Class A shares of Calma when regulatory approval was received for the license to transfer. During the three months ended September 30, 2022, the Company issued 1,762,425 shares to redeem the Calma NCI.

16. Long term strategic contracts

Marketing Agreement (“MA”)

The Company has engaged a third-party for strategic and promotional services. During the three months ended March 31, 2021 and nine months ended September 30, 2021, the Company issued 2,376,425 common shares in settlement of the initial $25,000,000. As the shares vested immediately, the full amount of the $25,000,000 was recognized as an expense in operating expenses during the nine months ended September 30, 2021.

The Company is obligated to issue shares to the value of $1,875,000 quarterly over the second and third year of the contract. During the nine months ended September 30, 2022, the Company issued 4,926,165 common shares to settle the first, second and third quarterly payments.

The Company recognized an expense of $584,181 and $3,311,454 during the three and nine months ended September 30, 2022, respectively (three and nine months ended September 30, 2021 - $1,363,636 and $3,803,030) in operating expenses as a sales and marketing expense. As at September 30, 2022, the cash-settled liability is $3,632,574 (December 31, 2021 - $5,166,666).

The arrangement can be terminated by the counterparty in certain circumstances, one of which is any change of control of the Company. In that case, the Company is required to settle the agreement in a lump sum payment that consists of all unpaid amounts. As at September 30, 2022, the amount that the Company would be liable for if the contract is terminated is $9,375,000.

Brand Strategy Agreement (“BSA”)

The Company is party to the BSA, whereby the Company receives the services of Shawn C. Carter p/k/a JAY-Z’s related promotion and advertising for the remaining non-cancellable period of 5 years. The Company is committed to settle $21,500,000 in either cash or common shares at the option of the counterparty over the remaining non-cancellable period. The Company is recognizing the cost associated with the arrangement over the same period it is receiving services.

During the three and nine months ended September 30, 2022, the Company recognized an expense of $1,104,167 and $3,312,500 respectively (three and nine months ended September 30, 2021 - $1,104,167 and $3,079,399, respectively) in operating expenses related to this arrangement and $2,496,065 accounts payable and accrued liabilities as at September 30, 2022 (December 31, 2021 - $2,183,565). During the nine months ended September 30, 2022, the Company made a cash payment of $3,000,000 (September 30, 2021 - $nil).

The agreement can be terminated by the counterparty in certain circumstances, including a change in control of the Company or an involuntary de-listing. In these circumstances, the Company will be obligated to pay damages equal to $18,500,000 less the amount already paid under the arrangement. As at September 30, 2022, the amount of damages that the Company would be liable for if the contract is terminated was $13,500,000.

F-18

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

17. Shareholders’ equity

Common shares

a) Authorized

The Company is authorized to issue an unlimited number of common shares with no par value.

b) Common shares issued

Number of common shares
Balance December 31, 2021	97,065,092
(i) Shares issued to settle contingent consideration	305,325
(ii) Shares issued to settle contingent consideration	264,614

Shares issued for Marketing Arrangement (Note 16)	4,926,165
Shares issued for vested RSUs and PSUs (Note 19)	590,707
Shares issued for acquisition of Calma (Note 10)	1,762,425
Balance, September 30, 2022	104,914,328

(I)

During the nine months ended September 30, 2022, the Company issued 305,325 common shares related to contingent consideration in the acquisition of Caliva. The common shares were included in shares to be issued as at December 31, 2021.

(ii)

During the nine months ended September 30, 2022, the Company issued 264,614 common shares related to contingent consideration in the acquisition of LCV. The common shares were issued as the related contingency was resolved.

On January 28, 2022, the Company announced a voluntary extension of the lock-up agreements with certain members of the Company’s leadership team and the entire board of directors, covering over approximately 34,000,000 issued and outstanding common shares. Pursuant to the lock-up agreements, each counterparty has agreed that, subject to certain exceptions, they will not, without the written consent of the Company, among other things, assign or dispose of any of their locked-up shares until January 28, 2023.

18. Warrants

The following table reflects the continuity of warrants:

	Number of Warrants	Weighted Average Exercise Price
Balance, December 31, 2021 and September 30, 2022	35,837,500	$11.50

The warrants expire on January 14, 2026. The Company has the right to accelerate expiry of the warrants (excluding the warrants held by the Subversive Capital Sponsor LLC in certain circumstances), if for any 20 trading days in a 30-day trading period the closing price of the share is $18.00 or greater.

19. Share-based compensation

Effective January 2021, the Company established the Equity Incentive Plan (the “Plan”), which provides for the granting of incentive share options, nonqualified share options, share appreciation rights (“SARs”), restricted share units (“RSUs”), deferred share units (“DSUs”) and performance share units (“PSUs”), herein collectively referred to as “Awards”.

(a) Share options

The Company grants options to purchase its common shares, generally at fair value as at the date of grant. The maximum number of common shares that may be issued under the Plan is fixed by the Board to be 15% of the common shares outstanding, from time to time, subject to adjustments in accordance with the plan.

Options generally vest over a four-year period, specifically at a rate of 25% upon the first anniversary of the issuance date and 1/36th per month thereafter and expire after 10 years from the date of grant.

The Company’s options outstanding relate to replacement options issued in a business combination that occurred in 2021.

F-19

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

19. Share-based compensation (continued)

The following table reflects the continuity of the share options during the nine months ended September 30, 2022:

	September 30, 2022
	Number of options	Weighted average exercise price $	Weighted average remaining contractual term	Aggregate intrinsic value
Outstanding, beginning of period	756,703	7.85
Expired	(125,627)	7.94
Forfeited	(114,990)	7.93
Outstanding, end of period	516,086	7.56	3.85	-
Vested and expected to vest in the future	519,569	7.56	4.70	-
Exercisable	412,586	7.50	3.85	-

As at September 30, 2022, there was $299,767 of total unrecognized compensation cost related to non-vested replacement options.  That cost is expected to be recognized over a weighted average period of 0.86 years.

(b) Equity-settled RSUs and PSUs

The following table reflects the continuity of RSUs and PSUs granted during the nine months ended September 30, 2022:

	September 30, 2022
	Number of RSUs	Weighted average grant date fair value $	Number of PSUs	Weighted average grant date fair value $
Outstanding, beginning of period	3,160,020	7.21	150,000	7.01
Granted	2,290,050	0.99	2,510,000	1.04
Vested	(1,017,430)	7.57	(86,250)	7.01
Forfeited	(738,248)	6.57	(125,000)	1.04
Outstanding, end of period	3,694,392	3.39	2,448,750	1.19

As at September 30, 2022, there was $5,820,703 of total unrecognized compensation cost related to non-vested RSUs and $2,611,920 of total unrecognized compensation cost related to non-vested PSUs. That cost is expected to be recognized over a weighted average period of 2.14 years and 0.94 years respectively. The total fair value of RSUs and PSUs vested during the nine months ended September 30, 2022, was $1,148,076 and $37,913, respectively.

Of the 1,103,680 RSUs and PSUs that vested, 590,707 were settled in shares, 484,023 were settled in cash to cover withholding taxes on behalf of the employees and 28,950 were not yet settled.

The range of grant date fair values related to RSUs and PSUs granted during the nine months ended September 30, 2022 was $0.65 - $1.41.

The Company estimates forfeitures based on historical forfeiture trends. If actual forfeiture rates are not consistent with the Company's estimates, the Company may be required to increase or decrease compensation expenses in future periods.

During the three and nine months ended September 30, 2022 and 2021, the Company recognized the following total compensation expense, net of estimated forfeitures:

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Replacement options	$38,011	$518,725	$317,518	$1,815,332
Equity-settled RSUs and PSUs	1,023,108	2,900,036	4,446,771	4,810,532
Cash-settled RSUs	-	(72,588)	-	5,765,003
Rights to contingent consideration	-	266,483	-	5,059,953
	$1,061,119	$3,612,656	$4,764,289	$17,450,820

20. Loss per share

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Loss from continuing operations available to common shareholders	$(134,574,945)	$(477,771,926)	$(196,414,581)	$(450,389,837)
Loss from discontinued operations available to common shareholders	(13,410,139)	(83,578,124)	(15,385,455)	(86,074,460)
Loss available to common shareholders	$(147,985,084)	$(561,350,050)	$(211,800,036)	$(536,464,297)

Weighted average number of shares, basic and diluted	103,489,965	98,421,935	101,154,772	93,802,606

Basic and diluted loss per share from continuing operations	$(1.30)	$(4.85)	$(1.94)	$(4.80)
Basic and diluted loss per share from discontinued operations	(0.13)	$(0.85)	(0.15)	(0.92)
Basic and diluted loss per share	$(1.43)	$(5.70)	$(2.09)	$(5.72)

Approximately 77,571,531 of potentially dilutive securities as at September 30, 2022 were excluded in the calculation of diluted loss per share as their impact would have been anti-dilutive.

F-20

21. Income taxes

The following table summarizes the Company’s income tax expense and effective tax rates for the three and nine months ended September 30, 2022 and 2021:

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Loss and comprehensive loss from continuing operations before income taxes	$(159,080,687)	$(473,836,766)	$(221,082,361)	$(456,931,217)
Income tax recovery (expense)	$24,460,758	$(3,935,160)	$24,418,531	$6,541,380

The Company has computed its provision for income taxes under the discrete method which treats the year-to-date period as if it were the annual period and determines the income tax expense or benefit on that basis. The discrete method is applied when application of the estimated annual effective tax rate is impractical because it is not possible to reliably estimate the annual effective tax rate. The Company believes that, at this time, the use of this discrete method is more appropriate than the annual effective tax rate method as the estimated annual effective tax rate method is not reliable due to the high degree of uncertainty in estimating annual pre-tax income due to the industry within which the Company operates.

Due to its cannabis operations, the Company is subject to the limitations of Internal Revenue Code (“IRC”) Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

The effective tax rate for the nine months ended September 30, 2022 varies widely from the nine months ended September 30, 2021, primarily due to the reduction in non-deductible expenses as a proportion of total expenses in the current year. The Company incurs expenses that are not deductible due to IRC Section 280E limitations which results in significant income tax expense.

The Company operates in a number of tax jurisdictions and are subject to examination of its income tax returns by tax authorities in those jurisdictions who may challenge any item on those returns. Significant judgment is required in evaluating the Company’s uncertain tax positions and determining the provision for income taxes.

The Company’s unrecognized tax assets were approximately $61,907,748 and $42,459,208 as at September 30, 2022 and December 31, 2021, respectively.

F-21

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

21. Income taxes (continued)

The federal statute of limitation remains open for the 2019 tax year to the present. The state income tax returns generally remain open for the 2018 tax year through the present. Net operating losses arising prior to these years are also open to examination if and when utilized.

22. Operating expenses

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
General and administrative	$9,717,296	$10,713,535	$31,554,670	$29,251,275
Allowance for accounts receivable and notes receivable	722,456	460,358	3,303,791	546,975
Sales and marketing	2,687,884	2,478,499	9,812,259	37,901,914
Salaries and benefits	9,149,250	8,455,719	29,039,258	26,271,625
Share-based compensation (Note 19)	1,061,119	3,612,656	4,764,289	17,450,820
Lease expense (Note 12)	1,940,550	1,035,901	5,807,447	3,165,803
Depreciation of property and equipment and amortization of right-of-use assets	1,139,282	909,111	2,982,641	2,367,810
Amortization of intangible assets (Note 9)	10,420,607	3,271,209	20,772,458	11,806,979
	$36,838,444	$30,936,988	$108,036,813	$128,763,201

23. Supplemental cash flow information

	Nine months ended
Change in working capital	September 30, 2022	September 30, 2021

Accounts receivable	$564,381	$(566,648)
Income tax receivable	1,322,340	-
Notes and other receivables, net	-	(1,700,000)
Inventory	7,357,888	(834,094)
Prepaid expenses and other current assets	2,070,637	(5,308,936)
Security deposits	(85,875)	6,181
Prepaid expenses and other assets	(43,787)	37,849
Cash settled share-based payments	-	(1,682,898)
Accounts payable and accrued liabilities	(13,845,266)	(29,947,252)
	$(2,659,682)	$(39,995,798)

	Nine months ended
Cash paid	September 30, 2022	September 30, 2021

Income taxes paid	$6,000,000	$1,700,000

F-22

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

24. Related party transactions and balances

The following table outlines the amounts paid to a related party:

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Lease payments – interest and principal (i)	$1,347,197	$1,307,015	$4,040,392	$2,213,325
Administrative fees and other costs	-	-	-	5,000
	$1,347,197	$1,307,015	$4,040,392	$2,218,325

(I)

A director of the Company is a close family member to an owner of R&C Brown Associates, LP (“R&C”). The Company has 2 operating leases and 1 finance lease with R&C. Included in lease liabilities and right-of-use assets as at September 30, 2022 is $40,733,065 (December 31, 2021 - $41,053,363) and $25,117,364 (December 31, 2021 - $28,035,112), respectively, with respect to leases with R&C.

In addition to the items described above, the Company entered into the following transaction with a related party:

(i)

The counterparty to the Marketing Agreement described in Note 16 (the “Counterparty”) became a related party in May 2021, when its Chief Executive Officer joined the Company’s Board of Directors. On April 27, 2022, the individual resigned from the Company’s Board of Directors and at that time the Counterparty ceased to be a related party. During the three and nine months ended September 30, 2022, the Company expensed $nil and $1,772,725, respectively related to the Marketing Agreement up to April 27, 2022.

25. Segment information

The Company’s operations comprise a single operating segment engaged in the cultivation, manufacturing, distribution and sale of cannabis within the State of California. All revenues were generated in the State of California for the three and nine months ended September 30, 2022 and 2021 and all property and equipment, right-of-use assets and intangible assets were located in the State of California.

26. Commitments and contingencies

a) California operating licenses

The Company's primary activity is engaging in state-legal commercial cannabis business, including the cultivation, manufacture, distribution, and sale of cannabis and cannabis products pursuant to California law. However, this activity is not in compliance with the United States Controlled Substances Act (the CSA). The Company's assets are potentially subject to seizure or confiscation by Federal governmental agencies, and the Company could face criminal and civil penalties for noncompliance with the CSA, although such events would be without relevant precedent.  Management   of the Company believes the Company is in compliance with all California and local jurisdiction laws and monitor the regulatory environment on an ongoing basis along with counsel to ensure the continued compliance with all applicable laws and licensing agreements.

The Company's operation is sanctioned by the State of California and local jurisdictions. There have been no instances of federal   interference   with   those   who   adhere   to   those   guidelines.   Due   to   the   uncertainty   surrounding   the   Company's noncompliance with the CSA, the potential liability from any noncompliance cannot be reasonably estimated and the Company may be subject to regulatory fines, penalties or restrictions in the future.

Effective January 1, 2018, the State of California allowed for adult use cannabis sales. Beginning on January 1, 2018, the State began issuing temporary licenses that expired 120 days after issuance for retail, distribution, manufacturing and cultivation permits. Temporary licenses could be extended in 90-day increments by the State upon submission of an annual license application. All temporary licenses had been granted extensions by the State during 2018.

In September 2019, Senate Bill 1459 (SB 1459) was enacted which enabled state licensing authorities to issue provisional licenses through 2021. A provisional license could be issued if an applicant submitted a completed annual license application to the Bureau of Cannabis Control. A completed application for purposes of obtaining a provisional license is not the same as a sufficient application to obtain an annual license. The provisional cannabis license, which is valid for 12 months from

F-23

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

26. Commitments and contingencies (continued)

the date issued, is said to be in between a temporary license and an annual license and allows a cannabis business to operate as they would under local and state regulations.

Licensees issued a provisional license are expected to be diligently working toward completing all annual license requirements in order to maintain a provisional license. The Company obtained its provisional licenses in 2019 and continues to work with the State to obtain annual licensing.

The Company's prior licenses obtained from the local jurisdictions it operated in have been continued by such jurisdictions and are necessary to obtain State licensing.

The Company has received annual licenses from each local jurisdiction in which it actively operates. Although the Company believes it will continue to receive the necessary licenses from the State and applicable local jurisdictions to conduct its business in a timely fashion, there is no guarantee its clients will be able to do so and any failure to do so may have a negative effect on its business and results of operations.

b) Other legal matters

From time to time in the normal course of business, the Company may be subject to legal matters such as threatened or pending claims or proceedings. The Company is not currently a party to any material legal proceedings or claims, nor are we aware of any pending or threatened litigation or claims that could have a material adverse effect on our business, operating results, cash flows or financial condition should such litigation or claim be resolved unfavorably.

c) Social equity fund

The Company formed Social Equity Ventures LLC (“SEV”) in 2021 as its social equity investment vehicle.  The Company intends to fund SEV with $10,000,000 and contribute 2% of its net income to allow SEV to make further social equity investments.  During the nine months ended September 30, 2022, SEV made two social equity investments totalling $350,000 (Nine months ended September 30, 2021 -– SEV made two social equity investments totalling $1,000,000).

27. Financial instruments

Contingent consideration

Financial instruments recorded at fair value in the interim condensed consolidated balance sheet are classified using a fair value hierarchy that reflects the observability of significant inputs used in making the measurements. The fair value hierarchy requires the use of observable market inputs whenever such inputs exist. A financial instrument is classified based on the lowest level of the hierarchy for which a significant input has been considered in measuring fair value.

All contingent consideration is classified as level 3 in the fair value hierarchy as volatility is a key input into the valuation models and volatility is an unobservable input.

The following provides a breakdown of contingent consideration as at September 30, 2022 and 2021:

	Contingent consideration
	Trading price consideration (i)	Other (ii)	Total
Balance December 31, 2020	$-	$-	$-
Additions	232,719,246	-	232,719,246
Change in fair value	(222,954,132)	1,957,045	(220,997,087)
Transferred to equity	-	(1,957,045)	(1,957,045)
Balance September 30, 2021	$9,765,114	-	9,765,114

Balance, December 31, 2021	$574,687	$368,444	$943,131
Change in fair value	(572,723)	(69,430)	(642,153)
Transferred to equity	-	(299,014)	(299,014)
Balance, September 30, 2022	$1,964	$-	$1,964

F-24

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

27. Financial instruments (continued)

(i) Trading price consideration – As part of the acquisition of Caliva and OGE and LCV during the three months ended March 31, 2021, the former shareholders received a contingent right for up to 18,356,299 and 3,856,955 additional common shares, respectively, in the event the 20-day volume weighted average trading price (“VWAP”) of the common shares reaches $13.00,

$17.00 and $21.00 within three years of closing, with one-third issuable upon the achievement of each price threshold, respectively.

The fair value of the trading price consideration was determined using a Monte Carlo simulation methodology that included simulating the share price using a risk-neutral Geometric Brownian Motion-based pricing model over 500,000 iterations.

The methodology recorded the likelihood of the share price achieving the price hurdle associated with the payout and calculated the discounted value of the payout based on the share price on the date the price hurdle was met and the corresponding 20-day volume-weighted average price.

Key Inputs	September 30, 2022	December 31, 2021	September 30, 2021
Key unobservable inputs
Expected volatility	70%	65%	62%

Key observable inputs
Share price	$0.59	$1.39	$3.19
Risk-free interest rate	4.06%	0.79%	0.35%
Dividend yield	0%	0%	0%
Number of shares	22,001,711	21,850,404	21,836,190

A 15% change in the volatility assumption will have the following impact on the fair value of the contingent consideration:

Change in volatility	September 30, 2022	December 31, 2021	September 30, 2021
+15%	$33,522	$1,597,743	9,237,376
-15%	$(1,822)	$(528,968)	(6,975,068)

(ii) Other – As part of the acquisition of LCV that occurred on January 15, 2021, the Company could be required to issue shares to former shareholders based on certain liabilities, the final settlement of which is contingent on the outcome of certain events. During the three months ended March 31, 2022, the remaining contingency was resolved and as a result, the number of shares to be issued related to that portion became fixed. The contingent consideration was remeasured to $299,014 based on the fixed number of shares to be issued to the former LCV shareholders and reclassified as equity. The remeasurement is included in the change in fair value of contingent consideration in the interim condensed consolidated statement of operations and comprehensive loss.

Interest risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is subject to minimal interest rate risk.

Credit risk

Credit risk arises from deposits with banks, security deposits, trade receivables, notes receivable and other receivables.

	Gross	Allowance	Net
Cash	$107,111,075	$-	$107,111,075
Restricted cash and restricted cash equivalents	2,639,732	-	2,639,732
Accounts receivable (i)	4,621,242	(2,465,798)	2,155,444
Security deposits	1,205,629	-	1,205,629
Notes receivables (ii)	6,039,816	(5,650,000)	389,816
	$121,617,494	$(8,115,798)	$113,501,696

(i) For trade receivables, the Company does not hold any collateral as security but mitigates this risk by dealing with counterparts that management has determined to be financially sound. The Company determines the allowance for doubtful accounts by firstly allowing for specific receivables that are at-risk of non-collection, and then applying a standard percentage by bucket of aging to the remainder. The gross accounts receivable by aging are laid out below.

F-25

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

27. Financial instruments (continued)

As at September 30, 2022 the Company’s aging of receivables was as follows:

September 30, 2022
0 - 30 days	$1,424,901
31 - 60 days	139,410
61 - 90 days	188,883
91 – 120 days	73,711
Over 120 days	2,794,337
Gross receivables	4,621,242
Less allowance for doubtful accounts	(2,465,798)
$2,155,444

(ii) For notes and other receivables, the Company determines the allowance for doubtful accounts by considering, for each debtor, if there has been any indication that a loss has been incurred. In making that determination, the Company considers the credit rating of the debtor as well as any collateral that underlies the receivable. Refer to Note 6 for additional information.

28. Fair value measurement

Recurring fair value measurements

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis as at September 30, 2022 and the associated gains (losses) for the nine months ended September 30, 2022:

	Carrying amount	Fair value	Level 1	Level 3	Gains (losses)

Equity securities	$438,522	$438,522	$438,522	$-	$(421,974)
Debt securities	1,308,028	1,308,028	-	1,308,028	-
Total investments	$1,746,550	$1,746,550	$438,522	$1,308,028	$(421,974)

Contingent consideration – trading price consideration	$1,964	$1,964	$-	$1,964	$572,723
Contingent consideration - other	-	-	-	-	69,430
Total contingent consideration (Note 27)	$1,964	$1,964	$-	$1,964	$642,153

Non-recurring fair value measurements

Certain assets are measured at fair value on a non-recurring basis and therefore are not included in the tables above. These assets were adjusted to fair value as a result of impairment recognized in the nine months ended September 30, 2022 (Note 13). The following table presents the level within the fair value hierarchy for these fair value measurements as at their respective measurement dates, along with their carrying value at September 30, 2022:

	Carrying amount	Fair value	Level 3
Licenses	$9,699,829	$9,699,829	$9,699,829
Brands	$23,624,000	$23,624,000	$23,624,000
Right of use assets - operating	$2,458,703	$2,476,399	$2,476,399

F-26

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

29. VIE arrangements

As discussed in Note 10, the Company has determined it is the primary beneficiary of VIEs and as such, the Company has consolidated the financial position, results of operations and cash flows of these VIEs. All intercompany balances and transactions between the Company and these VIEs are eliminated in the interim condensed consolidated financial statements.

The aggregate carrying values of the VIEs’ assets and liabilities, after elimination of any intercompany transactions and balances, in the interim condensed consolidated balance sheets were as follows:

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash	$3,851,443	$1,754,929
Restricted cash	996,452	6,443,076
Accounts receivable, net	149,245	91,004
Income tax receivable	-	162,073
Inventory	2,142,122	1,199,662
Prepaid expenses and other current assets	1,405,873	1,401,117
Total current assets	8,545,135	11,051,861

Property and equipment, net	5,874,961	5,110,894
Goodwill	-	36,253,294
Intangible assets	31,596,969	25,471,611
Right-of-use assets - operating	8,751,513	12,199,466
Total assets	$54,768,578	$90,087,126

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$5,177,495	$6,724,680
Consideration payable – current portion	1,649,783	1,331,724
Operating lease liability- current portion	545,028	935,346
Total current liabilities	7,372,306	8,991,750

Operating lease liabilities	11,399,056	11,681,587
Deferred tax liabilities	8,765,597	7,563,419
Consideration payable	520,681	1,827,515
Total liabilities	$28,057,640	$30,064,271

The assets and liabilities in the table above include the carrying value of the goodwill, intangible assets and fair value adjustments recognized as a result of the business combination. Included in restricted cash is $996,452 (December 31, 2021 - $6,443,076) that is only available to settle certain VIE obligations, and the creditors of $2,667,968 (December 31, 2021 - $7,953,367) of the liabilities have no recourse against the Company.

F-27

TPCO Holding Corp.

Notes to the interim condensed consolidated financial statements

(Unaudited, in United States dollars)

For the three and nine months ended September 30, 2022 and 2021

30. Comparative figures

Certain comparative figures have been restated where necessary to conform with current period presentation.

31. COVID-19

In March 2020, the World Health Organization categorized coronavirus disease 2019 (“COVID-19”) as a pandemic. COVID‑19 continues to impact the U.S. and other countries across the world, and the duration and severity of its effects remain unknown. The Company continues to implement and evaluate actions to maintain its financial position and support the continuity of its business and operations in the face of this pandemic and other events.

The Company’s priorities during the COVID-19 pandemic continue to be protecting the health and safety of its employees and its customers, following the recommended actions of government and health authorities. In the future, the pandemic may cause reduced demand for the Company’s products and services if, for example, the pandemic results in a recessionary economic environment or potential new restrictions on business operations or the movement of individuals.

The COVID-19 outbreak in the United States has caused business disruption both to the Company and throughout its customer base and supply chain through mandated and voluntary closings of many businesses. While this disruption is expected to negatively impact The Company’s operating results, the related financial impact and duration cannot be reasonably estimated at this time. The Company has taken and continues to take, important steps to protect its employees, customers and business operations since the beginning of the pandemic.

The Company has incurred incremental costs to implement proactive measures to prevent the spread of COVID-19. Additionally, the Company closely monitors its supply chain and third-party product availability in light of the pandemic. To date, the business has not experienced negative consequences due to interruptions in its supply chain. However, the Company continues to undertake preemptive measures to ensure alternate supply sources as needed.

32. Subsequent events

Shares issued

Subsequent to September 30, 2022, the Company issued 99,899 shares for RSUs and PSUs vested.

Disposal of SISU

On October 31, 2022, the Company finalized the sale of SISU for $317,000 cash. In addition, the purchaser has agreed to enter into a multi-strategic supply agreement providing the Company the right, but not the obligation, to purchase cannabis oil and flower brokerage services for a period of 24 months on preferred terms.

Closing of Coastal Acquisition

On November 14, 2022, the Company completed the acquisition of 100% of the equity of Coastal Holding Company, LLC ("Coastal") by issuing 24,999,999 shares of Coast L Acquisition Corp., a wholly owned subsidiary of the Company. The shares of Coast L Acquisition Corp. are exchangeable on a one-for-one basis into shares of the Company. The Company also paid an additional $3.1 million upon closing and assumed approximately $1.9 million of debt.

F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of TPCO Holding Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of TPCO Holding Corp. (the “Company”) as of December 31, 2021 and 2020 and the related consolidated statements of operations and comprehensive loss, shareholders’ (deficit) equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021 and 2020, and the results of its consolidated operations and its consolidated cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MNP LLP

Toronto, Canada	Chartered Professional Accountants
March 31, 2022	Licensed Public Accountants

We have served as the Company’s auditor since 2020

F-29

TPCO Holding Corp.

Consolidated balance sheets

(in United States dollars)

As at	Note	December 31, 2021	December 31, 2020
Assets
Current
Cash		$165,310,609	$—
Restricted cash and restricted cash equivalents	4(c)	9,581,689	582,622,025
Accounts receivable, net	32	4,705,563	—
Income tax receivable		1,322,340	—
Inventory	6	27,239,651	—
Prepaid expenses	5	5,895,888	—
Notes and other receivables, net	7	4,732,617	24,977,765
Indemnification assets		6,044,155	—

Total current assets		224,832,512	607,599,790

Investments at fair value through profit and loss	8	1,908,524	—
Investment in non-marketable securities	14	591,545	—
Security deposits		1,119,754	—
Prepaid expenses and other assets		756,968	81,333
Property and equipment	9	23,047,265	—
Right-of-use assets – operating	13	28,364,286	—
Right-of-use assets – finance	13	24,639,605	—
Goodwill and intangibles	10	266,194,530	—

Total assets		$571,454,989	$607,681,123

Liabilities
Current
Accounts payable and accrued liabilities	12	$41,625,317	$28,321,972
Consideration payable – current portion		7,496,240	—
Operating lease liability – current portion	13	3,441,710	—
Finance lease liability – current portion	13	13,712	—
Cash settled share-based payments	19	5,166,666	—
Contingent consideration	32	943,131	—

Total current liabilities		58,686,776	28,321,972

Operating lease liabilities	13	27,786,545	—
Finance lease liabilities	13	36,774,714	—
Consideration payable	34	1,827,515
Deferred tax liabilities	24	43,847,866	—

Total liabilities		168,923,416	28,321,972

Mezzanine equity
Class A Restricted Voting Shares, no par value; unlimited Class A restricted voting share authorized, 57,500,000 issued and outstanding at December 31, 2020	18	—	582,622,025
Subscription receipts	18	—	25,087,000
Redeemable non-controlling interest	18	41,456,387	—

Total mezzanine equity		41,456,387	607,709,025

Share holders’ (deficit) equity
Class B shares, no par value; unlimited Class B shares authorized, nil issued and outstanding at December 31, 2021 and 15,218,750 December 31, 2020	20	—	—
Common shares, no par value, unlimited Common shares authorized, 97,065,092 issued and outstanding at December 31, 2021 and nil at December 31, 2020	20	—	—
Additional paid in capital		954,102,859	(21,886,268)
Accumulated (deficit)		(593,027,673)	(6,463,606)

Total shareholders’ (deficit) equity		361,075,186	(28,349,874)

Total liabilities, mezzanine equity and shareholders’ (deficit) equity		$571,454,989	$607,681,123

Commitments and contingencies (Note 31)

Subsequent events (Note 36)

See accompanying notes to the consolidated financial statements

F-30

TPCO Holding Corp.

Consolidated statements of operations and comprehensive loss

(in United States dollars)

	Note	December 31, 2021	December 31, 2020
Sales, net of discounts	4(m)	$173,414,881	$—
Cost of sales		153,182,191	—

Gross profit		20,232,690	—

Impairment loss	16	654,317,300	—
Operating expenses	25	184,433,403	8,813,918

Loss from operations		(818,518,013)	(8,813,918)
Other income (expense)
Interest income		1,244,606	2,350,312
Interest expense	27	(5,183,817)	—
Gain on debt forgiveness	15	3,358,686	—
Loss on disposal of assets	26	(2,447,985)	—
Change in fair value of investments at fair value through profit or loss	8	(1,250,990)	—
Change in fair value of contingent consideration	32	229,819,070	—
Other income		3,573,557	—

		229,113,127	2,350,312

Loss before income taxes		(589,404,886)	(6,463,606)
Income tax recovery	24	2,372,552	—

Loss and comprehensive loss		$(587,032,334)	$(6,463,606)

Loss and comprehensive loss attributable to shareholders of the company		$(587,060,124)	$—
Loss and comprehensive loss attributable to redeemable non-controlling interest		$27,790	$(6,463,606)
Loss and comprehensive loss		$(587,032,334)	$(6,463,606)
Loss per share
Basic and diluted	23	$(6.18)	$(1.90)
Weighted average number of common shares
Basic and diluted	23	95,006,080	15,218,750

See accompanying notes to the consolidated financial statements

F-31

TPCO Holding Corp.

Consolidated statements of changes in shareholders’ (deficit) equity

(in United States dollars)

		Number of
	Note	Common Shares	Warrants	Class B Shares	Common Shares to be Issued	Additional Paid in Capital	Accumulated Deficit	Total
Balance, December 31, 2019		-	35,837,500	15,218,750	-	$589,044	$-	$589,044
Net loss		-	-	-	-	-	(6,463,606)	(6,463,606)
Adjustment to mezzanine equity	18	-	-	-	-	(22,475,312)	-	(22,475,312)

Balance December 31, 2020		-	35,837,500	15,218,750	-	(21,886,268)	(6,463,606)	(28,349,874)
Conversion to Class B shares	20	14,655,547	-	(14,655,547)	-	-	-	-
Founders’ shares forfeited	20	-	-	(563,203)	-	(496,057)	496,057	-
Shares issued in a private placement	20	6,313,500	-	-	-	63,135,000	-	63,135,000
Conversion of Class A restricted voting shares	20	31,407,336	-	-	-	318,303,338	-	318,303,338
Shares issued for long-term strategic contracts	19,20	2,376,425	-	-	-	25,000,000	-	25,000,000
Shares issued in the Qualifying Transaction	20	42,891,175	-	-	272,104	546,447,112	-	546,447,112
Shares issued to extinguish liabilities in the Qualifying Transaction	20	336,856	-	-	-	4,264,597	-	4,264,597
Shares to be issued to settle contingent consideration	32	24,584	-	-	309,284	1,957,045	-	1,957,045
Contingent shares to be issued in the Qualifying Transaction	3	-	-	-	187,380	2,372,231	-	2,372,231
Contingent shares issued in the Qualifying Transaction	20	25,000	-	-	(25,000)	-	-	-
Replacement options issued in a business acquisition	3	-	-	-	-	3,489,501	-	3,489,501
Shares issued to acquire Calma	20	458,898	-	-	-	1,468,474	-	1,468,474
Shares repurchased under share repurchase agreements	17,20	(1,725,000)	-	-	-	(7,055,250)	-	(7,055,250)
Shares repurchased under NCIB	20	(157,600)	-	-	-	(603,165)	-	(603,165)
Shares issued for options exercised	22	3,313	-	-	-	12,972	-	12,972
Shares issued for RSUs vested	20,22	455,058	-	-	-	-	-	-
Tax settlements associated with RSUs	22	-	-	-	-	(1,080,071)	-	(1,080,071)
Modification of RSUs	22	-	-	-	-	3,451,365	-	3,451,365
Shares-based compensation	22	-	-	-	-	15,322,035	-	15,322,035
Net loss attributable to shareholders of the Company		-	-	-	-	-	(587,060,124)	(587,060,124)

Balance December 31, 2021		97,065,092	35,837,500	-	743,768	$954,102,859	$(593,027,673)	$361,075,186

See accompanying notes to the consolidated financial statements

F-32

TPCO Holding Corp.

Consolidated statements of cash flows

(in United States dollars)

	Note	December 31, 2021	December 31, 2020
Cash provided by (used in)
Operating activities
Net loss		$(587,032,334)	$(6,463,606)
Adjustments for items not involving cash
Impairment loss	16	654,317,300	—
Non-cash interest income		(1,149,041)	—
Interest expense	27	5,183,817	—
Provision for bad debts	32	2,016,191	—
Provision for note receivable	7	2,660,943	—
Loss on disposal of assets	26	2,447,985	—
Gain on debt forgiveness	15	(3,358,686)	—
Fair value change of investments at fair value through profit or loss	8	1,250,990	—
Non-cash operating lease expense	13	4,956,969	—
Depreciation and amortization	25	27,615,762	—
Share issued for long-term strategic contracts	19	25,000,000	—
Share-based compensation expense, net of withholding tax settlement		19,663,385	—
Non-cash marketing expense	19	5,166,666	—
Fair value change of contingent consideration	32	(229,819,070)	—
Deferred income tax recovery	24	(5,590,409)	—
Repayment of operating lease liabilities		(5,190,663)
Net changes in non-cash working capital items	28	(46,513,086)	8,813,918

Total operating activities		(128,373,281)	2,350,312

Financing activities
Proceeds from private placement	18,20	51,635,000	—
Redemption of Class A restricted voting shares		(264,318,686)	—
Proceeds from exercise of options	22	12,972	—
Repayment of consideration payable		(1,034,417)	—
Repayment of finance lease liabilities		(4,385,528)	—
Repurchase of shares	17,20	(6,542,196)	—
Repayment of line of credit		(1,000,000)	—

Total financing activities		(225,632,855)	—

Investing activities
Net cash paid in the Qualifying Transaction	3	(28,143,886)	—
Net cash paid in business combinations	11	(20,612,867)	—
Purchases of property and equipment	9	(9,760,359)	—
Advances for note receivable	7	(5,650,000)	—
Advances for investments at fair value through profit or loss	8	(1,000,000)	—
Proceeds from notes receivable	7	374,984	—
Proceeds from sale of net assets	26	11,068,537	—

Total investing activities		(53,723,591)	—

Net change in cash during the period		(407,729,727)	2,350,312
Cash, restricted cash and restricted cash equivalents Beginning of period		$582,622,025	$580,271,713

End of period		$174,892,298	$582,622,025

Cash		165,310,609	—
Restricted cash and restricted cash equivalents		9,581,689	582,622,025

Cash, restricted cash and restricted cash equivalents		$174,892,298	$582,622,025

Supplemental cash-flow information (Note 28)

See accompanying notes to the consolidated financial statements

F-33

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

1. Nature of operations

TPCO Holding Corp. (formerly known as Subversive Capital Acquisition Corp.) (“TPCO” or the “Company”) was a special purpose acquisition corporation incorporated on June 17, 2019 under the laws of the Province of British Columbia for the purpose of effecting, directly or indirectly, an acquisition of one or more businesses or assets, by way of merger, amalgamation, arrangement, share exchange, asset acquisition, share purchase, reorganization, or any other similar business combinations involving the Company (a “Qualifying Transaction”). As more fully described in the notes to these consolidated financial statements, the Company completed the Qualifying Transaction on January 15, 2021 and at which time the Company changed its name to TPCO Holding Corp.

The Company’s registered office is located at 595 Burrard Street, Suite 2600, P.O. Box 49314, Vancouver, BC, V7X 1L3, Canada, and the Company’s head office is located at 1550 Leigh Avenue, San Jose, California, 95125, United States of America. Commencing on the date of the Qualifying Transaction, the Company became integrated as a cultivator, retailer, manufacturer and distributor of adult use cannabis products through the sale to retail and wholesale customers under the “Medical Marijuana Programs Act” and the proposition 64 “The Adult Use of Marijuana Act”.

The common shares of the Company are listed on the Aequitas NEO Exchange (“NEO”) and Over the Counter QX Market (“OTCQX”) under the trading symbols “GRAM” and “GRAMF”, respectively. The warrants of the Company are listed on the NEO under the trading symbol “GRAM.WT.U”.

The Company filed a Form 10/A that was effective on October 8, 2021 and as a result is a U.S. Securities and Exchange Commission (“SEC”) registrant.

2. Basis of presentation

These consolidated financial statements reflect the accounts of the Company and were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and pursuant to the rules and regulations of the SEC for financial information.

F-34

These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due.

These consolidated financial statements are presented in U.S. dollars, which is also the Company’s and its subsidiaries’ functional currency.

i) Basis of consolidation

These consolidated financial statements include the accounts of the Company and all subsidiaries. Subsidiaries are entities in which the Company has a controlling voting interest or is the primary beneficiary of a variable interest entity. Subsidiaries are fully consolidated from the date control is transferred to the Company and are de-consolidated from the date control ceases. All intercompany accounts and transactions have been eliminated on consolidation. The consolidated financial statements include all the assets, liabilities, revenues, expenses and cash flows of the Company and its subsidiaries after eliminating intercompany balances and transactions.

ii) Variable interest entities (“VIEs”)

A VIE is an entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support or is structured such that equity investors lack the ability to control the entity’s activities or do not substantially participate in the gains and losses of the entity. Upon inception of a contractual agreement, and thereafter, if a reconsideration event occurs, the Company performs an assessment to determine whether the arrangement contains a variable interest in an entity and whether that entity is a VIE. The primary beneficiary of a VIE is the party that has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. Where the Company concludes that it is the primary beneficiary of a VIE, the Company consolidates the accounts of that VIE.

F-35

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

2. Basis of presentation

(continued)

These consolidated financial statements include the accounts of the Company and the following entities which are subsidiaries of the Company:

Subsidiaries	Jurisdiction of incorporation	Ownership interest December 31, 2021	Ownership interest December 31, 2020
TPCO US Holding LLC	Delaware	100%	100%
Social Equity Ventures LLC	California	100%	—
CMG Partners, Inc.	Delaware	100%	—
well. By Caliva LLC	California	100%	—
well. By Caliva Centers	California	100%	—
well. By Caliva e-commerce, LLC	California	100%	—
Live Zola, LLC	California	100%	—
NC3 Systems, Inc.	California	100%	—
NC4 Systems, Inc.	California	100%	—
NC5 Systems, Inc.	California	100%	—
NC6 Systems, Inc.	California	100%	—
Caliva CADECC1, LLC	California	100%	—
Caliva CARERC1, LLC	California	100%	—
Caliva CAMISJ2, Inc.	California	100%	—
OG California Branding, Inc.	California	100%	—
Caliva CAREDELA1, LLC	California	42%	—
G & C Staffing, LLC	California	100%	—
Fresh Options, LLC	California	100%	—
Alpha Staffing, LLC	California	100%	—
Caliva CAREWH1, LLC	California	100%	—
Caliva CARECE1, LLC	California	100%	—
Caliva CADESA1, LLC	California	100%	—
Caliva CADEEM1, LLC	California	100%	—
Caliva CAREST1, LLC	California	100%	—
Caliva MSA, LLC	California	100%	—
Coast L Acquisition Corp	California	100%	—
Martian Delivery, LLC	California	100%	—
Kase’s Journey, Inc.	California	100%	—
Calma WeHo LLC	California	85%	—
Coastal Holding Company, LLC 1	California	0%	—
Coastal Dispensary, LLC 1	California	0%	—
Coastal Delivery Service, LLC 1	California	0%	—
Coastal Retail Lompoc, LLC 1	California	0%	—
Southern California Collective, Inc. 1	California	0%	—
Releaf Alternative Inc. 1	California	0%	—
Coastal Retail Concord, LLC 1	California	0%	—
Coastal Delivery SLO, LLC 1	California	0%	—
Varda Inc. 1	California	9.5%	—
Left Coast Ventures, Inc.	Delaware	100%	—
Sturdivant Ventures, LLC	California	100%	—
LCV Holdings, HMB, LLC	California	100%	—
Rever Holdings, LLC	California	100%	—
Eko Holdings, LLC	California	100%	—
Lief Holdings, LLC	California	100%	—
LCV Holdings SISU 710, LLC	California	100%	—
SISU Extraction, LLC	California	100%	—
Fluid South, Inc.	California	100%	—
Capitol Cocoa, Inc.	California	100%	—

1	The Company has determined that it is the primary beneficiary of these variable interest entities. Refer to Notes 11 and 34 for further details.

F-36

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

2. Basis of presentation

(continued)

iii) Use of estimates

The preparation of these consolidated financial statements and accompanying notes in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

iv) Emerging growth company

The Company is an “Emerging Growth Company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it has taken advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a Company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

3. Qualifying Transaction

Qualifying Transaction (“QT”)

On November 24, 2020, the Company announced that it had entered into definitive transaction agreements in respect of each of CMG Partners, Inc. (“Caliva”) (the “Caliva Agreement”) and Left Coast Ventures, Inc. (“LCV”) (the “LCV Agreement”) pursuant to which the Company would acquire all of the equity of Caliva and LCV. At the same time, the Company executed an agreement with Caliva, OG Enterprises Branding, Inc. (“OGE”), SC Branding, LLC and SC Vessel 1, LLC to acquire the remaining shareholdings of OGE and entered into a Brand Strategy Agreement with SC Branding, LLC.

Additionally, concurrently with the completion of the LCV acquisition, LCV acquired SISU Extraction LLC (“SISU”) in accordance with the Agreement and Plan of Merger between LCV and SISU, dated November 24, 2020.

The above transactions closed on January 15, 2021, and the acquisition of SC Vessel 1, LLC’s interest in OGE closed on January 19, 2021. These acquisitions constituted the Company’s Qualifying Transaction.

Each of the acquisitions is a business combination accounted for using the acquisition method in accordance with ASC 805 Business Combinations (“ASC 805”).

Total acquisition-related transaction costs incurred by the Company in connection with the acquisitions was approximately $493,584 (December 31, 2020 - $6,316,683).

F-37

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

3. Qualifying Transaction

(continued)

In the year ended December 31, 2021, the Company finalized the purchase price allocation to the individual assets acquired and liabilities assumed using the acquisition method. The fair values of the assets to be acquired and the liabilities to be assumed by the Company in connection with the acquisitions are as follows:

	Caliva/OGE	LCV	SISU	Total
Total consideration transferred (i)	$619,766,731	$120,651,941	$92,188,146	$832,606,818

Assets acquired
Cash, restricted cash and restricted cash equivalents	11,164,957	3,022,262	976,906	15,164,125
Accounts receivable	2,006,699	1,090,811	1,022,532	4,120,042
Inventory	11,910,959	6,258,063	5,580,258	23,749,280
Prepaid expenses	3,589,808	215,938	82,701	3,888,447
Indemnification assets	2,199,029	2,000,000	—	4,199,029
Property and equipment	7,785,157	3,305,145	1,163,902	12,254,204
Intangible assets	187,600,000	20,740,000	46,200,000	254,540,000
Right-of-use assets – operating	12,115,573	4,461,809	880,863	17,458,245
Right-of-use assets – finance	26,176,837	—	—	26,176,837
Investment in associate	—	6,500,000	—	6,500,000
Investment in non-marketable securities	591,545	—	—	591,545
Security deposits and other	869,238	137,051	34,175	1,040,464

Total assets acquired	266,009,802	47,731,079	55,941,337	369,682,218

Liabilities assumed
Accounts payable and accrued liabilities	26,130,222	14,817,802	8,242,144	49,190,168
Consideration payable	2,458,844	2,972,782	—	5,431,626
Loans payable	3,060,250	298,436	—	3,358,686
Line of credit	—	—	1,000,000	1,000,000
Deferred tax liability	35,483,327	4,199,766	—	39,683,093
Lease liabilities	49,746,261	4,461,809	1,183,451	55,391,521

Total liabilities assumed	116,878,904	26,750,595	10,425,595	154,055,094

Goodwill	$470,635,833	$99,671,457	$46,672,404	$616,979,694

(i)	Total consideration transferred is comprised of the following:

	Caliva/OGE	LCV	SISU	Total
Upfront consideration
Cash	$465,140	$177,970	$11,089,535	$11,732,645
Liabilities settled in cash as part of the Qualifying Transaction	12,614,773	15,400,000	3,560,593	31,575,366
Liabilities settled in shares as part of the Qualifying Transaction	—	—	4,264,597	4,264,597
Common shares	408,178,567	57,529,825	63,581,153	529,289,545
Common shares to be issued	1,567,549	5,897,750	9,692,268	17,157,567
Consideration payable	1,000	5,120	—	6,120
Contingent consideration (liability) – Trading price consideration	191,077,970	41,641,276	—	232,719,246
Contingent consideration (liability) – Other	—	—	—	—
Contingent consideration (equity)	2,372,231	—	—	2,372,231
Replacement options	3,489,501	—	—	3,489,501

Total consideration transferred	$619,766,731	$120,651,941	$92,188,146	$832,606,818

F-38

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

3. Qualifying Transaction

(continued)

Each of the acquisitions is subject to specific terms relating to satisfaction of the purchase price by the Company and incorporates payments in cash and common shares as well as certain contingent consideration. Contingent consideration has been classified as either a financial liability or equity consistent with the principles in ASC 480 Distinguishing Liabilities from Equity.

The table above summarizes the fair value of the consideration given and the fair values assigned to the assets acquired and liabilities assumed for each acquisition. Goodwill arose in these acquisitions because the cost of acquisition included a control premium. In addition, the consideration paid for the combination reflected the benefit of expected revenue growth and future market development. These benefits were not recognized separately from goodwill because they do not meet the recognition criteria for identifiable intangible assets.

The total consideration transferred for the acquisitions is summarized below:

Acquisition of Caliva and OGE

The acquisition of Caliva, including 50% interest in OGE, closed on January 15, 2021, and the acquisition of the additional 50% interest in OGE closed on January 19, 2021. However, the closing of the additional 50% interest in OGE was automatic and contingent on the closing of Caliva. As a result, the Company gained control of both Caliva and OGE on January 15, 2021.

The acquisitions of Caliva and OGE are being accounted for as one transaction as the contracts were negotiated at the same time and in contemplation of one another in order to achieve the overall objective of obtaining control of both companies. The Company acquired all of the issued and outstanding equity interests of Caliva and OGE from the existing shareholders for up to 32,365,412 common share of the Company, of which 117,756 were common share to be issued as at December 31, 2021, and $466,140 of cash, with certain shareholders receiving cash at $10.00 per share in lieu of common shares for regulatory purposes. In addition, the consideration transferred includes contingent consideration and replacement share options, as outlined below. The share consideration was valued based on the share price on the date of acquisition, January 15, 2021. As at December 31, 2021, the Company is still in the process of settling the above issuance of common shares and cash.

The Company also issued the following contingent consideration:

a)

Trading price consideration – The Caliva and OGE shareholders received a contingent right for up to 18,356,299 additional common shares (the “pool of common shares”) in the event the 20-day volume weighted average trading price (“VWAP”) of the common shares reaches $13.00, $17.00 and $21.00 within three years of closing, with one-third issuable upon the achievement of each price threshold, respectively. The pool of common shares is to be shared with Caliva option holders who were employees of Caliva at the time of the transaction (“Caliva employee option holders”). In order to receive their share of the contingent consideration, Caliva employee option holders must be employed by the Company at the time the contingent consideration is paid out. The portion of the pool of common shares that may be paid to Caliva employee option holders is being accounted for as employee share-based compensation and is being expensed over the estimated vesting period. The portion of the pool of common shares that may be paid to former Caliva and OGE shareholders is being accounted for as contingent consideration in the amount of $191,077,970 and is included in the consideration transferred above. Refer to Note 32 for further details.

b)

Earn-out shares – The Caliva share holders received a contingent right for up to 3,929,327 additional common shares if the aggregate consolidated cash of the Company at closing, net of short-term indebtedness, was less than $225,000,000. As the consolidated cash at the time of closing was above this amount, no additional common shares will be issued, and no value has been attributed to this in the transaction.

c)

Other – The Company held back 304,000 common shares related to U.S. Paycheck Protection Program (“PPP”) loans. The fair value associated with the contingent consideration at the transaction date was nil. Refer to Note 32 for further details.

d)

187,380 shares of TPCO have been placed into escrow and will be issued when subsidiaries of Caliva receive their licenses. This is presented as contingent shares to be issued in equity. If the licenses are not obtained, the shares will be issued to Caliva former share holders, and therefore have been included as part of consideration. Refer to Note 20 for further details.

F-39

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

3. Qualifying Transaction

(continued)

The Company issued replacement share options to Caliva employee option holders as discussed in Note 22. The Company recognized $3,489,501 in consideration. This represents the fair value of the awards as at January 15, 2021 that relates to past service of those employees.

Lastly, as part of the Qualifying Transaction, certain liabilities of Caliva were settled by the Company on behalf of Caliva. As a result, they have been included in consideration transferred and excluded from net assets acquired.

The goodwill acquired is associated with Caliva and OGE’s workforce and expected future growth potential and is not expected to be deductible for tax purposes.

Acquisition of LCV

The Company acquired all of the issued and outstanding equity interests of LCV from the existing shareholders of LCV for up to 5,010,077 common shares of the Company, of which 154,348 were common shares to be issued as at December 31, 2021, and $183,090 cash, with certain shareholders receiving cash at $10.00 per share in lieu of common shares for regulatory purposes. The share consideration was valued based on the share price on the date of acquisition, January 15, 2021. As at December 31, 2021, the Company is still in the process of settling the issuance of common shares and cash.

The Company also issued the following contingent consideration:

a)

Trading price consideration – The LCV share holders will have a contingent right for up to 3,856,955 additional common shares in the event the 20-day VWAP of the common shares reaches $13.00, $17.00 and $21.00 within three years of closing, with one-third issuable upon the achievement of each price threshold, respectively. The fair value of the contingent consideration on January 15 , 2021 was $41,641,276 and is included in consideration transferred above. Refer to Note 32 for further details.

b)

Other – The Company held back 299,800 of sharesthat are contingent on the outcome of certain events. The fair value associated with the contingent consideration at the transaction date is nil. Refer to Note 32 for further details.

Lastly, as part of the Qualifying Transaction, certain liabilities of LCV were settled by the Company on behalf of LCV. As a result, they have been included in consideration transferred and excluded from net assets acquired.

The goodwill acquired is associated with LCV’s workforce and expected future growth potential and is not expected to be deductible for tax purposes.

Acquisition of SISU

The Company acquired all of the issued and outstanding units of SISU from the existing members of SISU for 5,787,790 common shares of the Company, of which 765,582 were common shares to be issued, and $11,089,535 in cash. The share consideration was valued based on the share price on the date of acquisition, January 15, 2021. The goodwill acquired is associated with SISU’s workforce and expected future growth potential and is expected to be fully deductible for tax purposes at the state level. The common shares to be issued were issued in June 2021.

Lastly, as part of the Qualifying Transaction, certain liabilities of SISU were settled by the Company on behalf of SISU through the issuance of 336,856 common shares (Note 20) and cash. As a result, these have been included in consideration transferred and excluded from net assets acquired.

F-40

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

4. Significant accounting policies

(a) Foreign currency transactions and translation

Foreign currency transactions are translated into the functional currency using exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the remeasurement of monetary items denominated in foreign currency at year-end exchange rates are recognized in profit or loss.

(b) Cash

Cash is comprised of bank balances held in banks and cash held at the Company’s operating premises in California.

(c) Restricted cash and restricted cash equivalents

The Company classifies restricted cash and restricted cash equivalents outside of cash and cash equivalents when it is not available for general use in operations. Restricted cash equivalents include highly liquid investments with original maturities of less than three months. As at December 31, 2021, $1,496,875 of restricted cash was held in escrow (December 31, 2020 - $582,622,025).

(d) Accounts receivable, notes receivable and allowance for credit losses

Net accounts receivable and notes receivables are stated at the amount management expects to collect from outstanding balances. The allowance for doubtful accounts is based on historical experience and management’s evaluation of outstanding receivables at the end of the period. Receivables are written off when deemed uncollectible.

(e) Inventories

Biological assets consist of cannabis on plants. The costs of growing cannabis, including but not limited to labor, utilities, nutrition and irrigation determined at normal capacity, are capitalized into inventory until the time of harvest.

Raw material inventory consists of acquired biomass for use in manufactured products and is initially valued at cost.

Work-in-process consists of cannabis and manufactured products which are in process and not yet ready for re-sale at which point they are transferred to finished goods. Costs capitalized to work-in-process include direct labor and overhead determined at normal capacity.

Inventories of finished goods and packaging supplies purchased from third parties are initially valued at cost, and subsequently at the lower of cost and net realizable value. The Company measures inventory cost of third-party products and manufactured products using the first-in first-out method.

The cost of finished goods for manufactured products includes manufacturing costs such as materials, labor, depreciation expense on right-of-use assets involved in cultivation and processing, packaging, labelling, inspection and overhead determined at normal capacity to turn raw materials into finished goods.

All direct and indirect costs related to inventory are capitalized as they are incurred, and they are subsequently recorded within cost of sales on the consolidated statements of operations and comprehensive loss at the time cannabis products are sold.

Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs to sell. The Company reviews inventories for obsolete, redundant and slow-moving goods and any such inventories identified are written down to net realizable value.

(f) Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Major additions and improvements are capitalized, while maintenance and repairs are expensed as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the respective accounts and any related gain or loss is recognized in the consolidated statements of operations and comprehensive loss.

F-41

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

4. Significant accounting policies

(continued)

(f) Property and equipment

(continued)

Depreciation is calculated on a straight-line basis over the expected useful lives of the assets, which are as follows:

Leasehold improvements	Shorter of lease term or estimated useful life
Production equipment	1 - 7 years
Furniture and fixtures	2 - 7 years
Office equipment	2 - 7 years
Vehicles	3 - 7 years
Building	30 years

An asset’s residual value, useful life and depreciation method are reviewed at each financial year-end and adjusted if appropriate. Depreciation of property and equipment commences when the asset is available for use.

Property and equipment acquired in a business combination is depreciated over the remaining useful life of the asset.

Gains and losses on disposal of an item of property and equipment are determined by comparing the proceeds from disposal with the carrying amount of the item and are recognized in the consolidated statements of operations and comprehensive loss.

(g) Intangible assets

Intangible assets with finite lives are stated at the amount initially recognized less accumulated amortization and accumulated impairment losses. Intangible assets with finite life are amortized on a straight-line basis as follows:

License	Greater of lease term or estimated useful life
Cultivation network	7 years
Brand	5 – 20 years
Customer relationship	9 years

The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis.

(h) Goodwill

Goodwill represents the excess of the purchase price paid for the acquisition of an entity over the fair value of the net tangible and intangible assets acquired. Goodwill is either assigned to a specific reporting unit or allocated between reporting units based on a reasonable and supportable basis.

A reporting unit is an operating segment, or a business unit one level below that operating segment, for which discrete financial information is prepared and regularly reviewed by segment management. Goodwill is not subject to amortization and is tested annually for impairment, or more frequently if events or changes in circumstances indicate that goodwill may be impaired. The Company reviews goodwill annually at fiscal year-end or at interim periods if events or circumstances indicate the carrying value may not be recoverable.

The Company assesses the fair values of its intangible assets, and its reporting units for goodwill testing purposes, as necessary, using an income-based approach. Under the income-based approach, fair value is based on the present value of estimated future cash flows.

The Company assesses goodwill for impairment annually in the third quarter, or more frequently if events or changes in circumstances indicate that it might be impaired by comparing its carrying value to the reporting unit’s fair value. Refer to Note 10 for goodwill impairment recognized during the year ended December 31, 2021.

The Company may elect to first perform a qualitative assessment to determine whether it is more-likely-than-not that the reporting unit’s fair value is less than its carrying value indicating the potential for goodwill impairment. If factors indicate this is the case, then a quantitative test is performed and an impairment is recorded for any excess carrying value above the reporting unit’s fair value, not to exceed the amount of goodwill.

F-42

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

4. Significant accounting policies

(continued)

(i) Business combinations

The Company accounts for business combinations using the acquisition method when it has obtained control. The Company measures goodwill as the fair value of the consideration transferred including the fair value of any non-controlling interest recognized, less the net recognized amount of the identifiable assets acquired and liabilities assumed, all measured at their fair value as at the acquisition date. Transaction costs, other than those associated with the issue of debt or equity securities, that the Company incurs in connection with a business combination are expensed as incurred.

Any contingent consideration is measured at fair value at the acquisition date. If the contingent consideration is classified as equity it is not remeasured. Otherwise, subsequent changes in the fair value of the contingent consideration are recognized in earnings.

The Company recognizes indemnification assets acquired in a business combination at the same time that it recognizes the indemnified item, measured on the same basis as the indemnified item, subject to the need for the valuation allowance for uncollectible amounts.

When the initial accounting for a business combination has not been finalized by the end of the reporting period in which the transaction occurs, the Company reports provisional amounts. Provisional amounts are adjusted during the measurement period, which does not exceed one year from the acquisition date. These adjustments, or recognition of additional assets or liabilities, reflect new information obtained about facts and circumstances that existed at the acquisition date that, if known, would have affected the amounts recognized at that date.

(j) Investments in non-marketable securities

Investments in equity securities of nonpublic entities without readily determinable fair values are carried at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

(k) Impairment of long-lived assets

The Company reviews long-lived assets, including property and equipment and definite life intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In order to determine if assets have been impaired, assets are grouped and tested at the lowest level for which identifiable independent cash flows are available (“asset group”). When indicators of potential impairment are present the Company prepares a projected undiscounted cash flow analysis for the respective asset or asset group. If the sum of the undiscounted cash flows is less than the carrying value of the asset or asset group, an impairment loss is recognized equal to the excess of the carrying value over the fair value, if any. Fair value can be determined using a market approach, income approach or cost approach. Recognized impairment losses are not reversed.

(l) Share-based compensation

The Company has an equity incentive plan which includes issuances of incentive share options, nonqualified share options, share appreciation rights, restricted share units, deferred share units and performance share units. From time to time, the Company also enters into share-based compensation arrangements with non-employees.

The accounting for these arrangements is consistent with those of employees.

The Company measures equity settled share-based payments based on their fair value at the grant date and recognizes compensation expense on a graded basis over the vesting period. The amount recognized as an expense is net of estimated forfeitures, such that the amount ultimately recognized is based on the number of awards that ultimately vest.

Share-based payment awards that are subject to market-based performance conditions consider the market-based performance condition in the valuation on the grant date. Compensation cost is not adjusted if the market condition is not met, so long as the requisite service is provided. If the market condition is met prior to the end of the service period, the Company would immediately recognize any unrecognized compensation cost based on the grant date fair value.

F-43

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

4. Significant accounting policies

(continued)

(l) Share-based compensation

(continued)

For share-based payment awards that are subject to performance-based conditions, the Company records compensation expense over the estimated service period once the achievement of the performance-based milestone is considered probable. At each reporting date, the Company assesses whether achievement of a milestone is considered probable, and if so, records compensation expense based on the portion of the service period elapsed to date with respect to that milestone, with a cumulative catch-up, net of estimated forfeitures. The Company recognizes remaining compensation expense with respect to a milestone, if any, over the remaining estimated service period.

The Company measures cash-settled share-based payments as liabilities at fair value. At each reporting date, obligations related to cash-settled share-based plans are re-measured at fair value with reference to the fair value of the Company’s share price and the number of units that have been vested. The corresponding share-based compensation expense or recovery is recognized on a graded basis over the vesting period.

The fair value of the share options granted are measured using the Black Scholes option pricing model, taking into account the terms and conditions upon which the stock share were granted.

For share-based compensation granted to non-employees, the compensation expense is measured at the fair value of the equity instruments granted and recognized as the services are received.

(m) Revenue recognition

The Company earns revenue from the sale of cannabis direct-to-consumer (“DTC”) and to wholesale customers. The Company has a diverse customer base across its wholesale and retail revenue streams in the state of California.

The Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue, the Company applies the following five (5) steps:

1)	Identify the contract with a customer
2)	Identify the performance obligation(s)
3)	Determine the transaction price
4)	Allocate the transaction price to the performance obligations(s)
5)	Recognize revenue when/as performance obligations(s) are satisfied

Revenue earned from providing distribution services is recognized at a point in time when the distribution process is complete and control over the goods has transferred to the end customer. In transactions where the Company acts as the principal the transaction revenue is presented gross.

The majority of the Company’s revenue is cash at point of sale. Payment is due upon transferring the goods or providing services to the customer or within a specified time period permitted under the Company’s credit policy. In those cases where the Company provides goods or services on credit, the Company considers whether or not collection is probable in determining if a contract exists under ASC 606 Revenue from Contracts with Customers. Costs associated with goods or services are expensed in the year performance obligations are satisfied.

The Company has a customer loyalty program whereby customers are awarded points with online delivery purchases. Once a customer achieves a certain point level, points can be used to pay for the purchase of product, up to a maximum number of points per transaction. Points expire after 6 months of no activity in a customer’s account.

Unredeemed awards are recorded as deferred revenue. At the time customers redeem points, the redemption is recorded as an increase to revenue. Deferred revenue is included in other accrued expenses within accounts payable and accrued liabilities.

F-44

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

4. Significant accounting policies

(continued)

(m) Revenue recognition

(continued)

The Company’s Return Policy conforms to the Medicinal and Adult-Use Cannabis Regulation and Safety Act (“MAUCRSA”), which was signed into law in September 2017 and creates the general framework for the regulation of commercial medicinal and adult-use cannabis in California. The Company determined that no provision for returns or refunds was necessary as at December 31, 2021.

Sales of products are for cash or otherwise agreed-upon credit terms. The Company’s payment terms vary by customer; however, the time period between when revenue is recognized and when payment is due is not significant. The Company estimates and reserves for its bad debt exposure based on its experience with past due accounts and collectability, write-off history, the aging of accounts receivable and an analysis of customer data.

The following table represents the Company’s disaggregated revenue by sales channel for the year ended December 31, 2021:

December 31, 2021
Direct to consumer	$54,238,607
Wholesale	119,176,274
$173,414,881

(n) Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and accrued obligations under operating lease (current and non-current)

in the balance sheets. Finance lease ROU assets are included in finance ROU assets and accrued obligations under finance lease (current and non-current) in the balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are classified as a finance lease or an operating lease. A finance lease is a lease in which 1) ownership of the property transfers to the lessee by the end of the lease term; 2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise; 3) the lease is for a major part of the remaining economic life of the underlying asset; 4) the present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already included in the lease payments equals or exceeds substantially all of the fair value; or 5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. Leases that do not meet the finance lease criteria are classified as operating leases.

ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments. The Company uses the implicit rate when readily determinable. The ROU assets also include any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

For finance leases, lease expenses are the sum of interest on the lease obligations and amortization of the ROU assets. ROU assets are amortized based on the lesser of the lease term and the useful life of the leased asset according to the property and equipment accounting policy. If ownership of the ROU assets transfers to the Company at the end of the lease term or if the Company is reasonably certain to exercise a purchase option, amortization is calculated using the estimated useful life of the leased asset, according to the property and equipment accounting policy. For operating leases, the lease expenses are generally recognized on a straight-line basis over the lease term and recorded in operating expenses in the statements of net loss and comprehensive loss.

The Company has elected to apply the practical expedient in ASC 842 Leases, for each class of underlying asset, except real estate leases, to not separate non-lease components from the associated lease components of the lessee’s contract and account for both components as a single lease component. Additionally, for certain equipment leases, the Company applies a portfolio approach to effectively account for the operating lease ROU assets and liabilities.

The Company has elected not to recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less that do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. Short-term leases include real estate and vehicles and are not significant in comparison to the Company’s overall lease portfolio. The Company continues to recognize the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

F-45

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

4. Significant accounting policies

(continued)

(o) Income taxes

Income taxes are comprised of current and deferred taxes. These taxes are accounted for using the liability method. Current tax is recognized in connection with income for tax purposes, unrealized tax benefits and the recovery of tax paid in a prior period and measured using the enacted tax rates and laws applicable to the taxation period during which the income for tax purposes arose. Deferred tax is recognized on the difference between the carrying amount of an asset or a liability, as reflected in the financial statements, and the corresponding tax base, used in the computation of income for tax purposes (“temporary difference”) and measured using the enacted tax rates and laws as at the balance sheet date that are expected to apply to the income that the Company expects to arise for tax purposes in the period during which the difference is expected to reverse. Management assesses the likelihood that a deferred tax asset will be realized, and a valuation allowance is provided to the extent that it is more likely than not that all or a portion of a deferred tax asset will not be realized. The determination of both current and deferred taxes reflects the Company’s interpretation of the relevant tax rules and judgment.

An unrealized tax benefit may arise in connection with a period that has not yet been reviewed by the relevant tax authority. A change in the recognition or measurement of an unrealized tax benefit is reflected in the period during which the change occurs.

Income taxes are recognized in the consolidated statement of operations and comprehensive loss, except when they relate to an item that is recognized in other comprehensive loss or directly in equity, in which case, the taxes are also recognized in other comprehensive loss or directly in equity respectively. Where income taxes arise from the initial accounting for a business combination, these are included in the accounting for the business combination.

Interest and penalties in respect of income taxes are not recognized in the consolidated statement of operations and comprehensive loss as a component of income taxes but as a component of interest expense.

As the Company operates in the cannabis industry, it is subject to the limits of U.S. Internal Revenue Code (“U.S. IRC”) Section 280E (“Section 280E”) under which the Company is only allowed to deduct expenses directly related to the cost of producing the products or cost of production.

The Company recognizes uncertain income tax positions at the largest amount that is more-likely-than-not to be sustained upon examination by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Recognition or measurement is reflected in the period in which the likelihood changes. Any interest and penalties related to unrecognized tax liabilities are presented within income tax expense (recovery) in the consolidated statements of operations and comprehensive loss.

(p) Research and development

Research and development costs are expensed as incurred. Research and development expense was approximately $32,265 for the year ended December 31, 2021, respectively (December 31, 2020 - $nil).

(q) Advertising

The Company expenses advertising costs when the advertising first takes place. Advertising expense was approximately $3,369,772 for the year ended December 31, 2021, respectively (December 31, 2020 - $nil).

F-46

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

4. Significant accounting policies

(continued)

(r) Fair value

Fair value is the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Fair value measurements for invested assets are categorized into levels within a fair value hierarchy based on the nature of the valuation inputs (Levels 1, 2 or 3). The three levels are defined based on the observability of significant inputs to the measurement, as follows:

•	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities;

•	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

•	Level 3: one or more significant inputs used in a valuation technique are unobservable in determining fair values of the asset or liability.

Determination of fair value and the resulting hierarchy requires the use of observable market data whenever available. The classification of an asset or liability in the hierarchy is based upon the lowest level of input that is significant to the measurement of fair value.

The carrying value of the Company’s cash, restricted cash and restricted cash equivalents, accounts receivable, notes and other receivables, indemnification assets, security deposits, accounts payable and accrued expenses and consideration payable approximate their fair value due to their short-term nature.

Contingent consideration, investments at fair value through profit or loss and share repurchase liabilities are measured at fair value on a recurring basis.

(s) Cost of sales

Cost of sales represents costs directly related to the acquisition of third-party products, and manufacturing and distribution of the Company’s products. Primary costs include cost of third-party inventories and in the case of manufactured products, includes raw materials, packaging, direct labor, overhead, shipping and handling, the depreciation of right-of-use assets, and cultivation taxes and tariffs. Manufacturing overhead and related expenses include salaries, wages, employee benefits, utilities, maintenance and property taxes. Cost of sales also includes inventory valuation adjustments. The Company recognizes the cost of sales as the associated revenues are recognized.

(t) Earnings (loss) per share

Basic earnings (loss) per share (“Basic EPS”) is calculated by dividing the net earnings available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“Diluted EPS”) is calculated using the treasury method of calculating the weighted average number of common shares outstanding. The treasury method assumes that outstanding share options with an average exercise price below the market price of the underlying shares are exercised, and the assumed proceeds are used to repurchase common shares of the Company at the average price of the common shares for the period.

(u) Operating segments

Operating segments are components of the Company that engage in business activities which generate revenues and incur expenses (including intercompany revenues and expenses related to transactions conducted with other components of the Company). The operations of an operating segment are distinct, and the operating results are regularly reviewed by the CODM for the purposes of resource allocation decisions and assessing its performance.

The Company has assessed the above criteria and has determined that the entity as a whole is one operating segment.

F-47

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

4. Significant accounting policies

(continued)

(v) Assets classified as held for sale

Assets are classified as held for sale when the Company commits to a plan to sell the asset, the asset is available for immediate sale in its present condition and an active program to locate a buyer at a reasonable price has been initiated. The sale of these assets is generally expected to be completed within one year. Once it has been determined that assets meet the criteria to be classified as held for sale, and prior to classifying as such, the Company considers whether the assets are impaired and recognizes any impairment. Assets classified as held for sale are not depreciated. However, interest attributable to the liabilities associated with assets classified as held for sale and other related expenses are recorded as expenses in the Company’s consolidated statements of operations and comprehensive loss.

(w) Non-controlling interest and redeemable non-controlling interest

The Company consolidates entities in which the Company has a controlling financial interest. The Company consolidates subsidiaries in which the Company holds, directly or indirectly, more than 50% of the voting rights, and VIEs in which the Company is the primary beneficiary. Non-controlling interests represent third-party equity ownership interests (including equity ownership interests held by certain VIEs) in the Company’s consolidated entities. Net income attributable to non-controlling interests is disclosed in the consolidated statement of operations and comprehensive loss.

Non-controlling interest is presented in mezzanine equity as redeemable non-controlling interest (“redeemable NCI”) when it is contingently redeemable and the contingency is not within the Company’s control. Redeemable NCI is initially recognized at fair value and is subsequently adjusted for the non-controlling interest’s share of net income or net loss. At the end of each reporting period, the Company determines the redemption amount and if the redemption amount is greater than the carrying value, the redeemable NCI is remeasured and changes are recognized immediately.

(x) Critical accounting estimates and judgments

The preparation of consolidated financial statements in conformity with GAAP requires the Company’s management to make judgments, estimates and assumptions about future events that affect the amounts reported in the consolidated financial statements. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results may differ from those estimates. Estimates and judgments are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that management considers to be reasonable.

Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Variable interest entities

The Company assesses all variable interests in entities and uses judgment when determining if the Company is the primary beneficiary. Qualitative factors that are considered include decision-making responsibilities, the VIE capital structure, risk and rewards sharing, contractual agreements with the VIE, voting rights and the level of involvement of other parties. Refer to Note 34 for further details.

Business combinations

In determining the fair value of net identifiable assets acquired in a business combination, including any acquisition-related contingent consideration, estimates including market based and appraisal values are used. One of the most significant areas of judgment and estimation relates to the determination of the fair value of these assets and liabilities, including the fair value of contingent consideration, if applicable. If any intangible assets are identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent external valuation expert may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. These valuations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied. In addition, management applies judgment in determining the amount, if any, that leases acquired in a business combination are off-market resulting in an adjustment to the right-of-use assets. In particular, management’s judgment is used in determining the premium over basic market rents that would be applied by a lessor where the leased premise is being used for cannabis-related businesses. Finally, determining whether amounts should be included as part of consideration requires judgment.

Leases

The Company applies judgment in determining whether a contract contains a lease and whether a lease is classified as an operating lease or a finance lease. The Company determines the lease term as the non-cancellable term of the lease, which may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The lease term is used in determining classification between operating lease and finance lease, calculating the lease liability and determining the incremental borrowing rate.

The Company has several lease contracts that include extension and termination options. The Company applies judgment in evaluating whether it is reasonably certain to exercise the option to renew or terminate the lease. That is, it considers all relevant factors that create an economic incentive for it to exercise either the renewal or termination. After the commencement date of the lease, the Company reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise or not to exercise the option to renew or to terminate (e.g., construction of significant leasehold improvements or significant customization to the leased asset).

F-48

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

4. Significant accounting policies

(continued)

(x) Critical accounting estimates and judgments

(continued)

The Company also applies judgment in allocating the consideration in a contract between lease and non-lease components. It considers whether the Company can benefit from the right-of-use asset either on its own or together with other resources and whether the asset is highly dependent on or highly interrelated with another right-of-use asset.

The Company is required to discount lease payments using the rate implicit in the lease if that rate is readily available. If that rate cannot be readily determined, the lessee is required to use its incremental borrowing rate. The Company generally uses the incremental borrowing rate when initially recording real estate leases. Information from the lessor regarding the fair value of underlying assets and initial direct costs incurred by the lessor related to the leased assets is not available.

The Company determines the incremental borrowing rate of each lease by estimating the credit rating of the Company at the time the lease is recognized, referencing market yields corresponding to the credit rating and weighted average life of the lease, and factoring in other lease-specific factors such as assumed collateral.

Share-based compensation

In determining the fair value of share-based payments, the Company makes assumptions, such as the expected life of the award, the volatility of the Company’s share price, the risk-free interest rate, and the rate of forfeitures. Refer to Note 22 for further information.

Goodwill

Goodwill is tested for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of goodwill may have been impaired. In order to determine that the value of goodwill may have been impaired, the Company performs a qualitative assessment to determine whether it is more-likely-than-not that the reporting unit’s fair value is less than its carrying value, indicating the potential for goodwill impairment. A number of factors, including historical results, business plans, forecasts and market data are used to determine the fair value of the reporting unit. Changes in the conditions for these judgments and estimates can significantly affect the assessed value of goodwill. Refer to Note 10 for further information.

Long-lived assets

Depreciation and amortization of property and equipment, right-of-use assets and intangible assets are dependent upon estimates of useful lives, which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that consider factors such as economic and market conditions and the useful lives of assets. The Company uses judgment in: (i) assessing whether there are impairment triggers affecting long-lived assets, (ii) determining the asset groups and (iii) determining the recoverable amount and if necessary, estimating the fair value. Refer to Notes 9, 10 and 13 for further information.

Fair value measurement

The Company uses valuation techniques to determine the fair value of financial instruments (where active market quotes are not available) and non-financial assets. This involves developing estimates and assumptions consistent with how market participants would price the instrument. The Company bases its assumptions on observable data as far as possible, but this is not always available. In that case, the Company uses the best information available. Estimated fair values may vary from the actual prices that would be achieved in an arm’s length transaction at the reporting date. Refer to Note 33 for further information on recurring and non-recurring fair value measurements.

Deferred tax assets and uncertain tax positions

The Company recognizes deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the respective tax bases of its assets and liabilities. The Company measures deferred tax assets and liabilities using current enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse. The Company routinely evaluates the likelihood of realizing the benefit of its deferred tax assets and may record a valuation allowance if, based on all available evidence, it determines that some portion of the tax benefit will not be realized.

F-49

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

4. Significant accounting policies

(continued)

(x) Critical accounting estimates and judgments

(continued)

In evaluating the ability to recover deferred tax assets within the jurisdiction from which they arise, the Company considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax-planning strategies and results of operations. In projecting future taxable income, the Company considers historical results and incorporates assumptions about the amount of future state, federal and foreign pretax operating income adjusted for items that do not have tax consequences. The Company’s assumptions regarding future taxable income are consistent with the plans and estimates that are used to manage its underlying businesses. In evaluating the objective evidence that historical results provide, the Company considers three years of cumulative operating income/(loss). The income tax expense, deferred tax assets and liabilities and liabilities for unrecognized tax benefits reflect the Company’s best assessment of estimated current and future taxes to be paid. Deferred tax asset valuation allowances and liabilities for unrecognized tax benefits require significant judgment regarding applicable statutes and their related interpretation, the status of various income tax audits and the Company’s particular facts and circumstances. Although the Company believes that the judgments and estimates discussed herein are reasonable, actual results, including forecasted COVID-19 business recovery, could differ, and the Company may be exposed to losses or gains that could be material. To the extent the Company prevails in matters for which a liability has been established or is required to pay amounts in excess of the established liability, the effective income tax rate in a given financial statement period could be materially affected.

Principal versus agent

The Company enters into certain transactions with suppliers whereby the Company obtains title immediately before selling the product to customers. The Company has applied judgment in assessing whether the Company is acting as an agent or a principal in the transaction with the customer.

In management’s judgment, the Company is acting as the principal in these transactions. In applying its judgment, management has considered that the Company takes control (and title) to the product prior to sale to the end customer. In assessing the indicators that are laid out in ASC 606, management has considered the following:

•	From the customer’s perspective, the only party they interact with is the Company. The customer does not know the origin of the product and there is no brand recognition associated with the product (i.e., the products do not carry a brand name, and instead the labels only carry information with respect to the contents of the package).

•	If the customer returns the product, the Company will decide whether to take the product back and refund the customer, and the Company will have no right to compensation from the supplier. As a result, the Company has back-end inventory risk.

•	The Company has discretion in setting prices and in many cases the supplier does not know the amount the Company sold the products for.

(y) Accounting standards adopted

Disclosure framework – fair value measurement

In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) ASU 2018-13, Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (ASC 820) (“ASC 2018-13”).

ASU 2018-13 removes (a) the prior requirement to disclose the amount and reason for transfers between Level 1 and Level 2 of the fair value hierarchy contained in ASC 820, (b) the policy for timing of transfers between levels, and (c) the valuation process used for Level 3 fair value measurements. ASU 2018-13 also adds, among other items, a requirement to disclose the range and weighted average of significant unobservable inputs used in Level 3 fair value measurements. The Company adopted ASU 2018-13 effective January 1, 2020 and such adoption did not have a material effect on its financial statements.

Leases

The FASB issued ASU 2016-02 Leases (ASC 842) (“ASC 2016-02”) which modifies the classification criteria and requires lessees to recognize right-of-use assets and lease liabilities arising from most leases on the balance sheet with additional disclosures about leasing arrangements. The effective date was subsequently amended by ASU 2021-05 for non-public business entities to be effective for fiscal years beginning after December 31, 2021, with earlier application permitted.

The Company had no leases until it acquired subsidiaries in the business combination discussed in Note 3. As a result, the Company elected to early adopt ASC 842 in accordance with the transition provisions of ASU 2016-02, with a date of initial application of January 1, 2021. There was no impact on its financial statements.

F-50

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

4. Significant accounting policies

(continued)

(y) Accounting standards adopted

(continued)

Income taxes

In December 2019, the FASB issued ASU 2019-12, Income Taxes - Simplifying the Accounting for Income Taxes (ASC 740) (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. The standard is effective for non-public business entities for annual reporting periods beginning after December 15, 2021, with early adoption permitted for periods for which financial statements have not yet been made available for issuance. The Company elected to early adopt ASU 2019-12 effective January 1, 2021, in accordance with its transition provisions. The adoption did not have a material effect on its financial statements.

Investments

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 is effective for the non-public business entities for fiscal years beginning after December 15, 2021, with early adoption permitted for periods for which financial statements have not yet been made available for issuance. The Company elected to early adopt ASU 2020-01 effective January 1, 2021, in accordance with its transition provisions. The adoption did not have a material effect on its financial statements.

(z) Accounting standards issued but not yet effective

Debt with conversion options and other options

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which is intended to address issues identified as a result of the complexity associated with applying GAAP for certain financial instruments with characteristics of liabilities and equity. ASU 2020-06 is effective for the Company beginning January 1, 2022. The Company does not anticipate the adoption of this ASU to have an impact on its financial statements.

Allowance for credit losses

In September 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This guidance was subsequently amended by ASU 2018-19,

Codification Improvements, ASU 2019- 04, Codification Improvements, ASU 2019-05, Targeted Transition Relief, ASU 2019-10, Effective Dates, and ASU 2019-11, Codification Improvements. These ASUs are effective for Smaller Reporting Companies for fiscal years beginning after December 15, 2022, including interim periods therein. The Company is currently evaluating the effect of adopting this ASU.

Business combinations

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805) – Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”).

The amendments in this update require contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with Topic 606, Revenue from Contracts with Customers, as if it had originated the contracts. Under the current business combinations guidance, such assets and liabilities are recognized by the acquirer at fair value on the acquisition date. These ASUs are effective for Smaller Reporting Companies for fiscal years beginning after December 15, 2023, including interim periods therein. The Company is currently evaluating the effect of adopting this ASU.

F-51

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

4. Significant accounting policies

(continued)

(z) Accounting standards issued but not yet effective

(continued)

Accounting for Contract Assets and Contract Liabilities from Contracts with Customers

In October 2021, the FASB issued ASU 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805) (“ASU 2021-08”). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. The ASU is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. If early adopted, the amendments are applied retrospectively to all business combinations for which the acquisition date occurred during the fiscal year of adoption. This ASU is currently not expected to have a material impact on the consolidated financial statements.

Government Assistance

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832) (“ASU 2021-10”). This ASU requires business entities to disclose information about government assistance they receive if the transactions were accounted for by analogy to either a grant or a contribution accounting model. The disclosure requirements include the nature of the transaction and the related accounting policy used, the line items on the balance sheets and statements of operations that are affected and the amounts applicable to each financial statement line item and the significant terms and conditions of the transactions. The ASU is effective for annual periods beginning after December 15, 2021. The disclosure requirements can be applied either retrospectively or prospectively to all transactions in the scope of the amendments that are reflected in the financial statements at the date of initial application and new transactions that are entered into after the date of initial application. The ASU is currently not expected to have a material impact on the consolidated financial statements.

5. Prepaid expenses

	December 31, 2021	December 31, 2020
Prepaid expenses	$109,929	$—
Prepaid insurance	1,560,840	—
Prepaid inventory	2,188,881	—
Other prepaid assets	2,036,238	—
	$5,895,888	$—

6. Inventory

	December 31, 2021	December 31, 2020
Packaging supplies	$2,784,846	$—
Biological assets	1,371,749	—
Raw materials	2,284,344	—
Work in progress	3,445,426	—
Finished goods	17,353,286	—
	$27,239,651	$—

During the year ended December 31, 2021, the Company recorded write-downs of $5,949,741 on inventory which is included in cost of sales.

7. Notes receivable

Notes receivable is comprised of the following:

	December 31, 2021	December 31, 2020
Upfront payment (i)	$5,650,000	$—
Promissory note receivable (ii)	543,560	—
Other receivable (iii)	1,200,000	—
Receivable from Sponsor (iv)	—	24,977,765

Total notes receivable	7,393,560	24,977,765
Less allowance for credit losses (i)	(2,660,943)	—

Note receivable	$4,732,617	$24,977,765

(i)

In May 2021, the Company entered into a series of arrangements to obtain the rights to four acres of land that is licensed for outdoor grow (the “Arrangement”). The purchase price for the Arrangement is $6,000,000 in cash (subject to holdbacks), shares with an estimated value of $2,500,000 to be issued when the transaction closes and up to 1,309,263 shares subject to earnouts. The upfront payment of 5,650,000, net of holdbacks of $350,000, is secured by a non-interest-bearing promissory note. The holdback amount will be paid on the first anniversary of the closing of the transaction. The closing of the transaction is dependent on the satisfaction of various conditions, which have not been met to date. In the event that the transaction does not close, the promissory note will be repaid to the Company. The outstanding balance of this note matures and is due and payable in full on the earlier of June 1, 2022 or five business days after the termination of the transaction. As there is uncertainty as to whether the transaction will close, the Company recorded an allowance for credit losses of $2,660,943 related to the upfront payment.

F-52

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

7. Notes receivable

(continued)

The Company also entered into a cultivation and supply agreement for a period of three years, with the option to extend for two additional one-year terms under the same contractual terms. As part of the agreement, the Company has a minimum purchase commitment of 12,000 lbs per growing period of conforming cannabis as defined in the cultivation and supply agreement, equal to approximately $3,500,000.

(ii)

During the year ended December 31, 2021, the Company disposed of its non-THC business. As part of the proceeds received, the Company entered into a promissory note. The note is unsecured, bearing interest at 2% per annum and payable in 5 equal quarterly instalments beginning on July 31, 2021. During the year ended December 31, 2021, the Company received $374,984 representing two payments.

(iii)

During the year ended December 31, 2021, the Company was successful in a legal matter and agreed to a settlement of $2,200,000, of which $1,000,000 was received prior to December 31, 2021. The remaining settlement is to be received in full by December 2022 based on an agreed upon payment schedule.

(iv)

As at December 31, 2020, other receivable was comprised of a cash account held by the Subversive Capital Sponsor LLC (the “Sponsor”) for the benefit of the Company. During the year ended December 31, 2021, the private placement closed, and the cash account held by the Sponsor was transferred to the Company.

8. Investments at fair value through profit or loss

	Level 1	Level 3	Total
Balance, January 1, 2021	$-	$-	$-
Acquired in the period	2,159,514	1,000,000	3,159,514
Change in fair value	(1,299,018)	48,028	(1,250,990)

Balance, December 31, 2021	$860,496	$1,048,028	$1,908,524

Level 1 – Refer to Note 26 for further details.

Level 3 – The Company determines the fair value of level 3 investments based on an appropriate equity pricing model that takes into account the investee’s dividends policy and its historical and expected future performance based on an appropriate growth factor for a similar listed entity and a risk adjusted discount rate.

F-53

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

9. Property and equipment

	Leasehold improvements	Production equipment	Furniture and fixtures	Vehicles	Office equipment	Building	Total
Gross carrying amount
Balance, December 31, 2020	$—	$—	$—	$—	$—	$—	$—
Acquired in the Qualifying Transaction (Note 3)	7,776,866	3,053,047	436,963	372,774	614,554	—	12,254,204
Acquired in a business combination (Note 11)	4,509,125	207,756	355,564	117,996	122,777	—	5,313,218
Additions	1,903,466	630,589	119,227	198,410	359,178	6,549,489	9,760,359
Disposals	(327,700)	(368,479)	(52,895)	—	(31,509)	—	(780,583)

Balance, December 31, 2021	$13,861,757	$3,522,913	$858,859	$689,180	$1,065,000	$6,549,489	$26,547,198

Depreciation
Balance, December 31, 2020	$—	$—	$—	$—	$—	$—	$—
Additions	1,760,781	1,251,920	198,127	115,919	213,454	81,866	3,622,067
Disposals	(19,934)	(101,550)	(650)	—	—	—	(122,134)

Balance, December 31, 2021	$1,740,847	$1,150,370	$197,477	$115,919	$213,454	$81,866	$3,499,933

Carrying amount December 31, 2020	$—	$—	$—	$—	$—	—	$—

Carrying amount December 31, 2021	$12,120,910	$2,372,543	$661,382	$573,261	$851,546	$6,467,623	$23,047,265

As at December 31, 2021, the Company has leasehold improvements of $966,192 in progress which are not available for use and therefore not depreciated.

F-54

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

10. Goodwill and intangibles

	Goodwill	License	Cultivation Network	Brand	Customer Relationship	Total
Gross carrying amount
Balance, December 31, 2020	$—	$—	$—	$—	$—	$—
Acquired in the Qualifying Transaction (Note 3)	616,979,694	137,460,000	5,020,000	109,140,000	2,920,000	871,519,694
Acquired in a business combination (Note 11)	45,666,784	21,387,210	—	12,040,360	—	79,094,354
Impairment (Note 16)	(615,589,438)	(33,486,917)	(3,515,000)	—	—	(652,591,355)
Transferred to assets held for sale (Note 16)	—	(400,000)	—	—		(400,000)
Disposals	(3,005,395)	(250,000)	—	(4,480,000)	—	(7,735,395)

Balance, December 31, 2021	$44,051,645	$124,710,293	$1,505,000	$116,700,360	$2,920,000	$289,887,298

Amortization
Balance, December 31, 2020	$—	$—	$—	$—	$—	$—
Additions	—	17,604,713	547,594	5,264,606	308,424	23,725,337
Impairment (Note 16)	—	(32,569)	—			(32,569)

Balance, December 31, 2021	$—	$17,572,144	$547,594	$5,264,606	$308,424	$23,692,768

Carrying amount December 31, 2020	$—	$—	$—	$—	$—	$—

Carrying amount December 31, 2021	$44,051,645	$107,138,149	$957,406	$111,435,754	$2,611,576	$266,194,530

The following table outlines the estimated future annual amortization expense related to intangible assets as of December 31, 2021:

Estimated Amortization
2022	$23,001,409
2023	15,663,355
2024	15,450,848
2025	15,344,561
2026	14,894,456
Thereafter	137,788,256
$222,142,885

F-55

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

10. Goodwill and intangibles

(continued)

Goodwill and intangible assets – Impairment

Impairment of long-lived assets

At each reporting period end the Company considers if there have been any triggers that indicate that its long-lived assets are not recoverable. Based on the softening of the California cannabis market during the three months ended September 30, 2021, the Company determined that an impairment test was appropriate at that time.

The impairment test for long-lived assets is a two-step test, whereby management first determines the recoverable amount (undiscounted cash flows) of each asset group. If the recoverable amount is lower than the carrying value of the asset group, impairment is indicated.

The recoverable amount was lower than the carrying amount for two of its asset groups. The Company then determined the fair value of each of those asset groups and allocated the impairment to the assets in the scope of Subtopic 360-10, being licenses and cultivation network. The assets were not written down below their individual fair value.

As a result of this assessment, the Company determined that long-lived assets with a carrying amount of $55,163,000 were no longer recoverable and adjusted the carrying value to the estimated fair value of $18,431,000, resulting in an impairment loss of $36,732,000.

The fair value of each asset group was determined using cash flows expected to be generated by market participants, discounted at a weighted average cost of capital. For the purposes of allocation of impairment, the fair value of the specific assets that were impaired was determined using a discounted cash flow technique based on the following key assumptions:

Asset	Discount Rate	Forecasted Sales Growth Rate	Terminal Value Growth Rate
Licenses	15.5% - 20.5%	Average of -4% to 24%	3%
Cultivation Network	20.5%	Average of -42% to 6%	3%

Impairment of goodwill

The Company conducts goodwill impairment testing annually during the third quarter, or more often if events, changes or circumstances indicated that it is more likely than not that the fair value of a reporting unit is lower than its carrying amount. At the time of the annual impairment test, the Company determined that the existence of impairment on certain long-lived assets, together with the softening of the California cannabis market and changes in market expectations of cash flows since the Company acquired the goodwill, indicated the fair value of its reporting units might be lower than the carrying value.

As at September 30, 2021, the Company identified three reporting units and allocated the carrying value of goodwill to the respective reporting units:

Direct-to-consumer (“DTC”)	$470,577,972
Wholesale – Branded products	$92,783,625
Wholesale – Non-branded products	$46,672,404

The Company determined the fair value of each reporting unit and compared it to the carrying value. The fair value of each reporting unit was determined using a discounted cash flow technique based on the following key assumptions:

Reporting unit	Discount Rate	Forecasted Sales Growth Rate	Terminal Value Growth Rate
DTC	13.5%	Averageof24%	3%
Wholesale- Branded products	13.5%	Averageof17%	3%
Wholesale- Non-branded products	18.5%	Average-4%	3%

As a result of the impairment tests, goodwill impairment of $610,034,001 was recognized.

F-56

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

11. Business combinations

The following table summarizes the consolidated balance sheet impact at acquisition of the Company’s business combinations that occurred during the year ended December 31, 2021 (not including the Qualifying Transaction which is discussed in Note 3):

	Coastal	Calma	Other	Total
Total consideration transferred (i)	$20,700,000	$9,968,474	$2,894,952	$33,563,426
Redeemable non-controlling interest	$39,928,597	$1,500,000	$-	$41,428,597
Assets acquired
Current assets
Cash	$-	$-	$33,213	$33,213
Restricted cash	9,989,470	-	-	9,989,470
Inventory	2,477,000	379,617	98,050	2,954,667
Prepaid expenses	515,947	109,929	-	625,876
Indemnification assets	980,000	-	865,126	1,845,126
Long-term assets
Security deposits	-	61,185	-	61,185
Property and equipment	4,839,634	457,551	16,033	5,313,218
Right-of-use assets – operating lease	12,491,344	2,790,377	433,934	15,715,655
Intangible assets	26,482,000	5,227,000	1,718,570	33,427,570
Total assets acquired	57,775,395	9,025,659	3,164,926	69,965,980
Liabilities assumed
Accounts payable and accrued liabilities	9,483,665	1,115,477	1,069,654	11,668,796
Consideration payable – current portion	924,457	-	-	924,457
Consideration payable	2,170,463	-	-	2,170,463
Lease liabilities	12,835,761	2,790,377	433,934	16,060,072
Deferred tax liabilities	7,985,746	1,449,682	381,525	9,816,953
Total liabilities assumed	33,400,092	5,355,536	1,885,113	40,640,741
Goodwill	$36,253,294	$7,798,351	$1,615,139	$45,666,784

(i) Total consideration transferred is comprised of the following:

	Coastal	Calma	Other	Total
Cash	$20,700,000	$8,500,000	$1,435,550	$30,635,550
Consideration payable	—	—	1,459,402	1,459,402
Common shares	—	1,468,474	—	1,468,474
Total consideration	$20,700,000	$9,968,474	$2,894,952	$33,563,426

F-57

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

11. Business combinations

(continued)

Coastal

On October 1, 2021, the Company executed a Unit Purchase Agreement (the “Purchase Agreement”) to acquire 100% equity interest in Coastal Holding Company, LLC (“Coastal Holding”). The closing of the transaction is subject to multiple conditions, including the receipt of municipal approval to transfer licenses at seven (7) locations.

At the same time, the Company advanced $20,700,000 of cash to Coastal Holdings, as well as entered into Management Service Agreements (“MSA’s”) with Coastal Holding and certain of its subsidiaries (collectively “Coastal”). As part of the arrangement, the Company received 9.5% direct interest in Varda Inc., an operating dispensary as well as an agreement to acquire the remaining 90.5% for $4,500,000 when approval for the transfer of that entity’s license is received and NEO Exchange final approval.

The Purchase Agreement and the MSA’s grant the Company the power to manage and make decisions that affect the operations of Coastal and Varda Inc., including the management and development of dispensary operations. Pursuant to the Purchase Agreement and MSA’s with Coastal, the Company is entitled to a management fee equal to 100% of the revenues generated and is responsible for 100% of the costs and expenses of Coastal. With respect to Varda Inc., the Company is entitled to 100% of the revenues generated and are responsible for 100% of the costs and expenses, while the non-controlling interest (“NCI”) holder is entitled to 45.25% of any profit distributions.

As a result, the Company has determined that Coastal and Varda Inc. are VIEs and the Company is the primary beneficiary by reference to the power and benefits criterion under ASC 810, Consolidation. The transaction has been accounted for as a business combination under ASC 805 with 100% of the equity interest in Coastal and 90.5% of the equity interest in Varda being presented as redeemable NCI.

Upon closing of the transaction, the funds advanced to Coastal Holdings will be forgiven and the NCI will be redeemed by issuing shares of the Company’s subsidiary, Coast L Acquisition Corp, which are exchangeable into shares of the Company on a one-for-one basis. The number of shares to be issued is based on an initial value of $39,880,000, with adjustments for various holdbacks and claw-backs. The claw-backs relate to certain liabilities of Coastal Holdings that are to be extinguished by the current equity owners with the $20,700,000 of cash advanced by the Company.

The number of shares to be issued becomes fixed at various points during the closing period as milestones, which are primarily receipt of approval for licenses to transfer, are met. Although the NCI is not redeemable in cash, it has been presented as mezzanine equity as there is no limit in the arrangement on the number of shares to be issued. The fair value of the NCI on initial recognition is $35,428,597, and as of the date of the transaction, the number of shares that would be required to be issued to satisfy the arrangement is 12,230,494

The Company estimated the fair value of the NCI by estimating the fair value of the share consideration that the Company will issue when the transaction closes. The Company used a Monte Carlo simulation to estimate the number of shares that will be issued to satisfy the arrangement and applied a discount for lack of marketability to reflect the fact that the shares to be issued are restricted until the satisfaction of certain conditions. The NCI is classified as a level 3 fair value measurement due to the discount for lack of marketability that has been applied in the range of 8% - 10%.

Operating results have been included in these consolidated financial statements from the date the Company became the primary beneficiary. Coastal’s revenue and net loss for the period from the date the Company became the primary beneficiary to December 31, 2021 included in the consolidated statements of operations and comprehensive loss are $5,465,426 and $684,050, respectively. Had the business combination occurred on January 1, 2021 Coastal’s revenue and net loss for the period from January 1, 2021 to December 31, 2021 included in the consolidated statements of operations and comprehensive loss would have been $21,424,219 and $2,282,811, respectively.

The goodwill acquired is associated with Coastal’s workforce and expected future growth potential and is not expected to be deductible for tax purposes.

Due to the complexity associated with the valuation process and short period of time between the date the Company became the primary beneficiary and the period end, the identification and measurement of the assets acquired, and liabilities assumed, as well as the measurement of consideration is provisional and subject to adjustment on completion of the valuation process and analysis of resulting tax effects. Management will finalize the accounting for the acquisitions no later than one year from the date of the respective acquisition date and will reflect these adjustments in the reporting period in which the adjustments are determined as required by ASC 805. Differences between these provisional estimates and the final acquisition accounting may occur and these differences could have a material impact on the Company’s future financial position and results of operations.

Calma Weho, LLC (“Calma”)

On October 1, 2021, the Company acquired 85% of the equity interest of Calma, an operating dispensary located in West Hollywood, California.

Total consideration comprised $8,500,000 in cash and $1,468,474 in equity of the Company. In addition, the Company is committed to acquiring the remaining 15% when local regulations permit, for $1,500,000 in common shares of the Company. In accordance with the agreement, the Company transferred  $1,500,000 in cash into escrow, which will be released to the Company when the remaining 15% is acquired and the Company issues the related common shares to the seller.

Because the acquisition of the remaining 15% interest is contingent upon local regulations permitting, and the obligation is to be settled in shares and not in cash or other assets, the Company has presented the 15% as redeemable non-controlling interest in the consolidated balance sheet.

Operating results have been included in these consolidated financial statements from the date of the acquisition. Calma’s revenue and net income for the period from the date of acquisition to December 31, 2021 included in the consolidated statements of operation and comprehensive loss are $1,675,337 and $41,537, respectively. Had the business combination occurred on January 1, 2021 Calma’s revenue and net income for the period from January 1, 2021 to December 31, 2021 included in the consolidated statements of operation and comprehensive loss would have been $10,502,294 and $157,082, respectively.

The goodwill acquired is associated with Calma’s workforce and expected future growth potential and is not expected to be deductible for tax purposes.

As at December 31, 2021, the Company is still in the process of assessing the fair value of the net assets acquired and, as a result, the fair value of the net assets acquired may be subject to adjustments pending completion of final valuations and post-closing adjustments. Management will finalize the accounting for the acquisitions no later than one year from the date of the respective acquisition date and will reflect these adjustments in the reporting period in which the adjustments are determined as required by ASC 805. Differences between these provisional estimates and the final acquisition accounting may occur and these differences could have a material impact on the Company’s future financial position and results of operations.

F-58

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

11. Business combinations

(continued)

Other Acquisitions

Kase’s Journey

On August 2, 2021, the Company, through its wholly owned subsidiary Caliva CARECE1 LLC, acquired all of the issued and outstanding equity interests of Kase’s Journey Inc., an operating retail dispensary located in Ceres, California, from the existing shareholders for $1,300,000 cash, subject to adjustments, and $1,221,902 of consideration payable.

The consideration payable from the acquisition of Kase’s Journey is measured initially at fair value, and subsequently at amortized cost. The fair value has been determined by discounting future expected cash outflows at a discount rate of 6.30%.

As at December 31, 2021, the carrying value of the consideration payable was $1,253,874, expected to be paid in full by February 2023.

The goodwill acquired is primarily related to factors such as synergies and market opportunities and is expected to be fully deductible for tax purposes at the state level.

Kase’s Journey’s results of operations since the acquisition date have been included within the Company’s operating segment. Standalone and pro forma results of operations have not been presented because they were not material to the consolidated financial statements

As at December 31, 2021, the Company is still in the process of assessing the fair value of the net assets acquired and, as a result, the fair value of the net assets acquired may be subject to adjustments pending completion of final valuations and post-closing adjustments. Management will finalize the accounting for the acquisitions no later than one year from the date of the respective acquisition date and will reflect these adjustments in the reporting period in which the adjustments are determined as required by ASC 805. Differences between these provisional estimates and the final acquisition accounting may occur and these differences could have a material impact on the Company’s future financial position and results of operations.

Martian Delivery

On August 16, 2021, the Company, through its wholly owned subsidiary TPCO US Holding LLC, acquired all of the issued and outstanding membership interests of Martian Delivery LLC, an operating retail dispensary located in the City of Sacramento, California, from the existing shareholders for $237,500 cash and $237,500 in promissory notes payable.

The goodwill acquired is primarily related to factors such as synergies and market opportunities and is not expected to be deductible for tax purposes.

Martian’s results of operations since the acquisition date have been included within the Company’s operating segment. Standalone and pro forma results of operations have not been presented because they were not material to the consolidated financial statements

As at December 31, 2021, the Company is still in the process of assessing the fair value of the net assets acquired and, as a result, the fair value of the net assets acquired may be subject to adjustments pending completion of final valuations and post-closing adjustments.

F-59

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

12. Accounts payable and accrued liabilities

	December 31, 2021	December 31, 2020
Trade payables	$8,390,991	$-
Other accrued expenses	7,288,466	28,321,972
Accrued payroll expenses	1,326,493	-
Accrued severance expenses	1,331,365	-
Accrued income and other taxes	19,062,306	-
Goods received but not yet invoiced	4,225,696	-
	$41,625,317	$28,321,972

13. Leases

The Company leases real estate used for dispensaries, production plants, and corporate offices. Lease terms for real estate generally range from 1 to 16.5 years. Most leases include options to renew for varying terms at the Company’s sole discretion. Other leased assets include passenger vehicles. Lease terms for these assets generally range from 1 to 2 years. Certain leases include escalation clauses or payment of executory costs such as property taxes, utilities, or insurance and maintenance. Rent expense for leases with escalation clauses is accounted for on a straight-line basis over the lease term. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The following table provides the components of lease cost recognized in the consolidated statements of operations and comprehensive loss for year ended December 31, 2021:

December 31, 2021
Operating lease costs	$4,765,566
Short term lease expense	191,403

Lease expense	4,956,969
Finance lease cost:
Depreciation and amortization of lease assets	1,619,093
Interest on lease liabilities	4,515,112

Finance lease cost	6,134,205

Total lease costs	$11,091,174

Other information related to operating and finance leases as of and for the year ended December 31, 2021 are as follows:

	Operating Lease	Finance Lease
Weighted average discount rate	11.51%	13.02%
Weighted average remaining lease term (in years)	9.71	15.75

The maturity of the contractual undiscounted lease liabilities as of December 31, 2021:

	Operating Lease	Finance Lease
2022	$6,774,561	$4,493,443
2023	5,662,221	4,625,156
2024	5,281,010	4,763,910
2025	5,081,629	4,906,828
2026	4,647,394	5,054,033
Thereafter	23,921,870	64,884,897

Total undiscounted lease liabilities	51,368,685	88,728,267
Interest on lease liabilities	20,140,430	51,939,841

Total present value of minimum lease payments	31,228,255	36,788,426
Lease liability – current portion	3,441,710	13,712

Lease liability	$27,786,545	$36,774,714

F-60

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

13. Leases

(continued)

Additional information on the right-of-use assets is as follows:

	Operating lease	Finance lease
Gross carrying amount
Balance, December 31, 2020	$-	$-
Acquired in the Qualifying Transaction (Note 3)	17,458,245	$26,176,837
Acquired in a business combination (Note 11)	15,715,655	-
Lease reclassification	(753,523)	753,523
Reassessment of purchase option and lease term (i)	-	5,850,523
Reassessment of lease term	(405,831)	-
Impairment (Note 16)	(275,320)	-
Transfer to assets held for sale (Note 16)	(2,215,440)	-
Transfer from assets held for sale (Note 16)	1,132,246	-
Additions	1,139,900	-
Disposals	(815,131)	(6,522,185)

Balance, December 31, 2021	$30,980,801	$26,258,698

Depreciation
Balance, December 31, 2020	$-	$-
Additions	2,616,515	1,619,093

Balance, December 31, 2021	$2,616,515	$1,619,093

Carrying amount December 31, 2020	$-	$-

Carrying amount December 31, 2021	$28,364,286	$24,639,605

(i)

During the year ended December 31, 2021, the Company determined that it was reasonably certain to exercise its right of first refusal to acquire one of the properties under lease. As a result, the right-of-use asset and lease liability were adjusted to include the purchase option of $6,500,000 as well as to recognize a reduction in the lease term, the impact of which was a net $649,477 reduction in the carrying value. In July 2021, the Company exercised the right of first refusal and acquired the building.

The Company capitalized $1,350,735 of depreciation to inventory for the year ended December 31, 2021 (December 31, 2020 - $nil).

14. Investment in non-marketable securities

As at December 31, 2021, the Company’s investment in non-marketable securities totaled $591,545 (December 31, 2021 - $nil).

The Company reviews its equity securities without readily determinable fair values on a regular basis to determine if the investment is impaired. For purposes of this assessment, the Company considers the investee’s cash position, earnings and revenue outlook, liquidity and management ownership, among other factors, in its review. If management’s assessment indicates that an impairment exists, the Company estimates the fair value of the equity investment and recognizes in current earnings an impairment loss that is equal to the difference between the fair value of the equity investment and its carrying amount. As at December 31, 2021, management did not identify any indicators of impairment related to this investment.

F-61

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

15. Loans payable

In March 2020, the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act was enacted. The CARES Act provides for financial assistance to businesses through the Small Business Administration (“SBA”) in the form of a Paycheck Protection Program (“PPP”). As part of the Qualifying Transaction, the Company assumed existing liabilities related to PPP loans.

During the year ended December 31, 2021, the Company was granted full forgiveness by the U.S. Bank and SBA for the PPP loans. A gain on debt forgiveness was recorded in the consolidated statement of operations and comprehensive loss of $3,358,686.

The forgiveness of the PPP loans has resulted in contingent share consideration being granted to former shareholders as described in Note 32.

16. Impairment

	December 31, 2021	December 31, 2020
Non-THC business (i)	$5,555,437	$—
Assets held for sale (ii)	1,995,945	—
Impairment (Note 10)	646,765,918	—
	$654,317,300	$—

(i)

In February 2021, the Company became committed to a plan to sell its non-THC business, which was acquired as part of the Caliva and OGE and LCV acquisitions on January 15, 2021 (Note 3). As a result of the decision to sell, the assets were tested for impairment and an impairment loss of $5,555,437 of goodwill was recognized. The disposal group did not represent a separate major line of business, and for that reason it has not been disclosed as discontinued operations for the year ended December 31, 2021. During year ended December 31, 2021, the Company disposed of the non-THC business. Refer to Note 26 for further details.

(ii)

In May 2021, the Company became committed to a plan to sell three licenses and transfer the associated leases, which were acquired as part of the Caliva and OGE and LCV acquisitions on January 15, 2021 (Note 3). Prior to reclassification to assets held for sale, the assets were tested for impairment. As a result, an impairment loss of $237,431 was recognized on the licenses and $275,320 on the right-of-use assets. One of the licenses was subsequently sold. Refer to Note 26 for further details.

As at December 31, 2021, the Company determined that it was no longer committed to a plan to sell the remaining two licenses and transfer the associated lease, and as a result the Company has reclassified these assets and liabilities to held-for-use.

Prior to reclassification, the assets were written down to their fair value resulting in an impairment loss of $400,000 on the license and $1,083,194 on the right-of-use asset.

F-62

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

17. Share repurchase

On July 29, 2021, the Company entered into automatic share repurchase agreements with certain employees to repurchase no more than 1,725,000 common shares that had been issued as part of the Qualifying Transaction. The common shares were repurchased at market value over a three-month period beginning September 1, 2021, and then subsequently cancelled.

The Company initially recognized the obligation to repurchase its share at the market price on July 29, 2021 for $7,055,250 with a corresponding entry to additional paid in capital. The Company accounts for its share repurchases on the trade date and allocates any excess over par value of the originally issued share to additional paid in capital.

The Company’s share repurchase activity was as follows:

	December 31, 2021	December 31, 2020
Share repurchased	1,725,000	-
Average price	$3.44	$-
Aggregate value	$5,939,031	$-

During the year ended December 31, 2021, the Company recorded $1,116,219 of interest income related to the revaluation of the share repurchase liability.

18. Mezzanine equity

The following is included in mezzanine equity:

	December 31, 2021	December 31, 2020
Redeemable non-controlling interest (i)	$41,456,387	$-
Class A restricted voting shares(ii)	0	582,622,025
Subscription receipts (iii)	0	25,087,000
	$41,456,387	$607,709,025

(i) Redeemable non-controlling interest

The redeemable NCI, which relates to variable interest entities for which the Company obtained control during 2021, is laid out below. Refer to Note 11 for details on the acquisition accounting for these business combinations.

The following table summarizes the activity during the year ended December 31, 2021:

	Coastal Holdings Inc. (a)	Varda Inc. (b)	Calma (c)	Total
Balance, January 1, 2021	$-	$-	$-	$-
Acquired in a business combination (Note 11)	35,428,597	4,500,000	1,500,000	41,428,597
Net (loss) income attributable to redeemable non-controlling interest	(121,138)	148,928	-	27,790

Balance, December 31, 2021	$35,307,459	$4,648,928	$1,500,000	$41,456,387

a)

The Company is obligated to acquire 100% of the equity in Coastal Holdings Inc. when the transaction closes, which is contingent upon various conditions including approval for licenses to transfer in seven (7) locations. As at December 31, 2021, the number of shares that would be required to redeem the NCI is approximately 21,421,251.

b)

The Company is obligated to acquire the remaining 90.5% of Varda Inc. when regulatory approval is received for the license to transfer for $4,500,000 to be settled in cash. The carrying amount of the NCI includes income allocation as per the agreement.

c)

The Company is obligated to acquire the Class A shares of Calma when regulatory approval is received for the license to transfer. The Calma NCI will be redeemed for a variable number of shares to the value of

 $1,500,000. The number of shares that would be required to redeem the Calma NCI at December 31, 2021 is approximately 1,094,891.

(ii) Class A restricted voting shares Authorization

The Company was authorized to issue an unlimited number of Class A restricted voting share. The holders of Class A restricted voting shares had no pre-emptive rights or other subscription rights and there were no sinking fund provisions applicable to these shares. As of January 15, 2021, the Company is no longer authorized to issue Class A restricted voting shares.

Voting Rights

The holders of the Class A restricted voting shares were entitled to vote on and receive notice of meetings on all matters requiring shareholder approval (including any proposed extension to the permitted timeline and approval of a Qualifying Transaction if otherwise required under applicable law) other than the election and/or removal of directors and auditors prior to closing of a Qualified Transaction. Prior to a Qualifying Transaction, holders of the Class A restricted voting shares were not entitled to vote at (or receive notice of or meeting materials in connection with) meetings held only to consider the election and/or removal of directors and auditors.

Redemption Rights

Only holders of Class A restricted voting shares were entitled to have their shares redeemed and receive the escrow proceeds (net of applicable taxes and other permitted deductions) in the event a Qualifying Transaction does not occur within the permitted timeline, in the event of a Qualifying Transaction, and in the event of an extension to the permitted timeline. Given that the Class A restricted voting shares could have been redeemed at the option of the holders, the Company classified the Class A restricted voting shares as mezzanine equity on the consolidated balance sheets.

F-63

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

18. Mezzanine equity

(continued)

Transactions

During the year ended December 31, 2019, the Company closed the offering for gross proceeds of $575,000,000 and allocated the proceeds on a relative fair value basis. This resulted in initial recognition of $546,111,261, net of transaction costs associated with the Class A restricted voting shares of $12,004,426 and recognition of warrants at relative fair value of $16,884,313.

The Company’s underwriter was entitled to an underwriting commission up to $31,625,000 or 5.5% of the gross proceeds of the Class A Restricted Voting Units issued under the offering.

The Company paid $11,500,000 during the year ended December 31, 2019, to the Underwriter at the closing of the offering included in the transaction costs noted above. The balance of the underwriting commission of $20,125,000 or 3.5% of the gross proceeds (the “Deferred Amount”) of the Class A Restricted Voting Units, were accrued at December 31, 2020 and were recorded as an adjustment to mezzanine equity in the consolidated statement of shareholders’ (deficit) equity.

During the year ended December 31, 2021, the Company settled $11,500,000 of the Deferred Amount with the common shares subscribed in November 2020 and the remaining in cash.

In addition, during the year ended December 31, 2021, the Company recorded $nil (December 31, 2020 - $2,350,312), of interest allocable to the Class A restricted voting shares.

The above noted costs are reflected in the consolidated statement of changes in shareholders’ (deficit) equity.

The following summarizes the adjustments, which were included in the statement of changes in stockholders’ equity, to re-measure the Class A restricted voting shares to their redemption amount in mezzanine equity:

	December 31, 2021	December 31, 2020
Interest allocable to Class A restricted voting shares	$-	$2,350,312
Issuance costs	-	20,125,000
	$-	$22,475,312

(iii) Subscription receipts

In November 2020, the Company announced a private placement of subscription receipts by a subsidiary of the Company. Each subscription receipt entitles the holder to receive, without payment of any additional consideration or taking of any action by the purchaser, one common shares of the Company upon the satisfaction or waiver of the escrow release conditions on or before the escrow deadline. The Company is authorized to issue an unlimited number of common shares.

Each subscription receipt was sold for $10. As at December 31, 2020, $25,087,000 for 2,508,700 subscription receipts were received in cash from subscribers and held by the Sponsor. On January 15, 2021, the Company closed on $63,135,000 or 6,313,500 of subscription receipts on closing of the Qualifying Transaction and the subscription receipts were exchanged to common shares during the year ended December 31, 2021. Refer to Note 20 for further details.

The subscription receipts could have only been redeemed upon certain events that were not certain to occur and therefore, the subscription receipts were not required to be classified as a liability under ASC 480 Distinguishing Liabilities from Equity as at December 31, 2020. However, as the subscription receipts could have been redeemed upon the occurrence of an event that is not solely within the Company’s control, the Company classified the subscription receipts as mezzanine equity on the consolidated balance sheets as at December 31, 2020.

19. Long term strategic contracts

Marketing Agreement (“MA”)

On January 19, 2021, the MA became effective whereby the Company engaged a third-party for strategic and promotional services. Over the term of the MA, which is an initial period of three years, the Company will pay the following consideration in common shares:

(i)	$25,000,000 on the effective date and;

(ii)	$1,875,000 payable quarterly over the second year and third year terms.

The transaction is considered a share-based transaction as it will be settled in shares.

During the year ended December 31, 2021, the Company issued 2,376,425 common shares in settlement of the initial $25,000,000. As the shares vested immediately, the full amount of the $25,000,000 has been recognized as an expense in operating expenses.

F-64

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

19. Long term strategic contracts

(continued)

The Company has accounted for the quarterly payments as a liability-settled share-based payment transaction, measured at the fair value of the shares to be issued. The Company recognized an expense of $5,166,666 during the year ended December 31, 2021 in operating expenses as a sales and marketing expense. As at December 31, 2021, the cash-settled liability is $5,166,666 (December 31, 2020 - $ nil).

The arrangement can be terminated by the counterparty in certain circumstances, one of which is any change of control of the Company. In that case, the Company is required to settle the agreement in a lump sum payment that consists of all unpaid amounts. As at December 31, 2021, the amount that the Company would be liable for if the contract is terminated is $15,000,000.

Brand Strategy Agreement (“BSA”)

On January 15, 2021, the BSA became effective whereby the Company will receive the services of Shawn C. Carter p/k/a JAY-Z’s related promotion and advertising for an initial non-cancellable period of 6 years.

The Company is committed to settling $26,500,000 in either cash or common shares at the option of the counterparty over the non-cancellable period of 6 years as follows:

(i)	$2,000,000 within 30 days (Year 1)

(ii)	$3,000,000 – Year 2

(iii)	$4,000,000 – Year 3

(iv)	$5,000,000 – Year 4

(v)	$6,000,000 – Year 5

(vi)	$6,500,000 – Year 6

The transaction is accounted for as a cash-settled share-based transaction as it may be settled in either cash or shares at the option of the counterparty. The Company is recognizing the cost associated with the arrangement over the same period it is receiving services, which is 6 years.

During the year ended December 31, 2021, the Company recognized an expense of $4,183,565 in operating expenses, related to this arrangement and $2,183,565 other accrued expenses in accounts payable and accrued liabilities as at December 31, 2021.

The agreement can be terminated by the counterparty in certain circumstances, including a change in control of the Company or an involuntary de-listing.

In these circumstances, the Company will be obligated to pay damages equal to $18,500,000 less the amount already paid under the arrangement. As at December 31, 2021, the amount of damages that the Company would be liable for if the contract is terminated was $16,500,000.

F-65

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

20. Shareholders’ equity

Common shares

a) Authorized

The Company is authorized to issue an unlimited number of common shares with no par value.

a) Common shares issued

Number of common shares
Balance, December 31, 2020	-

(i) Conversion of Class B shares	14,655,547
(ii) Shares issued in a private placement	6,313,500
(iii) Conversion of Class A restricted voting shares	31,407,336
(iv) Shares issued to extinguish liabilities in the Qualifying Transaction	336,856
(v) Shares issued for the Qualifying Transaction	42,891,175
(vi) Contingent shares issued in the Qualifying Transaction	25,000
(vii) Share repurchases under repurchase agreements	(1,725,000)
(viii) Share repurchases under normal course issuer bids	(157,600)
(ix) Shares issued for contingent consideration	24,584
(x) Shares issued for acquisition of Calma	458,898
Shares issued for Marketing Service Agreement (Note 19)	2,376,425
Shares issued for vested RSUs (Note 20)	455,058
Shares issued for options exercised (Note 20)	3,313
Balance, December 31, 2021	97,065,092

(i)	Class B shares were converted into 14,655,547 common shares upon the closing of the Qualifying Transaction.
(ii)

On January 15, 2021, the Company closed a private placement of 6,313,500 shares for subscription receipts and Class A restricted voting shares for consideration of $63,135,000 (Note 18). The subscription receipts and Class A restricted voting shares converted to common shares upon the closing of the Qualifying Transaction.

(iii)

Upon the closing of the Qualifying Transaction, 31,407,336 Class A restricted voting shares were converted into common shares of the Company. The remaining 26,092,664 Class A restricted voting shares were redeemed for cash of $264,318,686.

(iv)	The Company issued 336,856 common shares to settle a liability on behalf of SISU as part of the Qualifying Transaction.
(v)

On January 15, 2021, the Company acquired Caliva and OGE, LCV and SISU as part of the Qualifying Transaction (Note 3). During the year ended December 31, 2021, the Company issued 42,891,175 common shares related to this transaction.

(vi)	During the year ended December 31, 2021, the Company settled a portion of the contingent shares to be issued as part of the Qualifying Transaction and issued 25,000 common shares.
(vii)	During the year ended December 31, 2021, the Company repurchased 1,725,000 common shares under the shares repurchase agreements (Note 17).
(viii)

During the year ended December 31, 2021, the Neo Exchange Inc. accepted the Company’s notice of intention to commence Normal Course Issuer Bids (“NCIBs”) for the Company’s common shares and warrants. Pursuant to the NCIBs, the Company may repurchase on the open market (or as otherwise permitted), up to 4,912,255 common shares and 1,791,875 warrants, representing approximately 5% of the issued and outstanding of each of the common shares and the warrants subject to the normal terms and limitations of such bids and an aggregate cap of $25,000,000. Any common shares or warrants purchased under the NCIB will be cancelled. The NCIBs were effective on August 18, 2021 and end on the earlier of (i) August 17, 2022, (ii) $25,000,000 of purchases under the Bids, and iii) the completion of purchases under the applicable Bid. As at December 31, 2021, the Company repurchased 157,600 common shares under this program for $603,165.

(ix)

During the year ended December 31, 2021, the Company issued 24,584 common shares related to contingent consideration in the acquisition of LCV. The common shares were issued as the related contingency was resolved.

(x)	On October 1, 2021, the Company acquired Calma (Note 11) and issued 458,898 common shares.

F-66

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

20. Shareholders’ equity

(continued)

During the year ended December 31, 2021, and in conjunction with the closing of the Qualifying Transaction described in Note 3, certain shareholders entered into a Lockup and Forfeiture Agreement (the “First Lockup Agreement”), that generally restricted their ability to transfer or trade their shareholdings for a period of nine-months. The trade and transfer restriction period ended on July 15, 2021.

In accordance with the First Lockup Agreement, certain shareholders also agreed to forfeit up to 5,430,450 common shares of the Company upon the third anniversary of the Qualifying Transaction if certain trading targets are not met.

One-third of such common shares will cease to be subject to forfeiture if the 20-Day VWAP of the common shares is equal to or exceeds $13.00, an additional one-third will cease to be subject to forfeiture if the 20-Day VWAP of the common shares is equal to or exceeds $17.00 and an additional one-third will cease to be subject to forfeiture if the 20-Day VWAP of the common shares is equal to or exceeds $21.00.

On July 28, 2021, the Company entered into lock-up agreements (the “Second Lockup Agreements”) with certain members of the Company’s leadership team and the entire board of directors covering over approximately 33,000,000 issued and outstanding common shares.

Pursuant to the Second Lockup Agreements, each counterparty has agreed that, subject to certain exceptions, they would not, without the written consent of the Company, sell, pledge, grant any option, right or warrant for the sale of or otherwise lend, transfer, assign or dispose of any of their  locked-up shares until January 28, 2022. Subsequent to the year end, as described in Note 36, the Company entered into a new lock up agreement.

Class B shares

a) Authorized

The Company is authorized to issue an unlimited number of Class B shares with no par value.

b) Class B shares issued

Number of Class B shares

Balance, December 31, 2020	15,218,750

Conversion of Class B shares	(14,655,547)
Founders’ shares forfeited	(563,203)
Balance, December 31, 2021	-

Pursuant to the First Lockup Agreement, the Sponsor also forfeited 563,203 common shares to the Company for cancellation on closing of the Qualifying Transaction.

21. Warrants

The following table reflects the continuity of warrants for the year ended December 31, 2021 and 2020:

	Number of Warrants	Weighted Average Exercise Price
Balance, December 31, 2019	35,837,500	$11.50
Granted	-	-
Exercised	-	-
Expired	-	-
Balance, December 31, 2020 and December 31, 2021	35,837,500	$11.50

The Class A and Class B warrants were converted into one class of warrants on January 15, 2021 and became exercisable on March 22, 2021. The warrants expire on January 14, 2026. The Company has the right to accelerate expiry if for any 20 trading days in a 30-day trading period the closing price of the share is $18.00 or greater.

During the year ended December 31, 2021, and in conjunction with the closing of the Qualifying Transaction described in Note 3, certain shareholders entered into the Lockup and Forfeiture Agreement, that generally restricts their ability to transfer or trade their warrants for a period of nine months. The trade and transfer restriction period ended July 15, 2021.

F-67

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

22. Share-based compensation

Effective January 2021, the Company established the Equity Incentive Plan (the “Plan”), which provides for the granting of incentive share options, nonqualified share options, share appreciation rights (“SARs”), restricted share units (“RSUs”), deferred share units (“DSUs”) and performance share units (“PSUs”), herein collectively referred to as “Awards”.

(a) Share options

The Company grants options to purchase its common shares, generally at fair value as at the date of grant. The maximum number of common shares that may be issued under the Plan is fixed by the Board to be 10% of the common shares outstanding, from time to time, subject to adjustments in accordance with the plan.

Options generally vest over a four-year period, specifically at a rate of  25% upon the first anniversary of the issuance date and 1/36th per month thereafter and expire after 10 years from the date of grant.

The following table reflects the continuity of the share options granted during the year ended December 31, 2021:

	December 31, 2021
	Number of options	Weighted average exercise price $	Weighted average remaining contractual term	Aggregate intrinsic value

Outstanding, beginning of period	-	-
Replacement options issued (i)	1,113,006	7.76
Granted during the period	-	-
Exercised	(9,477)	6.56
Expired	(96,100)	9.07
Forfeited	(250,726)	7.36

Outstanding, end of period	756,703	7.85	8.14 years	$0.00

Vested and expected to vest in the future	715,088	7.86	8.02 years	$0.25

Exercisable	476,191	7.87	7.72 years	$0.25

The weighted-average grant-date fair value of options granted during the year ended December 31, 2021 was $7.76. The total intrinsic value of options exercised during the year ended December 31, 2021 was $248,650.

As of December 31, 2021, there was $876,090 of total unrecognized compensation cost related to non-vested replacement options. That cost is expected to be recognized over a weighted average period of 8.14 years.

In connection with the acquisition of Caliva and OGE, and in accordance with the sale and purchase agreements, the share options held by former Caliva employees who became employees of TPCO were cancelled and replaced by TPCO share options (“Replacement Options”). The Replacement Options were issued on the same terms and conditions as the options that they replaced, resulting in the fair value of the original options on January 15, 2021 being the same as the fair value of the Replacement Options.

The Company has allocated the fair value to pre-acquisition and post-acquisition services on the basis of the period of time vested as at January 15, 2021 as per the below:

Fair value
Allocated to pre-acquisition services (i)	$3,847,633
Allocated to post-combination services	5,116,866
Total fair value of Replacement Options	$8,964,499

(i)

The portion allocated to pre-acquisition services relates to options that were and were not yet legally vested. The Company has applied a forfeiture rate to the options that have not legally vested to determine the amount to include in consideration. As a result, of the above amount, $3,489,501 has been included in consideration (Note 3).

The fair value allocated to post-combination services will be recognized in the consolidated statement of operations and comprehensive loss over the remaining vesting period.

F-68

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

22. Share-based compensation

(continued)

(b) RSUs

(i) Cash-settled RSUs

The following table reflects the continuity of RSUs granted during the year ended December 31, 2021:

	December 31, 2021
	Number of RSUs	Weighted average grant date fair value
Non-vested, beginning of period	-	-
Granted	2,253,696	1.99
Modified	(1,708,696)	1.99
Vested	(288,150)	-
Forfeited	(256,850)	1.95
Non-vested, end of period	-	-

In July 2021, the Company modified a portion of the cash-settled RSUs such that they are being accounted for as equity-settled RSUs. Immediately prior to the modification date, these cash-settled RSUs were revalued, which formed the new fair value that was reclassified to equity-settled.

During the year ended December 31, 2021, cash settled share-based liabilities paid was $1,682,897.

(ii) Equity-settled RSUs

The following table reflects the continuity of RSUs granted during the year ended December 31, 2021:

	December 31, 2021
	Number of RSUs	Weighted average grant date fair value
Outstanding, beginning of period	-	-
Granted	2,852,392	8.01
Modified	1,708,696	1.99
Vested	(717,486)	10.23
Forfeited	(533,582)	-

Outstanding, end of period	3,310,020	7.21

As of December 31, 2021, there was $12,194,110 of total unrecognized compensation cost related to non-vested RSUs. That cost is expected to be recognized over a weighted average period of 2.76 years. The total fair value of  share vested during the year ended December 31, 2021, was $3,136,219.

Of the 717,486 RSUs that vested, 455,058 were settled in shares and 262,428 were settled in cash to cover withholding taxes on behalf of the employees.

(c) Rights to trading price consideration (“Rights”)

In connection with the acquisition of Caliva and OGE, and in accordance with the sale and purchase agreements, former Caliva employees who owned share options at January 15, 2021 and became employees of TPCO (“former Caliva employees”) were given the right to receive a portion of the trading price consideration discussed in Note 3 (“Rights”). These Rights are to be settled in TPCO shares in the event the 20-day volume weighted average trading price of the common shares reaches $13.00, $17.00 and $21.00 within three years of closing, with one-third issuable upon the achievement of each price threshold, respectively. In order to receive the trading price consideration, former Caliva employees need to be employed by TPCO at the time the trading price consideration becomes payable.

The Rights vest 1/3 as each target date is met, and therefore the Rights have been fair valued on the grant date in three tranches:

	Number of shares	Fair value on January 15, 2021
Tranche 1	215,608	$2,597,618
Tranche 2	215,608	2,314,652
Tranche 3	215,608	2,066,609
	646,824	$6,978,879

F-69

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

22. Share-based compensation

(continued)

Each tranche is expensed over its vesting period, which is the date that the trading price targets are expected to be met.

The fair value of the Rights was determined at January 15, 2021 using the same assumptions that were used to determine the trading price consideration described in Note 32.

The following table reflects the continuity of the Rights during the year ended December 31, 2021:

Number of Rights
Outstanding, beginning of period	-
Rights awarded	646,824
Forfeited	(283,974)

Outstanding, end of period	362,850

As of December 31, 2021, there is $nil of total unrecognized compensation cost related to the Rights.

The following table illustrates the inputs used in the measurement of the grant date fair values of the share-based compensation plans granted during the year ended December 31, 2021:

	Replacement Options	RSUs equity-settled
Dividend yield	-	-
Expected volatility	72%	-
Risk-free interest rate	0.17% - 0.71%	-
Share price	$12.66	-
Grant date fair value	$7.75 - $9.54	$3.35 – $12.66
Fair value on December 31, 2021	N/A	N/A

The Company estimated the expected term of its share options based on the vesting and contractual terms. Volatility is estimated based on the average of the historical volatilities of the common shares of entities with characteristics similar to those of the Company. The Company uses the U.S. Treasury yield for its risk-free interest rate and a dividend yield of zero, as it does not have a stated dividend rate for common shares.

The Company estimates forfeitures based on historical forfeiture trends. If actual forfeiture rates are not consistent with the Company’s estimates, the Company may be required to increase or decrease compensation expenses in future periods.

During the year ended December 31, 2021, the Company recognized the following total compensation expense, net of estimated forfeitures:

	December 31, 2021	December 31, 2020
Replacement options	$1,920,392	$-
Equity-settled RSUs	8,271,869	-
Cash-settled RSUs	5,134,262	-
Rights to contingent consideration	5,129,774	-
	$20,456,297	$-

F-70

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

23. Loss per share

	December 31, 2021	December 31, 2020

Loss available to common shareholders	$(587,060,124)	$(6,463,606)
Adjustments to mezzanine equity	-	(22,475,312)

Loss available to common shareholders adjusted for the effect of dilution	$(587,060,124)	$(28,938,918)

Weighted average number of shares, basic and diluted	95,006,080	15,218,750

Basic and diluted loss per share	$(6.18)	$(1.90)

Approximately 63,685,327 of potentially dilutive securities for the year ended December 31, 2021 were excluded in the calculation of diluted loss per share as their impact would have been anti-dilutive due to net loss in the period.

24. Income taxes

Net income (loss) before income taxes was generated as follows:

	December 31, 2021	December 31, 2020
Domestic - Canada	$165,628,760	$(6,463,606)
Foreign – outside of Canada	(755,033,646)	-
	$(589,404,886)	$(6,463,606)

Income tax (recovery) expense is comprised of the following:

	December 31, 2021	December 31, 2020
Current tax expense
Domestic – Canada	$-	$-
Foreign – outside of Canada	3,217,857	-
	3,217,857	-

Deferred tax recovery
Domestic – Canada	-	-
Foreign – outside of Canada	(5,590,409)	-
	(5,590,409)	-

Income tax recovery	$(2,372,552)	$-

A reconciliation of income taxes at the statutory rate with the reported taxes is as follows. As a result of the Company’s inverted status commencing in 2021, as more fully described below, and whereas the operations of the Company are predominantly in the U.S., the rate has decreased to the U.S. federal tax rate of 21% (December 31, 2020 - 27%).

	December 31, 2021	December 31, 2020
Loss before tax	$(589,404,886)	$(6,463,606)
Statutory income tax rate	21%	27%

Income tax recovery based on statutory rate	(123,775,026)	(1,745,174)

Increase (decrease) resulting from:
§280E permanent adjustment	22,558,050	-
Impairment	182,760,437	-
Share-based compensation expense	4,128,200	-
Fair value change of contingent consideration	(62,150,629)	-
Non-taxable items	(1,286,101)	(634,584)
Change in valuation allowance	31,551,712	7,418,633
Other	(647,879)	-
Share issuance costs recognized in equity	-	(5,433,750)
Effect of state income taxes	(65,515,675)
Tax rate differences and tax rate changes	10,004,359	394,875

Income tax expense	$(2,372,552)	$-

F-71

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

24. Income taxes

(continued)

Deferred taxes result from the temporary differences between financial reporting carrying amounts and the tax basis of existing assets and liabilities. The table below summarizes the principal components of the deferred tax assets (liabilities) as follows:

	December 31, 2021	December 31, 2020
Deferred tax assets
Loss carryforwards	$35,984,802	$3,470,820
Tangible assets	1,148,865	-
Intangible assets	5,883,006	-
Financing costs	5,194,236	7,440,240
Marketing prepaid	4,500,000	-
Cash settled share-based payments	1,395,000	-
Other	3,176,964	-

Deferred tax assets	57,282,873	10,911,060
Valuation allowance	(42,459,208)	(10,911,060)

Net deferred tax asset	14,823,665	-

Deferred tax liabilities
Intangible assets	(58,294,219)	-
Other	(377,312)	-

Deferred tax liabilities	(58,671,531)	-
Deferred tax assets	14,823,665	-

Net deferred tax liability	$(43,847,866)	$-

Deferred income taxes have not been recorded on the basis differences for investments in consolidated subsidiaries as these basis differences are indefinitely reinvested or will reverse in a non-taxable manner. Quantification of the deferred income tax liability, if any, associated with indefinitely reinvested basis differences is not practicable.

A valuation allowance has been taken against the California deferred tax assets of $10,316,498. In addition, a valuation allowance of $7,071,955 has been taken against the federal deferred tax assets relating to tax basis in intangibles that is not expected to be recovered under IRC §280E and $1,531,264 against net operating losses that might not be available. A valuation allowance has been taken against the Canadian deferred tax assets of $23,539,491.

As at December 31, 2021, the Company has Canadian federal and provincial non-capital loss carryforwards of $44,402,766 (December 31, 2020—$12,854,892). The Canadian non-capital loss carryforwards expire between 2039 and 2041.

As at December 31, 2021, the Company has the following U.S. federal and state losses carried forward available to reduce future years’ taxable income, which losses expire as follows:

	Federal	State and Local	Total
2034	$-	$48,671	$48,671
2035	-	3,382,027	3,382,027
2036	-	8,787,634	8,787,634
2037	-	12,061,282	12,061,282
2038	-	31,194,997	31,194,997
2039	-	64,493,970	64,493,970
2040	-	54,470,985	54,470,985
2041	-	74,359,055	74,359,055
Indefinite	9,534,555	-	9,534,555
	$9,534,555	$248,798,621	$258,333,176

F-72

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

24. Income taxes

(continued)

Section 280E of the U.S. Internal Revenue Code (“IRC”) prohibits businesses engaged in the trafficking of Schedule I or Schedule II controlled substances from deducting normal business expenses, such as payroll and rent, from gross income (revenue less cost of goods sold). Section 280E was originally intended to penalize criminal market operators, but because cannabis remains a Schedule I controlled substance for Federal purposes, the Internal Revenue Service (“IRS”) has subsequently applied Section 280E to state-legal cannabis businesses. Cannabis businesses operating in states that align their tax codes with the IRC are also unable to deduct normal business expenses from taxable income subject to state taxes. The non-deductible expenses shown in the effective rate reconciliation above is comprised primarily of the impact of applying IRC Section 280E to the Company’s businesses that are involved in selling cannabis, along with other typical non-deductible expenses such as lobbying expenses. As the application and IRS interpretations on Section 280E continue to evolve, the impact of this cannot be reliably estimated. Any changes to the application of Section 280E may have a material effect on the Company’s consolidated financial statements The statute of limitations on tax returns for the IRS and California Franchise Tax Board are 3 and 4 years respectively. Net operating losses remains open for examination beyond these statute of limitations for both the IRS and California Franchise Tax Board.

Utilization of net operating loss carryforwards may be subject to limitations in the event of a change in ownership as defined under U.S. IRC Section 382, and similar state provisions. An “ownership change” is generally defined as a cumulative change in the ownership interest of significant share holders of more than 50 percentage points over a three-year period. The Company experienced ownership change during 2017. Such ownership change could result in a limitation of the Company’s ability to reduce future income by net operating loss carryforwards. A formal Section 382 study has not been prepared, so the exact effects of the ownership change are not known at this time. The deferred tax assets include net operating losses of the Company as of the conversion date to a C corporation.

In March 2020, the U.S. federal government enacted the Coronavirus Aid, Relief, and Economic Security Act (the “Act”). The Act, among other provisions, reinstates the ability of corporations to carry net operating losses back to the five preceding tax years, has increased the excess interest limitation on modified taxable income from  30 percent to 50  percent. The Company has made a reasonable estimate of the effects on existing deferred tax balances and has concluded that the Act has not had a significant on the deferred tax balances.

The Company operates in a number of tax jurisdictions and are subject to examination of its income tax returns by tax authorities in those jurisdictions who may challenge any item on these returns. Because the tax matters challenged by tax authorities are typically complex, the ultimate outcome of these challenges is uncertain. The Company recognizes the effects of uncertain tax positions in the consolidated financial statements after determining that it is more-likely-than-not the uncertain tax positions will be sustained.

The Company has recorded a reserve for an uncertain tax position of $7,103,392 on the date of the Qualifying Transaction (Note 3) and $1,845,126 on the date of acquisitions (Note 11) in accrued income and other taxes within accounts payable and accrued liabilities and corresponding indemnification assets for $6,044,155.

The Company intends to be treated as a U.S. corporation for U.S. federal income tax purposes under section 7874 of the U.S. IRC and is expected to be subject to U.S. federal income tax on its worldwide income. However, the Company is expected, regardless of any application of section 7874 of the U.S. IRC, to be treated as tax resident of Canada for Canadian income tax purposes. Accordingly, the Company is subject to taxation both in Canada and the U.S.

F-73

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

25. Operating expenses

	December 31, 2021	December 31, 2020
General and administrative	$47,289,538	$8,813,918
Allowance for accounts receivable and notes receivable	4,677,134	-

Sales and marketing	42,572,823	-
Salaries and benefits	36,864,880	-
Share-based compensation (Note 22)	20,456,297	-
Lease expense	4,956,969	-
Depreciation of property and equipment and amortization of right-of-use assets	3,890,425	-
Amortization of intangible assets (Note 10)	23,725,337	-
	$184,433,403	$8,813,918

26. Loss on disposal of assets

	December 31, 2021	December 31, 2020
Other assets	$385,812	$-
Non-THC business (i)	2,070,689	-
Sale of licenses (ii)	(8,516)	-
	$2,447,985	$-

(i)

The Company became committed to a plan to sell its non-THC business in February 2021, which was acquired as part of the Caliva and OGE and LCV acquisitions (Note 3). As discussed in Note 16, the non-THC assets were tested for impairment and an impairment loss of $5,555,437 of goodwill was recognized and the remaining net assets were classified as held for sale. Subsequently, the Company disposed of these net assets for proceeds of $7,363,733, which comprised: (1) $4,318,537 of cash, (2) $885,722 of a promissory note (Note 7) and (3) $2,159,514 worth of common shares of Arcadia Wellness LLC (Note 8).

The Company recognized a net loss of $733,858, which is comprised of a loss on disposal of assets $2,070,689 offset by an associated deferred tax recovery of $1,336,831.

(ii)

During the year ended December 31, 2021, the Company sold 100% of the shares of its subsidiary, which was acquired as part of the Caliva and OGE acquisition on January 15, 2021 (Note 3). The assets were sold for proceeds of $250,000 in cash.

The Company recognized a net gain of $70,230, which is comprised of a gain on disposal of assets $8,516 and a deferred tax recovery of $61,714.

During the year ended December 31, 2021, the Company disposed of its investment in associate that was acquired in the Qualifying Transaction (Note 3). The investment was sold for $6,500,000 cash, resulting in $nil gain or loss on disposal.

27. Interest expense

	December 31, 2021	December 31, 2020
Lease liability (Note 13)	$4,515,112	$-
Other	668,705	-
	$5,183,817	$-

F-74

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

28. Supplemental cash flow information

Change in working capital	December 31, 2021	December 31, 2020
Accounts receivable	$(2,601,713)	$-
Income tax receivables	(1,322,340)	-
Inventory	(830,862)	-
Prepaid expenses	(1,401,841)	-
Security deposits	(36,336)	-
Prepaid expenses and other assets	(675,635)	179,701
Notes and other receivables	(1,200,000)	581,400
Cash settled share-based payments	(1,682,898)	-
Accounts payable and accrued liabilities	(36,761,461)	8,052,817
	$(46,513,086)	$8,813,918

Cash paid
Income taxes	$4,753,710	$-

29. Related party transactions and balances

a) Related party transactions

The following table outlines the amounts paid to a related party:

	December 31, 2021	December 31, 2020

Lease payments – interest and principal (i)	$4,863,938	$-
Administrative fees and other costs (ii)	5,000	351,449
	$4,868,938	$351,449

(i)

A director of the Company is a close family member to an owner of R&C Brown Associates, LP (“R&C”). The Company has 2 operating leases and 1 finance lease with R&C. Included in lease liabilities and right-of-use assets as at December 31, 2021 is $41,053,363 (December 31, 2020 - $nil) and $28,035,112 (December 31, 2020 - $nil), respectively, with respect to leases with R&C.

(ii)

Prior to the closing of the Qualifying Transaction, pursuant to an administrative services agreement between the Company and its Sponsor, dated July 16, 2019 (the “Administrative Services Agreement”), the Company provided a payment of $10,000 per month to the Sponsor for the utilization of office space, utilities and administrative support. The Company further reimbursed the Sponsor for $231,449 for any out-of-pocket expenses incurred by directors, officers and consultants of the Company which were paid by the Sponsor relating to certain activities on the Company’s behalf, including identifying and negotiating the Qualifying Transaction. The Company recorded $5,000 of administrative fees for the year ended December 31, 2021 (December 31, 2020 - $120,000). The Administrative Services Agreement terminated upon consummation of the Qualifying Transaction.

In addition to the items described above, the Company entered into the following transactions with related parties:

(i)	R&C subscribed for 395,000 shares of the private placement that closed on January 15, 2021.
(ii)

A founder and director of the Company had a 16.34% interest in LCV immediately prior to the Qualifying Transaction. The founder participated in the Qualifying Transaction, under the same terms and conditions as the other participants.

(iii)

The counterparty to the Marketing Agreement described in Note 19 became a related party in May 2021, when its Chief Executive Officer joined the Company’s Board of Directors. The Company expensed $3,284,018 related to this agreement since the counterparty became a related party.

F-75

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

29. Related party transactions and balances

(continued)

b) Key management personnel

Key management of the Company are its Board of Directors and members of executive management. Key management personnel remuneration includes the following payments:

	December 31, 2021	December 31, 2020
Salaries and benefits	$3,197,006	$-
Share -based compensation	10,793,993	-
	$13,990,999	$-

30. Segmented information

The Company’s operations, beginning January 15, 2021, comprise a single operating segment engaged in the cultivation, manufacturing, distribution and sale of cannabis within the State of California. All revenues are generated in the State of California for the year ended December 31, 2021 (December 31, 2020 -$ nil) and all property and equipment, right-of-use assets and intangible assets are located in the State of California.

31. Commitments and contingencies

a) California operating licenses

The Company’s primary activity is engaging in state-legal commercial cannabis business, including the cultivation, manufacture, distribution, and sale of cannabis and cannabis products pursuant to California law. However, this activity is not in compliance with the United States Controlled Substances Act (the CSA). The Company’s assets are potentially subject to seizure or confiscation by Federal governmental agencies, and the Company could face criminal and civil penalties for noncompliance with the CSA, although such events would be without relevant precedent. Management of the Company believes they are in compliance with all California and local jurisdiction laws and monitor the regulatory environment on an ongoing basis along with counsel to ensure the continued compliance with all applicable laws and licensing agreements.

The Company’s operation is sanctioned by the State of California and local jurisdictions. There have been no instances of federal interference with those who adhere to those guidelines. Due to the uncertainty surrounding the Company’s noncompliance with the CSA, the potential liability from any noncompliance cannot be reasonably estimated and the Company may be subject to regulatory fines, penalties or restrictions in the future.

Effective January 1, 2018, the State of California allowed for adult use cannabis sales. Beginning on January 1, 2018, the State began issuing temporary licenses that expired 120 days after issuance for retail, distribution, manufacturing and cultivation permits. Temporary licenses could be extended in 90-day increments by the State upon submission of an annual license application. All temporary licenses had been granted extensions by the State during 2018.

In September 2019, Senate Bill 1459 (SB 1459) was enacted which enabled state licensing authorities to issue provisional licenses through 2021. A provisional license could be issued if an applicant submitted a completed annual license application to the Bureau of Cannabis Control. A completed application for purposes of obtaining a provisional license is not the same as a sufficient application to obtain an annual license. The provisional cannabis license, which is valid for 12 months from the date issued, is said to be in between a temporary license and an annual license and allows a cannabis business to operate as they would under local and state regulations. Licensees issued a provisional license are expected to be diligently working toward completing all annual license requirements in order to maintain a provisional license. The Company obtained its provisional licenses in 2019 and continues to work with the State to obtain annual licensing.

F-76

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

31. Commitments and contingencies

(continued)

The Company’s prior licenses obtained from the local jurisdictions it operated in have been continued by such jurisdictions and are necessary to obtain State licensing.

The Company has received annual licenses from each local jurisdiction in which it actively operates. Although the Company believes it will continue to receive the necessary licenses from the State to conduct its business in a timely fashion, there is no guarantee its clients will be able to do so and any failure to do so may have a negative effect on its business and results of operations.

b) Other legal matters

From time to time in the normal course of business, the Company may be subject to legal matters such as threatened or pending claims or proceedings. The Company is not currently a party to any material legal proceedings or claims, nor are we aware of any pending or threatened litigation or claims that could have a material adverse effect on our business, operating results, cash flows or financial condition should such litigation or claim be resolved unfavorably.

c) Social equity fund

The Company formed Social Equity Ventures LLC (“SEV”) during the year ended December 31, 2021 as its social equity investment vehicle. The Company intends to fund SEV with $10,000,000 and contribute 2% of its net income to allow SEV to make further social equity investments. During the year ended December 31, 2021, SEV made two social equity investments totalling $1,000,000. Refer to Note 8 for further detail.

32. Financial instruments

Contingent consideration

Financial instruments recorded at fair value in the consolidated balance sheet are classified using a fair value hierarchy that reflects the observability of significant inputs used in making the measurements.

The fair value hierarchy requires the use of observable market inputs whenever such inputs exist. A financial instrument is classified based on the lowest level of the hierarchy for which a significant input has been considered in measuring fair value.

All contingent consideration is classified as level 3 in the fair value hierarchy as volatility is a key input into the valuation models and volatility is an unobservable input.

The following provides a breakdown of contingent consideration as at December 31, 2021:

	Contingent consideration
	Trading price consideration (i)	Other (ii)	Total
Balance, January 1, 2021	$-	$-	$-
Additions (Note 3)	232,719,246	-	232,719,246
Change in fair value	(232,144,559)	2,325,489	(229,819,070)
Transferred to equity	-	(1,957,045)	(1,957,045)

Balance, December 31 2021	$574,687	$368,444	$943,131

(i) Trading price consideration –  As described in Note 3 and part of the acquisition of Caliva and OGE and LCV, the former share holders received a contingent right for up to 18,356,299 and 3,856,955 additional common shares, respectively, in the event the 20-day volume weighted average trading price (“VWAP”) of the common shares reaches $13.00, $17.00 and $21.00 within three years of closing, with one-third issuable upon the achievement of each price threshold, respectively.

The fair value of the contingent consideration was determined using a Monte Carlo simulation methodology that included simulating the share price using a risk-neutral Geometric Brownian Motion-based pricing model over 500,000 iterations. The methodology recorded the likelihood of the share  price achieving the price hurdle associated with the payout and calculated the discounted value of the payout based on the share price on the date the price hurdle was met and the corresponding 20-day volume-weighted average price. During the year ended December 31, 2021, the Company recorded a gain on the change in fair value of the contingent consideration of $232,144,559.

F-77

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

32. Financial instruments

(continued)

Key Inputs	December 31, 2021	January 15, 2021
Key unobservable inputs
Expected volatility	65%	66%
Key observable inputs
Share price	$1.39	$12.66
Risk-free interest rate	0.79%	0.20%
Dividend yield	0%	0%
Number of shares	21,850,404	21,566,431

A 15% change in the volatility assumption will have the following impact on the fair value of the contingent consideration:

Change in volatility	December 31, 2021	January 15, 2021
+15%	$1,597,743	$11,420,904
-15%	$(528,968)	$(17,250,641)

(ii) Other – As part of the acquisition of Caliva and LCV, the Company could be required to issue shares to former shareholders based on certain liabilities, the final settlement of which is contingent on the outcome of certain events. During the year ended December 31, 2021, a portion of the contingency was resolved and as a result, the number of shares to be issued related to that portion became fixed. That portion of the contingent consideration was remeasured to $1,957,045 based on the fixed number of shares to be issued to the former Caliva and LCV shareholders and reclassified as equity. The remeasurement is included in the change in fair value of contingent consideration in the consolidated statement of operations and comprehensive loss.

The remaining portion of contingent consideration of LCV could result in the issuance of a maximum number of shares of 270,000 and the fair value associated with the remaining contingent consideration is $368,444.

Interest risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is subject to minimal interest rate risk.

Credit risk

Credit risk arises from deposits with banks, security deposits, trade receivables, notes receivable and other receivables.

	Gross	Allowance	Net
Cash	$165,310,609	$-	$165,310,609
Restricted cash and restricted cash equivalents	9,581,689	-	9,581,689
Accounts receivable (i)	6,721,754	(2,016,191)	4,705,563
Security deposits	1,119,754	-	1,119,754
Notes and other receivables (ii)	7,393,560	(2,660,943)	4,732,617
	$190,127,366	$(4,677,134)	$185,450,232

(i) For trade receivables, the Company does not hold any collateral as security but mitigates this risk by dealing with counterparts that management has determined to be financially sound and, accordingly, does not anticipate significant loss due to non-performance.

The Company determines the allowance for doubtful accounts by firstly allowing for specific receivables that are at-risk of non-collection, and then applying a standard percentage by bucket of aging to the remainder. The gross accounts receivable by aging are laid out below:

As at December 31, 2021 the Company’s aging of receivables was as follows:

December 31, 2021
0-30 days	$4,723,810
31-60 days	278,958
61-90 days	242,467
91-120 days	256,424
Over 120 days	1,220,095

Gross receivables	6,721,754
Less allowance for doubtful accounts	(2,016,191)
$4,705,563

(ii) For notes and other receivables, the Company determines the allowance for doubtful accounts by considering, for each debtor, if there has been any indication that a loss has been incurred. In making that determination, the Company considers the credit rating of the debtor as well as any collateral that underlies the receivable. Refer to Note 7 for additional information.

F-78

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

33. Fair value measurement

Recurring fair value measurements

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis as at December 31, 2021:

	Carrying amount	Fair value	Level 1	Level 3	Total losses (gains)

Equity securities	$860,496	$860,496	$860,496	$—	$1,299,018
Debt securities	1,048,028	1,048,028	—	1,048,028	(48,028)

Total investments at fair value through profit or loss (Note 8)	$1,908,524	$1,908,524	$860,496	$1,048,028	$1,250,990

Contingent consideration – trading price consideration	$574,687	$574,687	$—	$574,687	$(232,144,559)
Contingent consideration - other	368,444	368,444	368,444	—	2,325,489

Total contingent consideration (Note 32)	$943,131	$943,131	$368,444	$574,687	$(229,819,070)

Non-recurring fair value measurements

Certain assets are measured at fair value on a non-recurring basis and therefore, are not included in the tables above. These assets include intangible assets, more specifically licenses and cultivation network. These assets were adjusted to fair value during the Company’s annual impairment test in the third quarter (Note 10). The following table presents the level within the fair value hierarchy for these fair value measurements as at their respective measurement dates, along with their carrying value at December 31, 2021:

	As at December 31, 2021	As at September 30, 2021
	Carrying amount	Fair value	Level 3
Licenses	$15,835,213	$17,433,794	$17,433,794
Cultivation network	$957,407	$997,207	$997,207

34. VIE arrangements

As discussed in Note 11, the Company has determined it is the primary beneficiary of VIEs and as such, the Company has consolidated the financial position, results of operations and cash flows of these VIEs. All intercompany balances and transactions between the Company and these VIEs are eliminated in the consolidated financial statements.

The aggregate carrying values of the VIEs’ assets and liabilities, after elimination of any intercompany transactions and balances, in the consolidated balance sheets were as follows:

December 31, 2021
Assets
Current assets
Cash	$1,754,929
Restricted cash	6,443,076
Accounts receivable, net	91,004
Income tax receivable	162,073
Inventory	1,199,662
Prepaid expenses	421,117
Indemnification asset	980,000
Total current assets	11,051,861
Property and equipment, net	5,110,894
Goodwill and intangible assets	61,724,905
Right-of-use assets - operating	12,199,466

Total assets	$90,087,126

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$6,724,680
Consideration payable – current portion	1,331,724
Operating lease liability – current portion	935,346

Total current liabilities	8,991,750
Operating lease liabilities	11,681,587
Deferred tax liabilities	7,563,419
Consideration payable	1,827,515

Total liabilities	$30,064,271

The assets and liabilities in the table above include the carrying value of the goodwill, intangible assets and fair value adjustments recognized as a result of the business combination (Note 11). Included in restricted cash is $6,443,076 that is only available to settle certain VIE obligations, and the creditors of $7,953,367 of the liabilities have no recourse against the Company.

F-79

TPCO Holding Corp.

Notes to the consolidated financial statements

(in United States dollars)

For years ended December 31, 2021 and 2020

35. COVID-19

In March 2020, the World Health Organization categorized coronavirus disease 2019 (“COVID-19”) as a pandemic. COVID-19 continues to impact the U.S. and other countries across the world, and the duration and severity of its effects remain unknown. The Company continues to implement and evaluate actions to maintain its financial position and support the continuity of its business and operations in the face of this pandemic and other events.

The Company’s priorities during the COVID-19 pandemic continue to be protecting the health and safety of its employees and its customers, following the recommended actions of government and health authorities. In the future, the pandemic may cause reduced demand for the Company’s products and services if, for example, the pandemic results in a recessionary economic environment or potential new restrictions on business operations or the movement of individuals.

The COVID-19 outbreak in the United States has caused business disruption both to the Company and throughout its customer base and supply chain through mandated and voluntary closings of many businesses. While this disruption is expected to negatively impact The Company’s operating results, the related financial impact and duration cannot be reasonably estimated at this time. The Company has taken and continues to take, important steps to protect its employees, customers and business operations since the beginning of the pandemic.

The Company has incurred incremental costs to implement proactive measures to prevent the spread of COVID-19.

Additionally, the Company closely monitors its supply chain and third-party product availability in light of the pandemic. To date, the business has not experienced negative consequences due to interruptions in its supply chain. However, the Company continues to undertake preemptive measures to ensure alternate supply sources as needed.

36. Subsequent events

Share issuance

Subsequent to December 31, 2021, the Company issued 2,120,240 shares, of which 1,348,921 were issued to a related party related to the Marketing Arrangement described in Note 19.

RSU Issuance

Subsequent to December 31, 2021, the Company issued 223,500 RSUs.

Lock-up Agreements

On January 28, 2022, the Company announced a voluntary extension of the lock-up agreements with certain members of the Company’s leadership team and the entire board of directors, covering over approximately 34,000,000 issued and outstanding common shares. Pursuant to the lock-up agreements, each counterparty has agreed that, subject to certain exceptions, they will not, without assign or dispose of any of their locked-up shares until January 28, 2023.

Sale and leaseback agreement

Subsequent to the year end, the Company entered into a sale-leaseback arrangement on one of its properties. Under the arrangement, the Company will sell the property for $6,500,000, with $6,000,000 received on closing and $100,000 to be received annually over 5 years with 3% interest per annum. The Company will be committed to a minimum lease term of 5 years, with base rent of approximately $46,000 per month during the minimum lease term. The lease term can be extended at the option of the Company by two 5-year periods.

F-80

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee	$601.75
Accounting fees and expenses	100,000
Legal fees and expenses	250,000
Financial printing and miscellaneous expenses	1,500
Total	$352,101.75

Item 14.     Indemnification of Directors and Officers.

Business Corporations Act (British Columbia)

The Company is subject to the provisions of Part 5, Division 5 of the BCBCA.

Under Section 160 of the BCBCA, the Company may, subject to Section 163 of the BCBCA:

(a)	indemnify an individual who:

(i)	is or was a director or officer of the Company,

(ii)	is or was a director or officer of another corporation (A) at a time when the corporation is or was an affiliate of the Company; or (B) at the request of the Company, or

(iii)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties (as defined below) to which the eligible party is or may be liable; and

(b)	after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

(i)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,

II-1

(ii)

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

(iii)	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and

(iv)	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that the Company must not make such payments unless the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, the Company must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its Articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its Articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be; or

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not do either of the following (a) indemnify the eligible party under Section 160(a) of the BCBCA against eligible penalties to which the eligible party is or may be liable, or (b) pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding.

II-2

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of the Company or an eligible party, the court may do one or more of the following:

(a)	order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

(e)	make any other order the court considers appropriate.

Section 165 of the BCBCA provides that the Company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

Company’s Articles

Under Part 21.2 of our Articles, and subject to the BCBCA, the Company must indemnify a director or former director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Company on the terms of the indemnity contained in the Article 21.2 of the Company’s Articles.

Under Part 21.3 of the Company’s Articles, the Company must pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by a director or former director in respect of that proceeding but the Company must first receive from such director or former director a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the BCBCA, the director or former director will repay the amounts advanced.

Under Part 21.4 of the Company’s Articles, and subject to any restrictions in the BCBCA, the Company may indemnify any person.

Under Part 21.5 of the Company’s Articles, the failure of a director or officer of the Company to comply with the BCBCA or the Company’s Articles does not invalidate any indemnity to which he or she is entitled under the Company’s Articles.

Under Part 21.6 of the Company’s Articles, the Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (a) is or was a director, officer, employee or agent of the Company; (b) is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company; (c) at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity, or (d) at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

II-3

Indemnification Agreements and Insurance

Pursuant to the authority provided in the Company’s Articles, the Company has entered into indemnification agreements with each of its directors and executive officers. Under these indemnification agreements, each director and executive officer is entitled, subject to the terms and conditions thereof, to the right of indemnification and contribution for certain expenses to the fullest extent permitted by applicable law. The Company also carries a directors’ and officers’ liability insurance policy which insures directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers. Such policy is written with a maximum limit and subject to a corporate deductible on all claims.

Item 15. Recent Sales of Unregistered Securities.

Since January 1, 2019, we have made the following sales of unregistered securities:

2019

Organizational Issuance

In connection with incorporation and initial organization of the Company, one Class B Share was issued to Subversive Capital Sponsor LLC, the Company’s Sponsor prior to the Qualifying Transaction (the “Sponsor”), on June 17, 2019 in reliance on Section 4(a)(2) of the Securities Act.

Canadian IPO and Related Sales

The Company completed its initial public offering in Canada on July 16, 2019 pursuant to which it sold 57,500,000 Class A Restricted Voting Units for aggregate proceeds of $575,000,000 (the “Canadian IPO”). Canaccord Genuity Corp. served as the underwriter for the Canadian IPO. Non-U.S. purchasers in the Canadian IPO purchased shares pursuant to Regulation S or otherwise in transactions not subject to U.S. securities laws, and U.S. investors purchased shares in the Canadian IPO in reliance on to Section 4(a)(2) of the Securities Act. Prior to the closing of the Canadian IPO, the Sponsor and the Company’s then directors (collectively the “Founders”), purchased 14,543,750 of the Company’s Class B Shares, for an aggregate price of $25,000, or approximately $0.0017 per Founders’ Share in reliance on Section 4(a)(2) of the Securities Act. In addition, concurrent with the closing of the Canadian IPO, the Sponsor purchased 6,750,000 share purchase warrants (for an aggregate purchase price of $6,750,000) and 675,000 Class B Units at a price of $10.00 per Class B Units (for an aggregate purchase price of $6,750,000) for aggregate proceeds equal to $13,500,000 in reliance on Section 4(a)(2) of the Securities Act. Each Class B Unit consisted of one Class B Share and one-half of a Warrant.

2021

Acquisition of Caliva

On January 15, 2021, the Company acquired all of the issued and outstanding equity interests of Caliva and OGE (50% of the equity interests in OGE were not transferred until January 19, 2021) from the existing shareholders for up to 32,241,593 Common Shares in reliance on Section 4(a)(2) of the Securities Act and $466,140 of cash, with non-accredited shareholder’s receiving cash at $10.00 per share in lieu of shares for regulatory purposes.

Acquisition of LCV

On January 15, 2021, the Company acquired all of the issued and outstanding equity interests of LCV from the existing shareholders of LCV for up to 4,544,220 Common Shares and in reliance on Section 4(a)(2) of the Securities Act $183,090 cash, with non-accredited shareholder’s receiving cash at $10.00 per share in lieu of shares for regulatory purposes.

Acquisition of SISU

The Company acquired all of the issued and outstanding units of SISU from the existing members of SISU for 5,787,790 Common Shares in reliance on Section 4(a)(2) of the Securities Act and $11,089,535 in cash with non-accredited shareholder’s receiving cash at $10.00 per share in lieu of shares for regulatory purposes.

II-4

Private Placement

On November 24, 2020, the Company announced that it had received executed subscription agreements in respect of private placement commitments for approximately $36,000,000 of Non-Voting Shares and Subscription Receipts of SCAC Capital Acquisition Inc., a wholly-owned subsidiary of SCAC, at a price of $10.00 per Non-Voting Share or Subscription Receipt. On January 8, 2021, the Company announced the upsize of the Private Placement resulting in aggregate commitments of approximately $63,000,000 in Subscription Receipts and Non-Voting Shares.

Upon closing of the Qualifying Transaction, investors in the Private Placement received one Common Share in respect of each Subscription Receipt or Non-Voting Share purchased under the Private Placement. The securities issued in the private placement were issued in reliance on Section 4(a)(2) of the Securities Act.

Brand Strategy Agreement

Pursuant to and subject to the terms of the Brand Strategy Agreement, the Company has issued to JAY-Z 2,000,000 Common Shares in respect of rights and services provided in the period prior to closing of the Qualifying Transaction and will pay SC Branding, LLC an aggregate amount of $38,500,000 over the full BSA Term, payable either in cash or, at SC Branding, LLC’s election with respect to any individual payment period, Common Shares. The Common Shares issued or to be issued pursuant to the Brand Strategy Agreement have been or will be issued in reliance on Section 4(a)(2) of the Securities Act.

Roc Nation Agreement

Pursuant to the terms of the Roc Binding Heads of Terms, the Company issued to Roc Nation $25,000,000 in Common Shares following consummation of the Qualifying Transaction and will pay Roc Nation additional consideration of $15,000,000 in Common Shares, payable in quarterly issuances over the second and third years of the three-year term of the Roc Binding Heads of Terms. The Common Shares issued or to be issued pursuant to the Roc Binding Heads of Terms have been or will be issued in reliance on Section 4(a)(2) of the Securities Act.

Equity Awards

On January 15, 2021, the Company issued 1,066,333 to replace stock options held by former Caliva employees who became employees of the Company in connection with the Qualifying Transaction. Since January 15, 2021 we have issued 4,818,561 RSUs to employees pursuant to the Equity Incentive Plan. The equity awards issued by the company have been issued in reliance on either Rule 701 under the Securities Act or Section 4(a)(2) of the Securities Act.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions or any public offering.

2022

Coastal Agreement

On November 14, 2022, the Company completed its previously announced acquisition of Coastal, a retail dispensary license holder and operator founded in Santa Barbara in 2018. The acquisition of Coastal was completed pursuant to the Merger Agreement, which terminated and superseded the Former Coastal Agreement. Pursuant to the terms of the Merger Agreement, Merger Sub 1 merged with and into Coastal, and then Coastal, as the survivor of that first merger, merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and a wholly-owned subsidiary of Buyer and an indirect subsidiary of the Company (collectively, the “Merger”).

 As a result of the Merger, each outstanding membership unit of Coastal held by the former owners of Coastal (the “Sellers”) was converted into the right to receive its pro rata share of a total 24.9 million shares of Buyer common stock (“Buyer Shares”) as specified in the Merger Agreement. Pursuant to an Amended and Restated Exchange Agreement, dated November 14, 2022, among the Company, Buyer and Julian Michalowski, as the representative of the Sellers (the “Exchange Agreement”), the Sellers may exchange their Buyer Shares from time to time for Common Shares on a one share for one share (1:1) basis for no consideration. The Company has reserved 24.9 million Common Shares for issuance upon such exchanges pursuant to the Exchange Agreement.

This offer and sale of the 24,999,999 Buyer Shares (and the 24,999,999 Common Shares into which they are exchangeable) on November 14, 2022 was exempt from registration under Section 4(a)(2) of the Securities Act as transactions by the Company not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

II-5

Item 16. Exhibits.

		Incorporated by Reference From
Exhibit No.	Title of Document	Form	Date Filed	Exhibit Number	Filed Herewith
2.1*	Definitive Transaction Agreement, dated November 24, 2020 by and among Subversive Capital Acquisition Corp., Caliva, TPCO CMG Merger Sub, Inc. and GRHP Management, LLC, as shareholders’ representative for Caliva’s shareholders	10-12G	9/30/2021	2.1
2.2*	Definitive Agreement, dated November 24, 2020 by and among Subversive Capital Acquisition Corp., Left Coast Ventures, Inc., TPCO LCV Merger Sub Inc. and Shareholder Representative Services LLC, as shareholders’ representative for LCV’s shareholders	10-12G	9/30/2021	2.2
2.3*	Agreement and Plan of Merger dated November 24, 2020 by and among Left Coast Ventures, Inc., LCV Holdings 710, LLC, SISU Extraction, LLC and John Figueiredo	10-12G	9/30/2021	2.3
2.4*	Acquisition Agreement, dated November 24, 2020 among Subversive Capital Acquisition Corp., Caliva, OG Enterprises, SC Branding, LLC and SC Vessel 1, LLC	10-12G	9/30/2021	2.4
2.5*†	Unit Purchase Agreement, dated as of October 1, 2021, by and among Coast L Acquisition Corp., TPCO Holding Corp., the Members of Coastal Holding Company, LLC. Identified on the Signature Pages Thereto, Julian Michalowski, as Equityholders’ Representative and Coastal Holding Company, LLC.	10-12G/A	10/27/2021	2.5
2.6	First Amendment to Unit Purchase Agreement, dated As of March 4, 2022, by and among Coastal Holding Company LLC, TPCO Holding Corp. and Julian Michalowski, as Equityholders’ Representative and Coastal Holding Company, LLC	10-Q	11/14/2022	2.6
2.7	Second Amendment to Unit Purchase Agreement, dated as of September 22, 2022, by and among Coastal Holding Company LLC, TPCO Holding Corp. and Julian Michalowski, as Equityholders’ Representative and Coastal Holding Company, LLC	10-Q	11/14/2022	2.7
2.8	Agreement and Plan of Merger, dated November 14, 2022, by and between Coastal Acquisition Corp., TPCO Holding Corp, Coastal MergerSub 1, Inc., Coastal MergerSub 2, LLC, Coastal Holding Company, LLC, the Restricted Members of Coastal identified on the signature pages thereto, and Julian Michalowski, as the Equityholders’ Representative	8-K	11/18/2022	10.1
2.9	Amended and Restated Exchange Rights Agreement, dated November 14, 2022, by and between TPCO Holding Corp., Coastal Acquisition Corp., and Julian Michalowski, as the Equityholders’ Representative	8-K	11/18/2022	10.2

II-6

3.1	Notice of Articles of Subversive Capital Acquisition Corp., dated July 15, 2019	10-12G	9/30/2021	3.1
3.2	Articles of Subversive Capital Acquisition Corp., dated July 15, 2019	10-12G/A	10/01/2021	3.2
3.3	Certificate of Change of Name, dated January 15, 2021 by Subversive Capital Acquisition Corp.	10-12G	9/30/2021	3.3
4.1	Specimen Common Share Certificate	10-12G	9/30/2021	4.1
4.2	Warrant Agency Agreement between the Company and Odyssey Trust Company dated July 16, 2019	10-12G	9/30/2021	4.2
4.3	See the information under the heading “Description of Securities” in the prospectus that forms part of this Registration Statement.	-	-	-	☒
5.1	Opinion of Blake, Cassels & Graydon LLP	-	-	-	☒
10.1	Nomination Rights Agreement, dated January 15 2021 between Subversive Capital Acquisition Corp. and Subversive Capital Sponsor LLC and GRHP Management, LLC, as Caliva shareholders’ representative	10-12G	9/30/2021	10.1
10.2	Sponsor Lockup and Forfeiture Agreement, dated January 15 2021 among Subversive Capital Acquisition Corp., Caliva, Left Coast Ventures, Inc., Subversive Capital Sponsor, LLC, and certain Founders	10-12G	9/30/2021	10.2
10.3+	Employment Letter Agreement, dated December 15, 2020 between TPCO Holding Corp. and Steve Allan	10-12G	9/30/2021	10.3
10.4+	Employment Letter Agreement, dated February 18, 2021, between TPCO Holding Corp. and Mike Batesole	10-12G	9/30/2021	10.4
10.5+	First Amendment to Employment Letter Agreement, dated March 30, 2021, between TPCO Holding Corp. and Mike Batesole	10-12G	9/30/2021	10.5
10.6+	Second Amendment to Employment Letter Agreement, dated May 20, 2021 between TPCO Holding Corp. and Mike Batesole	10-12G	9/30/2021	10.6
10.7+	Employment Letter Agreement, dated December 15, 2020, between Subversive Capital Acquisition Corp. and Dennis O’Malley	10-12G	9/30/2021	10.7
10.8	Registration Rights Agreement, dated January 15, 2021 by and among the Subversive Capital Acquisition Corp., Subversive Capital Sponsor LLC and the persons named therein	10-12G	9/30/2021	10.8
10.9+	TPCO Holding Corp. Equity Incentive Plan, dated January 19, 2021	10-12G	9/30/2021	10.9
10.10+	TPCO Holding Corp. Form of Award Agreements under Equity Incentive Plan	10-12G/A	10/01/2021	10.10
10.11+	Employment Letter Agreement, dated August 10, 2021 between TPCO Holding Corp. and Troy Datcher	10-12G/A	10/01/2021	10.11
10.12	Form of Indemnification Agreement with directors and executive officers	10-12G/A	10/01/2021	10.13
10.13††	Binding Heads of Terms, dated November 24, 2020, by and between Subversive Capital Acquisition Corp. and Roc Nation LLC	10- 12G/A	12/09/2021	10.14
10.14††	Brand Strategy Agreement, dated as of November 24, 2020, by and between SC Branding, LLC and Subversive Capital Acquisition Corp.	10-12G/A	12/09/2021	10.15
10.15+	Separation Agreement, effective as of February 4, 2022, by and between TPCO Holding Corp. and Dennis O’Malley	8-K	2/7/2022	10.1
10.16+	Amended and Restated TPCO Holding Corp. Equity Incentive Plan	DEF 14A	5/2/2022	Exhibit A to Appendix A
21.1	List of Subsidiaries of TPCO Holding Corp.	-	-	-	☒
23.1	Consent of MNP LLP, Independent Registered Public Accounting Firm	-	-	-	☒
23.2	Consent of Blake, Cassels & Graydon LLP (filed as part of Exhibit 5.1)	-	-	-	☒
24.1	Power of Attorney (included on signature page hereto)	-	-	-	☒
101.SCH	Inline XBRL Taxonomy Extension Schema Document	-	-	-	☒
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document	-	-	-	☒
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document	-	-	-	☒
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document	-	-	-	☒
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document	-	-	-	☒
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	-	-	-	☒
107	Filing Fee Table	-	-	-	☒

*

Schedules and exhibits to this Exhibit omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

†	Certain portions of this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.
††	Certain portions of this Exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K.
+	Management contract or compensatory plan or arrangement.

(b) Financial Statement Schedules

1. Financial statement schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

II-7

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this prospectus to be signed on its behalf by the undersigned hereunto duly authorized.

TPCO Holding Corp.

Date: December 14, 2022	By:	/s/ Troy Datcher
Troy Datcher
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Troy Datcher and Mike Batesole, and each of them, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Troy Datcher	Chief Executive Officer and Chairman	December 14, 2022
Troy Datcher	(Principal Executive Officer)

/s/ Mike Batesole	Chief Financial Officer	December 14, 2022
Mike Batesole	(Principal Financial and Accounting Officer)

/s/ Michael Auerbach	Director	December 14, 2022
Michael Auerbach

/s/ Morgan Callagy	Director	December 14, 2022
Morgan Callagy

/s/ Mark Castaneda	Director	December 14, 2022
Mark Castaneda

/s/ Al Foreman	Director	December 14, 2022
Al Foreman

/s/ Leland Hensch	Director	December 14, 2022
Leland Hensch

/s/ Daniel Neukomm	Director	December 14, 2022
Daniel Neukomm

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